Exhibit 10.6

CLIFFORD CHANCE US LLP

EXECUTION VERSION

DATED AS OF OCTOBER 16, 2013

among

EMERALD AVIATION FINANCE LIMITED,

as the Issuer

WELLS FARGO BANK, N.A.,

as the Trustee, Cash Manager and Operating Bank,

and

BNP PARIBAS,

as the Liquidity Facility Provider

TRUST INDENTURE

Schedules

Schedule 1	-	Expected Initial Aircraft
Schedule 2	-	Issuer Subsidiaries
Schedule 3	-	Pool Factors
Schedule 4	-	Assumed Principal Payments
Schedule 5	-	Scheduled Class Percentage

Exhibits

Exhibit A-1	-	Form of Class A Note
Exhibit A-2	-	Form of Class B Note
Exhibit B	-	Form of Class E Note
Exhibit C	-	Concentration Limits
Exhibit D	-	Insurance Provisions
Exhibit E	-	Form of Monthly Report to Each Noteholder
Exhibit F	-	Form of Certificate of Transfer or Exchange
Exhibit G	-	Core Lease Provisions
Exhibit H	-	Hedging Policy

This TRUST INDENTURE, dated as of October 16, 2013 (this “Indenture”), is made among EMERALD AVIATION FINANCE LIMITED, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), with its principal place of business at The Oval, Building 1, Shelbourne Road, Ballsbridge, Dublin 4, Ireland, WELLS FARGO BANK, N.A., in its capacities as the Trustee, Cash Manager and Operating Bank, and BNP PARIBAS, in its capacity as the Liquidity Facility Provider. Capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereto.

The parties to this Indenture hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. For purposes of this Indenture, the following terms have the meanings indicated below:

“Acceleration” means, with respect to the principal, interest and other amounts payable in respect of the Notes, such amounts becoming immediately due and payable by declaration or otherwise. “Accelerate,” “Accelerated” and “Accelerating” have meanings correlative to the foregoing.

“Acceleration Default” means any Event of Default of the type described in Section 4.01(e) or 4.01(f).

“Account” means any or, in its plural form, all of the accounts established pursuant to Section 3.01(a) and any ledger accounts and ledger subaccounts maintained therein in accordance with this Indenture.

“Acquisition Agreements” means the Purchase Agreement and any other agreements pursuant to which Additional Aircraft (or related Aircraft Interests) are acquired.

“Acquisition Balance Redemption” has the meaning given to such term in Section 3.11(b) hereof.

“Acquisition Date” means, with respect to any Aircraft Interest (and the Aircraft subject to that Aircraft Interest), the “Closing Date” as defined in the Purchase Agreement or “Closing Date” or any comparable term in any other Acquisition Agreement.

“Act” has, with respect to any Holder, the meaning given to such term in Section 1.04(a).

“Additional Aircraft” means any aircraft and any related engine acquired by any Issuer Group Member from the Seller or an Affiliate of the Seller or from any other Person after the Initial Closing Date (other than any Initial Aircraft (including any Substitute Aircraft)) in accordance with the provisions hereof including after obtaining the consent of the Liquidity Facility Provider (only with respect to Additional Aircraft purchased with the proceeds of Additional Notes that are Class A Notes or Class B Notes, as applicable, and unless the Liquidity Facility Non-Consent Event shall have occurred), excluding any such aircraft after it has been sold or disposed of by way of a completed Aircraft Disposition.

“Additional Class E Notes” means any Class E Notes issued by the Issuer under this Indenture from time to time after the Initial Closing Date (other than any Class E-1 Notes issued in accordance with Section 2.12) in accordance with Sections 2.11 and 5.02(f)(viii).

“Additional Issuance” has the meaning given to such term in Section 2.11(a).

“Additional Lease” means, with respect to each Additional Aircraft, each aircraft lease agreement, conditional sale agreement, hire purchase agreement or other similar arrangement with respect to such Additional Aircraft.

“Additional Maintenance Reserve Amount” has the meaning given to such term in Section 5.03(k).

“Additional Notes” means any Notes of any subclass of Notes (including additional subclasses) issued pursuant to this Indenture, the proceeds of which are used to acquire Additional Aircraft (or related Aircraft Interests).

“Adjusted Base Value” means, with respect to any Aircraft on any Determination Date, the lower of the mean and median of the Appraised Values of such Aircraft as determined by the Appraisals of such Aircraft delivered in connection with the Relevant Appraisal with respect to such Determination Date; provided that the “Adjusted Base Value” of any Aircraft which has been sold, transferred or otherwise disposed of on or prior to such Determination Date for which the Net Sales Proceeds thereof are retained in the Aircraft Disposition Account as of such Determination Date shall be deemed to equal the amount of such Net Sales Proceeds so retained.

“Adjusted LTV Ratio” means, as of any date, the quotient of (a) the aggregate Outstanding Principal Balance of the Class A-1 Notes and Class B-1 Notes and (b) the difference of (i) the most recently determined Adjusted Portfolio Value minus (ii) the product of (x) the aggregate Monthly Depreciation for each Aircraft in the Portfolio multiplied by (y) the number of full Payment Dates elapsed from the then most recently delivered Appraisals.

“Adjusted Portfolio Value” means, in respect of any Payment Date, the aggregate sum of the Adjusted Base Values for all of the Aircraft in the Portfolio on the Determination Date preceding such Payment Date.

“Administrative Agency Agreement” means the Administrative Agency Agreement dated as of the Initial Closing Date among the Administrative Agent, the Issuer, the Issuer Subsidiaries party thereto, the Trustee and the Security Trustee.

“Administrative Agent” means, with respect to any date of determination, the Person acting, at such time, in the capacity of the administrative agent of the Issuer Group Members under the Administrative Agency Agreement. The initial Administrative Agent is Avolon.

“Affiliate” has the meaning given to such term in Section 5.02(b).

“Agreed Currency” has the meaning given to such term in Section 12.07(a).

“Agreed Value Payment” means a payment to be made by or on behalf of a Lessee under a Lease upon or following a Total Loss of an Aircraft with respect to such Total Loss.

“Agreement Collateral” has the meaning given to such term in the Security Trust Agreement.

“Aircraft” means the Initial Aircraft (or related Aircraft Interests) and the Additional Aircraft (or related Aircraft Interests).

“Aircraft Agreement” means any lease, sublease, conditional sale agreement, finance lease, hire purchase agreement, consignment agreement or other agreement (other than an agreement relating to maintenance, modification or repairs) or any purchase option granted to a Person (other than a Purchase Option granted to an Issuer Group Member) to purchase an Aircraft, in each case pursuant to which any Person acquires or is entitled to acquire legal title to, or the economic benefits of ownership of, such Aircraft, provided that any Aircraft disposed of by way of consignment or similar agreement shall be considered disposed of at the time of transfer of title of (or scrap of, as applicable) all parts and components thereof for purposes of obligations with respect to any security interest therein granted pursuant to the Security Trust Agreement or as otherwise expressly described in any Related Document, and shall be considered disposed of at the time of the consignment (or similar arrangement) for all other purposes.

“Aircraft Allocation Amount” means, (a) with respect to each Initial Aircraft, the Aircraft Purchase Price for such Aircraft, (b) with respect to any Additional Aircraft, the meaning given to that or any comparable term in the Acquisition Agreement pursuant to which such Additional Aircraft is acquired by an Issuer Group Member, (c) with respect to any Additional Aircraft, if there is no such term or any comparable term in the applicable Acquisition Agreement, the entire amount of the purchase price payable by the Issuer or applicable Issuer Subsidiary for such Additional Aircraft, or (d) with respect to any Remaining Aircraft, the amount of cash payable from the Aircraft Purchase Account allocable to such Remaining Aircraft, as set forth in Clause 2.2 of the Purchase Agreement, net of the amounts provided for in the Purchase Agreement.

“Aircraft Disposition” means any sale, transfer or other disposition of any Aircraft (or an interest therein), including by reason of such Aircraft suffering a Total Loss or as a result of a Lessee exercising a purchase option, but excluding the leasing or subleasing of an Aircraft.

“Aircraft Disposition Account” has the meaning given to such term in Section 3.01(a).

“Aircraft Event Shortfall” means, in connection with any Aircraft Disposition under Section 5.02(g)(v) of this Indenture or an Undelivered Initial Aircraft Event, an amount equal to the difference (if any) between (i) 110% (or 120% if a LTV Disposition Event has occurred) of the aggregate Allocable Note Balance related to such disposed Aircraft and (ii) the aggregate amount actually distributed to the Holders of the Class A Notes and the Class B Notes in connection with such Aircraft Disposition or such Undelivered Initial Aircraft Event, as applicable.

“Aircraft Interest” means the Ownership Interest in (a) any Person, including without limitation a trust, that owns an Aircraft or (b) the Person that holds, directly or indirectly, the interest referred to in clause (a) above. The acquisition or disposition of all of the Aircraft Interest with respect to an Aircraft constitutes, respectively, the acquisition or disposition of that Aircraft.

“Aircraft Purchase Accounts” has the meaning given to such term in Section 3.01(a).

“Aircraft Purchase Price” with respect to any Initial Aircraft means the “Purchase Price” (under and as defined in Clause 2.2 of the Purchase Agreement) for the Company or U.S. Trust owning such Initial Aircraft or, with respect to any Additional Aircraft, the meaning given to that or any comparable term in the Acquisition Agreement pursuant to which such Additional Aircraft is acquired by an Issuer Group Member.

“Allocable Note Balance” means for any Aircraft on any date, the product of (i) the aggregate Outstanding Principal Balance of the Notes and (ii) the Designated Percentage of such Aircraft.

“Allowed Restructuring” has the meaning given to such term in Section 5.02(e).

“Annual Report” has the meaning given to such term in Section 2.15(a).

“Annual Review” has the meaning given to such term in Section 5.03(f)(iii).

“APA Excess Amounts” means, in connection with any Remaining Aircraft that have not been purchased directly or indirectly by an Issuer Group Member during the Delivery Period, the amount of funds in the related Aircraft Purchase Account for such Remaining Aircraft which are in excess of the related Redemption Price for such Remaining Aircraft.

“Applicable Aviation Authority” means, in relation to any Aircraft, each governmental or regulatory authority that has responsibility for the supervision of civil aviation and/or the registration and operations of civil aircraft in the State of Registration of such Aircraft.

“Applicable Governmental Program” has the meaning given to such term in Exhibit D.

“Applicable Law” means, with respect to any Person, all laws, rules, regulations and orders of governmental or regulatory authorities applicable to such Person, including, without limitation, the regulations of each Applicable Aviation Authority and any Sanctions applicable to such Person or the Aircraft owned or operated by it or as to which it has a contractual responsibility.

“Applicable Percentage” means as of the Determination Date next preceding any Redemption Date in respect of any Initial Class A Notes or Initial Class B Notes, as applicable, a fraction (i) the numerator of which is the excess, if any, of (A) the portion of the Outstanding Principal Balance of the Note being redeemed over (B) the excess, if any, of (1) the Outstanding Principal Balance of such Note as of such Determination Date (after giving effect to any reductions therein that would have been made on the related Payment Date in the absence of any such Redemption) over (2) the Assumed Principal Balance of such Note as of such Determination Date and (ii) the denominator of which is the Assumed Principal Balance of such Note as of such Determination Date.

“Applicable Procedures” means, with respect to any transfer or exchange of Book-Entry Interests, the rules and procedures of the Depositary, Euroclear or Clearstream and any of their Participants and Indirect Participants that apply to such transfer or exchange.

“Applicable Rate of Interest” means, with respect to each subclass of Notes, as of any date of determination thereof, the interest rate set forth in or determined in accordance with the terms of such subclass of Notes.

“Applicable Regulations” has the meaning given to such term in Section 12.13.

“Appraisal” means a desktop appraisal of the Appraised Value of an Aircraft made pursuant to Section 5.03(c).

“Appraised Value” means, with respect to an Aircraft, the Maintenance Adjusted Base Value of such Aircraft as determined in an Appraisal.

“Appraiser” has the meaning set forth in Section 5.03(c).

“Assumed Principal Balance” means, as of the Determination Date next preceding any Redemption Date in respect of the Redemption of any Initial Class A Notes or Initial Class B Notes, as applicable, the sum of the Assumed Principal Payments.

“Assumed Principal Payments” means, as of the Determination Date next preceding any Redemption Date in respect of the Redemption of any Initial Class A Notes or Initial Class B Notes, as applicable, each of the principal payment amounts for such Notes for each date specified in Schedule 4 for such Notes falling after such Redemption Date.

“Authorized Agent” means, with respect to the Notes of any subclass, any authorized Paying Agent or Registrar for the Notes of such subclass.

“Available Amount” means, with respect to the Liquidity Facility, at any date of determination, subject to the proviso contained in the first sentence of Section 3.14(g), an amount equal to (a) the Maximum Commitment at such time, less (b) the aggregate amount of each Liquidity Facility Drawing under the Liquidity Facility outstanding at such time; provided that, following a Downgrade Drawing (unless the Liquidity Facility Provider subsequently is in compliance with the Threshold Rating), a Non-Extension Drawing or a Final Drawing under the Liquidity Facility, the Available Amount shall be zero.

“Available Collections” means, for any Payment Date, the amount of Collections in the Collections Account on the immediately preceding Determination Date, plus or minus, as applicable, the aggregate amount of all transfers to be made to or from the Collections Account pursuant to Section 3.08 during the period beginning on such Determination Date and ending on such Payment Date.

“Available Disposition Proceeds” means any amounts on deposit in the Aircraft Disposition Account which the Issuer has elected to retain in the Aircraft Disposition Account pursuant to Section 3.02(e)(ii) and for which the Reinvestment Period has not yet expired.

“Average Life Date” means, with respect to the Initial Class A Notes, or Initial Class B Notes, as applicable, the date which follows the applicable Payment Date by a period equal to the Remaining Weighted Average Life of such Initial Class A Notes or Initial Class B Notes, as applicable.

“Avolon” means Avolon Aerospace Leasing Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands.

“Avolon Entity” or “Avolon Entities” has the meaning given to such term in Section 5.02(q)(ii).

“Balance” means, with respect to any Account as of any date, the sum of the cash deposits in such account and the value of any Permitted Account Investments held in such Account as of such date; provided that for purposes of determining the Balance of amounts credited to and/or deposited in an Account, the “value” of Permitted Account Investments deposited in and/or credited to an Account shall be the lower of the acquisition cost thereof and the then fair market value thereof and the “value” of Dollars and cash equivalents of Dollars (other than cash equivalents of Dollars included in the definition of Permitted Account Investments) shall be the face value thereof.

“Base Value” means, with respect to an Aircraft, an Appraiser’s opinion of the underlying economic value of such Aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and with full consideration of such Aircraft’s or aircraft’s “highest and best use,” such Aircraft model’s historical trend of values and such Appraiser’s projection of value trends, presuming an arm’s-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

“Basic Terms Modification” has the meaning given to such term in Section 9.01.

“Board” means the board of Directors of the Issuer.

“Board Resolution” means a copy of a resolution certified as having been duly adopted by the Board of the Issuer and being in full force and effect on the date of such certification.

“Book-Entry Interest” means an indirect beneficial interest in a Global Note held through the Depositary and shown on, and transferred only through, records maintained in book-entry form by the Depositary.

“Business Day” means a day on which commercial banks and foreign exchange markets are open in New York, New York, and Salt Lake City, Utah and, with respect to the determination or payment of interest on any Floating Rate Note, a day on which U.S. dollar deposits may be dealt on the London inter-bank market and, with respect to payments to or withdrawals from the Non-Trustee Accounts, a day on which the financial institution at which such account is located is open for business.

“Cape Town Convention” means the Convention on International Interests in Mobile Equipment and its Protocol on Matters Specific to Aircraft Equipment, concluded in Cape Town on 16 November 2001, together with all regulations and procedures issued in connection therewith, and all other rules, amendments, supplements, modifications and revisions thereto (in each case using the English language version).

“Cash Collateral Account” means the Liquidity Facility Reserve Account (if established) and each account related to any other Eligible Credit Facility established as an Account pursuant to Section 3.01(a). The Issuer shall not be deemed a provider of an Eligible Credit Facility with respect to any Cash Collateral Account.

“Cash Management Agreement” means the Cash Management Agreement dated as of the Initial Closing Date among the Cash Manager, the Trustee, the Security Trustee, the Issuer and the Issuer Subsidiaries party thereto.

“Cash Manager” means the Person acting, at the time of determination, in the capacity of the cash manager under the Cash Management Agreement. The initial Cash Manager is Wells Fargo Bank, N.A.

“Cayman Islands Registered Office Provider” means Maples Corporate Services Limited.

“Charitable Trust” means the charitable purpose trust established under the laws of the Cayman Islands to beneficially own 100% of the issued shares of the Issuer.

“Charitable Trustee” means the trustee of the Charitable Trust.

“Class A Interest Shortfall” has the meaning given to such term in Section 3.07(d)(ii) hereof.

“Class A Notes” means, collectively, all Notes designated as a subclass of Class A, including the Initial Notes so designated (consisting of the Class A-1 Notes issued as of the Initial Closing Date), all Additional Notes, if any, so designated, all Refinancing Notes, if any, so designated and all Notes, if any, issued in replacement or substitution therefor.

“Class A-1 Notes” means, collectively, the subclass of Class A Notes so designated to be issued on the Initial Closing Date, the aggregate Outstanding Principal Balance of which may not exceed at any time $546,000,000, and any Notes so designated, issued in replacement or substitution therefor.

“Class B Interest Shortfall” has the meaning given to such term in Section 3.07(d)(iii) hereof.

“Class B Notes” means, collectively, all Notes designated as a subclass of Class B, including the Initial Notes so designated (consisting of the Class B-1 Notes issued as of the Initial Closing Date), all Additional Notes, if any, so designated, all Refinancing Notes, if any, so designated and all Notes, if any, issued in replacement or substitution therefor.

“Class B Purchase Right” has the meaning given to such term in Section 4.13(a).

“Class B Purchase Right Outstanding Priority Balance” has the meaning given to such term in Section 4.13(a).

“Class B Purchasers” has the meaning given to such term in Section 4.13(a).

“Class B-1 Notes” means, collectively, the subclass of Class B Notes so designated to be issued on the Initial Closing Date, the aggregate Outstanding Principal Balance of which may not exceed at any time $90,210,000, and any Notes so designated, issued in replacement or substitution therefor.

“Class E Note Representative” means the representative of the Holders of the Class E Notes selected by Holders of a majority of the Outstanding Principal Balance of the Class E Notes, initially Avolon.

“Class E Notes” means, collectively, all Notes designated as a subclass of Class E, including the Initial Notes so designated (consisting of the Class E-1 Notes issued as of the Initial Closing Date and after the Initial Closing Date in accordance with Section 2.12), all Additional Notes, if any, so designated, all Refinancing Notes, if any, so designated, and all Notes, if any, issued in replacement or substitution therefor.

“Class E Purchase Right” has the meaning given to such term in Section 4.13(b).

“Class E Purchase Right Outstanding Priority Balance” has the meaning given to such term in Section 4.13(b).

“Class E Purchasers” has the meaning given to such term in Section 4.13(b).

“Class E-1 Notes” means the Initial Notes that are designated Class E-1 Notes, including the Class E-1 Note issued on the Initial Closing Date with an Outstanding Principal Balance equal to $139,661,492 and the Class E-1 Notes issued in connection with the delivery of a Remaining Aircraft in accordance with Section 2.12, and all Notes, if any, issued in replacement or substitution therefor.

“Clearing Agency” means Euroclear, Clearstream or the Depositary.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg.

“Closing Date” means in the case of (a) the Initial Notes, the Initial Closing Date or, in the case of the Class E-1 Notes issued after the Initial Closing Date, the applicable date of issuance of such Notes, (b) any Refinancing Notes or Additional Notes, the relevant date of issuance of such Securities and (c) any Additional Aircraft, the date of issuance of the Additional Notes issued to finance the acquisition of such Additional Aircraft.

“Code” means the Internal Revenue Code of 1986 as amended.

“Collateral” has the meaning given to such term in the Security Trust Agreement.

“Collected Maintenance Amount” means, as of any Determination Date, the amount of Maintenance Reserves collected under the Leases relating to the Collection Period ending on such Determination Date.

“Collection Period” means, with respect to each Payment Date other than the first Payment Date in respect of the Notes, the period commencing on the first day of the calendar month immediately preceding the month in which such Payment Date occurs and ending on the last day of such calendar month and (a), in the case of the first Payment Date in respect of the Initial Notes, the period commencing on the Initial Closing Date and ending on the last day of the calendar month in which the Initial Closing Date occurs, and (b) in the case of the first Payment Date in respect of each class or subclass of Refinancing Notes, the period commencing on the Closing Date for such class or subclass of Refinancing Notes and ending on the last day of the calendar month in which such Closing Date occurs.

“Collections” means without duplication (a) Rental Payments and all other amounts received by any Issuer Group Member pursuant to any Lease or Related Collateral Document (including any maintenance reserves and security deposits, other than those constituting Segregated Funds that are on deposit in a Lessee Funded Account or the Security Deposit Account, and including any lease termination fees, any lease origination fees, any late penalties, and any other amounts payable by a Lessee to any Issuer Group Member in connection with any Lease), (b) amounts transferred from any Liquidity Facility Reserve Account to the Collections Account pursuant to Section 3.14(f) (or any other Cash Collateral Account, if applicable), (c) amounts received in respect of claims for damages or in respect of any breach of contract for nonpayment of any of the foregoing, (d) amounts received by an Issuer Group Member in connection with any Aircraft Disposition or otherwise received under any Aircraft Agreement, including sale proceeds, Total Loss Proceeds, Agreed Value Payments, proceeds of any repossession insurance, Requisition Compensation and all Partial Loss Proceeds, less, in each case, any expenses payable by such Issuer Group Member to any Person that is not an Issuer Group Member in connection therewith (other than any amounts received by an Issuer Group Member in connection with any Aircraft Disposition or otherwise received under any Aircraft Agreement that the Issuer elects to retain in the Aircraft Disposition Account as set forth in Section 3.02(e)), (e) amounts received by any Issuer Group Member from insurance with respect to any Aircraft, (f) any amounts transferred from a Lessee Funded Account into the Collections Account in accordance with Section 3.06, (g) any Hedge Receipts, (h) the proceeds of any Investments of the funds in the Accounts (except (i) to the extent that any such proceeds are required to be paid over to any Lessee under a Lease or (ii) the proceeds of any Investments of the funds in the Aircraft Purchase Accounts, the Liquidity Reserve Account and the Aircraft Disposition Account), (i) any APA Excess Amounts transferred from any Aircraft Purchase Account into the Collections Account in accordance with Section 3.06, (j) any amounts transferred from the Aircraft Disposition Account into the Collections Account in accordance with Section 3.02(e), (k) any amounts received by an Issuer Group Member under an Acquisition Agreement, (l) any amounts transferred from the Maintenance Expense Account to the Collections Account pursuant to Section 3.02(d) and (m) any other amounts received by any

Issuer Group Member (including any amounts received from any other Issuer Group Member, whether by way of distribution, dividend, repayment of a loan or otherwise, and any proceeds received in connection with any Allowed Restructuring); provided that Collections shall not include (i) Segregated Funds transferred to a Lessee Funded Account or the Security Deposit Account, (ii) amounts deposited in the Defeasance/Redemption Account or the Refinancing Account in connection with a Redemption (except any amounts that are amounts under clauses (a) through (m) above), (iii) amounts received in connection with a Refinancing, (iv) except as provided above with respect to any amounts transferred therefrom to the Collections Account, amounts in any Cash Collateral Account, any Aircraft Purchase Account, and the Aircraft Disposition Account, (v) amounts not payable to an Issuer Group Member, expenses incurred in connection with the receipt of any Collections or amounts otherwise not to be included as Collections pursuant to any Related Document and (vi) payments under the Liquidity Facility, in each case subject to the restrictions set forth in this Indenture.

“Collections Account” has the meaning given to such term in Section 3.01(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Company” has the meaning given to such term in the Purchase Agreement.

“Concentration Default” means an Event of Default under Section 4.01(d) as a result of a breach of the agreements under Section 5.03(a) (as if such section referred to dispositions or acquisitions) which would arise if effect were given to any sale, transfer or other disposition or any purchase or other acquisition pursuant to an Aircraft Agreement as of the date of such Aircraft Agreement regardless of whether such sale, transfer or other disposition or purchase or other acquisition is scheduled or expected to occur after the date of such Aircraft Agreement.

“Concentration Limits” has the meaning given to such term in Section 5.03(a).

“Control” has the meaning given to such term in Section 5.02(b). “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Controlling Party” means the Senior Trustee; provided that in the case of the Liquidity Facility Provider or, for any other Eligible Credit Facility, if and only if so provided in the Board Resolution providing for such Eligible Credit Facility, at any time from and including the date that is no earlier than thirty (30) months from the earliest to occur of (a) the date on which the entire amount available under the Liquidity Facility or any such Eligible Credit Facility (other than any Eligible Credit Facility in the form of a Cash Collateral Account) shall have been drawn (except as a result of (i) a Downgrade Drawing or (ii) a Non-Extension Drawing, in each case to the extent not applied to pay any Required Expenses Shortfalls, Senior Hedge Payments Shortfalls or Class A Interest Shortfalls or Class B Interest Shortfalls) and remain unreimbursed and (b) the date on which the Notes shall have been Accelerated, the Liquidity Facility Provider or the provider of such Eligible Credit Facility shall have the right to elect, by at least fifteen (15) Business Days’ prior Written Notice to the Trustee, to become the Controlling Party (in place of the Senior Trustee) thereafter but only for so long as any Credit Facility Obligations due to such provider remain unpaid. At any time after such 30-month period, if and for so long as the Liquidity Facility Provider does not elect to be the Controlling

Party or if the Senior Trustee receives Written Notice from the Cash Manager that no Liquidity Facility Obligations remain outstanding, then the Senior Trustee shall continue to be the Controlling Party.

“Core Lease Provisions” means the core lease provisions of the Issuer set forth in Exhibit G of this Indenture, as such provisions may be amended from time to time in accordance with the terms hereof.

“Corporate Benefit Distribution” means $1,000, to be made annually on the Payment Date falling in December of each year, beginning in 2014.

“Corporate Obligations” has the meaning given to such term in Section 11.02.

“Corporate Trust Office” means, with respect to the Trustee for each subclass of Notes, the office of such Trustee at which at any particular time its corporate trust business shall be principally administered. The initial Corporate Trust Office is 260 North Charles Lindbergh Drive, MAC: U1240-026, Salt Lake City, Utah 84116.

“Costs” means liabilities, obligations, damages, judgments, settlements, penalties, claims, actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel and costs of investigation).

“Covenant Defeasance” has the meaning given to such term in Section 11.01(b).

“Credit Facility Advance Obligations” means all Credit Facility Obligations other than Credit Facility Expenses and Special Indemnity Payments.

“Credit Facility Expenses” means all Credit Facility Obligations other than (i) the principal amounts under, or the principal amount of, and interest accrued on, any drawings under, the Eligible Credit Facilities and (ii) any portion constituting Special Indemnity Payments.

“Credit Facility Obligations” means all principal, interest, fees, expenses, indemnities, costs and other amounts owing to or incurred by the providers of Eligible Credit Facilities.

“Deed of Tax Indemnity” means the Deed of Tax Indemnity dated as of the Initial Closing Date between Avolon and the Issuer.

“Default” means a condition, event or act that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Notice” means a notice given pursuant to Section 4.02, declaring all Outstanding principal of and accrued and unpaid interest on the Notes to be immediately due and payable.

“Defeasance/Redemption Account” has the meaning given to such term in Section 3.01(a).

“Definitive Notes” has the meaning given to such term in Section 2.07(a).

“Delivered Aircraft” means any Aircraft owned (or which is subject to a conditional sale, title retention or similar agreement to which one of the following types of entities is a party) (i) by a Company, the shares of which have been transferred by the relevant Seller to the Issuer, or (ii) by a U.S. Trust, the beneficial interest in which has been transferred by the relevant Seller to the Issuer or (iii) by an Issuer Subsidiary.

“Delivery Date” means, with respect to any Initial Aircraft, the date (i) the shares in a Company, (ii) the beneficial interest in a U.S. Trust, or (iii) the legal title to such Initial Aircraft is transferred by the relevant Seller(s) to an Issuer Subsidiary or the meaning given to that or any comparable term in any other Acquisition Agreement.

“Delivery Expiry Date” means, as to the Initial Aircraft, the date that is nine months following the Initial Closing Date or, as to any Additional Aircraft, has the meaning given to that or any comparable term in any other Acquisition Agreement.

“Delivery Period” means the period commencing on the Initial Closing Date and continuing until the earlier to occur of (x) the date on which an Event of Default occurs and (y) the date that is 270 days after the Initial Closing Date.

“Depositary” means The Depository Trust Company, its nominees and its and their respective successors, as registered holder of the Global Notes.

“Designated Percentage” means as of any date of determination thereof, and with respect to any Aircraft, the percentage obtained by dividing the then most recent Adjusted Base Value of such Aircraft by the then most recent Adjusted Portfolio Value.

“Determination Date” means, with respect to any Payment Date, the last day of the calendar month immediately preceding such Payment Date.

“Developed Markets” has the meaning determined, from time to time, in accordance with Exhibit C.

“Direction” has the meaning given to such term in Section 1.04(c).

“Director” means a member of the board of directors of the Issuer.

“Discretionary Aircraft Modification” means a modification or improvement of an Aircraft, the cost of which is customarily capitalized in accordance with IFRS, that is not a Mandatory Aircraft Modification.

“Disposition Premium” means, in respect of any Aircraft Disposition for which the Net Sales Proceeds are distributed on any Payment Date pursuant to Section 3.09(c), an amount equal to (a) with respect to any Aircraft Disposition that results from a Total Loss, zero; (b) with respect to any Aircraft Disposition (other than resulting from a Total Loss) occurring prior to the second anniversary of the Initial Closing Date, an amount equal to the Redemption Premium that would be payable with respect to the Allocable Note Balance being redeemed in connection with such Aircraft Disposition as if the references to “Redemption Date” in the definition of Redemption Premium were references to the Payment Date on which the prepayment relating to such Aircraft Disposition occurs; (c) with respect to any Aircraft Disposition (other than resulting from a Total Loss) occurring on or after the second anniversary of the Initial Closing Date but prior to the fifth anniversary of the Initial Closing Date, and if the Disposition Redemption Threshold has not been met, zero; (d) with respect to any Aircraft Disposition (other than resulting from a Total Loss) occurring on or after the second anniversary of the Initial Closing Date but prior to the fifth anniversary of the Initial Closing Date, and if the Disposition Redemption Threshold has been met, an amount equal to the Redemption Premium that would be payable with respect to the Allocable Note Balance being redeemed in connection with such Aircraft Disposition as if the references to “Redemption Date” in the definition of Redemption Premium were references to the Payment Date on which the prepayment relating to such Aircraft Disposition occurs; and (e) with respect to any Aircraft Disposition occurring on or after the fifth anniversary of the Initial Closing Date, zero.

“Disposition Redemption Threshold” means, as of any date of determination, more than 25% of the initial Outstanding Principal Balance of the Initial Class A Notes and Initial Class B Notes having been redeemed in the aggregate utilizing the proceeds of Aircraft Dispositions (other than any repayment from the proceeds of any Aircraft Disposition resulting from a Total Loss of an Aircraft) on or prior to such date of determination.

“Downgrade Drawing” has the meaning assigned to such term in Section 3.14(c).

“Downgrade Event” has the meaning assigned to such term in the Liquidity Facility.

“Downgraded Facility” has the meaning assigned to such term in the Liquidity Facility.

“DSCR” means, as of any Determination Date, the amount obtained by dividing (a) the amount of DSCR Available Cash as of such Determination Date by (b) the sum of (i) the DSCR Aggregate Interest Amount for the related Payment Date and (ii) the DSCR Scheduled Principal Amount for such Payment Date.

“DSCR Aggregate Interest Amount” means, as of any Determination Date, the sum of (a) the Interest Amount on the Notes for the next succeeding Payment Date and (b) (without duplication) the aggregate Interest Amount on the Notes for the previous five Payment Dates; provided that if an Aircraft Disposition has occurred with respect to any Aircraft during such six-month period, the Applicable Percentage of such Interest Amount attributable to such Aircraft as of each such Payment Date shall be disregarded for the purposes of the calculation of DSCR Aggregate Interest Amount for such period.

“DSCR Amortization Event” means, the occurrence, with respect to a Payment Date occurring on or after the sixth Payment Date after the Initial Closing Date, of the amount of DSCR for such Payment Date equaling less than 1.15.

“DSCR Available Cash” means, as of any Determination Date, an amount equal to the difference between (a) the sum of the aggregate Rental Payments (including Maintenance Reserve collections) actually received by an Issuer Group Member (including amounts representing Rental Payments transferred from the Aircraft Purchase Account to the Collections

Account pursuant to Section 3.06(a)) during the six-month period ending on such Determination Date and (b) the sum of the aggregate Servicing Fees actually paid by an Issuer Group Member and Required Expense Amounts (excluding any maintenance expenditures funded out of the Maintenance Reserve Account) for payment of Expenses that were paid or reimbursed and included in such Required Expense Amounts, on each Payment Date during the six-month period ending on such Determination Date; provided that if an Aircraft Disposition has occurred with respect to any Aircraft during such six-month period, Rental Payments and Servicing Fees attributable to any Lease for such Aircraft shall be disregarded for purposes of the calculation of DSCR Available Cash for such period.

“DSCR Cash Trap Account” has the meaning given to such term in Section 3.01(a).

“DSCR Cash Trap Event” means the occurrence, with respect to a Payment Date occurring on or after the sixth Payment Date after the Initial Closing Date, of the amount of DSCR for such Payment Date equaling less than 1.20.

“DSCR Cash Trap Cure” means, with respect to any DSCR Cash Trap Event, the cure of such DSCR Cash Trap Event for a period of three consecutive Payment Dates within the twelve (12) month period commencing on the original occurrence of such DSCR Cash Trap Event.

“DSCR Cash Trap Release” means, with respect to any Payment Date, the existence on such date of any DSCR Cash Trap Event that has not been cured for a period of three consecutive Payment Dates within the twelve (12) month period commencing on the original occurrence of such DSCR Cash Trap Event.

“DSCR Scheduled Principal Amount” means, as of any Determination Date, the sum of (a) the Scheduled Principal Payment Amount for the next succeeding Payment Date and (b) (without duplication) the aggregate Scheduled Principal Payment Amount for the previous five Payment Dates; provided that if an Aircraft Disposition has occurred with respect to any Aircraft during such six-month period, the Applicable Percentage of such Scheduled Principal Payment Amount attributable to such Aircraft as of each such Payment Date shall be disregarded for the purposes of the calculation of DSCR Scheduled Principal Amount for such period.

“Eligibility Requirements” has the meaning given to such term in Section 2.03(b).

“Eligible Account” means (a) a segregated trust account maintained on the books and records of an Eligible Institution in the name of the Security Trustee as a Securities Account under, and as defined in, the Security Trust Agreement (except with respect to the VAT Account, which shall not be a Securities Account); provided that no Cash Collateral Account may be maintained with a liquidity provider at any time at which the Issuer holds any participation in the liquidity facility unless written confirmation shall have been received from each Rating Agency prior to such time to the effect that such maintenance of the Cash Collateral Account with the liquidity provider will not result in a withdrawal or downgrading of the ratings of the Notes or (b) an account maintained on the books and records of an Eligible Institution (so long as such Eligible Institution has a long-term unsecured debt rating of at least AA by Standard & Poor’s in the name of an Issuer Group Member as a Non-Trustee Account in compliance with the terms of the Security Trust Agreement.

“Eligible Credit Facility” means (a) the Liquidity Facility, (b) any credit agreement, letter of credit, guarantee, credit or liquidity enhancement facility, term loan facility or other credit facility provided by, or supported by a further such credit facility provided by, an Eligible Provider in favor of any Issuer Group Member and subjected to the lien of the Security Trust Agreement and designated by the Board as an Eligible Credit Facility and (c) any Eligible Account established for the purpose of providing like credit or liquidity support and designated by the Board as an Eligible Credit Facility; provided that the provider of an Eligible Credit Facility shall agree therein that it is entitled only to the priority of repayment accorded to Eligible Credit Facilities under Section 3.09.

“Eligible Institution” means (a) Wells Fargo Bank, N.A. in its capacity as the Operating Bank and as Trustee in respect of any Eligible Account, so long as it (i) has an investment grade rating by Standard & Poor’s and (ii) can act as a securities intermediary under the New York Uniform Commercial Code; (b) any Irish Bank in respect of the VAT Account, so long as it has either (i) a long-term unsecured debt rating of A- or better by Standard & Poor’s or (ii) a short-term unsecured debt rating of A-2 by Standard & Poor’s and (c) any bank organized under the laws of the United States of America or any state thereof, or the District of Columbia (or any branch of a foreign bank licensed under any such laws) appointed as the Operating Bank in respect of any Eligible Account, so long as it (i) has either (A) a long-term unsecured debt rating of A- (or the equivalent) or better by Standard & Poor’s or (B) a short-term unsecured debt rating of A-2 by Standard & Poor’s and (ii) can act as a securities intermediary under the New York Uniform Commercial Code, including a Person providing an Eligible Credit Facility so long as such Person shall otherwise so qualify and shall have waived all rights of set-off and counterclaim with respect to the account to be maintained as an Eligible Account.

“Eligible Provider” means a Person (other than any Issuer Group Member) who meets the Threshold Rating or is otherwise designated as an Eligible Provider by the Board subject to notice to the Rating Agencies if not so rated.

“Encumbrance” has the meaning given to such term in Section 5.02(b).

“Engine” means each engine installed (or constituting a spare for an engine installed) on any Aircraft, including any engine replacing a previously installed engine under the relevant Lease, and any and all Parts incorporated in, installed on or attached to any such engine.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

“Event of Default” has the meaning, with respect to a class of Notes, given to such term in Section 4.01.

“Excess Indemnification Amounts” means any Indemnification Amounts that are excluded from payment as “Expenses” due to the limitation on the amount so payable set forth in the first proviso to the definition of “Expenses”.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Existing Lease” has the meaning assigned to such term in the Purchase Agreement.

“Expense Account” has the meaning given to such term in Section 3.01(a).

“Expenses” means, collectively, any fees, costs or expenses Incurred by an Issuer Group Member in the course of the business activities permitted under Section 5.02(e), including, without limitation, (i) any fees, expenses and indemnification amounts (including, without limitation, any and all claims, expenses, obligations, liabilities, losses, damages and penalties) of, or owing to, the Trustee, the Directors, the Security Trustee, the Operating Bank, the Cash Manager, the Depositary, any Authorized Agent, the Cayman Islands Registered Office Provider, the Charitable Trustee, the Issuer Secretarial Services Provider, any government or governmental agency and any other Service Provider; provided that such indemnification amounts shall not exceed $10 million in the aggregate for such Persons (and if indemnification amounts which will cause the $10 million threshold to be exceeded are due and payable to more than one Person, then the indemnification amounts which may be distributed as “Expenses” without causing the $10 million threshold to be exceeded will be allocated to such Persons pro rata based upon the amount of indemnification amounts due and payable to each Person); provided further that the foregoing limitation shall not apply following the delivery of a Default Notice or during the continuance of an Acceleration Default, (ii) any premiums on the liability insurance required to be maintained for the benefit of the Directors or on any other insurance the Issuer is required to maintain pursuant to any Related Document, (iii) all Taxes payable by the Issuer Group Members (including any consumption tax payable in connection with the Skymark Aircraft or refunded to the Seller) by reason of the business activities permitted under Section 5.02(e) and the other activities described in and permitted under the Related Documents, (iv) any Credit Facility Expenses, (v) any payment obligation (including, without limitation, any indemnity payments) or other amount payable by any Issuer Group Member to any Lessee pursuant to a Lease including Lease Reimbursements, but only to the extent of the excess of the amount of such Lease Reimbursements over the portion of such Lease Reimbursements to be funded from the collected credit balance in the Maintenance Reserve Account, the Security Deposit Account or any related Lessee-Funded Account and (vi) subject to a limit of 2.0% of the average monthly head lease rent with respect to the relevant Aircraft (or other amount approved by a Board Resolution) with respect to each Issuer Subsidiary entitled thereto, the shortfall between Rental Payments received by or on behalf of such Issuer Subsidiary in respect of a Lease of such Aircraft and the amount payable by such Issuer Subsidiary, as head lease rent with respect to such Aircraft, to another Issuer Group Member that is the owner of such Issuer Subsidiary; provided, however, that, except as expressly provided herein, Expenses shall not include (x) any amount payable on the Securities or under any Hedge Agreement, any Special Indemnity Payment or any Credit Facility Advance Obligations, (y) to the extent there would otherwise be a deduction for an Expense of an amount already deducted in the determination of “Collections”, any expense referred to in clause (d) of the definition of “Collections” or (z) any cost or expense relating to the acquisition of the Initial Aircraft after the Initial Closing Date (including, without limitation, any cost or expense relating to entering into any Hedge Agreement in connection with such acquisition).

“Final Drawing” has the meaning assigned to such term in Section 3.14(i).

“Final Maturity Date” means with respect to (a) the Initial Notes, October 15, 2038 and (b) any Refinancing Notes or Additional Notes, the date specified in the form of such Notes.

“Fixed Rate Notes” means the Class A-1 Notes, the Class B-1 Notes, the Class E-1 Notes and any Refinancing Notes or Additional Notes issued with a fixed rate of interest.

“Floating Rate Notes” means, as provided in the related Board Resolution or any indenture supplemental hereto, any Note having a rate of interest that varies with a specified index, such as LIBOR (other than the Initial Notes).

“Future Lease” means, with respect to each Aircraft, any aircraft lease agreement as may be in effect at any time after the Closing Date on which Notes were issued to finance the acquisition of such Aircraft between an Issuer Group Member (as lessor) and a Person not an Issuer Group Member (as lessee), in each case other than any Initial Lease or Additional Lease; provided that if, under any sub-leasing arrangement with respect to an Aircraft, the lessor thereof agrees to receive payments or collateral directly from, or is to make payments directly to, the sub-lessee, in any such case to the exclusion of the related Lessee, then the relevant sub-lease shall constitute the “Lease”, and the sub-lessee shall constitute the related “Lessee” with respect to such Aircraft, but only to the extent of the provisions of such sub-lease agreement relevant to such payments and collateral and to the extent agreed by the relevant lessor.

“Global Exchange Market” means the global exchange market of the Irish Stock Exchange which is a multilateral trading facility (as defined in European Directive 2004/39/EC on markets in financial instruments).

“Global Notes” means any Rule 144A Global Notes and Regulation S Global Notes, as applicable.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” when used as a verb has a corresponding meaning.

“Hedge Agreement” means any interest rate or currency swap, cap, floor, Swaption, or other interest rate or currency hedging agreement between the Issuer and any Hedge Provider entered into in accordance with Section 5.02(e)(iv).

“Hedge Breakage Costs” means any amounts payable by any Issuer Group Member to a Hedge Provider as a result of any early termination (however described or defined therein) of any Hedge Agreement.

“Hedge Breakage Gains” means any amounts payable by a Hedge Provider to any Issuer Group Member as a result of any early termination (however described or defined therein) of any Hedge Agreement.

“Hedge Payment” means the net amount payable by any Issuer Group Member on each Payment Date under any Hedge Agreement.

“Hedge Provider” means the counterparty to any Issuer Group Member under any Hedge Agreement.

“Hedge Receipt” means a net payment to be made by a Hedge Provider (if any) into the Collections Account under a Hedge Agreement and includes any termination payment received from any counterparty to a Hedge Agreement.

“Hedge Termination Payment Account” has the meaning given to such term in Section 3.01(a).

“Hedging Policy” means the hedging policy attached hereto as Exhibit H.

“Hold-Back Amount” has the meaning given to such term in Section 3.02(b)(iii) hereof.

“Holder” or “Noteholder” means (a) in the case of any Global Note, the Person in whose name such Note is registered from time to time, which shall initially be the Depositary and (b) in the case of any Definitive Note, the Person in whose name such Note is registered from time to time.

“ICF SH&E” means Simat, Helliesen & Eichner.

“IFRS” means generally accepted accounting principles in the jurisdiction as specified by the Board.

“Incur” has the meaning given to such term in Section 5.02(f).

“Indebtedness” means, with respect to any Person at any date of determination (without duplication), (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (d) all the obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of purchasing such property or service or taking delivery and title thereto or the completion of such services, and payment deferrals arranged primarily as a method of raising finance or financing the acquisition of such property or service, (e) all obligations of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under IFRS, (f) all Indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, and (g) all Indebtedness of other Persons Guaranteed by such Person.

“Indemnification Amounts” means any amounts payable by an Issuer Group Member to any Person pursuant to an indemnification covenant (including that set forth in the Servicing Agreement and the Purchase Agreement), including, without limitation, any and all such amounts payable thereunder in respect of claims, expenses, obligations, liabilities, losses, damages and penalties, but excluding any and all Special Indemnity Payments and Service Provider Fees.

“Indenture” has the meaning given to such term in the preamble hereof.

“Independent Director” means a Person that is not at the time of its appointment or at any time when such Person is serving as an Independent Director and has not been for the five years prior to its appointment as an Independent Director (i) an employee, officer or director, or the beneficial holder (directly or indirectly) of any Ownership Interest of Avolon, any Holder of the Class E Notes or any Affiliate of any such Person (for the avoidance of doubt, the Charitable Trustee shall not be regarded as an “Affiliate” of any Person), or (ii) a spouse of, or Person related to (but not more remote than first cousins), a Person referred to at (i) above; provided, however, that such Person may serve as (or be a spouse of, or related to) a trustee, manager or director of one or more special purpose vehicles that acts as issuer, lessor or borrower in a securitization, aircraft acquisition, financing or leasing or similar transaction, which transaction was originated by Avolon or an Avolon Entity or to which Avolon or an Avolon Entity provides services.

“Indirect Participant” means a Person who holds an interest through a Participant.

“Initial Aircraft” means each of the aircraft identified in Schedule 1 hereto (including any related Engines and Parts) and any Substitute Aircraft, excluding any such aircraft (or related Aircraft Interest) sold or disposed of (directly or indirectly) by way of a completed Aircraft Disposition and any aircraft identified in Schedule 1 for which a Substitute Aircraft is acquired pursuant to the Purchase Agreement or which is otherwise not acquired pursuant to the Purchase Agreement.

“Initial Appraised Value” means (a) in the case of each Initial Aircraft (other than a Substitute Aircraft), as of any date of determination, the lesser of the mean and the median of the appraisals by each of the Initial Appraisers of such Aircraft as of a date (each such date an “Appraisal Date”) prior to the Delivery Expiry Date with respect to the Initial Aircraft (which appraisals shall determine the Base Value of such Aircraft as of such Appraisal Date (A) taking into account the age of each Aircraft on such Appraisal Date, (B) on the basis of the airframe and engine type expected at such date of determination to be delivered or, after the relevant Delivery Date, actually delivered on the Delivery Date and (C) adjusted to reflect the maintenance condition of the Aircraft provided by ICF SH&E for each Initial Aircraft with an age greater than two years from the date of manufacture determined as of September 15, 2013); (b) in the case of any Substitute Aircraft (including any Initial Aircraft), the lesser of the mean and the median of the appraisals by each of the Initial Appraisers of the Maintenance Adjusted Base Value of such

Aircraft as of a date not more than 6 months prior to the date of transfer of such Aircraft to the Issuer Group; and (c) in the case of any Additional Aircraft, the lesser of the mean and the median of the appraisals by each of the Appraisers of the Maintenance Adjusted Base Value of such Aircraft as of a date not more than 6 months prior to the Closing Date for the issuance of the relevant Additional Notes or, if no Additional Notes are issued in connection with such Additional Aircraft, not more than 6 months prior to the date such Additional Aircraft is acquired by the Issuer Group.

“Initial Appraisers” means Avitas, Inc., IBA Group Limited and Morton, Beyer & Agnew, Inc.

“Initial Class A Notes” means the Class A Notes issued on the Initial Closing Date.

“Initial Class B Notes” means the Class B Notes issued on the Initial Closing Date.

“Initial Class E Notes” means the Class E Notes issued on the Initial Closing Date and the Class E Notes issued after the Initial Closing Date in accordance with Section 2.12.

“Initial Closing Date” means October 16, 2013.

“Initial Delivery Date” means the first Delivery Date of any Initial Aircraft.

“Initial Expense Amount” means $15.25 million.

“Initial Expenses” means Expenses related to the issuance of the Initial Notes on the Initial Closing Date.

“Initial Lease” means, with respect to each Initial Aircraft, each aircraft lease agreement, conditional sale agreement, hire purchase agreement or other similar arrangement subject to a written agreement with respect to such Initial Aircraft in existence at the Delivery Date of such Initial Aircraft and specified in Schedule 5 to the Purchase Agreement or in a delivery notice for such Initial Aircraft or in the supplemental disclosure letter delivered on the Delivery Date of such Initial Aircraft, or, with respect to any Substitute Aircraft, each aircraft lease agreement, conditional sale agreement, hire purchase agreement or other similar arrangement with respect to such Substitute Aircraft in existence at the Delivery Date of such Substitute Aircraft and specified in a delivery notice for such Substitute Aircraft or the supplemental disclosure letter delivered on the Delivery Date of such Substitute Aircraft.

“Initial Maintenance Reserve Amount” means $3,000,000.

“Initial Notes” means the Initial Class A Notes, the Initial Class B Notes and the Initial Class E Notes.

“Initial Purchasers” means Wells Fargo Securities, LLC and BNP Paribas Securities Corp.

“Insolvency Proceeding” means any proceeding of the type referred to in clause (e) or (f) of Section 4.01 in respect of the Issuer.

“Intercompany Loan” has the meaning given to such term in Section 5.02(f).

“Interest Accrual Period” means, as to each subclass of Notes, each of the following periods: the period commencing on (and including) the relevant Closing Date and ending on (but excluding) the first Payment Date thereafter and each successive period beginning on (and including) a Payment Date and ending on (but excluding) the next succeeding Payment Date; provided that the final Interest Accrual Period with respect to any subclass of Notes shall end on but exclude the date such subclass of Notes is repaid in full. Account balances with respect to each Interest Accrual Period shall be determined by reference to the balances of funds on deposit in the Accounts as of the close of business on the Determination Date immediately preceding each Payment Date.

“Interest Amount” means, with respect to each subclass of Notes, on any Payment Date, (a) the amount of interest accrued and unpaid to such Payment Date at the Applicable Rate of Interest with respect to such subclass of Notes for the Interest Accrual Period ending on such Payment Date, determined in accordance with the terms of such subclass of Notes (including, without duplication, any Interest Amount due and payable on a prior Payment Date that was not paid on such Payment Date), plus (b) interest at the rate specified in clause (a) above on any Interest Amount due but not paid on any prior Payment Date.

“Investment” has the meaning given to such term in Section 5.02(c).

“Investment Earnings” means investment earnings on funds on deposit in any Account net of losses and investment expenses of the Cash Manager in making such investments.

“Irish Bank” means any bank regulated as a bank by the Central Bank of Ireland or which is authorized to provide deposit-taking and other similar regulated services in another Member State of the European Economic Area and such authorization has been passported into Ireland.

“Issuance Expenses” means the aggregate amount of all subscription discounts, brokerage commissions, placement fees, resale fees, structuring fees, out of pocket transaction expenses and other similar fees, commissions and expenses relating to the issuance of each subclass of Notes or any Refinancing Notes, as specified in the related Board Resolution for each subclass of Notes.

“Issuer” has the meaning given to such term in the preamble hereto.

“Issuer Group” means the Issuer and each Issuer Subsidiary.

“Issuer Group Member” means the Issuer or an Issuer Subsidiary.

“Issuer Secretarial Services Provider” means Maples Fiduciary Services (Ireland) Limited.

“Issuer Subsidiary” means each direct or indirect subsidiary of the Issuer, whether acquired on or after the Initial Closing Date (including each trust of which the Issuer or a subsidiary thereof is the holder of the beneficial interest).

“Junior Claim” means (a) with respect to Expenses, all other Obligations and (b) with respect to any other Obligations, all Obligations, in each case, as to which the payment of such other Obligations constitute a Prior Ranking Amount.

“Junior Claimant” means the holder of a Junior Claim.

“Junior Representative” means, as applicable, the Trustee with respect to any Junior Claim consisting of any subclass of Notes of which it is the Trustee and any other Person acting as the representative of one or more Junior Claimants.

“KBRA” means Kroll Bond Rating Agency, Inc.

“Lease Payments” means all lease payments and other amounts payable by or on behalf of a Lessee under a Lease or a lessee under a head lease of an Aircraft, and all rights of any Issuer Group Member to receive moneys due and to become due under or pursuant to such Lease or head lease, including, without limitation, Rental Payments, Maintenance Reserves and Security Deposits.

“Lease Reimbursements” means any amounts that a Lessor is obligated to pay to or for the benefit of a Lessee pursuant to the terms of the applicable Lease, including, without limitation, return of security deposits, reimbursement for maintenance performed by or for such Lessee, costs of compliance with airworthiness directives and payments with respect to the maintenance condition of an Aircraft upon the expiration of the applicable Lease.

“Lease Sub-Account” means the record maintained by the Cash Manager of the amounts on deposit (a) in the Security Deposit Account for the Security Deposits held therein with respect to a particular Lease and (b) in the Lessee-Funded Account for the Segregated Funds held therein with respect to a particular Lease.

“Leases” means the Initial Leases, the Future Leases and the Additional Leases.

“Legal Defeasance” has the meaning given to such term in Section 11.01(b).

“Lessee” means each Person who is the lessee of an Aircraft from time to time leased from an Issuer Group Member pursuant to a Lease.

“Lessee Funded Account” has the meaning given to such term in Section 3.01(a).

“Lessee Maintenance Reserve Threshold” means, as of any Determination Date, that Lessees are required to pay monthly Maintenance Reserves under at least 50% of the Leases.

“LIBOR” means the London interbank offered rate for one month U.S. dollar deposits or such other interest rate so denominated, with respect to any Additional Notes or Refinancing Notes, in an indenture supplemental hereto for any such Notes or in the form thereof.

“Liquidity Event of Default” has the meaning assigned to such term in the Liquidity Facility.

“Liquidity Facility” means the Revolving Credit Agreement dated as of the Initial Closing Date among the Liquidity Facility Provider, the Issuer and the Cash Manager, as amended, supplemented or otherwise modified from time to time in accordance with its terms or any Replacement Liquidity Facility.

“Liquidity Facility Advance Obligations” means all Liquidity Facility Obligations other than Liquidity Facility Expenses.

“Liquidity Facility Drawing” has the meaning given to such term in Section 3.14(a).

“Liquidity Facility Expenses” means the “Liquidity Facility Non-Use Fee” as defined in the Liquidity Facility, Indemnification Amounts payable to the Liquidity Facility Provider and any other Liquidity Facility Obligations other than the principal amount of, and interest accrued on, any Advance (as defined in the Liquidity Facility).

“Liquidity Facility Non-Consent Event” means the occurrence of (i) the payment of the Class A Notes and Class B Notes, respectively in full (other than any Refinancing Notes that are Class A Notes or Class B Notes so long as such Notes covered by the Liquidity Facility have been paid in full with the proceeds of the issuance of such Refinancing Notes, such Refinancing Notes are not covered by the Liquidity Facility and the Liquidity Facility has been terminated in connection with such Refinancing), (ii) the termination of the Liquidity Facility, and (iii) the payment of all Liquidity Facility Obligations owed to the Liquidity Facility Provider in full.

“Liquidity Facility Non-Use Fee” has the meaning assigned to such term in the Liquidity Facility.

“Liquidity Facility Obligations” means all principal, interest, fees and other amounts owing to the provider of the Liquidity Facility.

“Liquidity Facility Provider” means BNP Paribas and its successors and permitted assigns, including any provider of any Replacement Liquidity Facility, each of whom is an Eligible Provider.

“Liquidity Facility Reserve Account” has the meaning given to such term in Section 3.01(a).

“Liquidity Payment Account” has the meaning given to such term in Section 3.01(a).

“Listing Agent” means Maples and Calder.

“Local Law Share Charge” has the meaning given to such term in the Security Trust Agreement.

“LTV Disposition Event” means, in connection with an Aircraft Disposition, if (i) such Aircraft Disposition occurs after the fifth anniversary of the Closing Date and (ii) the Adjusted LTV Ratio is greater than or equal to 80% after giving effect to such Aircraft Disposition.

“Maintenance Adjusted Base Value” means the Base Value of an Aircraft, taking into account the actual maintenance status and the actual specifications and modification status of such Aircraft.

“Maintenance and Modification Expenses” means (a) the cost of performing any maintenance or repair of an Aircraft and of performing a Mandatory Aircraft Modification and (b) the cost of Lease Reimbursements, but in each case only to the extent of the excess of such cost over the portion funded from the balance in the Maintenance Reserve Account.

“Maintenance Reserves” means any lease payments (whether called maintenance reserves, additional rent, supplemental rent, utilization rent or any similar term in the applicable Lease) that are in addition to a base rent for an Aircraft (regardless of how such base rent is calculated) payable under a Lease based on usage, including hours or cycles of operation of the airframe, engines, life-limited engine parts, landing gear and/or auxiliary power unit of such Aircraft, or in respect of which, the Lessor under such Lease may be obligated to reimburse the Lessee under such Lease for specified maintenance activities with respect to the Aircraft subject to such Lease.

“Maintenance Reserve Account” has the meaning given to such term in Section 3.01(a).

“Maintenance Support Evaluation” means an evaluation prepared by ICF SH&E, or another Person appointed by the Board pursuant to a Board Resolution together with written notice to the Rating Agencies, each year as to the projected maintenance costs of the Aircraft over the eighteen (18) months beginning on each anniversary of the Initial Closing Date.

“Mandatory Aircraft Modification” means a modification or improvement of an Aircraft, the cost of which will be capitalized in accordance with IFRS (a) required pursuant to the terms of the related Lease, the terms of the maintenance program applicable to the Aircraft or the terms of Applicable Law or (b) reasonably necessary or appropriate, in the determination of the Servicer, in order to remarket such Aircraft for lease or sale. Overhaul or repair of an Aircraft, including extraordinary repairs such as correction of foreign object damage, do not constitute Mandatory Aircraft Modifications but instead are deemed Required Expense Amounts even if the cost thereof will be capitalized in accordance with IFRS.

“Material Hedge Agreement Terms” means events of default, termination events, additional termination events, Subordinated Hedge Payment provisions and provisions relating to the obligation of the Hedge Provider to any Issuer Group Member to post collateral, find a replacement counterpart or take other remedial action upon a downgrade in its credit rating (together with the associated ratings thresholds).

“Maximum Commitment” has the meaning assigned to such term in the Liquidity Facility.

“Memorandum of Association” means the Memorandum of Association of the Issuer, dated September 25, 2013.

“Modification Payment” has the meaning given to such term in Section 5.02(i).

“Monthly Depreciation” means, with respect to any date and with respect to any Aircraft, the aggregate monthly depreciation expense calculated for such Aircraft based upon the Adjusted Base Value of such Aircraft as of the then most recently delivered Appraisals, using the straight-line method of depreciation and assuming a 15% residual value and a useful life of 25 years from the date of manufacture of such Aircraft.

“Monthly Report” has the meaning given to such term in Section 2.15(a).

“Net Present Value” means, with respect to the expected cash Net Sales Proceeds of any sale, transfer or other disposition of any Aircraft or Engine, as applicable, the present value of all payments received or expected to be received by the Issuer or any subsidiary in respect of such Aircraft from the date of execution or option granting date, as the case may be, of the relevant Aircraft Agreement through and including, in the case of any sale, transfer or other disposition, the date of transfer of title to such Aircraft or Engine, as applicable, discounted back to the date of execution or option granting date, as the case may be, of such Aircraft Agreement at the weighted average cost of funds of the Issuer, in each case as determined by the Servicer.

“Net Sales Proceeds” means, with respect to any sale or other disposition of any assets, the aggregate amount of cash received or to be received from time to time (whether as initial or deferred consideration) by or on behalf of the seller in connection with such transaction after deducting therefrom (without duplication) (a) reasonable and customary brokerage commissions and other similar fees and commissions (including fees received by the Servicer under the Servicing Agreement) and (b) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of the seller and are properly attributable to such transaction or to the asset that is the subject thereof.

“Non-Delivery Event” has the meaning given to such term in the Purchase Agreement.

“Non-Extended Facility” has the meaning assigned to such term in Section 3.14(d).

“Non-Extension Drawing” has the meaning assigned to such term in Section 3.14(d).

“Non-Extension Notice” has the meaning assigned to such term in Section 3.14(d).

“Non-Significant Subsidiary” means a direct or indirect subsidiary of the Issuer with respect to which an order or decree described in 4.01(e) has been entered or an event described in 4.01(f) has occurred if, as of the date of the entry of such order or decree or of such event, as the case may be, such subsidiary, together with all of the subsidiaries of the Issuer that have been and, unless liquidated, continue to be subject to such an order or decree or event, as the case may be, own or lease Aircraft having an aggregate Adjusted Base Value of less than 10% of the Adjusted Portfolio Value as of such applicable date of such order or decree or event.

“Non-Trustee Account” has the meaning given to such term in Section 3.02(a)(iii).

“Non-U.S. Dollar Lease” has the meaning given to such term in Section 5.03(f)(iv).

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Rule 902 of Regulation S.

“Note Account” has the meaning given to such term in Section 3.01(a).

“Note Purchase Agreement” means the Note Purchase Agreement dated as of September 26, 2013 between the Issuer, Avolon and the Initial Purchasers.

“Note Target Price” means, as of any date of determination thereof and with respect to any Aircraft, an amount equal to the sum of (i) 110% of the Allocable Note Balance of such Aircraft plus (ii) any accrued but unpaid interest on such Outstanding Principal Balance, plus (iii) any Credit Facility Expenses then due and payable to the Liquidity Facility Provider plus (iv) any related Hedge Breakage Costs minus, (v) any related Hedge Breakage Gain.

“Notes” means the Initial Notes, all Additional Notes, if any, all Refinancing Notes, if any, and all Notes, if any, issued in replacement or substitution of a Note.

“Notices” has the meaning given to such term in Section 12.05.

“Obligations” means the Secured Obligations.

“Officer’s Certificate” means a certificate signed by, with respect to the Issuer, any Director and, with respect to any other Person, any authorized officer, director, trustee or equivalent representative of such Person.

“Operating Bank” means the Person acting, at the time of determination, as the Operating Bank under the Security Trust Agreement. The initial Operating Bank is Wells Fargo Bank, N.A.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Issuer, that meets the requirements of Section 1.03.

“Optional Redemption” means, with respect to a subclass of Notes, a voluntary prepayment by the Issuer of all or a portion of the Outstanding Principal Balance of such subclass of Notes in accordance with the terms of Section 3.11(a).

“Outstanding” means (a) with respect to the Notes of any class or subclass at any time, all Notes of such class or subclass theretofore authenticated and delivered by the Trustee except (i) any such Notes cancelled by, or delivered for cancellation to, the Trustee; (ii) any such Notes, or portions thereof, for the payment of principal of and accrued and unpaid interest on which moneys have been deposited in the applicable Note Account or distributed to the Holders thereof by the Trustee and any such Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount have been deposited in the Defeasance/Redemption Account; provided that if such Notes are to be redeemed prior to the maturity thereof in accordance with the requirements of Section 3.11(a), 3.11(b) or 3.11(c), notice of such redemption shall have been given as provided in Section 3.12, or provision satisfactory to the Trustee shall have been made for giving such notice; and (iii) any such Notes in exchange or substitution for which other Notes have been authenticated and delivered, or which have been paid pursuant to the terms of this Indenture (unless proof satisfactory to the Trustee is presented that any of such Note is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Issuer); and (b) when used with respect to any evidence of indebtedness other than any Notes means, at any time, any principal amount thereof then unpaid and outstanding (whether or not due or payable).

“Outstanding Principal Balance” means, at any time with respect to any Notes Outstanding, the total principal amount evidenced by such Outstanding Notes unpaid at such time.

“Ownership Interest” has the meaning given to such term in Section 5.02(b).

“Partial Loss” means, with respect to any Aircraft, any event or occurrence of loss, damage, destruction or the like which is not a Total Loss.

“Partial Loss Proceeds” means, with respect to any Aircraft, the total proceeds of the insurance or reinsurance (other than in respect of liability insurance) paid in respect of any Partial Loss to any Issuer Group Member.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to the Depositary, shall include Euroclear and Clearstream).

“Parts” means any part, component, appliance, accessory, instrument or other item of equipment (other than any Engine) installed in or attached to (or constituting a spare for any such item installed in or attached to) any Aircraft (other than any Engine).

“Paying Agent” has the meaning given to such term in Section 2.03(a).

“Payment Date” means the 15th day of each month or, if such day is not a Business Day, the next succeeding Business Day.

“Payment Date Schedule” has the meaning given to such term in Section 3.07(g) hereof.

“Permitted Account Investments” means, in each case (except with regard to clause (vi)), book-entry securities, negotiable instruments or securities in registered form that evidence:

(i) direct obligations of, and obligations fully Guaranteed as to timely payment by, the United States of America (having original maturities of no more than 365 days, or such lesser time as is required for the distribution of funds);

(ii) deposit accounts, demand deposits, time deposits, savings deposits or certificates of deposit of the Operating Bank or of depositary institutions or trust companies organized under the laws of the United States of America or any state thereof, or the District of Columbia (or any domestic branch of a foreign bank) (i) having original maturities of no more than 365 days, or such lesser time as is required for the distribution of funds; provided that at the time of Investment or contractual commitment to invest therein, the short-term debt rating of such depositary institution or trust company shall be at least A-1 by Standard & Poor’s or

(ii) having maturities of more than 365 days and, at the time of the Investment or contractual commitment to invest therein, a rating of A by Standard & Poor’s; provided that, during any applicable period, not more than 20% of the Issuer’s aggregate Permitted Account Investments may be made in investments described under this clause (ii);

(iii) corporate or municipal debt obligations (including, without limitation, open market commercial paper) (i) having remaining maturities of no more than 365 days, or such lesser time as is required for the distribution of funds, having, at the time of the Permitted Account Investment or contractual commitment to invest therein, a rating of at least A-1 by Standard & Poor’s or (ii) having maturities of more than 365 days and, at the time of the Investment or contractual commitment to invest therein, a rating of A by Standard & Poor’s;

(iv) Investments in money market funds (including funds in respect of which the Trustee or any of its Affiliates is investment manager or advisor) having a rating of at least A by Standard & Poor’s;

(v) notes or bankers’ acceptances (having original maturities of no more than 365 days, or such lesser time as is required for the distribution of funds) issued by any depositary institution or trust company referred to in clause (ii) above; or

(vi) any other Investments approved pursuant to a Rating Agency Confirmation;

provided, however, that no Investment shall be made in any obligations of any depositary institution or trust company which has a contractual right to set off and apply any deposits held, and other indebtedness owing, by any Issuer Group Member to or for the credit or the account of such bank.

“Permitted Additional Aircraft Acquisition” has the meaning given to such term in Section 5.02(h).

“Permitted Aircraft Disposition” has the meaning given to such term in Section 5.02(g).

“Permitted Encumbrance” has the meaning given to such term in Section 5.02(b).

“Permitted Tax-Related Disposition” has the meaning given to such term in Section 5.02(g).

“Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any political subdivision thereof or any other legal entity, including public bodies.

“Pledged Beneficial Interest” has the meaning given to such term in the Security Trust Agreement.

“Pledged Debt” has the meaning given to such term in the Security Trust Agreement.

“Pledged Membership Interest” has the meaning given to such term in the Security Trust Agreement.

“Pledged Shares” has the meaning given to such term in the Security Trust Agreement.

“Pool Factor” means, with respect to each subclass of Notes on any Payment Date, the “Pool Factor” for such Payment Date set forth in Schedule 3 hereto or in the appendix to such Notes, as the same may be adjusted in accordance with Section 3.12.

“Portfolio” means, at any time, all of the Aircraft then owned by the Issuer Group.

“Precedent Lease” has the meaning given to such term in Section 5.03(f).

“Prior Ranking Amounts” means, with respect to any amount to be paid (or retained in the Collections Account) in accordance with Section 3.09, all amounts, if any, to be paid (or retained in the Collections Account) prior to the payment (or retention) of such amount in accordance with Section 3.09.

“Prohibited Country” has the meaning determined, from time to time, in accordance with Section 5.03(a).

“Projected Principal Payment Amount” means, as of the Determination Date next preceding any Redemption Date, the Applicable Percentage of each of the Assumed Principal Payments of the Initial Class A Notes or the Initial Class B Notes, as applicable.

“Purchase Agreement” means the Purchase Agreement dated as of October 14, 2013 between the Issuer and the other purchasers identified therein and the Seller and the other sellers identified therein.

“Purchase Option” means a contractual option granted by the lessor or owner under an Aircraft Agreement (including pursuant to a conditional sale agreement) as to the purchase of the applicable Aircraft.

“Purchase Price” means, (a) with respect to any Aircraft or Aircraft Interest, the price payable for such Aircraft or Aircraft Interest as the “Purchase Price” pursuant to the Purchase Agreement, and (b) in the case of a Mandatory Aircraft Modification or a Discretionary Aircraft Modification, the cost of such Mandatory Aircraft Modification or Discretionary Aircraft Modification as provided in the Modification Agreement with the Supplier of such Mandatory Aircraft Modification or Discretionary Aircraft Modification.

“Qualified Institutional Buyer” or “QIB” shall have the meaning given to such term in Rule 144A.

“Quarterly Report” has the meaning given to such term in Section 2.15(a).

“Rapid Amortization Event” means, with respect to any Payment Date, one or any combination of the following exists with respect to such Payment Date: (a) a DSCR Amortization Event, (b) a Utilization Event or (c) the Scheduled Final Payment Date with respect to the Initial Class A Notes and the Initial Class B Notes shall have occurred.

“Rating Agency” means Standard & Poor’s, KBRA and any other nationally recognized rating agency designated by the Issuer; provided that such organizations shall only be deemed to be a Rating Agency for purposes of this Indenture with respect to the Notes they are then rating.

“Rating Agency Confirmation” means a written confirmation in advance of certain actions or transactions contemplated by the Issuer Group from each of the Rating Agencies then rating any of the Notes (unless otherwise specified in the applicable Related Document), that such action or transaction in and of itself will not result in the lowering, qualification or withdrawal by such Rating Agency of its then current credit rating, if any, of any subclass of Notes.

“Received Currency” has the meaning given to such term in Section 12.07(a).

“Receiver” means any Person or Persons appointed as (and any additional Person or Persons appointed or substituted as) administrative receiver, receiver, manager or receiver and manager.

“Record Date” means, with respect to each Payment Date, the close of business on the day that is 15 days prior to such Payment Date or, if 15 days has not passed since the Initial Closing Date, the Initial Closing Date, in any event whether or not such day is a Business Day.

“Redemption” means a Refinancing, an Optional Redemption, an Acquisition Balance Redemption or a Tax Redemption.

“Redemption Date” means, with respect to any Redemption, the date, which shall in each case be a Payment Date, on which any subclass of Notes is redeemed in whole or in part pursuant to such Redemption.

“Redemption Notice” means, a notice sent by the Issuer to the Trustee and the Security Trustee, as described in Section 3.12(d) hereof

“Redemption Premium” means, with respect to any subclass of Notes, such amount as may be payable in connection with a Redemption of such subclass of Notes, in whole or in part, as part of the Redemption Price in respect of such Redemption. The Redemption Premium on any subclass of Initial Notes is equal to (a) until and including the fifth anniversary of the Initial Closing Date, the excess, if any, of (1) the aggregate present value of the Projected Principal Payment Amounts of such Notes and interest thereon from the applicable Redemption Date to and including the Scheduled Final Payment Date, assuming for purposes of this definition and any calculation to be made hereunder that each scheduled principal payment falling after the Scheduled Final Payment Date on Schedule 4 will instead be payable on the Scheduled Final Payment Date, in each case computed by discounting such payments on a monthly basis on each Payment Date (assuming a 360 day year of twelve 30 day months) at a discount rate equal to the applicable Treasury Yield plus 0.50% and (2) the Applicable Percentage of such Notes and all accrued and unpaid interest thereon to the date of Redemption and (b) after the fifth anniversary of the Initial Closing Date, zero.

“Redemption Price” means, (a) with respect to any subclass of Notes that will be the subject of a Refinancing or an Optional Redemption, an amount (determined as of the Determination Date for the Redemption Date for any Redemption) equal to the outstanding principal amount of the subclass of Notes being repaid together with all accrued and unpaid interest thereon and Redemption Premium (if any), and (b) with respect to any subclass of Notes that will be the subject of an Acquisition Balance Redemption, a Tax Redemption or a redemption after a Default Notice has been given to the Issuer following an Event of Default, the Outstanding Principal Balance of such subclass of Notes subject to redemption together with accrued and unpaid interest thereon but without any Redemption Premium. In each case, the Redemption Price will be determined as of the Determination Date for the Refinancing Date or Redemption Date, as applicable.

“Refinancing” has the meaning given to such term in Section 2.10.

“Refinancing Account” has the meaning given to such term in Section 3.01(a).

“Refinancing Date” means, with respect to any Refinancing, the date, which shall in each case be a Payment Date, on which any subclass of Notes are redeemed in whole pursuant to a Refinancing.

“Refinancing Expenses” means all out-of-pocket costs and expenses Incurred in connection with an offering and issuance of Refinancing Notes.

“Refinancing Notes” means any subclass of Notes issued by the Issuer under this Indenture at any time and from time to time after the date hereof, in a Refinancing in accordance with Section 2.10.

“Register” has the meaning given to such term in Section 2.03(a).

“Registrar” has the meaning given to such term in Section 2.03(a).

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” has the meaning given to such term in Section 2.01(b).

“Reinvestment Period” means, with respect to all or any portion of Net Sales Proceeds received by the Issuer Group in connection with any sale, transfer or other disposition of any Aircraft, the period beginning on the date such amount is received and ending on the date that is 90 days after such amount was received.

“Related Collateral Document” means any letter of credit, third-party or bank guarantee or cash collateral provided by or on behalf of a Lessee to secure such Lessee’s obligations under a Lease.

“Related Documents” means the Administrative Agency Agreement, the Deed of Tax Indemnity, each Eligible Credit Facility, this Indenture, the Securities, the Security Documents, the Servicing Agreement, the Cash Management Agreement, the Purchase Agreement and any other Acquisition Agreement and any Hedge Agreements. References to “Related Documents” will also include, where the context requires, any Refinancing Notes and any Additional Notes and any guarantees, asset or stock purchase agreements, swap or other interest rate, currency or other hedging agreements or any other agreement entered into or security offered by any Issuer Group Member in connection with any acquisition of Additional Aircraft and issuance of Additional Notes or Refinancing Notes.

“Relevant Appraisal” means, with respect to any date of determination, the most recent Appraisals obtained in accordance with Section 5.03(c) (and included in a Monthly Report) preceding such date of determination.

“Relevant Information” means the information provided to the Cash Manager by the Trustee, the Security Trustee, the Operating Bank, any Authorized Agent, the Issuer, the Board or any Service Provider (other than the Cash Manager) that is required to enable the Cash Manager to make the calculations contemplated by Section 3.07(a) through (f).

“Remaining Aircraft” has the meaning given to the term “Remaining Aircraft” in the Purchase Agreement or to that or any comparable term in any other Acquisition Agreement.

“Remaining Weighted Average Life” means, with respect to the Initial Class A Notes or the Initial Class B Notes, as applicable, on any Payment Date, (a) the sum of the products of (i) the Projected Principal Payment Amount allocable to such Initial Class A Notes or the Initial Class B Notes, as applicable, in accordance with Section 3.10 hereof on each subsequent Payment Date (each, a “Subsequent Date”) and (ii) the number of months remaining until such Subsequent Date divided by (b) the Outstanding Principal Balance of such Initial Class A Notes or the Initial Class B Notes, as applicable, on such Payment Date (after giving effect to all payments made or to be made on such Payment Date).

“Renewal Lease” has the meaning given to such term in Section 5.03(f).

“Rental Account” has the meaning given to such term in Section 3.01(a).

“Rental Payments” means all rental payments (including Maintenance Reserves) and other amounts equivalent to a rental payment payable by or on behalf of a Lessee under a Lease including, for the avoidance of doubt, any Rental Payments paid to the Issuer pursuant to Clause 4 of the Purchase Agreement.

“Replacement Liquidity Facility” means, for the Liquidity Facility, an irrevocable revolving credit agreement (or agreements), complying with all of the requirements of Section 3.13(e), (i) in substantially the form of the initial Liquidity Facility, including reinstatement provisions, or in such other form or forms (which may include a letter of credit, surety bond, swap, financial insurance policy or guaranty) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Class A Notes or Class B Notes, as applicable (before downgrading of such ratings, if any, as a result of the downgrading of the ratings of the replaced Liquidity Facility Provider) and, (ii) if not in form and substance substantially the same as the Liquidity Facility in a face amount (or in an aggregate face amount) equal to the then Maximum Commitment for the replaced Liquidity Facility and issued by a Person (or Persons) having an unsecured long-term issuer credit rating issued by Standard & Poor’s which is equal to or higher than the applicable Threshold Rating or such other ratings and qualifications as shall permit the Rating Agencies to confirm in writing their respective ratings, in the case of either clause (i) or (ii) above, then in effect for the Class A Notes or Class B Notes, as applicable (before the downgrading of such ratings, if any, as a result of the downgrading of the ratings of the replaced Liquidity Facility Provider). Without limitation of the form that a Replacement Liquidity Facility otherwise may have pursuant to the preceding sentence, a Replacement Liquidity Facility may have a stated expiration date earlier than fifteen (15) days after the Final Maturity Date of the Class A Notes or Class B Notes, as applicable, so long as such Replacement Liquidity Facility provides for a Non-Extension Drawing as contemplated by Section 3.14(d).

“Replacement Liquidity Provider” means a Person (or Persons) who issues a Replacement Liquidity Facility.

“Required Amount” means (a) with respect to the Liquidity Facility Reserve Account, zero; provided that, if a Downgrade Drawing (but only for so long as the Liquidity Facility Provider has not subsequently complied with the Threshold Rating), a Non-Extension Drawing or a Final Drawing shall have occurred, the “Required Amount” with respect to the Liquidity Reserve Account shall be the Maximum Commitment, as such Maximum Commitment may be increased with the consent of the Liquidity Facility Provider in connection with the issuance of any Additional Notes or Refinancing Notes, and (b) with respect to the Cash Collateral Account for any Eligible Credit Facility other than the Liquidity Facility, such amounts as the Board has unanimously determined (and for which a Rating Agency Confirmation has been received), plus the increase, if any, in the Required Amount for any such Cash Collateral Account or Eligible Credit Facility provided for by the terms of any Additional Notes or Refinancing Notes.

“Required Expense Amount” means, with respect to any Payment Date, an amount equal to the sum of (i) the Expenses payable or reimbursable on such Payment Date, and (ii) the Required Expense Deposit on such Payment Date.

“Required Expense Deposit” means, with respect to any Payment Date, the excess, if any, of the Required Expense Reserve for such Payment Date over the Balance in the Expense Account after payment of all Expenses on such Payment Date.

“Required Expense Reserve” means, with respect to any Payment Date, an amount equal to the Expenses payable during the three succeeding Interest Accrual Periods beginning on such Payment Date or reasonably anticipated by the Issuer to become due and payable during such period, the accrual of which would be prudent in light of the size and timing of such Expenses.

“Required Expense Shortfall” has the meaning given to such term in Section 3.07(d).

“Required Maintenance Reserve Amount” means, with respect to any Payment Date, the sum of (i) $3,000,000 and (ii) the amount of maintenance expenditures and reimbursement amounts reasonably anticipated by the Issuer (as determined by reference to the most recent Maintenance Support Evaluation) to become due and payable from the Maintenance Reserves during the eighteen succeeding Interest Accrual Periods, allocated among such months in such amounts as the Servicer may reasonably determine by reference to the most recent Maintenance Support Evaluation, in each case taking into account the balance of funds then held on deposit in the Maintenance Reserve Account after giving effect to any permitted withdrawals from the Maintenance Reserve Account on such Payment Date.

“Requisition Compensation” means all monies or other compensation receivable by any Issuer Group Member from any government, whether civil, military or de facto, or public or local authority in relation to an Aircraft in the event of its requisition for title, confiscation, restraint, detention, forfeiture or compulsory acquisition or seizure or requisition for hire by or under the order of any government or public or local authority.

“Reserved Cash” means any amounts designated as such in a Board Resolution, subject to the prior written consent of the Liquidity Facility Provider.

“Residual Entity” has the meaning set forth in Section 898D of the Tax Consolidation Act 1997.

“Responsible Officer” means (a) with respect to the Trustee, any officer within the Corporate Trust Office, including any Vice President, Managing Director, Director, Associate, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject, (b) with respect to the Issuer, any Director and (c) with respect to any Person providing an Eligible Credit Facility and the Cash Manager, any authorized officer of such Person.

“Restricted Note” means any Note bearing the Restrictive Legend.

“Restricted Period” has the meaning given to such term in Section 2.13(c).

“Restrictive Legend” means the legend in the form set forth in Section 2.02(a).

“Revisions” has the meaning given to such term in Section 5.03(f)(iv).

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Note” has the meaning given to such term in Section 2.01(b).

“Sales Based Incentive Fee” has the meaning given to such term in the Servicing Agreement.

“Sanctions” means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing) imposed by law or regulation of the United Kingdom, the United States, the Council of the European Union, the United Nations or its Security Council.

“Scheduled Class Percentage” means, with respect to any class of Notes on any Payment Date, the “Scheduled Class Percentage” set forth in Schedule 5 to this Indenture for such Payment Date, as such percentage shall be adjusted from time to time in accordance with this Indenture.

“Scheduled Final Payment Date” means with respect to (a) the Initial Class A Notes, and the Initial Class B Notes, October 15, 2020 (as the same may be adjusted in accordance with Section 3.12) and (b) any Refinancing Notes or Additional Notes, the Scheduled Final Payment Date, if any, established by or pursuant to a Board Resolution or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes.

“Scheduled Principal Payment Amount” means, with respect to any class of Notes on any Payment Date, the excess, if any, of the aggregate Outstanding Principal Balance of such class of Notes over the Scheduled Targeted Principal Balance of such class of Notes on such Payment Date.

“Scheduled Targeted Principal Balance” means, for each class of Notes on any Payment Date, the product of (a) the Scheduled Class Percentage for such Payment Date and (b) the aggregate Outstanding Principal Balance of the Notes on such Payment Date.

“Secured Obligations” has the meaning given to such term in the Security Trust Agreement.

“Secured Parties” has the meaning given to such term in the Security Trust Agreement.

“Securities” means the Initial Notes, all Additional Notes, if any, and all Refinancing Notes, if any.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Deposit” means any cash deposits and other collateral provided by, or on behalf of, a Lessee to secure the obligations of such Lessee under a Lease.

“Security Deposit Account” has the meaning given to such term in Section 3.01(a).

“Security Documents” means the Security Trust Agreement and any document executed pursuant thereto (including any Local Law Share Charge), or otherwise, for the purpose of granting a security interest in any Collateral to the Security Trustee for the benefit of the Secured Parties or for the purpose of perfecting such security interest, including without limitation, in relation to any Lease.

“Security Interests” means the security interests granted or expressed to be granted in the Collateral pursuant to the Security Trust Agreement.

“Security Trust Agreement” means the Security Trust Agreement dated as of the Initial Closing Date, among the Issuer, each other party thereto and the Security Trustee.

“Security Trustee” means the Person appointed, at the time of determination, as the trustee for the benefit of the Secured Parties pursuant to Section 5.01 of the Security Trust Agreement. The initial Security Trustee is Wells Fargo Bank, N.A.

“Segregated Funds” means, either or both as the context may require, of (a) any Security Deposits provided by a Lessee under a Lease and (b) any Maintenance Reserves that a Lessee is obligated to pay under a Lease and, in each case, the Lessor under such Lease is obligated to maintain such Security Deposits or Maintenance Reserves as separate funds not commingled with the assets of the Lessor.

“Seller” means Avolon or any other entity designated by Avolon under the Purchase Agreement.

“Senior Claim” means, with respect to any Obligations (other than Expenses), all other Obligations the payment of which constitutes a Prior Ranking Amount with respect thereto.

“Senior Claimant” means the holder of a Senior Claim.

“Senior Class” means (a) so long as any Class A Notes are Outstanding, the Class A Notes, (b) after the Class A Notes have been repaid in full and so long as any Class B Notes are Outstanding, the Class B Notes and (c) after the Class A Notes have been repaid in full and the Class B Notes have been repaid in full, so long as any Class E Notes are Outstanding, the Class E Notes.

“Senior Hedge Payment” means, on any Payment Date, a net payment (if any due) to a Hedge Provider by any Issuer Group Member and any related Hedge Breakage Costs but excluding any Subordinated Hedge Payment.

“Senior Hedge Payment Shortfall” has the meaning given to such term in Section 3.07(d).

“Senior Trustee” means the Trustee of the Senior Class or, if the Senior Class shall be the Class E Notes, the Class E Note Representative; provided that if the same Person shall not be the Trustee of each of the classes of the Senior Class, then the Senior Trustee shall be the Trustee of the class of such Notes with the lowest numerical designation then Outstanding. If as a result of the foregoing, the Senior Trustee and the Operating Bank are not the same Person, the Senior Trustee shall assume the obligations of the Operating Bank under, and become a party to, the Security Trust Agreement.

“Service Provider” means each of the Trustee, the Servicer, the Administrative Agent, the Cash Manager, the Operating Bank, the Charitable Trustee and any other service provider retained from time to time by an Issuer Group Member pursuant to the Related Documents.

“Service Provider Fees” means any fees, expenses and other amounts (of whatever nature), Indemnification Amounts and Special Indemnity Payments, due or reimbursable to Service Providers in accordance with the applicable agreements with such Service Providers (including the Related Documents).

“Servicer” means the Person acting, at the time of determination, in the capacity as servicer under the Servicing Agreement. The initial Servicer is Avolon.

“Servicer Incentive Fee” has the meaning given to such term in the Servicing Agreement.

“Servicer Incentive Fee Interest” means the amount equal to interest accrued on any earned and unpaid Servicer Incentive Fee at a rate of 6% per annum

“Servicer’s Pro Forma Lease” has the meaning given to such term in Section 5.03(f)(i).

“Servicing Agreement” means the Servicing Agreement dated as of the Initial Closing Date among the Servicer, the Administrative Agent, the Issuer Subsidiaries party thereto and the Issuer.

“Servicing Fees” has the meaning given to such term in the Servicing Agreement.

“Shareholders” means the holders of the shares of the Issuer as shall be notified from time to time by the Issuer to the Trustee. The initial Shareholder shall be the Charitable Trustee, holding 100% of the shares in the Issuer on behalf of the Charitable Trust.

“Shortfall” means a Required Expense Shortfall, a Class A Interest Shortfall, a Senior Hedge Payment Shortfall or a Class B Interest Shortfall.

“Skymark Aircraft” means the Boeing 737-800 Aircraft bearing manufacturer’s serial number 35630.

“Special Indemnity Payments” means (a) any indemnity amounts owing at any time and from time to time by the Issuer to the Initial Purchasers under the Note Purchase Agreement, to the “Initial Purchasers” and the “Placement Agent”, as each term is defined in the Note Purchase Agreement or to the Servicer under Section 2.03(f) of the Servicing Agreement, (b) any indemnity amounts owing at any time and from time to time to any other Person party to a Related Document which arise from violations of the Securities Act, the Exchange Act or any other securities law, and (c) any indemnification amounts (including without limitation, any and all claims, expenses, obligations, liabilities, losses, damages and penalties) of, or owing to, the Trustee, the Directors, the Security Trustee, the Operating Bank, the Cash Manager, the Depositary, the Note Custodian, any Authorized Agent, the Charitable Trustee, the Issuer Secretarial Services Provider and any other Service Provider that are not payable as Expenses.

“Standard & Poor’s” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc.

“State of Registration” means, in relation to an Aircraft at any time, the country or state on whose national register such Aircraft is registered at that time under the laws of such country or state in accordance with the applicable provisions of any Lease relating to such Aircraft or, in the absence of any such provisions, Applicable Law.

“Stated Expiration Date” has the meaning given to such term in Section 3.14(d).

“Step-Up Amount” means, with respect to each Note, an amount equal to the Interest Amount for such Note that would be due and payable if interest accruing with respect to such Note accrued at the Step-Up Rate, plus interest at the Step-Up Rate on any Step-Up Amount due but not paid on any prior Payment Date.

“Step-Up Rate” means, with respect to any Note, after the Scheduled Final Payment Date with respect to the Initial Class A Notes and the Initial Class B Notes, 5% per annum.

“Subordinated Hedge Payments” means any amounts payable by any Issuer Group Member to a Hedge Provider that are subordinated in accordance with the relevant Hedge Agreement (including, but not limited to, any Hedge Breakage Costs payable by any Issuer Group Member to a Hedge Provider if such Hedge Breakage Costs result from an early termination of the related Hedge Agreement with respect to which such Hedge Provider is the “Defaulting Party” or, to the extent subordinated in the relevant Hedge Agreement, an “Affected Party” (as such terms are defined in the related Hedge Agreement), but excluding any amounts payable by a replacement Hedge Provider to the current Hedge Provider).

“Substitute Aircraft” has the meaning given to such term in the Purchase Agreement or to that or any comparable term in any other Acquisition Agreement.

“Supplier” means the Person that supplies or installs a Mandatory Aircraft Modification or Discretionary Aircraft Modification and to whom payment for the Purchase Price of such Mandatory Aircraft Modification or Discretionary Aircraft Modification is to be made.

“Swaption” means any option agreement with respect to a Hedge Agreement.

“Tax Redemption” has the meaning given to such term in Section 3.11(c) hereof.

“Taxes” mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs Incurred or imposed with respect thereto) imposed or otherwise assessed by the United States or by any state, local or foreign government (or any subdivision or agency thereof) or other taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth and similar charges; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, gains taxes, license, registration and documentation fees, customs duties, tariffs, and similar charges.

“Termination Notice” has the meaning assigned to such term in the Liquidity Facility.

“Third Party Event” has the meaning given to such term in Section 5.03(b).

“Threshold Rating” means, in the case of Standard & Poor’s, a long-term issuer credit rating of “BBB.”

“TIA” means the U.S. Trust Indenture Act of 1939, as amended.

“Total Loss” means, with respect to any Aircraft (a) if the same is subject to a Lease, a Casualty Occurrence, Total Loss or Event of Loss (each as defined in such Lease) or the like (however so defined); or (b) if the same is not subject to a Lease, (i) its actual, constructive, compromised, arranged or agreed total loss, (ii) its destruction, damage beyond repair or being rendered permanently unfit for normal use for any reason whatsoever, (iii) its requisition for title, confiscation, restraint, detention, forfeiture or any compulsory acquisition or seizure or requisition for hire (other than a requisition for hire for a temporary period not exceeding 180 days) by or under the order of any government (whether civil, military or de facto) or public or local authority or (iv) its hijacking, theft or disappearance, resulting in loss of possession by the owner or operator thereof for a period of 30 consecutive days or longer. A Total Loss with respect to any Aircraft shall be deemed to occur on the date on which such Total Loss is deemed pursuant to the relevant Lease to have occurred or, if such Lease does not so deem or the relevant Aircraft is not subject to a Lease, (A) in the case of an actual total loss or destruction, damage beyond repair or being rendered permanently unfit, the date on which such loss, destruction, damage or rendering occurs (or, if the date of loss or destruction is not known, the date on which the relevant Aircraft was last heard of); (B) in the case of a constructive, compromised, arranged or agreed total loss, the earlier of (1) the date 30 days after the date on which notice claiming such total loss is issued to the insurers or brokers and (2) the date on which such loss is agreed or compromised by the insurers; (C) in the case of requisition for title, confiscation, restraint, detention, forfeiture, compulsory acquisition or seizure, the date on which the same takes effect; (D) in the case of a requisition for hire, the expiration of a period of 180 days from the date on which such requisition commenced (or, if earlier, the date upon which insurers make payment on the basis of a Total Loss); or (E) in the case of clause (iv) above, the final day of the period of 30 consecutive days referred to therein.

“Total Loss Proceeds” means, in relation to an Aircraft, the total net proceeds of the insurance and reinsurance paid in respect of a Total Loss thereof and includes, in the case of a Total Loss of an airframe which does not involve the Total Loss of all Engines or Parts installed thereon at the time when such Total Loss occurred, the Net Sales Proceeds of any such surviving Engines or Parts.

“Treasury Yield” means, with respect to any Redemption with respect to the Initial Class A Notes or the Initial Class B Notes, as applicable, on any Payment Date, the interest rate (expressed as a semiannual decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined on the fourth Business Day prior to such Payment Date to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such class and trading in the public securities markets either (i) as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such class and (B) the other maturing as close as possible to, but later than, the Average Life Date of such class in each case as published in the most recent H.15 (519) or (ii) if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such class is reported in the most recent H.15 (519), such weekly average yield to maturity as published in such H.15 (519). For the purposes of this definition, “H.15 (519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System, and the most recent H.15 (519) is the H.15 (519) published prior to the close of business on the fourth Business Day prior to the applicable Payment Date.

“Trustee” means, with respect to each subclass of Notes the Person appointed, at the time of determination, as the trustee of such subclass of Notes in accordance with this Indenture. The initial Trustee for each subclass of Notes is Wells Fargo Bank, N.A.

“Trustee Report Distribution” has the meaning given to such term in Section 2.15(a).

“Undelivered Initial Aircraft Event” means if more than the greater of (x) one Remaining Aircraft and (y) Remaining Aircraft having an Initial Appraised Value up to and including 10% of the aggregate Initial Appraised Value of the Portfolio, have not been purchased directly or indirectly by an Issuer Group Member during the Delivery Period.

“U.S. Government Obligations” has the meaning given to such term in Section 11.02.

“U.S. Person” means a U.S. person as defined in Regulation S.

“U.S. Trust” has the meaning given to the term “US Trust” in the Purchase Agreement.

“Utilization Event” means, as of any Payment Date, the ratio of: (i) aggregate Adjusted Base Value of all Aircraft that are Utilized as of such Payment Date to (ii) the Adjusted Portfolio Value as of the such Payment Date, being less than 0.75; provided that for purposes of calculating the foregoing ratio, each Initial Aircraft to be delivered during the Delivery Period shall be deemed to be in the Portfolio from the Initial Closing Date until the end of the Delivery Period.

“Utilized” means, with respect to an Aircraft and any date of determination, that such Aircraft is, or has been within the ninety (90) days prior to such date of determination, subject to a Lease or a letter of intent to enter into a Lease (in each case, without regard to any Lease that causes or could reasonably be expected to cause, to the extent the terms thereof are described in any such letter of intent, any Issuer Group Member to fail to comply with the requirements of any Related Document).

“VAT Account” has the meaning given to such term in Section 3.01(a).

“Written Notice” means, with reference to the Issuer, the Trustee, the Cash Manager, the Operating Bank, the Administrative Agent or the provider of any Eligible Credit Facility, a written instrument executed by a Responsible Officer of such Person.

Section 1.02. Rules of Construction. Unless the context otherwise requires:

(a) A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS.

(b) The terms “herein”, “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

(c) Unless otherwise indicated in context, all references to Articles, Sections, Schedules or Exhibits refer to an Article or Section of, or a Schedule or Exhibit to, this Indenture.

(d) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words in the singular shall include the plural, and vice versa.

(e) The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.

(f) Unless otherwise indicated, references to a subclass of Notes shall be to the Class A-1 Notes, the Class B-1 Notes, the Class E-1 Notes, or to another subclass of Refinancing Notes or Additional Notes, as applicable; and references to a class of Notes shall be to the Class A Notes, Class B Notes and Class E Notes, or to a class of Refinancing Notes or Additional Notes, as applicable.

(g) References in this Indenture to an agreement or other document (including this Indenture) include references to such agreement or document as amended, replaced or otherwise modified (without, however, limiting the effect of the provisions of this Indenture with regard to any such amendment, replacement or modification), and the provisions of this Indenture apply to successive events and transactions. References to any Person shall include such Person’s successors in interest and permitted assigns.

(h) References in this Indenture to any statute or other legislative provision shall include any statutory or legislative modification or re-enactment thereof, or any substitution therefor, and references to any governmental Person shall include reference to any governmental Person succeeding to the relevant functions of such Person.

(i) References in this Indenture to the Notes of any class or subclass include the conditions applicable to the Notes of such class or subclass; and any reference to any amount of money due or payable by reference to the Notes of any class or subclass shall include any sum covenanted to be paid by the Issuer under this Indenture.

(j) References in this Indenture to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security shall be deemed to include, in respect of any jurisdiction other than the state of New York, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security available or appropriate in such jurisdiction as shall most nearly approximate such action, remedy or method of judicial proceeding described or referred to in this Indenture.

(k) Where any payment is to be made, funds applied or any calculation is to be made hereunder on a day which is not a Business Day, unless any Related Document otherwise provides, such payment shall be made, funds applied and calculation made on the next succeeding Business Day, and payments shall be adjusted accordingly. Where any calculation is to be made hereunder on a Determination Date or any amount hereunder is in respect of a Determination Date, such calculation shall be made as of the close of business on such Determination Date and such amount shall be in respect of the close of business on such Determination Date.

Section 1.03. Compliance Certificates and Opinions. Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that, in the opinion of the signers thereof, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or any indenture supplemental hereto shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions in this Indenture relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.04. Acts of Holders. (a) Any direction, consent, waiver or other action provided by this Indenture in respect of the Notes of any subclass to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, to each Rating Agency where it is hereby expressly required pursuant to this Indenture and to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose under this Indenture and conclusive in favor of the Trustee or the Issuer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and where such execution is by an officer of a corporation or association, trustee of a trust or member of a partnership, on behalf of such corporation, association, trust or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

(c) In determining whether the Holders have given any direction, consent, request, demand, authorization, notice, waiver or other Act (a “Direction”), under this Indenture, Notes owned by the Issuer or any Affiliate of any such Person shall be disregarded and deemed not to be Outstanding for purposes of any such determination. In determining whether the Trustee shall be protected in relying upon any such Direction, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Notes of any subclass Outstanding, such Notes shall not be so disregarded as aforesaid, and (ii) if any amount of Notes of such subclass so owned by any such Person have been pledged in good faith, such Notes shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any Affiliate of any such Person.

(d) The Issuer may at its option, by delivery of Officers’ Certificates to the Trustee, set a record date other than the Record Date to determine the Holders in respect of the Notes of any subclass entitled to give any Direction in respect of such Notes. Such record date shall be the record date specified in such Officer’s Certificate which shall be a date not more than thirty (30) days prior to the first solicitation of Holders in connection therewith. If such a record date is fixed, such Direction may be given before or after such record date, but only the Holders of record of the applicable subclass at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes of such subclass have authorized or agreed or consented to such Direction, and for that purpose the Outstanding Notes of such subclass shall be computed as of such record date; provided that no such Direction by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than one year after the record date.

(e) Any Direction or other action by the Holder of any Note shall bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Note.

ARTICLE II

THE NOTES

Section 2.01. Authorized Amount; Terms; Form; Execution and Delivery. (a) The Outstanding Principal Balance of any subclass of Notes which may be authenticated and delivered from time to time under this Indenture shall not exceed the initial Outstanding Principal Balance set forth for such subclass of Notes in the definition thereof or, with respect to any subclass of Refinancing Notes or Additional Notes, authorized in a Board Resolution; provided that at no time may the Outstanding Principal Balance of any subclass of Refinancing Notes exceed the Redemption Price of the subclass of Notes being refinanced thereby plus Refinancing Expenses relating thereto, and any amount to be deposited in any Cash Collateral Account for such Refinancing Notes; and provided, further, that any Additional Notes shall be issued in accordance with Section 2.11. All Notes of any class or subclass need not be issued at the same time and any class or subclass of Notes may be reopened, without the consent of any Holder, for issuances of Additional Notes or Refinancing Notes of such class or subclass, subject in all cases to Sections 2.10, 2.11, 3.10 and 5.02 and any other applicable provision of this Indenture.

The Initial Notes shall be issued on the Initial Closing Date in three subclasses and shall be designated the Class A-1 Notes, the Class B-1 Notes and the Class E-1 Notes. Further, Class E-1 Notes shall be issued on each Delivery Date in accordance with Section 2.12. Additional subclasses of Class A Notes, Class B Notes and Class E Notes may be issued at any time after the Initial Closing Date in accordance with the applicable provisions of this Indenture.

Interest at the Applicable Rate of Interest shall accrue on any subclass of the Fixed Rate Notes from the relevant Closing Date and shall be computed for each Interest Accrual Period on the basis of a 360-day year and one-twelfth of an annual interest payment on the Outstanding Principal Balance of such Notes and, in the case of the first Interest Accrual Period, on the basis of a 360-day year consisting of twelve 30-day months. Interest at the Applicable Rate of Interest shall accrue on any subclass of the Floating Rate Notes from the relevant Closing Date and shall be computed for each Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed in such Interest Accrual Period on the Outstanding Principal Balance of such Notes on the first day of such Interest Accrual Period.

Interest on each subclass of Notes will be due and payable on the Payment Date at the end of each Interest Accrual Period. Any amount of interest on any subclass of Notes not paid when due shall, to the fullest extent permitted by applicable law, bear interest at an interest rate per annum equal to the Applicable Rate of Interest for such Notes from the date when due until such amount is paid or duly provided for, payable on the next succeeding Payment Date, subject to the availability of the Available Collections therefor in accordance with the priority of payments under Section 3.09.

(b) There shall be issued and delivered and authenticated on the relevant Closing Date, to each of the Holders, Notes in the principal amounts and maturities and bearing the interest rates, in each case substantially in the form set forth in the applicable exhibit to this Indenture or in any indenture supplemental hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon, as may be required to comply with the rules of any securities exchange on which such Notes may be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Director executing such Notes, such determination by the Director to be evidenced by his or her execution of the Notes.

Definitive Notes of each subclass shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Director or other authorized officer executing such Notes, as evidenced by his or her execution of such Notes.

Each subclass of Notes (other than the Class E Notes) offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form without interest coupons, substantially in the form set forth in the applicable exhibit to this Indenture or in any indenture supplemental hereto (each, a “Rule 144A Global Note”), deposited with the Depositary or a custodian therefor in accordance with the Applicable Procedures and duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each Rule 144A Global Note may from time to time be increased or decreased by adjustments made by the Trustee on the applicable Global Note or on the records of the Trustee as hereinafter provided.

Each subclass of Notes (other than the Class E Notes) offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form without interest coupons, substantially in the form set forth in the applicable exhibit to this Indenture or in any indenture supplemental hereto (each, a “Regulation S Global Note”), deposited with the Depositary or a custodian therefor in accordance with the Applicable Procedures and duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Until the fortieth (40th) day after the later of the commencement of the offer of any subclass of Notes initially issued in the form of a Regulation S Global Note or the Closing Date of the offering of such Notes, interests in such Regulation S Global Note may be held only through Participants acting for and on behalf of Euroclear and Clearstream. The aggregate principal amount of each Regulation S Global Note may from time to time be increased or decreased by adjustments made by the Trustee on the applicable Global Note or on the records of the Trustee as hereinafter provided.

Each subclass of Class E Notes shall be issued in registered form as Definitive Notes without interest coupons, substantially in the form set forth in Exhibit B to this Indenture or in any indenture supplemental hereto.

(c) On the date of any Refinancing, the Issuer shall issue and deliver as provided in Section 2.10 an aggregate principal amount of Refinancing Notes having the maturities and bearing the interest rates and such other terms authorized by one or more Board Resolutions or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, in each case in accordance with Section 2.10.

(d) On the date of the issuance, if any, of any Additional Notes, the Issuer shall issue and deliver, as provided in Sections 2.11 and 5.02(f), an aggregate principal amount of Additional Notes having the maturities and bearing the interest rates and such other terms authorized by one or more Board Resolutions or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, in each case in accordance with Section 2.11.

(e) The Notes shall be executed on behalf of the Issuer by the manual or facsimile signature of a Director or other authorized officer.

(f) Each Note bearing the manual or facsimile signatures of any individual who was at the time such Note was executed a Director shall bind the Issuer, notwithstanding that any such individual has ceased to hold such office prior to the authentication and delivery of such Notes or any payment thereon.

(g) At any time and from time to time after the execution of any Notes, the Issuer may deliver such Notes to the Trustee for authentication and, subject to the provisions of clause (h) below, the Trustee shall authenticate such Notes by manual or facsimile signature upon receipt by it of written orders of the Issuer. The Notes shall be authenticated on behalf of the Trustee by any Responsible Officer of the Trustee.

(h) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless it shall have been executed on behalf of the Issuer as provided in clause (e) above and authenticated by or on behalf of the Trustee as provided in clause (g) above. Such signatures shall be conclusive evidence that such Note has been duly executed and authenticated under this Indenture. Each Note shall be dated the date of its authentication.

(i) The Issuer shall execute and the Trustee shall, in accordance with this Section 2.01, authenticate the Global Notes and deliver the Global Notes to the Depositary. The Depositary will credit, on its internal system, the respective principal amounts of individual Book-Entry Interests to the accounts of persons who have accounts with the Depositary. Ownership of Book-Entry Interests will be limited to Participants or persons who hold Book-Entry Interests through Participants. Ownership of Book-Entry Interests will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to interests of Participants) and the records of Participants (with respect to interests of persons other than Participants).

The Participants shall not have any rights either under this Indenture or under any Global Note held on their behalf by the Depositary. The Holder of any Global Note may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary, as a Holder, or impair, as between the Depositary, as a Holder and the Participants, the operation of customary practices of the Depositary governing the exercise of the rights of an owner of a Book-Entry Interest in any Global Note. The Depositary, as a Holder, may grant proxies and otherwise authorize any person, including the Participants and persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.02. Restrictive Legends. (a) Each Global Note and each Definitive Note (and all Notes issued in exchange therefor or upon registration of transfer or substitution thereof), except as provided in Section 2.13(f), shall bear the following legend (in addition to any other applicable legends or restrictions) on the face thereof:

NEITHER THIS NOTE, NOR ANY INTEREST HEREIN, HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY IN ANY JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT IN TRANSACTIONS NOT SUBJECT TO, OR EXEMPT FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS. BY ITS ACQUISITION HEREOF, EACH HOLDER OR BENEFICIAL OWNER OF AN INTEREST HEREIN (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER”, AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), AND HAS ACQUIRED THIS NOTE, OR SUCH INTEREST HEREIN, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IT IS NOT A U.S. PERSON, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) AND IS ACQUIRING THIS NOTE, OR SUCH INTEREST HEREIN, IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S OR (C) IT HAS ACQUIRED THIS NOTE, OR SUCH INTEREST HEREIN, PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (“RULE 144”) OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND, IN EACH OF THE CASES (A) THROUGH (C) ABOVE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY STATE IN THE UNITED STATES OR ANY APPLICABLE JURISDICTION; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE, OR AN INTEREST HEREIN, EXCEPT (A) TO THE ISSUER, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A, (C) IN AN “OFFSHORE TRANSACTION” (AS DEFINED IN REGULATION S) IN COMPLIANCE WITH RULE 904 OF REGULATION S OR (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 (IF AVAILABLE) OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND, IN EACH OF THE CASES (A) THROUGH (D) ABOVE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE IN THE UNITED STATES OR ANY OTHER

APPLICABLE JURISDICTION; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE, OR A BENEFICIAL INTEREST HEREIN, IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE TRANSFER NOTICE ATTACHED HERETO AND SUBMIT SUCH TRANSFER NOTICE TO THE TRUSTEE. IF THE PROPOSED TRANSFER IS PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144, OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE IS SUBJECT TO THE TRANSFER AND EXCHANGE PROVISIONS SET FORTH IN SECTION 2.13 OF THE INDENTURE.

(b) Each Definitive Note (except as provided in Section 2.13(f)) shall also bear the following legend on the face thereof:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH ON THE REVERSE HEREOF.

(c) (i) Each Class A Note and each Class B Note shall also bear the following legends on the face thereof (to be added preceding the second to last sentence of the legend set forth in Section 2.02(a) hereof):

BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS AND AGREES THAT EITHER (A) IT IS NOT AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY REQUIREMENTS OF TITLE I OF ERISA, A “PLAN” AS DESCRIBED IN SECTION 4975(E)(1) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” PURSUANT TO 29 C.F.R. SECTION 2510.3-101, SECTION 3(42) OF ERISA, OR OTHERWISE OR A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (B) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN, A VIOLATION OF ANY SIMILAR LAW. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

(ii) Each Regulation S Global Note shall, in addition to the legends specified in clause (c)(i) above, bear the following legend on the face thereof:

PRIOR TO THE EXPIRATION OF THE FORTY-DAY PERIOD FROM AND INCLUDING THE LATER OF THE COMMENCEMENT OF THE OFFERING OF THE NOTES EVIDENCED HEREBY AND DATE OF ISSUANCE HEREOF, THIS NOTE, OR ANY BENEFICIAL INTEREST HEREIN, MAY NOT BE RESOLD OR OTHERWISE TRANSFERRED EXCEPT (A) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S, OR (B) TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A,

IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

(d) Each Class E Note shall also bear the following legend on the face thereof (to be added preceding the second to last sentence of the legend set forth in Section 2.02(a) hereof):

IN ADDITION, PRIOR TO ANY TRANSFER OF THIS NOTE, THE TRUSTEE AND THE ISSUER MUST RECEIVE AN OPINION FROM THE TAX ADVISORS TO THE ISSUER IN IRELAND, TO THE EFFECT THAT NO ISSUER GROUP MEMBER (AS DEFINED IN THE INDENTURE) SHOULD SUFFER MATERIALLY ADVERSE IRISH TAXES AS A RESULT OF THE TRANSFER. BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS AND AGREES THAT IT IS NOT AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY REQUIREMENTS OF TITLE I OF ERISA, A “PLAN” AS DESCRIBED IN SECTION 4975(E)(1) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” PURSUANT TO 29 C.F.R. SECTION 2510.3-101, SECTION 3(42) OF ERISA, OR OTHERWISE OR A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

Section 2.03. Registrar and Paying Agent. (a) With respect to each subclass of Notes, there shall at all times be maintained (i) an office or agency in the location set forth in Section 12.05 where Notes of such subclass may be presented or surrendered for registration of transfer or for exchange (the “Registrar”), (ii) an office or agency in the location set forth in Section 12.05, other than Ireland, where Notes of any subclass may, to the extent required hereunder, be presented for payment (each, a “Paying Agent”) and (iii) an office or agency where notices and demands in respect of the payment of such Notes may be served. The Issuer shall cause the Registrar to keep a register of each registered holder of each subclass of Notes, of the increase and decrease thereof, and of the transfer and exchange thereof, as well as of the Outstanding Principal Balance of each Outstanding Note (which, absent manifest error, shall be prima facie evidence of the Outstanding Principal Balance thereof) (the “Register”). Written notice of any change of location of such office or agency shall be given by the Trustee to the Issuer and the Holders of such subclass. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

(b) Each Authorized Agent shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, with a combined capital and surplus of at least $75,000,000 (or having a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally Guaranteed by a corporation organized and doing business under the laws of the United States, any state or territory thereof or of the District of Columbia and having a combined capital and surplus of at least $75,000,000) and shall be authorized under the laws of the United States or any state or territory thereof to exercise corporate trust powers, subject to supervision by Federal or state authorities (such requirements, the “Eligibility Requirements”). The Trustee shall initially be a Paying Agent and Registrar hereunder with respect to the Notes of each subclass.

(c) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

(d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Issuer may, and at the request of the Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or if at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed by the Trustee), the Issuer shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Issuer shall give written notice of any such appointment made by it to the Trustee; and in each case the Trustee shall mail notice of such appointment to all Holders of the related subclass as their names and addresses appear on the Register, as the case may be, for such subclass.

(e) The Issuer agrees to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses to be agreed to pursuant to separate agreements with each such Authorized Agent.

Section 2.04. Paying Agent to Hold Money in Trust. (a) The Trustee shall require each Paying Agent other than the Trustee to agree in writing that all moneys deposited with any Paying Agent for the purpose of any payment on the Notes shall be deposited and held in trust for the benefit of the Holders (with regard to payments on the Notes) subject to the provisions of this Section. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Holders with respect to which such money was deposited.

(b) The Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Section 2.05. Method of Payment. (a) On each Payment Date, the Trustee shall pay, or shall instruct a Paying Agent to pay, to the extent of the Available Collections therefor transferred to a Note Account, to the Holders all principal, Redemption Price or Outstanding Principal Balance of, and interest on, the Notes of each subclass ; provided, that in the event and to the extent receipt of any payment is not confirmed by the Trustee or Paying Agent by 1:00 p.m. (New York City time) on such Payment Date or any Business Day thereafter, distribution thereof shall be made on the Business Day following the Business Day such payment is received.

(b) Payments on a Payment Date with respect to (i) any Notes in the form of Global Notes shall be made by wire transfer to or as instructed by the Depositary at least five (5) Business Days before the applicable Payment Date so long as it is the Holder thereof and (ii) Notes in the form of Definitive Notes shall be made by check mailed to each Holder of a Definitive Note determined on the applicable Record Date, at its address appearing in the applicable Register; alternatively, Holders of Definitive Notes having an aggregate principal amount of not less than $1,000,000, upon application in writing to the Trustee, not later than the applicable Record Date, may have such payment made by wire transfer to an account designated by such Holder at a financial institution in New York, New York. The final payment with respect to any Global Note or Definitive Note, however, shall be made only upon presentation and surrender of such Note by the Holder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent) specified in the notice given by the Trustee or Paying Agent with respect to such final payment. The Trustee or Paying Agent shall mail such notice of the final payment of each Note to the Holder thereof, specifying the date and amount of such final payment, no later than five (5) Business Days prior to such final payment and such notice shall also be published by such publication as the Irish Stock Exchange may require.

Section 2.06. Minimum Denomination. Each subclass of Class A Notes shall be issued and may be transferred only in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof. Each subclass of Class B Notes shall be issued and may be transferred only in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof. Each subclass of Class E Notes shall be issued in minimum denominations of $1,000,000 and integral multiples of $1,000 in excess thereof.

Section 2.07. Transfer and Exchange; Cancellation.

(a) Transfers and Exchanges. Transfer of any Global Note shall be by delivery. The Issuer represents that it has agreed with the Depositary that a Global Note and the corresponding Book-Entry Interests therein shall only be transferred in accordance with the Applicable Procedures of the Depositary. All Global Notes will be exchanged by the Issuer and authenticated by the Trustee for Notes in definitive registered form substantially as set forth in the applicable exhibit to this Indenture (each, a “Definitive Note”) if (i) the Issuer or the Depositary advises the Trustee in writing that the Depositary is no longer willing or able to properly discharge its responsibilities as depositary and the Issuer is unable to appoint a successor depositary acceptable to the Trustee within ninety (90) days of such notice, (ii) as a result of any amendment to or change in the laws or regulations of the Cayman Islands or Ireland or of any authority therein or thereof having power to tax or in the interpretation or administration of such laws or regulations which become effective on or after the Closing Date, the Issuer or any Paying Agent becomes aware that it is or will be required to make any deduction or withholding from any payment in respect of Notes represented by such Global Note which would not be required if such Notes were in definitive form or (iii) after the occurrence of an Event of Default with respect to any subclass of Notes, owners of Book-Entry Interests of such subclass representing an aggregate of not less than 51% of the aggregate Outstanding Principal Balance of Notes of such subclass advise the Issuer, the Trustee and the Depositary through the Participants in writing that the continuation of a book-entry system through the Depositary (or a successor thereto) is no longer in the best interests of such owners. Upon surrender to the Trustee of the Global Notes of any subclass, accompanied by registration instructions from the Holder of such Global Note (and any other documentation reasonably requested by the Trustee), the Issuer shall issue and the Trustee shall authenticate and deliver the Definitive Notes of such subclass to the owners of interests thereon.

None of the Issuer, the Paying Agent or the Trustee shall be liable for any delay in delivery of such registration instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions as provided in accordance with the terms of this Indenture. Upon the issuance of Definitive Notes of any subclass, the Trustee shall recognize the Persons in whose name the Definitive Notes are registered in the Register as Holders of such subclass hereunder. Neither the Issuer nor the Trustee shall be liable if the Trustee or the Issuer is unable to appoint a successor Depositary.

The transfer and exchange of Book-Entry Interests for other Book-Entry Interests shall be effected through the Depositary, in accordance with this Indenture and the Applicable Procedures of the Depositary therefor. Book-Entry Interests corresponding to Global Notes shall be subject to restrictions on transfer comparable to those set forth in Section 2.13 and elsewhere herein. The Trustee shall have no obligation to ascertain the Depositary’s compliance with any such restrictions on transfer.

Any Book-Entry Interest corresponding to one of the Global Notes of any subclass that is transferred to a Person who will hold such Book-Entry Interest in the form of an interest in the other Global Note of such subclass will, upon transfer, cease to be an interest in such first Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to Book-Entry Interests in such other Global Note for as long as it remains such an interest.

Global Notes may also be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.14. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof pursuant to Section 2.08 shall be authenticated and delivered in the form of, and shall be, a Global Note in registered form. A Global Note may not be exchanged for another Note other than as provided in Sections 2.07(a), 2.08 and 2.14.

(b) Transfer and Exchange of Definitive Notes. A Holder may transfer a Definitive Note only by written application to the Registrar stating the name of the proposed transferee (and, if applicable, by providing any other documentation reasonably requested by the Trustee) and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register.

Prior to the due presentment for registration of a transfer of a Definitive Note, the Issuer and the Trustee may deem and treat the applicable registered Holder as the absolute owner and Holder of such Definitive Note for the purpose of receiving payment of all amounts payable with respect to such Definitive Note and for all other purposes and shall not be affected by any written notice to the contrary. The Registrar (if different from the Trustee) shall promptly notify the Trustee and the Trustee shall promptly notify the Issuer of each request for a registration of transfer of a Definitive Note.

When Definitive Notes are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Definitive Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Definitive Notes. Except as set forth in Sections 2.08 and 2.09, no service charge shall be made for any registration of transfer or exchange of any Definitive Notes.

The Issuer shall not be required to exchange or register the transfer of any Definitive Notes as above provided during the 15-day period preceding the Final Maturity Date of any such Notes or during the period after the first mailing of any notice of Redemption. The Issuer shall not be required to exchange or register the transfer of any Definitive Notes that have been selected, called or are being called for Redemption except, in the case of any Definitive Notes where notice has been given that such Definitive Notes are to be redeemed in part, the portion thereof not so to be redeemed.

(c) Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. Each Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange, payment or purchase. The Trustee and no one else shall cancel and destroy in accordance with its customary practices in effect from time to time any such Notes, together with any other Notes surrendered to it for registration of transfer, exchange or payment. The Issuer may not issue new Notes (other than Refinancing Notes issued in connection with any Refinancing) to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.08. Mutilated, Destroyed, Lost or Stolen Notes. (a) If any Definitive Note or Global Note shall become mutilated, destroyed, lost or stolen, the Issuer shall, upon the written request of the Holder thereof and presentation of such Note or satisfactory evidence of destruction, loss or theft thereof to the Trustee or Registrar issue, and the Trustee shall authenticate, and the Trustee or Registrar shall deliver in exchange therefor or in replacement thereof, a new Definitive Note or Global Note of the same subclass, payable to such Holder in the same principal amount, of the same maturity, with the same payment schedule, bearing the same interest rate and dated the date of its authentication. If the Definitive Note or Global Note being replaced has become mutilated, such Note shall be surrendered to the Trustee or the Registrar and forwarded to the Issuer by the Trustee or the Registrar. If the Definitive Note or Global Note being replaced has been destroyed, lost or stolen, the Holder thereof shall furnish to the Issuer, the Trustee or the Registrar (a) such security or indemnity as may be required by them to save the Issuer, the Trustee and the Registrar harmless and (b) evidence satisfactory to the Issuer, the Trustee and the Registrar of the destruction, loss or theft of such Definitive Note or Global Note and of the ownership thereof. The Holder(s) will be required to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the fees and expenses of the Trustee and the Registrar) connected therewith.

Section 2.09. Payments of Transfer Taxes. (a) Upon the transfer of any Note or Notes pursuant to Section 2.07, the Issuer or the Trustee may require from the party requesting such new Note or Notes payment of a sum to reimburse the Issuer or the Trustee for, or to provide funds for the payment of, any transfer tax or similar governmental charge payable in connection therewith.

Section 2.10. Refinancing of Class A Notes and Class B Notes. (a) Subject to paragraphs (b), (c) and (d) below and Section 5.02(f)(ii), the Issuer may issue Refinancing Notes pursuant to this Indenture for the purpose of refinancing the Outstanding Principal Balance of any subclass of Class A Notes or Class B Notes (including refinancings of Refinancing Notes), in whole but not in part, and/or Additional Notes. Each refinancing of any subclass of Class A Notes or Class B Notes with the proceeds of an offering of Refinancing Notes (a “Refinancing”) shall be authorized pursuant to one or more Board Resolutions and shall be effected only following a Rating Agency Confirmation and obtaining the prior written consent of the Liquidity Facility Provider (unless the Liquidity Facility Non-Consent Event has occurred or will occur in connection with such Refinancing). Each Refinancing Note shall constitute a “Note” for all purposes under this Indenture, and shall have the class or subclass designation and such further designations added or incorporated in such title as specified in the related Board Resolutions, in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, as the case may be.

(b) A Refinancing of any subclass of Class A Notes or Class B Notes in whole but not in part may occur on any Business Day after the Initial Closing Date and shall be effected as an Optional Redemption pursuant to Section 3.11. On the date of any Refinancing, the Issuer shall issue and sell an aggregate principal amount of Refinancing Notes not to exceed the Redemption Price of the Notes being refinanced thereby plus the Refinancing Expenses relating thereto, and any amount to be deposited in any Cash Collateral Account for such Refinancing Notes. The proceeds of each sale of Refinancing Notes shall be used to make the deposit required by Section 3.12(b), to pay such Refinancing Expenses, and to fund such Cash Collateral Account.

(c) Each Refinancing Note shall contain such terms as may be established in or pursuant to the related Board Resolutions (subject to Section 2.01), in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes to the extent permitted below, and shall have the same ranking pursuant to Section 3.09 with respect to all other Obligations as the Notes of the class to which such Refinancing Notes belong (and, with respect to other subclasses of such class, as provided in Section 3.10). Prior to any Refinancing, any or all of the following, as applicable, with respect to the related issue of each subclass of Refinancing Notes shall have been determined by the Issuer and set forth in one or more Board Resolutions, in any indenture supplemental hereto or specified in the form of such Notes, as the case may be:

(i) the Class A Notes and/or the Class B Notes to be refinanced by such Refinancing Notes;

(ii) the aggregate principal amount of such Refinancing Notes that may be issued;

(iii) the proposed date of such Refinancing, subject to revocation or cancellation as provided in Section 3.11(e);

(iv) the Scheduled Final Payment Date and the Final Maturity Date of such Refinancing Notes;

(v) whether such Refinancing Notes are to have the benefit of any Eligible Credit Facility or other credit support and/or any increase in Required Amount for any Cash Collateral Account for the related class or classes of Notes and, if so, the amount and terms thereof;

(vi) the rate at which such Refinancing Notes shall bear interest or the method by which such rate shall be determined;

(vii) if other than denominations of $250,000 or higher integral multiples of $1,000 (with respect to Class A Notes) or $250,000 or higher integral multiples of $1,000 (with respect to Class B Notes) or $1,000,000 or higher (with respect to Class E Notes), the denomination or denominations in which such Refinancing Notes shall be issuable;

(viii) whether beneficial owners of interests in any such permanent global Refinancing Note may exchange such interests for Refinancing Notes of the same class or subclass and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.07, and the circumstances under which and the place or places where any such exchanges may be made and the identity of any initial depositary therefor if not the Depositary;

(ix) any adjustments to be made, consistent with Section 3.10, to the applicable Pool Factors as a result of the issuance of such Refinancing Notes;

(x) the class and subclass of Notes to which such Refinancing Notes belong; and

(xi) any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to such Refinancing Notes (which terms shall comply with Applicable Law and not be inconsistent with the requirements or restrictions of this Indenture, including Section 5.02(f)(ii)).

If any of the terms of any issue of Refinancing Notes are established by action taken pursuant to one or more Board Resolutions, such Board Resolutions shall be delivered to the Trustee setting forth the terms of such Refinancing Notes.

(d) In connection with any Refinancing of a subclass of Class A Notes and/or Class B Notes, as applicable, that has occurred with the prior written consent of the Liquidity Facility Provider, the Liquidity Facility shall be amended to cover such subclass of Class A Notes and/or Class B Notes, as applicable, and the Liquidity Facility Provider shall deliver a new liquidity facility or amended Liquidity Facility, as applicable, to the Trustee on such terms and conditions and for such additional fees as the Liquidity Facility Provider and the Issuer shall agree. In connection with the amendment of the Liquidity Facility to cover the Refinancing Notes, the Liquidity Facility Provider agrees to deliver to the Issuer, on or prior to the date of Refinancing, legal opinions and corporate documents in respect of the amended Liquidity Facility, substantially similar in form, scope and substance to the legal opinions and corporate documents delivered by the Liquidity Facility Provider on the Initial Closing Date. The Liquidity Facility Provider agrees that its rights of reimbursement in respect of the drawings under the amended Liquidity Facility will be the same as its rights of reimbursement set forth in Section 3.09(e).

(e) In connection with any Refinancing of a subclass of Class A Notes and/or Class B Notes, as applicable, the Issuer shall pay to all parties to the Related Documents all reasonable costs and expenses related thereto.

Section 2.11. Additional Notes. (a) Subject to Section 2.01(a) and the next succeeding two sentences and paragraph (b) below and Section 5.02(f)(iv) and, in the case of Additional Class E Notes, Section 5.02(f)(viii), as applicable, the Issuer may issue Additional Notes pursuant to this Indenture, the proceeds of which in each case shall be used to acquire Additional Aircraft or to make payments into a Cash Collateral Account or the Collections Account as Reserved Cash or to pay expenses related thereto (each, an “Additional Issuance”). Each issuance of Additional Notes shall be authorized pursuant to one or more Board Resolutions and shall be effected (other than in the case of Additional Class E Notes) only following a Rating Agency Confirmation, and with the prior written consent of the Liquidity Facility Provider (unless the Liquidity Facility Non-Consent Event has occurred) and the Holders of the Class E

Notes. Each Additional Note shall constitute a “Security” for all purposes under this Indenture and shall have such subclass and such further designations added or incorporated in such title as specified in the related Board Resolutions, in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, as the case may be.

(b) Each Additional Note shall contain such terms as may be established in or pursuant to the related Board Resolutions (subject to Section 2.01), in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes to the extent permitted below, and shall have the same ranking pursuant to Section 3.09 with respect to all other Obligations as the Notes of the class to which such subclass of Additional Notes belong (and, with respect to other subclasses of such class, as provided in Section 3.10). Prior to any issuance, any or all of the following, as applicable, with respect to the related Additional Notes shall have been determined by the Issuer and set forth in one or more Board Resolutions, in any indenture supplemental hereto or specified in the form of such Notes, as the case may be:

(i) the subclass of Additional Notes to be issued;

(ii) with respect to each such subclass of Additional Notes:

(A) the aggregate principal amount of any such Additional Notes that may be issued;

(B) the proposed date of such Additional Issuance;

(C) the Scheduled Final Payment Date and the Final Maturity Date of any such Additional Notes;

(D) whether any such Additional Notes are to have the benefit of any Eligible Credit Facility or other credit support and/or any increase in Required Amount for any Cash Collateral Account for the related class or classes of Notes and, if so, the amount and terms thereof;

(E) the rate at which any such Additional Notes shall bear interest or the method by which such rate shall be determined;

(F) if other than denominations of $250,000 or higher integral multiples of $1,000 (with respect to Class A Notes) or $250,000 or higher integral multiples of $1,000 (with respect to Class B Notes) or $1,000,000 or higher (with respect to Class E Notes), the denomination or denominations in which any such Additional Notes shall be issuable;

(G) any adjustments to be made, consistent with Section 3.10, to the applicable Pool Factors as result of the issuance of any such Additional Notes and, in the case of Additional Notes that are to be Fixed Rate Notes, any adjustments to be made to the applicable Scheduled Class Percentages and a schedule of Assumed Principal Payments, if applicable; and

(H) any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to any such Additional Notes (which terms shall comply with Applicable Law and not be inconsistent with the requirements or restrictions of this Indenture, including Section 5.02(f)(iv)); and

(iii) to what extent the proceeds of such Additional Notes are to be used to acquire Additional Aircraft and a description of such Additional Aircraft.

If any of the terms of any issue of any such Additional Notes are established by action taken pursuant to one or more Board Resolutions, such Board Resolutions shall be delivered to the Trustee setting forth the terms of such Additional Notes.

Section 2.12. Delivery of Remaining Aircraft. Upon receipt by the Trustee of a certificate executed by a Director stating (i) that a Remaining Aircraft has been delivered under and in accordance with the Purchase Agreement, (ii) that no waiver of the conditions specified in Clause 13.2 of the Purchase Agreement has occurred with respect to such Remaining Aircraft (or the relevant Company or U.S. Trust) without prior written notification to the Rating Agencies, (iii) that an additional Class E-1 Note shall be issued to the Seller in the principal amount of the Class E-1 Note allocable to such Remaining Aircraft, as set forth in Clause 2.2 of the Purchase Agreement and as such allocable amount with respect to the Class E-1 Note may be adjusted according to the Purchase Agreement, and specifying the principal amount of such Class E-1 Note to be issued and (iv) the Aircraft Allocation Amount with respect to such Remaining Aircraft, and wire instructions for the payment of such funds, the Trustee shall (x) authenticate an additional Class E-1 Note issued by the Issuer in a principal amount equal to the amount certified by the Issuer with respect to such Remaining Aircraft to, and register such Note in the name of, the Seller and (y) transfer funds in the amount of the Aircraft Allocation Amount for such Remaining Aircraft from the relevant Aircraft Purchase Account in the amount so certified and in accordance with the written instructions provided by the Issuer in accordance with Section 3.05(a).

Section 2.13. Special Transfer Provisions.

(a) Certain Transfers and Exchanges of Book-Entry Interests. In connection with all transfers and exchanges of Book-Entry Interests, other than transfers of Book-Entry Interests corresponding to a Global Note to Persons who will hold such Book-Entry Interest in the form of a Book-Entry Interest corresponding to the same Global Note, the transferor of such Book-Entry Interest must deliver to the Trustee either (i) (A) instructions from a Participant given in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a Book-Entry Interest corresponding to the specified Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged, (B) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase and (C) instructions given by the Depositary to effect the transfer referred to in (A) and (B) above or (ii) (A) instructions from a Participant given in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note, as the case may be, by means of the process set forth in Section 2.07(a) (if permitted pursuant to Section 2.07) in an amount equal to the Book-Entry Interest to be transferred or exchanged and (B) instructions given by the Holder of the Global Note to effect the transfer referred to in (A) above.

(b) Transfer of Book-Entry Interests in the Same Global Note. Book-Entry Interests corresponding to any Global Note may be transferred to Persons who will hold such Book-Entry Interest in the form of a Book-Entry Interest corresponding to the same Global Note in accordance with the transfer restrictions set forth in the Restrictive Legend.

(c) Transfer of Book-Entry Interests to Another Global Note. Book-Entry Interests corresponding to one of the Global Notes of any subclass may be transferred to Persons who will hold such Book-Entry in the form of a Book-Entry Interest corresponding to the other Global Note of such subclass if the Depositary receives the following:

(i) if prior to or on the fortieth (40th) day after the later of the commencement of the offering of the Notes and the relevant Closing Date (the “Restricted Period”), the transferor holds such Book-Entry Interest corresponding to a Regulation S Global Note and if the transferee will hold such interests in the form of a Book-Entry Interest corresponding to a Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit F hereto, including the certifications in item (1) thereof. After the expiration of the Restricted Period the certification requirements of this clause (i) will no longer apply to such transfers; and

(ii) if the transferee will hold such interests in the form of a Book-Entry Interest corresponding to a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit F hereto, including the certifications in item (2) thereof.

(d) Notation by the Trustee of Transfer of Book-Entry Interests Among Global Notes. Upon satisfaction of the requirements for transfer of Book-Entry Interests pursuant to paragraphs (a) and (c) above, the Depositary shall present to the Trustee the relevant Global Note from which the Book-Entry Interests are being transferred to reduce the principal amount of such Global Note and the relevant Global Note to which the Book-Entry Interests are being transferred to increase the principal amount of such Global Note, in each case, by the principal amount of such Book-Entry Interests being transferred (and an appropriate notation shall be made thereon by the Trustee). The Trustee shall then promptly deliver appropriate instructions to the Depositary to reduce or reflect on its records a reduction of the Book-Entry Interests in the Global Note from which the Book-Entry Interests, if any, are being transferred by the principal amount of such Book-Entry Interests, if any, and the Trustee shall promptly deliver appropriate instructions to the Depositary concurrently with such reduction, to increase or reflect on its records an increase of the Book-Entry Interests, if any, in the Global Note to which Book-Entry Interests, if any, are being transferred by the principal amount of such Book-Entry Interests, and to credit or cause to be credited to the account of the Participant specified in the instructions delivered by the transferor of such Book-Entry Interests, if any, pursuant to paragraph (a) of this Section 2.13 the Book-Entry Interests, if any, being transferred.

(e) Exchange of Book-Entry Interests for Definitive Notes. Any Definitive Note delivered in exchange for a Book-Entry Interest corresponding to a Rule 144A Global Note or Regulation S Global Note, as the case may be, pursuant to Section 2.07(a) shall, except as otherwise provided by paragraph (f) of this Section 2.13, bear the Restrictive Legend set forth in Section 2.02.

(f) Restrictive Legend. Upon the transfer, exchange or replacement of Definitive Notes not bearing the Restrictive Legend, the Registrar shall deliver Definitive Notes that do not bear the Restrictive Legend. Upon the transfer, exchange or replacement of Definitive Notes bearing the Restrictive Legend, the Registrar shall deliver only Definitive Notes that bear the Restrictive Legend unless, in the case of Class A Notes or Class B Notes, as applicable, there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(g) General. By its acceptance of any Note bearing the Restrictive Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restrictive Legend and agrees that it will transfer such Note only as provided in this Indenture. By its acceptance of a Book-Entry Interest corresponding to any Global Note, each such owner acknowledges the restrictions on transfer of such Book-Entry Interest set forth in this Indenture and agrees that it will transfer such Book-Entry Interest only as set forth in this Indenture. The Registrar shall not register a transfer of any Definitive Note unless such transfer complies with the restrictions on transfer of such Definitive Note set forth in this Indenture. In connection with any transfer of Notes or Book-Entry Interests corresponding thereto, each Holder or owner thereof agrees by its acceptance of such Notes or such Book-Entry Interests to furnish the Trustee or the Depositary, as the case may be, the certifications and legal opinions described herein to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act and, if applicable, that the transfer satisfies the requirements of Section 2.13(h); provided that the Trustee or Depositary, as the case may be, shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such legal opinions.

The Trustee shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.13 in accordance with its customary procedures. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

(h) Transfers of Class E Notes. Class E Notes may be transferred only if (i) after giving effect to any such transfer, Avolon directly or indirectly holds at least 16.67% of the Outstanding Principal Balance of the Class E-1 Notes (unless waived by the Holders of a majority of the Outstanding Principal Balance of the Class A-1 Notes) and (ii) the Trustee and the Issuer receive an opinion from the tax advisors to the Issuer in Ireland to the effect that no Issuer Group Member should suffer materially adverse Irish tax consequences as a result of the transfer.

Section 2.14. Temporary Definitive Notes. Pending the preparation of Definitive Notes of any subclass, the Issuer may execute and the Trustee may authenticate and deliver temporary Definitive Notes of such subclass which are printed, lithographed, typewritten or otherwise produced, in any denomination, containing substantially the same terms and provisions as are set forth in the applicable exhibit hereto or in any indenture supplemental hereto, except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as the Director executing such temporary Definitive Notes may determine, as evidenced by his or her execution of such temporary Definitive Notes.

If temporary Definitive Notes of any subclass are issued, the Issuer will cause Definitive Notes of such subclass to be prepared without unreasonable delay. After the preparation of Definitive Notes of such subclass, the temporary Definitive Notes shall be exchangeable for Definitive Notes upon surrender of such temporary Definitive Notes at the Corporate Trust Office of the Trustee, without charge to the Holder thereof. Upon surrender for cancellation of any one or more temporary Definitive Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor Definitive Notes of like subclass, in authorized denominations and in the same aggregate principal amounts. Until so exchanged, such temporary Definitive Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.15. Statements to Holders. (a) The Issuer shall cause the Administrative Agent to deliver to the Trustee, the Cash Manager and the Directors, and the Trustee shall (or shall instruct any Paying Agent to) distribute or make available to each Holder (including any beneficial owners of Global Notes by delivery to the Depositary), the Liquidity Facility Provider, each Hedge Provider, each Rating Agency and Intex Solutions, Inc. (any such distribution, a “Trustee Report Distribution”), on the second Business Day before each Payment Date and on any other date for distribution of any payments with respect to each subclass of Notes then outstanding, a monthly report, substantially in the form attached as Exhibit E hereto prepared by the Administrative Agent and setting forth the information described therein after giving effect to such payment (each, a “Monthly Report”). The annual Appraisals delivered to the Trustee pursuant to Section 5.03(c) will be reflected in the first Monthly Report following such delivery. By the 15th day of February, May, August and November, the Administrative Agent shall distribute to the Trustee, who shall on the next Payment Date make a Trustee Report Distribution of, a report including (i) a statement setting forth an analysis of the Collections Account activity for the preceding fiscal quarter ended March 31, June 30, September 30 and December 31, respectively, (ii) to the extent necessary, a discussion and analysis of such activity and of any significant developments affecting the Issuer Group in such quarter and (iii) an updated description of the Aircraft then in the Portfolio and the related Lessees (each, a “Quarterly Report”). On or prior to June 30 of each year, commencing in 2014, the Administrative Agent shall distribute to the Trustee, who shall on the next Payment Date make a Trustee Report Distribution of, a report including (x) a statement setting forth an analysis of the Collections Account activity for the preceding fiscal year ended December 31, (y) a discussion and analysis of such activity and of any significant developments affecting the Issuer Group in such year and (z) updated information with respect to the Aircraft then in the Portfolio (each, an “Annual Report”). Each Annual Report shall include audited consolidated financial statements of the Issuer Group. Each Quarterly Report and Annual Report shall also contain a quarterly or annual, as the case may be, statement of (a) the Aircraft on ground distinguishing between those on ground due to any repossessions and those subject to re-marketing for re-leasing and (b) a comparison of actual versus expected payment results. The Trustee shall deliver a copy of, or make available via a website, each Quarterly Report and Annual Report to any Holder or other Secured Party who requests a copy thereof.

(b) The Issuer shall cause the Administrative Agent to deliver, after the end of each calendar year but not later than the latest date permitted by law, to the Trustee, the Cash Manager, the Liquidity Facility Provider and the Directors, and the Trustee shall (or shall instruct any Paying Agent to) furnish to each Person who at any time during such calendar year was a Holder of any subclass of Notes during such calendar year, a statement prepared by the Administrative Agent containing the sum of the amounts determined pursuant to Exhibit E hereto with respect to the subclass of Notes for such calendar year or, in the event such Person was a Holder of any subclass during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Administrative Agent and which a Holder shall reasonably request as necessary for the purpose of such Holder’s preparation of its U.S. federal income or other tax returns. So long as any of the Notes are Global Notes, such report and such other items will be prepared on the basis of such information supplied to the Administrative Agent by the Trustee, and will be available for forwarding by the Trustee to the Depositary and the applicable beneficial owners in the manner described above. In the event that any such information has been provided by any Paying Agent directly to such Person through other tax-related reports or otherwise, the Trustee in its capacity as Paying Agent shall not be obligated to comply with such request for information.

(c) The Issuer shall cause a copy of each statement, report or document described in Section 2.15(a) and Section 6.11 to be concurrently delivered by the Administrative Agent to each Rating Agency and the Servicer and for so long as any Notes are admitted to listing on the Official List of the Irish Stock Exchange and trading on the Global Exchange Market, the Issuer shall cause the audited financial statements of the Issuer to be filed with the Irish Stock Exchange.

(d) At such time, if any, as the Notes of any subclass are issued in the form of Definitive Notes, the Trustee shall prepare and deliver the information described in Section 2.15(b) to each Holder of a Definitive Note of such subclass for the relevant period of ownership of such Definitive Note as appears on the records of the Registrar.

(e) Following each Payment Date and any other date specified herein for distribution of any payments with respect to the Notes and prior to a Refinancing or Redemption, the Trustee shall cause notice thereof to be given (i) by either of (A) the information contained in such notice appearing on the relevant page of the Reuters Screen or such other medium for the electronic display of data as may be approved by the Trustee and notified to Holders or (B) publication in the Financial Times (European Edition) and The Wall Street Journal (National Edition) or, if either newspaper shall cease to be published or timely publication therein shall not be practicable, in such English language newspaper or newspapers as the Trustee shall approve having a general circulation in Europe and the United States and (ii) as long as Global Notes are held through the facilities of the Depositary, Euroclear and/or Clearstream, and so long as such Notes are admitted to listing on the Official List of the Irish Stock Exchange and to trading on the Global Exchange Market and the rules of such exchange so permit as advised by the Listing Agent, delivery of the relevant notice to the Depositary, Euroclear and/or Clearstream for communication by them to the beneficial owners of the Global Notes of such subclass.

Notwithstanding the above, any notice to the Holders of any class or subclass of Floating Rate Notes specifying an interest rate for such Notes, any Payment Date, any principal payment or any payment of premium, if any, shall be validly given by delivery of the relevant notice to the Depositary, Euroclear and/or Clearstream for communication by them to such Holders, and shall be promptly delivered to the Listing Agent for delivery on the Issuer’s behalf to the Companies Announcements Office of the Irish Stock Exchange (other than notices required to be delivered by the Administrative Agent or the Cash Manager under the Related Documents).

(f) The Trustee shall be at liberty to sanction some other method of giving notice to the Holders of any subclass if, in its opinion, such other method is reasonable, having regard to the number and identity of the Holders of such subclass and/or to market practice then prevailing, is in the best interests of the Holders of such subclass and will comply with the rules of the Global Exchange Market as confirmed by the Listing Agent or such other stock exchange (if any) on which the Notes of such subclass are then listed, and any such notice shall be deemed to have been given on such date as the Trustee may approve; provided that notice of such method is given to the Holders of such subclass in such manner as the Trustee shall require.

Section 2.16. CUSIP, CCN and ISIN Numbers. The Issuer in issuing the Notes may use “CUSIP”, “CCN”, “ISIN” or other identification numbers (if then generally in use), and if so, the Trustee shall use CUSIP numbers, CCN numbers, ISIN numbers or other identification numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes; provided further, that failure to use “CUSIP”, “CCN”, “ISIN” or other identification numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice.

Section 2.17. Holder Representations and Covenants. Each Holder and beneficial owner of a Class A Note or a Class B Note, as applicable, by the purchase of such Note or beneficial interest therein, covenants and agrees that it will treat such Note as indebtedness for all purposes and will not take any action contrary to such characterization, including, without limitation, filing any tax returns or financial statements inconsistent therewith.

Section 2.18. Representations and Covenants of the Holders of the Class E Notes. Each holder and beneficial owner of a Class E Note, by the purchase of such Class E Note or beneficial interest therein, covenants and agrees that, except as otherwise required by law, it will treat such Class E Note as equity for U.S. federal income Tax purposes and will not take any action contrary to such characterization, including, without limitation, filing any Tax returns inconsistent therewith.

ARTICLE III

ACCOUNTS; PRIORITY OF PAYMENTS

Section 3.01. Establishment of Accounts; Investments.

(a) Accounts. The Cash Manager, acting on behalf of the Security Trustee, shall direct the Operating Bank (which may be the Trustee or the Security Trustee) in writing to establish and maintain on its books and records in the name of the Security Trustee all of the following accounts: (i) a collections account (the “Collections Account”), (ii) one or more rental accounts (each, a “Rental Account”), (iii) one or more aircraft purchase accounts (the “Aircraft Purchase Accounts”), (iv) a liquidity facility reserve account (the “Liquidity Facility Reserve Account”), (v) a payment account for the Liquidity Facility (the “Liquidity Payment Account”), (vi) a maintenance reserve account (the “Maintenance Reserve Account”), (vii) an Aircraft Disposition account (the “Aircraft Disposition Account”), (viii) a security deposit account (the “Security Deposit Account”), (ix) a lessee-funded account (the “Lessee-Funded Account”), (x) an expense account (the “Expense Account”), (xi) one account (each, a “Note Account”) for each subclass of the Initial Notes, (xii) a defeasance/redemption account (the “Defeasance/Redemption Account”), (xiii) an account to accrue amounts in the event of a DSCR Cash Trap Event (the “DSCR Cash Trap Account”) (xiv) a Hedge Termination Payment account (the “Hedge Termination Payment Account”), and (xv) a refinancing account (the “Refinancing Account”), in each case and in accordance with this Section 3.01 and Section 3.02. The Issuer, in accordance with the Security Trust Agreement, shall also establish and maintain a VAT refund account (the “VAT Account”) at an Eligible Institution. From time to time thereafter, including on any other Closing Date, the Cash Manager, in accordance with the Security Trust Agreement and on behalf of the Security Trustee, will establish such other Accounts as may be authorized or required by this Indenture and the other Related Documents or as may be authorized from time to time by a Board Resolution delivered to the Trustee, the Security Trustee and the Cash Manager.

(b) Eligible Accounts. If, at any time, any Account ceases to be an Eligible Account, the Cash Manager or an agent thereof shall, within ten (10) Business Days, establish a new account meeting the conditions set forth in this Section 3.01 in respect of such Account and transfer any cash or investments in the existing Account to such new account; and from the date such new account is established, it shall have the same designation as the existing Account. If an Operating Bank should change at any time (including, without limitation, any replacement of an Operating Bank for failing to be an Eligible Institution), then the Cash Manager, acting on behalf of the Security Trustee, shall thereupon promptly establish replacement accounts as necessary at the successor Operating Bank and transfer the balance of funds in each Account then maintained at the former Operating Bank pursuant to the terms of the Cash Management Agreement to such successor Operating Bank.

(c) Withdrawals and Transfers Generally. The Security Trustee shall have sole dominion and control over the Accounts (including, inter alia, the sole power to direct withdrawals or transfers from the Accounts), provided that prior to the delivery of a notice pursuant to Section 2.06 of the Security Trust Agreement, the Cash Manager shall be permitted to direct withdrawals and transfers in accordance with the terms and conditions of the Related Documents. Any provision of this Indenture relating to the withdrawal from, or any transfer to or from, any Account by the Cash Manager shall mean any such withdrawal or transfer effected by the Operating Bank at the written direction of the Cash Manager on behalf of or on the Issuer’s instruction (such direction to be provided to the Operating Bank by 1:00 p.m. (New York time) on the date of such transfer or withdrawal or such earlier date and time as may be specified in this Indenture or other Related Document to which the Trustee is a party) given in accordance with the terms of this Indenture, the Cash Management Agreement and the Security Trust Agreement. No deposit, withdrawal or transfer to or from any Account shall be made except in accordance with the terms of this Indenture, the Security Trust Agreement and the Cash Management Agreement or by any Person other than the Operating Bank (at the written direction of the Cash Manager) or, in the case of the Note Accounts, the Trustee (in which respect the Trustee agrees it is acting as the agent of the Security Trustee).

(d) Investments. For so long as any Notes remain Outstanding or amounts are payable to the Holders, the Security Trustee, at the written direction of the Cash Manager, acting on behalf of or on the Issuer’s instructions, shall, or shall direct the Operating Bank holding each Account in writing to, invest and reinvest the funds on deposit in the Accounts in Permitted Account Investments; provided, however, that if an Event of Default has occurred and is continuing, the Security Trustee shall, to the extent possible, invest such amount in Permitted Account Investments described in clause (d) of the definition thereof from the time of receipt thereof until such time as such amounts are required to be distributed pursuant to the terms of this Indenture. In the absence of written direction delivered to the Security Trustee from the Cash Manager, the Security Trustee shall, to the extent possible, invest any funds in Permitted Account Investments described in clause (d) of the definition thereof. The Security Trustee shall make such investments and reinvestments in accordance with the terms of the following provisions:

(i) the Permitted Account Investments shall have maturities and other terms such that sufficient funds shall be available to make required payments pursuant to this Indenture (A) before the next Payment Date after which such investment is made, in the case of investments of funds on deposit in the Collections Account and the Expense Account, (B) as directed in writing by the Cash Manager in accordance with the requirements of the relevant Leases or Aircraft Agreements, in the case of investments of funds on deposit in the Lessee-Funded Account or the Security Deposit Account or (C) on the same day as a payment request is made, in the case of funds on deposit in the Aircraft Purchase Account; provided that an investment maturing within one (1) year of the date of investment shall nevertheless be a Permitted Account Investment if it has been acquired with funds which are not reasonably anticipated, at the discretion of the Cash Manager, to be required to be paid to any other Person or otherwise transferred from the applicable Account prior to such maturity;

(ii) if any funds to be invested are not received in the Accounts by 1:00 p.m. (New York time) on any Business Day, such funds shall, if possible, be invested in overnight Permitted Account Investments described in clause (iv) of the definition thereof on such Business Day and then in accordance with clause (i) of this Section 3.01(d) on the next succeeding Business Day; provided that none of the Trustee, the Security Trustee, the Cash Manager or the Operating Bank shall be liable for any losses incurred in respect of the failure to invest funds not thereby received;

(iii) if required by the terms of a Lease (as directed in writing by the Cash Manager), any investments of funds on deposit as Segregated Funds in the Security Deposit Account or the Lessee-Funded Account shall be made on behalf of the relevant Lessee in such investments as may be required thereunder; and

(iv) if the Permitted Account Investment in which the Cash Manager has directed the Operating Bank to invest any funds in any Account ceases to be a Permitted

Account Investment pursuant to the definition thereof, the Cash Manager shall provide the Operating Bank with new specific written investment directions. None of the Trustee, the Security Trustee or the Operating Bank shall have any duty or obligation to monitor whether an investment meets the requirements of a Permitted Account Investment nor have any liability with respect to any investment which ceases to be a Permitted Account Investment.

(e) The Trustee and the Operating Bank and their affiliates are permitted to receive additional compensation that could be deemed to be in its respective economic self interests for (i) serving as an investment advisor, administrator, shareholder, servicing agent, custodian or subcustodian with respect to certain Permitted Account Investments, (ii) using affiliates to effect transactions in certain Permitted Account Investments and (iii) effecting transactions in certain Permitted Account Investments. None of the Cash Manager, the Operating Bank, the Trustee or the Security Trustee guarantees the performance of any Permitted Account Investments.

Section 3.02. Management of Accounts. Each of the Accounts will be managed and maintained as provided in this Section 3.02:

(a) Collections Account.

(i) The Issuer shall cause the Servicer to direct all Lessees to remit directly to the Collections Account or, as provided in clauses (ii) and (iii) of this Section 3.02(a), to Rental Accounts or any Non-Trustee Account, all Lease Payments owing, from time to time, pursuant to the terms of each Lease. Additional funds may be deposited into the Collections Account from (1) the Accounts, (2) earnings on investments of funds held in the Accounts, (3) net payments, if any, from the counterparties under any Hedge Agreement, and (4) net cash proceeds of any Refinancing Notes.

(ii) Except as provided in clause (iii) of this Section 3.02(a), Lease Payments and other amounts received pursuant to any Related Collateral Document not deposited into the Collections Account shall be deposited into the applicable Rental Account, in each case as the Cash Manager may determine or as provided for in the Cash Management Agreement, it being agreed and understood that any such amounts constituting Segregated Funds may be deposited directly into the Security Deposit Account or appropriate Lessee-Funded Account, as applicable. Except with respect to amounts, if any, that for local tax or other regulatory, legal or Lessee-related reasons must be retained on deposit or as to the transfer of which the Cash Manager determines there is any substantial uncertainty, the Cash Manager shall direct the Operating Bank at which such Rental Account is maintained in writing to transfer all funds deposited in such Rental Account (other than any Maintenance Reserves) to the Collections Account within one Business Day after such funds are deposited, and to transfer to the Maintenance Reserve Account all funds constituting Maintenance Reserves within one Business Day after such funds are deposited; provided that all Maintenance Reserves received after the Initial Closing Date, which are collected in respect of any period prior to the Initial Closing Date, shall be deposited into the Collections Account.

(iii) If the Issuer determines that it is necessary or appropriate for tax or regulatory reasons for a Lessee of an Aircraft to make Lease Payments to an Account owned by the Lessor of such Aircraft, the Issuer shall direct the Cash Manager to establish an Eligible Account (a “Non-Trustee Account”) in the name of such Lessor or the Issuer in accordance with Section 3.01 with an Eligible Institution (which does not have to be the Security Trustee) or with a financial institution other than an Eligible Institution to the extent provided in the definition of “Eligible Account”, and the Issuer shall cause such Lessor (1) to direct such Lessee to make all Lease Payments to such Non-Trustee Account and (2) to take such actions as shall be necessary to pledge such Non-Trustee Account to the Security Trustee pursuant to the Security Trust Agreement (provided that such actions shall not be required to the extent commercially impracticable or unduly burdensome as reasonably determined by the Security Trustee). Thereafter, except with respect to amounts, if any, that for local tax or other regulatory, legal or other Lessee-related reasons must be retained on deposit or as to the transfer of which the Cash Manager determines there is any substantial uncertainty, the Cash Manager shall direct the financial institution at which such Non-Trustee Account is maintained to transfer all funds deposited in such Non-Trustee Account in accordance with Section 3.02(a)(ii) within one (1) Business Day after such funds are deposited.

(b) Aircraft Purchase Account.

(i) As and to the extent provided in Section 3.06(a) (and, in the case of any Additional Aircraft acquired with the proceeds of Additional Notes, as supplemented by the terms of any indenture supplemental hereto or a Board Resolution with respect to the Additional Notes for such Additional Aircraft), an amount equal to the Aircraft Allocation Amount for each Initial Aircraft or, in the case of an Additional Aircraft being acquired with the proceeds of Additional Notes, an amount equal to the Aircraft Allocation Amount for such Additional Aircraft, will be transferred from the Collections Account out of the proceeds of the Initial Notes or out of the proceeds of the Additional Notes (as the case may be) to the Aircraft Purchase Account for such Aircraft on the applicable Closing Date. As and to the extent provided in Sections 3.06 and 5.02(h), if the acquisition of an Additional Aircraft is to be funded using Available Disposition Proceeds, an amount equal to the amount permitted to be applied for such purpose will be transferred from the Aircraft Disposition Account to the Aircraft Purchase Account for such Aircraft on the applicable Delivery Date for such Aircraft. Any amounts so deposited in an Aircraft Purchase Account will be held in that Account and invested in Permitted Account Investments until applied as provided in Section 3.06. The Issuer or the Administrative Agent shall notify the Security Trustee and the Cash Manager of the satisfaction or waiver (specifying which) of all conditions for the payment of the Aircraft Purchase Price of any Aircraft not acquired on the Initial Closing Date.

(ii) If a Default Notice shall have been delivered to the Trustee or an Acceleration Default shall have occurred, then the Controlling Party will direct the Trustee to transfer to the Collections Account all or any portion of the Balance in the Aircraft Purchase Account for application in accordance with Section 3.09(b) hereto.

(iii) On the Delivery Date of the first Initial Aircraft, an amount equal to $ 2,803,111.25 (the “Hold-Back Amount”) will be held back by the Cash Manager from the Aircraft Allocation Amount for such Aircraft. In the event of any Required Expense Shortfall, Senior Hedge Payment Shortfall, Class A Interest Shortfall or Class B Interest Shortfall occurring on or prior to the Delivery Expiry Date, an amount equal to the aggregate of such shortfalls up to the remaining portion of the Hold-Back Amount shall be transferred from the applicable Aircraft Purchase Account to the Collections Account on or prior to the relevant Payment Date (and prior to any drawing on the Liquidity Facility). On the Delivery Date of the fifteenth (15th) Initial Aircraft, the Cash Manager will direct the Operating Bank to pay the remaining portion of the Hold-Back Amount to the applicable Seller.

(c) Liquidity Facility Reserve Account. Following the funding of the Liquidity Facility Reserve Account with a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing, if the Cash Manager determines that on any Payment Date after making all withdrawals and transfers to be made with respect to such Payment Date, the Available Collections will be insufficient (x) to transfer to the Expense Account an amount such that the amount on deposit therein is equal to the Required Expense Amount for such Payment Date, (y) to pay Senior Hedge Payments to each applicable Hedge Provider, in each case as provided in Section 3.09 and (z) to pay the Interest Amount for the Class A-1 Notes and Class B-1 Notes, in each case as provided in Section 3.09, the Cash Manager shall so notify the Trustee and the Liquidity Facility Provider in writing under Section 3.07 and shall direct the Operating Bank in writing on such Payment Date to withdraw from the Liquidity Facility Reserve Account the lesser of (i) the amount equal to the shortfall in making the payments set forth in clauses (x), (y) and (z) above and (ii) the amount on deposit therein. The Trustee shall, as directed in writing by the Cash Manager, apply the amount so withdrawn, first, to the Expense Account an amount such that the amount on deposit therein is at least equal to the Required Expense Amount for such Payment Date and second, in no order of priority inter se, but pro rata, (A) to the Note Accounts for the Class A-1 Notes and Class B-1 Notes, the Interest Amount on the Class A-1 Notes and Class B-1 Notes; and (B) pro rata, to any Hedge Provider, an amount equal to any Senior Hedge Payment due from any Issuer Group Member pursuant to any Hedge Agreement. After a Downgrade Drawing or a Non-Extension Drawing has been made, the Liquidity Facility Provider may instruct the Cash Manager, and the Cash Manager shall so instruct the Trustee, with respect to the Permitted Account Investments in which the proceeds of such Downgrade Drawing or Non-Extension Drawing shall be invested. Other than as set forth in Section 3.14(f), in no event shall any amount (other than the Investment Earnings) be transferred from the Liquidity Facility Reserve Account to the Collections Account.

(d) Maintenance Reserve Account.

(i) On each Payment Date on which the amount of Available Collections is to be distributed pursuant to Section 3.09(a), the Trustee shall, as directed by the Cash Manager in accordance with the Payment Date Schedule delivered pursuant to Section 3.07(g) hereof, deposit funds into the Maintenance Reserve Account equal to, if applicable, the Required Maintenance Reserve Amount, to the extent of the amount of Available Collections as provided in Section 3.09(a).

(ii) On any Payment Date immediately following the date on which a Maintenance Support Evaluation is delivered pursuant to Section 5.03(k) and as of which the amount on deposit in the Maintenance Reserve Account exceeds the then applicable Required Maintenance Reserve Amount (after giving effect to all other payments to be made on such Payment Date), the Cash Manager shall direct the Trustee in writing to transfer from the Maintenance Reserve Account to the Collections Account, for inclusion in the amount of Available Collections on such Payment Date, the excess, if any, of the Balance in the Maintenance Reserve Account over the Required Maintenance Reserve Amount.

(iii) If (A) an Event of Default shall have occurred and a Default Notice shall have been delivered to the Trustee or an Acceleration Default shall have occurred, or (B) all Aircraft shall have been sold or otherwise disposed of, then the Controlling Party may direct the Trustee to transfer to the Collections Account all or any portion of the Balance in the Maintenance Reserve Account.

(e) Aircraft Disposition Account.

(i) The Issuer shall cause, and shall cause each Issuer Subsidiary to cause, each purchaser of an Aircraft in an Aircraft Disposition, to remit directly to the Aircraft Disposition Account the Net Sales Proceeds for such Aircraft Disposition, provided that no Event of Default has occurred and is continuing at the time of such Aircraft Disposition. In addition, so long as no Event of Default shall have occurred and be continuing, the Cash Manager shall direct the Trustee in writing to transfer from the Collections Account to the Aircraft Disposition Account any such Net Sales Proceeds that have been deposited in the Collections Account, in each case promptly and not later than the next Payment Date. The Administrative Agent shall maintain records of the amounts in the Aircraft Disposition Account allocable to each Aircraft Disposition.

(ii) Subject to Sections 3.06 and 5.02(h), the Issuer or any Issuer Subsidiary may (1) instruct the Cash Manager to retain amounts on deposit in the Aircraft Disposition Account so long as they constitute Available Disposition Proceeds (provided that at any time such retained amounts no longer constitute Available Disposition Proceeds as determined by the Servicer, the Cash Manager shall direct the Trustee to distribute such amounts as provided in Section 3.09(c)), and (2) on the Delivery Date of any Additional Aircraft to be purchased using Available Disposition Proceeds, cause to be transferred to the applicable Aircraft Purchase Account the Aircraft Allocation Amount with respect to such Additional Aircraft.

(iii) Unless retained and/or applied as set forth in clause (ii) above, on each Payment Date, the Cash Manager shall direct the Trustee to distribute such Net Sales Proceeds as provided in Section 3.09(c).

(iv) If an Event of Default shall have occurred and a Default Notice shall have been delivered to the Trustee or an Acceleration Default shall have occurred, then the Controlling Party may direct the Trustee to transfer to the Collections Account all or any portion of the Balance in the Aircraft Disposition Account.

(f) Security Deposit Account.

(i) The Cash Manager will maintain Lease Sub-Accounts allocating the Balance in the Security Deposit Account to each Lease in respect of which Security Deposits were deposited therein, provided that, if any Security Deposits are required, pursuant to the terms of the applicable Leases, to be maintained as Segregated Funds, the Lease Sub-Accounts for such Leases shall identify the Security Deposits as Segregated Funds allocable to each such

Lease and, if applicable, the amount of the investment earnings on such Security Deposits; provided further that only Security Deposits that are Segregated Funds shall be deposited in the Security Deposit Account from and after the date that no subclass of Initial Notes (other than any Class E Notes) remain Outstanding (and on such date the Cash Manager shall direct the Trustee, in writing, to transfer such Security Deposits as are not Segregated Funds to the Collections Account).

(ii) If a Lessee does not have any right to receive a refund or reimbursement of its Security Deposit, or a Lessee relinquishes its right to receive a refund or reimbursement of its Security Deposit upon the expiration or earlier termination of a Lease (including a termination as the result of the occurrence of an event of default under such Lease), or a Security Deposit is not transferred to the purchaser in an Aircraft Disposition of the Aircraft subject to such Lease or is not refundable to the Lessee, all as confirmed by the Servicer to the Cash Manager, the Cash Manager shall direct the Trustee, in writing, to transfer such Security Deposit to the Collections Account upon such expiration or earlier termination, except that any Segregated Funds in the Security Deposit Account may be treated as otherwise provided in Section 3.02(g)(ii) as if they were Segregated Funds deposited in a Lessee-Funded Account.

(g) Lessee-Funded Account.

(i) The Cash Manager will maintain Lease Sub-Accounts allocating the Balance in the Lessee-Funded Account to each Lease in respect of which such Segregated Funds were deposited therein and, if applicable, the amount of the investment earnings on such Segregated Funds in each Lease Sub-Account. The Cash Manager shall not make any withdrawal from, or transfer from or to, the Segregated Funds in any Lease Sub-Account that is contrary to the requirements of the applicable Lease as to such Segregated Funds or the requirements of the Security Trust Agreement (including the agreement of the Security Trustee that it holds its interest in each Lease Sub-Account for the benefit of the respective Lessee in respect of whom such Segregated Funds are held).

(ii) Any Segregated Funds relating to an expired Lease that remain in the Lessee-Funded Account after expiration or termination of such Lease and that are not due and owing to the relevant Lessee under such expired or terminated Lease shall, if so required under the terms of a subsequent Lease with such Lessee, if any, relating to such Aircraft, be credited in the Lessee-Funded Account for the benefit of the next Lessee of the relevant Aircraft to the extent required under the terms of such subsequent Lease and, to the extent not so required, the Cash Manager shall direct the Trustee, in writing, to transfer such Segregated Funds to the Collections Account upon such expiration or earlier termination. If any Segregated Funds relating to a Lease of an Aircraft that is the subject of an Aircraft Disposition remain in the Lessee-Funded Account after such Aircraft Disposition and are not refundable to the applicable Lessee, the Cash Manager shall direct the Trustee, in writing, to transfer such Segregated Funds to the Collections Account after such Aircraft Disposition.

(h) Expense Account.

(i) On each Payment Date on which the amount of Available Collections is to be distributed pursuant to Section 3.09(a), the Trustee shall, as directed by the

Cash Manager in accordance with the Payment Date Schedule delivered pursuant to Section 3.07(g) hereof, deposit funds into the Expense Account equal to, if applicable, the Required Expense Amount, to the extent of the amount of Available Collections as provided in Section 3.09(a).

(ii) The Required Expense Reserve shall be maintained in the Expense Account, and the Cash Manager shall direct the Trustee in writing to disburse funds out of the Expense Account in accordance with this Indenture.

(iii) If an Event of Default shall have occurred and a Default Notice shall have been delivered to the Trustee or an Acceleration Default shall have occurred, then the Controlling Party may direct the Trustee to transfer to the Collections Account all or any portion of the Balance in the Expense Account, after paying any Expenses then due and payable.

(i) Note Accounts.

(i) Upon the issuance of Notes of any subclass for which a Note Account was not previously established, the Cash Manager shall cause the Operating Bank to establish and maintain a Note Account for such subclass in accordance with Section 3.01(a) in the name of the Security Trustee for the benefit of the Holders of the Notes of such subclass. Upon the transfer of any amounts to the Note Account for any subclass of Notes in accordance with Section 3.05 or Section 3.09, the Trustee on the same day shall pay all such amounts to the Holders of such subclass of Notes as of the related Record Date in accordance with the terms of this Indenture; provided that such amounts shall be paid to a specific Holder or specific Holders if, and to the extent, so provided in this Indenture.

(j) Defeasance/Redemption Account.

(i) Upon the sending of a Redemption Notice in respect of any subclass of Notes other than in connection with a Refinancing or an election by the Issuer to effect a legal defeasance or covenant defeasance of any subclass of Notes pursuant to Article XI hereof, the Trustee, at the written direction of the Cash Manager, will establish a Defeasance/Redemption Account in the name of the Security Trustee for the benefit of the Holders of such subclass to retain the proceeds to be used in order to redeem or defease such subclass.

(ii) Amounts shall be deposited into any Defeasance/Redemption Account in accordance with Section 3.12 or Article XI hereof, as applicable, and disbursed therefrom in accordance with Section 3.09(d).

(k) Refinancing Account.

(i) Upon the sending of a Redemption Notice in respect of the Refinancing of any subclass of Notes, the Trustee, at the written direction of the Cash Manager, will establish a Refinancing Account in the name of the Security Trustee for the benefit of the Holders of such subclass of Notes to retain the proceeds of the Refinancing Notes to be used in order to refinance such subclass.

(ii) Amounts shall be deposited into any Refinancing Account in accordance with Section 3.12 hereof and disbursed therefrom in accordance with Section 3.09(d).

(l) VAT Account.

(i) The VAT Account shall be denominated in Euros and maintained in accordance with written instructions from the Cash Manager.

(ii) If an Event of Default shall have occurred and a Default Notice shall have been delivered to the Trustee or an Acceleration Default shall have occurred, then the Controlling Party may direct the Trustee to transfer to the Collections Account all or any portion of the Balance in the VAT Account, after paying any VAT refunds then due and payable.

(m) Hedge Termination Payment Account.

(i) The amount of any Hedge Breakage Costs shall be deposited in the Hedge Termination Payment Account, and the Cash Manager shall direct the Trustee in writing to disburse funds out of the Hedge Termination Payment Account in accordance with this Indenture.

(ii) If an Event of Default shall have occurred and a Default Notice shall have been delivered to the Trustee or an Acceleration Default shall have occurred, then the Controlling Party may direct the Trustee to transfer to the Collections Account all or any portion of the Balance in the Hedge Termination Payment Account.

(n) Liquidity Payment Account. On or before each Payment Date, the Liquidity Facility Drawings, if any, made by the Liquidity Facility Provider with respect to Shortfalls on such Payment Date will be transferred to the Liquidity Payment Account in accordance with Section 3.14(b). The Administrative Agent shall make, or direct the Operating Bank to make, the transfers from the Liquidity Payment Account on such Payment Date as provided in Section 3.08(b).

Section 3.03. Closing Date Deposits, Withdrawals and Transfers. On each Closing Date (including the Initial Closing Date), unless otherwise specified in a Board Resolution, the Operating Bank shall deposit into the Collections Account all proceeds of the issuance of the Initial Notes, and all proceeds of Additional Issuances, if any. The Cash Manager shall, on each Closing Date and on any Redemption Date, in each case to the extent applicable below and at the written direction of the Issuer, upon the Operating Bank’s receipt of the amounts referred to in the preceding sentence, and subject to the deposit required by Section 3.12(c) on any Redemption Date, make, or direct the Operating Bank in writing to make from the Collections Account the following transfers, payments and deposits as set forth below out of such proceeds described above (transfers and payments relating to the acquisition of Aircraft being delivered on any Closing Date being dealt with in Section 3.06):

(a) pay to such Persons as shall be specified by the Issuer such Issuance Expenses as shall be due and payable in connection with the issuance of the Initial Notes on the Initial Closing Date and the issuance of Refinancing Notes or Additional Notes on any other Closing Date;

(b) on the Initial Closing Date, deposit the Initial Expense Amount in the Expense Account, and on any other Closing Date, deposit such amount in the Expense Account as shall be prescribed in the applicable Board Resolution;

(c) on the Initial Closing Date, deposit the Initial Maintenance Reserve Amount in the Maintenance Reserve Account, and on any other Closing Date, deposit such amount in the Maintenance Reserve Account as shall be prescribed in the applicable Board Resolution; and

(d) on each Redemption Date, the Cash Manager, on behalf of the Trustee, shall direct the Operating Bank in writing to transfer a portion of the proceeds of any Refinancing of any subclass of Notes equal to the Redemption Price of such subclass of Notes from the Defeasance/Redemption Account, established in respect of such Refinancing to the Note Account for such subclass of Notes in each case in accordance with Sections 3.11 and 3.12 hereof and transfer the balance of such proceeds to the Expense Account.

Section 3.04. Interim Deposits, Transfers and Withdrawals. On any Business Day, the Cash Manager may make, or direct the Operating Bank in writing to make, without duplication, the following deposits, transfers and withdrawals for the following purposes, in each case after Written Notice from the Cash Manager to the Trustee, identifying the basis for such deposit, transfer or withdrawal in reasonable detail:

(a) transfer amounts received in the Collections Account in respect of Security Deposits and any Maintenance Reserves that constitute Segregated Funds, when received and no later than the next succeeding Determination Date, directly into the Security Deposit Account and the applicable Lessee-Funded Account (in each case for allocation to the applicable Lessee Sub-Account therein), respectively;

(b) withdraw funds from the Maintenance Reserve Account for any or all of the following purposes: (i) to fund any Lease Reimbursements (including for any Initial Aircraft), (ii) to fund maintenance performed on an Initial Aircraft by the Servicer and (iii) to make the transfers and payments described in Section 3.02(d)(iii);

(c) withdraw funds on deposit in any Lease Sub-Account in the Security Deposit Account, and (i) transfer such funds to the Collections Account in satisfaction of the obligations of the Lessee under the related Lease, but only to the extent of the Security Deposit allocable to such Lease and as may be required or permitted under the terms of the relevant Lease or (ii) remit such funds to the applicable Lessee as may be required or permitted under the terms of the relevant Lease;

(d) withdraw funds on deposit in any Lease Sub-Account in a Lessee-Funded Account to the extent that such may be withdrawn or drawn pursuant to the terms of the related Lease for payment thereof, to discharge any Expense then due and payable under the Lease and pay such amount to the appropriate payees thereof;

(e) withdraw from the Expense Account (to the extent of funds on deposit therein) such amount as is needed to discharge any Expenses (in each case with respect to obligations owing under any Lease, after first making such applicable withdrawals as are set forth in clauses (b), (c) and (d) above) then due and payable and pay such amount to the appropriate payees thereof;

(f) withdraw from the Hedge Termination Payment Account (to the extent of funds on deposit therein) such amount as is needed to pay any Hedge Breakage Costs then due and payable and pay such amount to the appropriate payees thereof; and

(g) transfer from the Collections Account from time to time (but in no event on less than one (1) Business Day’s prior written notice to the Trustee (unless such one Business Days’ notice requirement is waived by the Trustee)), other amounts, to the Expense Account, in each case only to the extent that such funds are to be applied to Expenses that become due and payable between Payment Dates and for the payment of which there are insufficient funds in the Expense Account; provided that no such transfer from the Collections Account in respect of Expenses shall be made prior to the next succeeding Payment Date if, in the reasonable judgment of the Cash Manager, such transfer would have a material adverse effect on the ability of the Issuer to make payments of accrued and unpaid interest on the Senior Class then Outstanding on the next Payment Date therefor in accordance with Section 3.09 hereof.

Section 3.05. DSCR or Utilization Failure. In the event that the Cash Manager determines that a DSCR Cash Trap Event or a Rapid Amortization Event has occurred or is continuing with respect to any Payment Date, the Cash Manager shall provide Written Notice thereof, not later than two Business Days prior to such Payment Date to the Issuer, the Trustee, the Liquidity Facility Provider and the Rating Agencies.

Section 3.06. Aircraft Acquisitions and Dispositions; Delivery Expiry Date; Modifications.

(a) On the Delivery Date with respect to any Aircraft, the Cash Manager may make, or direct the Operating Bank to make, the following deposits, withdrawals and transfers to and from the Accounts, in each case to the extent applicable below and as specified in a Written Notice of the Cash Manager to the Trustee, the Security Trustee and the Operating Bank (which Written Notice of the Cash Manager shall, as a condition to any such deposit, withdrawal and transfer be accompanied by a Written Notice of the Administrative Agent (x) stating that the conditions to payment for an Aircraft specified in the applicable Acquisition Agreement have been fulfilled or waived and (y) setting forth the amounts of such deposits, withdrawals and transfers):

(i) to the extent received pursuant to the applicable Acquisition Agreement, (A) transfer from the Collections Account and deposit into the relevant Lessee-Funded Account and/or Security Deposit Account, as applicable, an amount equal to any Segregated Funds for the Lease related to such Aircraft and (B) transfer from the Collections Account and deposit into the Maintenance Reserve Account and/or Security Deposit Account, as applicable, the amount of any initial Security Deposits and initial Maintenance Reserves that are not Segregated Funds for the Lease related to such Aircraft;

(ii) with respect to any Additional Aircraft to be purchased using Available Disposition Proceeds, transfer from the Aircraft Disposition Account and deposit into the Aircraft Purchase Account any amounts the Issuer is permitted to apply for such purchase in accordance with Section 5.02(h), in each case for further application on such Delivery Date pursuant to clause (v) below;

(iii) with respect to any Additional Aircraft, transfer from the Collections Account and deposit into the Aircraft Purchase Account the proceeds (if any) of any Additional Class E Notes issued in connection with the acquisition of such Additional Aircraft in accordance with Section 5.02(h), in each case for further application on such Delivery Date pursuant to clause (v) below;

(iv) with respect to any Initial Aircraft, (A) pay out of the applicable Aircraft Purchase Account to or at the direction of the Seller the Aircraft Allocation Amount for such Aircraft and (B) transfer to the Collections Account the Balance, if any, remaining in such Aircraft Purchase Account after making the transfers required by the foregoing clause (A); and

(v) with respect to any Additional Aircraft, (A) pay out of the applicable Aircraft Purchase Account to or at the direction of the applicable Seller under the applicable Acquisition Agreement the Aircraft Allocation Amount for such Aircraft minus the sum of any amounts to be netted from such purchase price in accordance with the applicable Acquisition Agreement and (B) transfer to the Collections Account the Balance, if any, remaining in such Aircraft Purchase Account after making the transfers required by the foregoing clause (A).

(b) Upon Written Notice (which Written Notice shall contain such information and relevant instructions to enable the Cash Manager and the Operating Bank to effect the applicable transfers) of the Administrative Agent to the Cash Manager, the Trustee, the Security Trustee and the Operating Bank that the Issuer is no longer required, pursuant to the terms of the applicable Acquisition Agreement, to purchase any Initial Aircraft or Additional Aircraft (whether by reason of the passing of the Delivery Expiry Date, the occurrence of a Non-Delivery Event, the exercise by the Issuer or the Liquidity Facility Provider of any termination right under such Acquisition Agreement or otherwise), the Cash Manager shall direct the Operating Bank to transfer the relevant Redemption Price from the Aircraft Purchase Account for each initial Aircraft so affected to the Defeasance/Redemption Account for application in accordance with Section 3.09(d) and any APA Excess Amounts to the Collections Account for application in accordance with Section 3.09(a).

(c) On each Business Day on which the Issuer is to pay the Purchase Price of a Discretionary Aircraft Modification, in whole or in part, the Cash Manager shall direct the Operating Bank to transfer funds from the Aircraft Purchase Account to the Supplier of such Discretionary Aircraft Modification, in the amount specified in the applicable Modification Agreement, provided that the Cash Manager shall also have provided a written statement that all of the conditions for the release of funds under the Related Documents and for payment of all or such portion of the Purchase Price of such Discretionary Aircraft Modification specified in the applicable Modification Agreement have been satisfied.

(d) On any Business Day on which there is an Aircraft Disposition, upon Written Notice (which Written Notice shall contain such information and relevant instructions to allow the Cash Manager and the Operating Bank to effect the applicable transfer) of the Administrative Agent to the Cash Manager, the Trustee, the Security Trustee and the Operating Bank, the Cash Manager shall direct the Operating Bank to make the following deposits, withdrawals and transfers to and from the Accounts: (i) deposit the Net Sales Proceeds received in respect of such Aircraft Disposition by any Issuer Group Member (including any loss proceeds) into the Aircraft Disposition Account, so long as no Event of Default has occurred and is continuing, or in the Collections Account, if an Event of Default has occurred and is continuing (in each case, other than in connection with any sale of all or substantially all of the assets of the Issuer and the Issuer Subsidiaries, in which case the Cash Manager shall deposit any and all proceeds of any thereof into the Defeasance/Redemption Account in connection with the redemption of each subclass of the Notes), and (ii) apply any funds then on deposit in the Security Deposit Account or the Lessee-Funded Account related to the Aircraft subject to such Aircraft Disposition on a basis consistent with the terms of the Lease related to such Aircraft, if any, or as otherwise provided by the relevant agreements related to such Aircraft Disposition and, to the extent not required to be so applied, in accordance with Section 3.02(f)(ii) and Section 3.02(g)(ii) hereof.

Section 3.07. Calculation.

(a) Calculation of Required Amounts. As soon as reasonably practicable after each Determination Date, but in no event later than 12:00 p.m. (New York time) on the third Business Day prior to the immediately succeeding Payment Date, the Cash Manager, based on information known to it or Relevant Information provided to it, shall determine the amount of Collections received during the Collection Period ending on such Determination Date (including the amount of any investment earnings on the Balances in the Collections Account, if any, as of such Determination Date) and shall calculate the following amounts:

(i) (A) the Balances in the Accounts on such Determination Date, and (B) the amount of investment earnings (net of losses and investment expenses), if any, on investments of funds on deposit therein during such Collection Period;

(ii) (A) the Required Expense Amount, including the Required Expense Deposit and all Expenses payable or reimbursable on such Payment Date and (B) the Additional Maintenance Reserve Amount for such Payment Date, if any;

(iii) the amount of Available Collections for such Payment Date, taking into account all transfers to be made on such Payment Date pursuant to Section 3.08;

(iv) any Liquidity Facility Expenses and any amounts to be transferred in respect of the Liquidity Facility under Section 3.09(a)(iv) or Section 3.09(b)(ii) on such Payment Date;

(v) the Senior Hedge Payments and Subordinated Hedge Payments due and payable to each Hedge Provider on such Payment Date;

(vi) all other amounts required to be reported in the Monthly Report and not included on the Payment Date Schedule to be provided pursuant to Section 3.07(g) for such Collection Period;

(vii) the net Segregated Funds, if any, available to be transferred into the Collections Account on such Payment Date;

(viii) amounts available under all Eligible Credit Facilities on such Determination Date; and

(ix) any other information, determinations and calculations reasonably required in order to give effect to the terms of this Indenture and the Related Documents, including the preparation of the Monthly Report, the Quarterly Report and Annual Report.

provided that, if the Cash Manager has not received all of the Relevant Information for such Payment Date, the Cash Manager shall make reasonable assumptions for purposes of the calculations contemplated by this Section 3.07(a).

(b) Calculation of Interest Amounts and Redemption Premium. Not later than 12:00 p.m. (New York time) on the third Business Day prior to each Payment Date, the Issuer shall cause the Cash Manager, based on information known to it or Relevant Information provided to it, to make the following calculations or determinations with respect to interest amounts, distribution amounts and any Redemption Premiums due on such Payment Date and the amounts distributable to the Holders on such Payment Date:

(i) the Interest Amount for the Class A-1 Notes;

(ii) the Interest Amount for the Class B-1 Notes;

(iii) the Step-Up Amount, if any;

(iv) the Redemption Premium, if any; and

(v) any interest and fees due and owing to the Liquidity Facility Provider on such Payment Date.

(c) Calculation of Principal Payments and Distributions. Not later than 12:00 p.m. (New York time) on the third Business Day prior to each Payment Date, the Issuer shall cause the Cash Manager, based on information known to it or Relevant Information provided to it, to calculate or determine the following with respect to principal payments on each subclass of Notes due on such Payment Date:

(i) from and after the sixth Payment Date, the DSCR as of such Payment Date;

(ii) the percentage (by Adjusted Base Value) of Aircraft that are Utilized as of such Payment Date;

(iii) the Outstanding Principal Balance of each subclass of Notes on such Payment Date immediately prior to any principal payments on the Notes on such date;

(iv) the Adjusted Portfolio Value on such Payment Date;

(v) the Scheduled Principal Payment Amount on such Payment Date with respect to each subclass of Notes; and

(vi) the amount of additional principal, if any, to be paid with respect to each class of Notes, including any Redemption in part of any subclass of Notes.

(d) Calculation of Payment Date Shortfalls. Not later than 12:00 p.m. (New York time) on the third Business Day prior to each Payment Date, the Issuer shall cause the Cash Manager, based on information known to it or Relevant Information provided to it, to perform the calculations necessary to determine the following:

(i) the amount, if any, by which the Required Expense Amount on such Payment Date exceeds the amount of Available Collections for such Payment Date (a “Required Expense Shortfall”);

(ii) the amount, if any, by which the aggregate of the Interest Amounts due in respect of the Class A Notes and Senior Hedge Payments, in each case on such Payment Date exceeds the amount of Available Collections for such Payment Date remaining after payment in full of the Required Expense Amount for such Payment Date, allocated pro rata among (x) such Interest Amounts (the amounts allocated to the Class A Notes, a “Class A Interest Shortfall” in respect of such Notes), and (y) such Senior Hedge Payments (as to each Hedge Provider, a “Senior Hedge Payment Shortfall”);

(iii) the amount, if any, by which the aggregate of the Interest Amounts due in respect of the Class B Notes exceeds the amount of Available Collections for such Payment Date remaining after payment in full of all amounts senior thereto in Section 3.09 (a “Class B Interest Shortfall”); and

(iv) the amount, if any, by which the amount of Available Collections for such Payment Date would be insufficient to pay in full all amounts payable on such Payment Date pursuant to clauses (i) through (xix) of Section 3.09(a) (determined after giving effect to all advances, payments and transfers from the Liquidity Facility, the Maintenance Reserve Account and the Expense Account, and any transfer relating to the Hold-Back Amount, to be made on such Payment Date).

(e) Calculation of Net Sales Proceeds Application. Not later than 12:00 p.m. (New York time) on the third Business Day prior to each Payment Date in respect of which the Net Sales Proceeds of one or more Aircraft Dispositions are to be applied in accordance with Section 3.09(c), the Issuer shall cause the Cash Manager, based on information known to it or Relevant Information provided to it, to calculate or determine the following with respect to principal payments on each subclass of Notes due on such Payment Date and the amounts distributable to the Servicer and the Holders on such Payment Date:

(i) the Allocable Note Balance in respect of each such Aircraft Disposition and the allocation thereof between the Class A Notes and the Class B Notes in proportion to their Outstanding Principal Balances;

(ii) the amount of any Hedge Breakage Costs in respect of each Aircraft Disposition;

(iii) the balance of any Sales Based Incentive Fee; and

(iv) the Disposition Premium, if any.

(f) Relevant Information. The Issuer shall cause each Service Provider having Relevant Information in its possession to make such Relevant Information available to the Cash Manager not later than 1:00 p.m. (New York time) five (5) Business Days prior to each Payment Date.

(g) Application of the Amount of Available Collections. Not later than 10:00 a.m. (New York time) two (2) Business Days prior to each Payment Date or such earlier date and time set forth in Section 2.05(e) in the circumstances described therein, the Issuer will cause the Cash Manager to prepare and deliver to the Trustee a schedule (the “Payment Date Schedule”) setting forth the payments, transfers, deposits and distributions to be made pursuant to Section 3.08 and Section 3.09(a) or (b) or (c), as applicable, setting forth separately, in the case of payments in respect of each subclass of Notes, the amount to be applied on such Payment Date to pay all interest, principal and premium, if any, on such subclass of Notes in the aggregate, all in accordance with Section 3.09(a) or (b) or (c), as applicable. The Payment Date Schedule shall be signed by a Responsible Officer of the Cash Manager and communicated as provided in Section 12.05 via facsimile or in such other form as the Cash Manager, the Operating Bank, the Trustee and the Security Trustee agree. If the Trustee shall not have received such Payment Date Schedule by the last Business Day preceding any Payment Date, such Payment Date shall be deferred until the next Business Day after such Payment Date Schedule is received by the Trustee; provided that for purposes of determining if an Event of Default under Section 4.01(a) shall have occurred, the due date shall be the original Payment Date and not the deferred Payment Date.

Section 3.08. Payment Date Deposits, Withdrawals and Transfers. On each Payment Date, before making the distribution of the Available Collections pursuant to Section 3.09, the Cash Manager shall direct the Operating Bank, in writing, to make to the extent applicable below the following deposits, transfers, withdrawals and payments for the following purposes, in accordance with the Payment Date Schedule:

(a) transfer to the Collections Account the amount of the investment earnings in the Account or Accounts with each Operating Bank (except for the Aircraft Disposition Account, the Liquidity Payment Account, the Liquidity Facility Reserve Account and as may be otherwise required in the case of Segregated Funds in the Security Deposit Account and the Lessee-Funded Account);

(b) if there is a Shortfall on such Payment Date, (i) to withdraw the Hold-Back Amount from the applicable Aircraft Purchase Account and deposit into the Collections Account up to the amount of any such shortfall in accordance with Section 3.02(b)(iii) and (ii) to withdraw Liquidity Facility Drawings from the Liquidity Payment Account and apply the same in accordance with Section 3.14(b) or, if the Liquidity Facility Reserve Account has been funded, withdraw amounts from the Liquidity Facility Reserve Account and apply the same in accordance with Sections 3.02(c) and 3.14(f);

(c) withdraw from the Maintenance Reserve Account and deposit in the Collections Account the amount, if any, of the Lease Reimbursements included in Expenses for such Payment Date;

(d) so long as no Event of Default has occurred and is continuing, withdraw from the Collections Account and deposit, in accordance with Section 3.02(e), in the Aircraft Disposition Account the amount, if any, of Net Sales Proceeds not previously deposited in the Aircraft Disposition Account;

(e) if a DSCR Cash Trap Cure or DSCR Cash Trap Release occurs on such Payment Date, withdraw the Balance available in the DSCR Cash Trap Account and deposit such amounts in the Collections Account; and

(f) any other deposit, transfer, withdrawal or payment not described in paragraphs (a) through (e) of this Section 3.08 but required to be made pursuant to the Agreement pursuant to the Payment Date Schedule.

Section 3.09. Payment Date Distributions. (a) Regular Distributions. On each Payment Date, so long as no Default Notice has been delivered to the Trustee and no Acceleration Default shall have occurred, after the withdrawals and transfers provided for in Section 3.08 have been made, the Cash Manager shall distribute from, or direct the Trustee in writing to do the same, in each case in accordance with the Payment Date Schedule, the amounts set forth below in the order of priority set forth below but, in each case, only to the extent that all amounts then required to be paid (or retained in the Collections Account, as applicable) ranking prior thereto (“Prior Ranking Amounts”) have been paid in full. All payments of the Available Collections to be made to the Note Accounts pursuant to this Section 3.09 shall be made through a direct transfer of funds to the applicable Note Account with respect to such subclass of Notes.

(i) to the Expense Account, the Required Expense Amount, for payment of Expenses (including, without limitation, any amount payable by any Issuer Group Member to any Lessee pursuant to a Lease, and all Service Provider Fees other than the Servicer Incentive Fee, but excluding the portion of any Maintenance and Modification Expenses funded from the Maintenance Reserve Account and excluding any Liquidity Facility Advance Obligations) that are due and payable or reimbursable on such Payment Date and included in the Required Expense Amount for such Payment Date, with the balance to be retained in the Expense Account to the extent necessary for the Balance in the Expense Account to be equal to the Required Expense Reserve;

(ii) in no order of priority inter se, but pro rata, (A) to the Note Account for the Class A Notes, the Interest Amount on such Class A Notes (other than the Step-Up Amount); and (B) pro rata, to any Hedge Provider, an amount equal to any Hedge Payment (other than any Subordinated Hedge Payment) due from any Issuer Group Member pursuant to any Hedge Agreement, less the amount of any Liquidity Facility Drawing, if any, in respect of the Interest Amount due on such subclass of Notes paid on or before such Payment Date by the Liquidity Facility Provider under the Liquidity Facility;

(iii) to the Note Account for the Class B Notes, the Interest Amount on the Class B Notes (other than the Step-Up Amount), less the amount of any Liquidity Facility Drawing, if any, in respect of the Interest Amount due on such subclass of Notes paid on or before such Payment Date by the Liquidity Facility Provider under the Liquidity Facility;

(iv) in no order of priority inter se, but pro rata, (A) to the Liquidity Facility Reserve Account, such amount so that the amount on deposit in such Account is equal to the Required Amount therefore and (B) to the Liquidity Facility Provider, first, to pay any accrued and unpaid interest on any Liquidity Facility Advance Obligations (at the rate, or in the amount, provided in the Liquidity Facility), and second, to pay or reimburse the Liquidity Facility Provider in an amount equal to the amount of all other Liquidity Facility Advance Obligations then due under the Liquidity Facility;

(v) to the Maintenance Reserve Account, an amount equal to the Required Maintenance Reserve Amount, if applicable; provided, however, if the Lessee Maintenance Reserve Threshold exists, then only an amount up to the Collected Maintenance Amount shall be deposited into the Maintenance Reserve Account;

(vi) to the Note Account for the Class A Notes, an amount equal to the Scheduled Principal Payment Amount of the Class A Notes;

(vii) to the Note Account for the Class B Notes, an amount equal to the Scheduled Principal Payment Amount of the Class B Notes;

(viii) to the Note Accounts for the Class A Notes and the Class B Notes, an amount equal to the Aircraft Event Shortfall (if any) allocated between the Class A Notes and Class B Notes, respectively in proportion to the Disposition Premium owed on the Class A Notes and Class B Notes, respectively, in respect of the Aircraft Disposition or Undelivered Initial Aircraft Event related to such Aircraft Event Shortfall (provided that, to the extent no such Disposition Premium is payable, then allocated between the Class A Notes and Class B Notes, respectively in proportion to the then aggregate Outstanding Principal Balance of the Class A Notes and Class B Notes, respectively);

(ix) to the Maintenance Reserve Account, an amount equal to the portion of the Required Maintenance Reserve Amount not deposited pursuant to clause (v) above; provided, however, that no more than 50% of the remaining Available Collections (after giving effect to payment in full of all amounts under clauses (i) through (viii) above) on such Payment Date will be so deposited into the Maintenance Reserve Account;

(x) if a DSCR Cash Trap Event has occurred and is continuing, but no Rapid Amortization Event has occurred and is continuing and no DSCR Cash Trap Release has occurred on such Payment Date, to the DSCR Cash Trap Account, all remaining amounts;

(xi) if a Rapid Amortization Event has occurred and is continuing or a DSCR Cash Trap Release has occurred on such Payment Date, to the Note Account for the

Class A Notes, an amount equal to the Outstanding Principal Balance of such Notes; provided, that, if only a DSCR Cash Trap Release (but no Rapid Amortization Event) has occurred on such Payment Date, no more than the amount of cash (if any) released from the DSCR Cash Trap Account pursuant to Section 3.08(e) on such Payment Date (after giving effect to payment in full of all amounts under clauses (i) through (x) above) will be so deposited into the Note Account for the Class A Notes;

(xii) if a Rapid Amortization Event has occurred and is continuing or a DSCR Cash Trap Release has occurred on such Payment Date, to the Note Account for the Class B Notes, an amount equal to the Outstanding Principal Balance of such Notes; provided, that, if only a DSCR Cash Trap Release (but no Rapid Amortization Event) has occurred on such Payment Date, no more than the amount of cash (if any) released from the DSCR Cash Trap Account pursuant to Section 3.08(e) on such Payment Date (after giving effect to payment in full of all amounts under clauses (i) through (xi) above) will be so deposited into the Note Account for the Class B Notes;

(xiii) to pay any unreimbursed advances to the Servicer and any Excess Indemnification Amounts under the Servicing Agreement to the applicable party;

(xiv) to the Hedge Providers, pro rata inter se, the Subordinated Hedge Payments;

(xv) from and after the Scheduled Final Payment Date with respect to the Initial Class A Notes and the Initial Class B Notes, to the Note Account for the Class A Notes, the Step-Up Amount;

(xvi) from and after the Scheduled Final Payment Date with respect to the Initial Class A Notes and the Initial Class B Notes, to the Note Account for the Class B Notes, the Step-Up Amount;

(xvii) to the Servicer, the accrued Servicer Incentive Fee Interest;

(xviii) to the Servicer, the Servicer Incentive Fee;

(xix) to pay Special Indemnity Payments (including any Excess Indemnification Amounts not covered by clause (xiii) above) to the applicable party pro rata; and

(xx) to the Note Account for the Class E Notes, all remaining amounts.

(b) Event of Default Distributions. Anything to the contrary contained in Section 3.09(a) hereof notwithstanding, following the delivery of a Default Notice to the Trustee or the occurrence of an Acceleration Default, the allocation of payments described in Section 3.09(a) hereof shall not apply and the Cash Manager shall direct the Trustee in writing as provided in the Payment Date Schedule to cause the Available Collections to be applied in the following order of priority on each Payment Date:

(i) to the Expense Account, the Required Expense Amount, for payment of all Expenses (including, without limitation, any amount payable by any Issuer Group Member to any Lessee pursuant to a Lease, Excess Indemnification Amounts, and all Service Provider Fees other than the Servicer Incentive Fee, but excluding the portion of any Maintenance and Modification Expenses funded from the Maintenance Reserve Account and excluding any Liquidity Facility Advance Obligations) that are due and payable or reimbursable on such Payment Date and included in the Required Expense Amount for such Payment Date, with the balance to be retained in the Expense Account to the extent necessary for the Balance in the Expense Account to be equal to the Required Expense Reserve;

(ii) to the Liquidity Facility Provider, first, to pay any accrued and unpaid interest on any Liquidity Facility Advance Obligations (at the rate, or in the amount, provided in the Liquidity Facility), and second, to pay or reimburse the Liquidity Facility Provider in an amount equal to the amount of all other Liquidity Facility Advance Obligations then due under the Liquidity Facility;

(iii) in no order of priority inter se, but pro rata, (A) to the Note Account for the Class A Notes (other than the Step-Up Amount), the Interest Amount on the Class A Notes; and (B) pro rata, to any Hedge Provider, an amount equal to any Hedge Payment (other than any Subordinated Hedge Payment) due from any Issuer Group Member pursuant to any Hedge Agreement;

(iv) to the Note Account for the Class A Notes, an amount equal to the Outstanding Principal Balance of such Notes;

(v) to the Note Account for the Class B Notes, the Interest Amount on the Class B-1 Notes (other than the Step-Up Amount);

(vi) to the Note Account for the Class B Notes, an amount equal to the Outstanding Principal Balance of such Notes;

(vii) from and after the Scheduled Final Payment Date with respect to the Initial Class A Notes and the Initial Class B Notes, to the Note Account for the Class A Notes, the Step-Up Amount;

(viii) from and after the Scheduled Final Payment Date with respect to the Initial Class A Notes and the Initial Class B Notes, to the Note Account for the Class B Notes, the Step-Up Amount;

(ix) to pay any unreimbursed advances to the Servicer and any Excess Indemnification Amounts under the Servicing Agreement to the applicable party;

(x) to the Hedge Providers, pro rata inter se, the Subordinated Hedge Payments;

(xi) to the Servicer, the accrued Servicer Incentive Fee Interest;

(xii) to the Servicer, the Servicer Incentive Fee;

(xiii) to pay Special Indemnity Payments (including any Excess Indemnification Amounts not covered by clause (ix) above) to the applicable party pro rata; and

(xiv) to the Note Account for the Class E Notes, all remaining amounts.

(c) Aircraft Disposition Distributions. If one or more Aircraft Dispositions shall have occurred during the related Collection Period for any Payment Date, to the extent that the Net Sales Proceeds have been deposited into the Aircraft Disposition Account in accordance with Section 3.02(e)(i) or 3.06(d) and do not constitute Available Disposition Proceeds, so long as no Default Notice has been delivered to the Trustee and no Acceleration Default shall have occurred and the Scheduled Final Payment Date of the Initial Class A Notes and the Initial Class B Notes has not yet occurred, the Cash Manager shall direct the Trustee in writing as provided in the Payment Date Schedule to cause the portion of the Balance in the Aircraft Disposition Account allocable to such Aircraft Dispositions to be applied in the following order of priority on such Payment Date, in each case only to the extent that Prior Ranking Amounts have been paid in full:

(i) to the Note Accounts for the Class A Notes and the Class B Notes, an amount equal to 110% (or 100% in the case of a Total Loss (or 120% if a LTV Disposition Event has occurred)) of the aggregate Allocable Note Balance related to such Aircraft allocated between the Class A Notes and Class B Notes, respectively in proportion to the Disposition Premium owed on the Class A Notes and Class B Notes, respectively (provided that, to the extent no such Disposition Premium is payable, then allocated between the Class A Notes and Class B Notes, respectively in proportion to the then aggregate Outstanding Principal Balance of the Class A Notes and Class B Notes, respectively);

(ii) to the Hedge Termination Payment Account, the aggregate amount of the Hedge Breakage Costs in respect of such Aircraft Dispositions;

(iii) to the payment of any outstanding Sales Based Incentive Fee;

(iv) to the Note Accounts for the Class A Notes and the Class B Notes, an amount equal to the Aircraft Event Shortfall (if any) allocated between the Class A Notes and Class B Notes, respectively in proportion to the Disposition Premium owed on the Class A Notes and Class B Notes, respectively, in respect of the Aircraft Disposition or Undelivered Initial Aircraft Event related to such Aircraft Event Shortfall (provided that, to the extent no such Disposition Premium is payable, then allocated between the Class A Notes and Class B Notes, respectively in proportion to the then aggregate Outstanding Principal Balance of the Class A Notes and Class B Notes, respectively);

(v) to the Note Accounts for the Class A Notes and the Class B Notes, an amount equal to any Disposition Premium for all Aircraft Dispositions (other than in the case of a Total Loss) during the related Collection Period, allocated between the Class A Notes and the Class B Notes in proportion to their Outstanding Principal Balances;

(vi) to the DSCR Cash Trap Account, all remaining amounts if a DSCR Cash Trap Event has occurred and is continuing, but no Rapid Amortization Event has occurred and is continuing and no DSCR Cash Trap Release has occurred on such Payment Date;

(vii) to the Note Account for the Class A Notes, an amount equal to the Outstanding Principal Balance of such Notes if a Rapid Amortization Event has occurred and is continuing or a DSCR Cash Trap Release has occurred on such Payment Date;

(viii) to the Note Account for the Class B Notes, an amount equal to the Outstanding Principal Balance of such Notes if a Rapid Amortization Event has occurred and is continuing or a DSCR Cash Trap Release has occurred on such Payment Date;

(ix) to the Servicer, the accrued Servicer Incentive Fee Interest;

(x) to the Servicer, the Servicer Incentive Fee; and

(xi) to the Note Account for the Class E Notes, all remaining amounts;

provided that (1) if the Scheduled Final Payment Date of the Initial Class A Notes and the Initial Class B Notes has occurred and no Default Notice has been delivered to the Trustee and no Acceleration Default shall have occurred, the portion of the Balance in the Aircraft Disposition Account allocable to such Aircraft Dispositions shall be applied in the order of priority set forth in Section 3.09(a) on such Payment Date; provided further that if an Event of Default has occurred is then continuing, the portion of the Balance in the Aircraft Disposition Account allocable to such Aircraft Dispositions shall instead be applied in the order of priority set forth in Section 3.09(b) on such Payment Date.

(d) Redemption. On any Payment Date on which any subclass of Notes is to be the subject of a Redemption, the Cash Manager shall instruct the Trustee on such Payment Date to distribute the amounts in the applicable Defeasance/Redemption Account to the Holders of such subclass of Notes as provided in the relevant Redemption Notice and, with respect to an Acquisition Balance Redemption, in accordance with each Holder’s pro rata share of the Outstanding Principal Balance of its subclass of Notes.

(e) Payment by Wire Transfer. All payments to be made pursuant to this Section 3.09 to Persons other than Holders shall be made through a direct transfer of funds to the applicable Person or Account. All payments to Holders shall be governed by Section 2.05.

Section 3.10. Allocations of Principal Payments Among Subclasses of the Notes. To the extent that any payment of principal pursuant to Section 3.09(a) is allocable to any class of Notes on any Payment Date, such payment will be applied to repay all Notes in such class in the following order of priority: (i) First, to each subclass of such class, in no order of priority inter se, but pro rata according to the amount of, but not to exceed, the excess, if any, of the Outstanding Principal Balance of each such subclass over the product of the applicable Pool Factor on such Payment Date and the initial principal balance of each such subclass; (ii) Second, to each such subclass with a Scheduled Final Payment Date that falls on or before such Payment Date, in order of the earliest issued subclass; provided that in the case of two or more subclasses issued on the same date, the Available Collections will be applied to such subclasses in order of the subclass with the earliest Scheduled Final Payment Date and, with respect to any two or more subclasses having the same Scheduled Final Payment Date, the Available Collections will be applied to such subclasses pro rata according to the Outstanding Principal Balance of each such subclass (after giving effect to any payment under clause (i) above) on such Payment Date; and

(iii) Third, to each such subclass in order of the earliest Scheduled Final Payment Date, provided, in the case of two or more subclasses having the same Scheduled Final Payment Date, in no order of priority inter se, but pro rata, according to the Outstanding Principal Balance of each such subclass (after giving effect to any payment under clauses (i) and (ii) above) on such Payment Date.

Section 3.11. Certain Redemptions.

(a) Optional Redemptions. Subject to the provisions of Section 3.12 hereof, the Issuer may elect to redeem any subclass of Notes in a Redemption in whole or in part at the Redemption Price (after giving effect to any payment thereof on such Redemption Date under Section 3.09 hereof) on the Notes to be redeemed upon the payment of the Redemption Price; provided, however, no Redemption Premium is payable with any Optional Redemption (i) utilizing the proceeds of the issuance of Refinancing Notes for a Refinancing of such subclass of Notes on any Payment Date after the fifth anniversary of the Initial Closing Date (each, a “Refinancing Date”), (ii) while a Rapid Amortization Event has occurred and is continuing, (iii) in connection with the Total Loss of an Aircraft, or (iv) in connection with any Aircraft Disposition that occurs after the second anniversary of the Initial Closing Date and prior to the fifth anniversary of the Initial Closing Date so long as the aggregate amount of all such Redemptions prior to the fifth anniversary of the Initial Closing Date does not exceed 25% of the aggregate initial Outstanding Principal Balance of the Notes (it being understood that in connection with any Redemption that is subject to a Redemption Premium pursuant to this clause (iv), Redemption Premium shall only be payable on the portion of the Outstanding Principal Balance of the Notes being so redeemed that exceeds such 25% threshold), in each case provided that after the giving of a Default Notice or the Acceleration of any Note, the Notes may be redeemed only in whole but not in part pursuant to this Section 3.11 and that such Refinancing or Optional Redemption shall be effected as provided in Section 3.12. No optional prepayments of any subclass of Notes shall be permitted except any Refinancing or Optional Redemption in accordance with this Section 3.11(a), provided that prepayments of such subclass of Notes shall be required in connection with Aircraft Dispositions as provided herein, as well as in the circumstances described in this Section 3.11.

(b) Acquisition Balance Redemptions. Subject to Section 3.02(b)(ii) hereof, the Balance up to the relevant Redemption Price in each Aircraft Purchase Account remaining at the earlier to occur of (x) receipt of Written Notice provided by the Administrative Agent to the Cash Manager pursuant to Section 3.06(b) and the end of the Delivery Period, which is deposited in a Defeasance/Redemption Account pursuant to Section 3.06(b), will be applied to the redemption of the Notes, allocated among the subclasses of Notes, the proceeds of which were originally deposited in the Aircraft Purchase Account at the beginning of such Delivery Period (each such redemption, an “Acquisition Balance Redemption”). Such balance will be allocated among such subclasses of Notes in proportion to the amounts of the proceeds of each such subclass of Notes that were originally deposited in each applicable Aircraft Purchase Account. The principal amount of the redemption of each such subclass of Notes will be equal to the amount so allocated to each such subclass of Notes, which will be applied to the redemption of the Class A Notes and Class B Notes, respectively in the manner provided in Section 3.12 on the next Payment Date after the end of the Delivery Period, in the case of any Balance in each Aircraft Purchase Account. In the case of an Acquisition Balance Redemption and the calculation of the Redemption Price, the Outstanding Principal Balance of any subclass of Notes allocable to any affected Aircraft will reflect any payments of Scheduled Principal Payment Amounts for the Class A Notes and the Class B Notes, respectively, made on or prior to the date of such redemption.

(c) Redemption for Taxation Purposes. Subject to the provisions of Section 3.12 hereof, if, at any time,

(i) the Issuer is, or on the next Payment Date will be, required to make any withholding or deduction under the laws or regulations of any applicable tax authority of any government with respect to any payment on any subclass of Notes; or

(ii) the Issuer is, or will be, subject to any circumstance that has resulted or will result in the imposition of a Tax (whether by direct assessment or by withholding at source) or other similar imposition by any jurisdiction which would (A) materially increase the cost to the Issuer of making payments in respect of any class of Notes or of complying with its obligations under or in connection with any subclass of Notes; (B) materially increase the operating or administrative expenses of the Issuer; or (C) otherwise obligate any Issuer Group Member to make any material payment on, or calculated by reference to, the amount of any sum received or receivable by the Issuer;

then the Issuer shall inform the Trustee in writing at such time of any such requirement or imposition and shall use its commercially reasonable efforts to avoid the effect of the same, with notice to each Rating Agency of any proposed action. If, after using its commercially reasonable efforts to avoid the adverse effect described above, the Issuer or any of its Subsidiaries has not avoided such effects, the Issuer may, at its election, redeem the Notes to which such withholding or deduction applies on any Payment Date in whole at, with respect to any Note, the Outstanding Principal Balance thereof plus accrued and unpaid interest but without premium on any Payment Date (a “Tax Redemption”). However, any Tax Redemption may not occur more than thirty (30) days prior to such time as the requirement or imposition described in (i) or (ii) above is to become effective.

Section 3.12. Procedures for Redemptions.

(a) Method of Redemption. In the case of any Redemption (other than a Tax Redemption), the Issuer will deposit, or will cause to be deposited, in a Defeasance/Redemption Account or a Refinancing Account, as applicable, an amount equal to the Redemption Price. Once a Redemption Notice in respect of a Redemption is published, the outstanding principal amount of each subclass of Notes to which such Redemption Notice applies will become due and payable in accordance with such Redemption Notice on the Redemption Date and at the Redemption Price stated in such Redemption Notice. All Notes which are redeemed in whole will be surrendered to the Issuer and then returned to the Trustee for cancellation and accordingly may not be reissued or resold.

(b) Deposit of Redemption Amount. On or before any Redemption Date in respect of a Redemption under Section 3.11, the Issuer shall, to the extent an amount equal to the Redemption Price of the Notes to be redeemed and any transaction expenses as of the

Redemption Date is not then held by the Issuer or on deposit in a Defeasance/Redemption Account or a Refinancing Account, deposit or cause to be deposited such amount in the Defeasance/Redemption Account or a Refinancing Account.

(c) Notes Payable on Redemption Date or Refinancing Date. After notice has been given under Section 3.12(d) hereof as to the Redemption Date in respect of any Redemption or the Refinancing Date in respect of any Refinancing, the Outstanding Principal Balance of the Notes (or the portion thereof) to be redeemed on such Redemption Date or Refinancing Date shall become due and payable at the Corporate Trust Office of the Trustee, and from and after such Redemption Date or Refinancing Date (unless there shall be a default in the payment of the applicable amount to be redeemed) such principal amount shall cease to bear interest. The Redemption Price of any Note to be redeemed shall be paid as provided for in Section 3.09(d). If any Note to be redeemed shall not be so paid, the Outstanding Principal Balance thereof shall continue to bear interest from the Redemption Date or Refinancing Date until paid at the interest rate applicable to such Note.

(d) Redemption Notice. In respect of any Redemption (in whole or in part) of any subclass of Notes to be made out of amounts available for such purposes, the Cash Manager will give a Redemption Notice to the Trustee and the Security Trustee, provided that the Cash Manager shall have determined in advance of giving any such Redemption Notice that funds are or will, on the Redemption Date or Refinancing Date, be available therefor. Such Redemption Notice will be given at least twenty (20) days but not more than sixty (60) days before such Redemption Date (such Redemption may be revoked by the Issuer at any time prior to the Redemption Date), or at least five (5) days but not more than thirty (30) days before the Refinancing Date, and other than in the case of an Acquisition Balance Redemption, as to which such Redemption Notice shall be included in the Monthly Report delivered for the applicable Payment Date. Each Redemption Notice will state (i) the applicable Redemption Date, (ii) the source of funds for making payments due on the Redemption Date, (iii) the Redemption Price of the Notes subject to such Redemption (including an explanation of the calculation of any Redemption Premium, assuming that the date of the Redemption Notice is the Redemption Date on the stated Redemption Date) and the portion of the Outstanding Principal Balance to be redeemed, in the case of a Redemption in part, (iv) for an Optional Redemption in whole of any subclass of Notes, such Notes to be redeemed in whole must be surrendered (which action may be taken by any Holder or its authorized agent) to the Issuer and then returned to the Trustee to collect the Redemption Price on such Notes and (v) that, unless the Issuer defaults in the payment of the Redemption Price, if any, interest on the Notes called for Redemption will cease to accrue on and after the Redemption Date. The Cash Manager shall deliver a notice to the Trustee and the Security Trustee setting forth the Redemption Premium not later than two Business Days preceding the Redemption Date or Refinancing Date, as applicable.

Section 3.13. Eligible Credit Facilities. Notwithstanding Section 3.09, Article X, or anything else to the contrary contained in this Indenture or the Security Trust Agreement, all amounts available in any Cash Collateral Account or drawn against any other Eligible Credit Facility (including the Liquidity Facility) shall be paid to Holders of the subclass of Notes (and holders of other obligations) for whose benefit such Eligible Credit Facility is stated to be established except to the extent otherwise provided in the Board Resolutions providing for such Eligible Credit Facility.

Section 3.14. Liquidity Facility. The Cash Manager shall make drawings on the Liquidity Facility as provided in this Section 3.14.

(a) Liquidity Facility Drawings. If the Cash Manager determines in accordance with Section 3.07(d) hereof that after making all withdrawals and transfers to be made with respect to the applicable Payment Date and prior to the Liquidity Facility Reserve Account being funded with a Downgrade Drawing, a Non-Extension Drawing or a Final Drawing, there is (w) a Required Expense Shortfall, (x) a Senior Hedge Payment Shortfall, (y) a Class A Interest Shortfall or (z) a Class B Interest Shortfall, in each case as calculated in Section 3.07(d) hereof, the Cash Manager shall so notify the Trustee in writing and shall, no later than 5:00 p.m. (New York City time) three (3) Business Days prior to such Payment Date, request a drawing (each such drawing, a “Liquidity Facility Drawing”) under the Liquidity Facility, to be paid on or prior to such Payment Date, in an amount equal to the lesser of (A) the aggregate amount of the shortfall from clauses (w), (x), (y) and (z) above and (B) the Available Amount under the Liquidity Facility.

(b) Application of Liquidity Facility Drawings. The proceeds of any Liquidity Facility Drawing shall be deposited into the Liquidity Payment Account and withdrawn by the Operating Bank, upon Written Notice from the Cash Manager, for application on the applicable Payment Date in the following manner: first, to the Expense Account an amount such that the amount on deposit therein is equal to the Required Expense Amount for such Payment Date and second, in no order of priority inter se, but pro rata, (1) to the Note Account for each subclass of Notes, the amount of accrued and unpaid interest on such subclass with respect to the applicable Payment Date in no order of priority inter se, but pro rata; and (2) pro rata, to any Hedge Provider, an amount equal to any Senior Hedge Payment due from any Issuer Group Member pursuant to any Hedge Agreement. Upon the expiration or termination of the Liquidity Facility pursuant to Section 6.01 of the Liquidity Facility, the Cash Manager shall instruct the Trustee in writing to apply the amounts on deposit in the Liquidity Payment Account to repay any Unapplied Provider Advances (as defined in the Liquidity Facility) as of the date of such expiration or termination.

(c) Downgrade Drawings.

(i) If at any time the Cash Manager has actual knowledge that a Downgrade Event shall have occurred (the Liquidity Facility following a Downgrade Event and prior to any Unapplied Downgrade Advance (as defined in the Liquidity Facility) being reimbursed to the Liquidity Facility Provider pursuant to and in accordance with Section 2.06(d) of the Liquidity Facility, being referred to as a “Downgraded Facility”), unless an event described in Section 3.14(c)(ii)(A) or Section 3.14(c)(ii)(B) occurs with respect to the Liquidity Facility within the time periods specified for such events, the Cash Manager shall so notify the Trustee in writing and shall request a drawing in accordance with and to the extent permitted by such Downgraded Facility (such drawing, a “Downgrade Drawing”) of the Available Amount thereunder, as provided in Section 3.13(c)(iii).

(ii) If at any time a Downgrade Event shall have occurred, the Liquidity Facility Provider shall notify the Issuer, the Cash Manager and the Trustee of such Downgrade Event within ten (10) days of the occurrence of such Downgrade Event (the

“Downgrade Notice”) and the Cash Manager shall request a Downgrade Drawing in accordance with Section 3.14(c)(iii), unless (A) the Liquidity Facility Provider under such Downgraded Facility arranges for a Replacement Liquidity Facility Provider to issue and deliver a Replacement Liquidity Facility to the Trustee and Administrative Agent (with a copy to the Security Trustee) within sixty (60) days after the occurrence of such Downgrade Event (but not later than the expiration date of such Downgraded Facility), in which event the Liquidity Facility shall cease to be a Downgraded Facility, or (B) on or before the date fifty (50) days after the occurrence of such Downgrade Event, Standard & Poor’s provides a written confirmation to the Administrative Agent and the Cash Manager that such downgrading, withdrawal or suspension will not result in a downgrading, withdrawal or suspension of any rating then in effect for the Class A Notes or the Class B Notes by Standard & Poor’s. In the event that Standard & Poor’s does not provide the written confirmation contemplated in clause (B) of the preceding sentence within the period after such Downgrade Event specified in clause (B) and no Replacement Liquidity Facility Provider has been arranged in accordance with clause (A) of the preceding sentence, the Liquidity Facility Provider shall notify the Issuer, the Cash Manager and the Trustee that a Downgrade Drawing will be required on the date sixty (60) days after the occurrence of such Downgrade Event (but not later than the expiration date of such Downgraded Facility).

(iii) Upon the occurrence of any Downgrade Event with respect to the Liquidity Facility, unless the Cash Manager has actual knowledge that a Replacement Liquidity Facility is arranged as provided in Section 3.14(c)(ii)(A) or Standard & Poor’s provides the written confirmation as provided in Section 3.14(c)(ii)(B), the Cash Manager shall, on the 60th day after the occurrence of such Downgrade Event (or if such 60th day is not a Business Day, on the next succeeding Business Day) (or, if earlier, the expiration date of such Downgraded Facility), request a Downgrade Drawing in accordance with and to the extent permitted by such Downgraded Facility of the Available Amount thereunder. Amounts drawn pursuant to a Downgrade Drawing shall be maintained and invested as provided in Section 3.14(f) hereof. The Liquidity Facility Provider may also arrange for a Replacement Liquidity Facility Provider to issue and deliver a Replacement Liquidity Facility at any time after such Downgrade Drawing so long as such Downgrade Drawing has not been reimbursed in full to the Liquidity Facility Provider.

(iv) After making a Downgrade Drawing, upon notice from the Liquidity Facility Provider to the Administrative Agent and the Cash Manager that it is in compliance with the Threshold Rating, the Administrative Agent shall direct the Cash Manager in writing to withdraw from the Liquidity Facility Reserve Account any Unapplied Downgrade Advance (as defined in the Liquidity Facility) and reimburse such amount to the Liquidity Facility Provider.

(v) For the avoidance of doubt, the provisions of this Section 3.14(c) shall apply to each occurrence of a Downgrade Event, regardless of whether or not one or more Downgrade Events have occurred prior thereto and whether or not any confirmation by Standard & Poor’s specified in Section 3.14(c)(ii) has been obtained with respect to any prior occurrence of a Downgrade Event.

(d) Non-Extension Drawings. If the Liquidity Facility is to expire on a date (the “Stated Expiration Date”) prior to the date that is fifteen (15) days after the Final Maturity Date for the Initial Class A Notes and Initial Class B Notes, then no earlier than the 60th day and no later than the 30th day prior to the applicable Stated Expiration Date then in effect, the Cash Manager may (but shall not be obligated to) request that the Liquidity Facility Provider extend the Stated Expiration Date until the earlier of (i) the date which is fifteen (15) days after the Final Maturity Date with respect to the Initial Notes and (ii) the date that is not more than 364 days from the Stated Expiration Date then in effect (unless the obligations of the Liquidity Facility Provider are earlier terminated in accordance with the Liquidity Facility). If no earlier than the 40th day (or, if earlier, the date of the Liquidity Facility Provider’s receipt of such request, if any, from the Issuer) and no later than the 25th day prior to the then Stated Expiration Date the Liquidity Facility Provider has elected not to extend the expiry date of the Liquidity Facility or has rejected a request made pursuant to the prior sentence (a “Non-Extension Notice”), and if ten (10) days prior to the Stated Expiration Date the Liquidity Facility shall not have been replaced in accordance with Section 3.14(e) hereof, the Cash Manager shall immediately, in accordance with the terms of the Liquidity Facility (thereafter, a “Non-Extended Facility”), request a drawing (such drawing, a “Non-Extension Drawing”) for the Available Amount. Amounts advanced pursuant to a Non-Extension Drawing shall be deposited into the Liquidity Facility Reserve Account to the extent of the Available Amount. If the Liquidity Facility Provider does not give a Non-Extension Notice, then the effective Stated Expiration Date shall be automatically extended to the earlier of (i) the date that is fifteen (15) days after the Final Maturity Date for the Initial Class A Notes and Initial Class B Notes, and (ii) the date that is 364 days from the then effective Stated Expiration Date.

(e) Issuance of Replacement Liquidity Facility. (i) If the Liquidity Facility Provider shall have advised the Issuer that it will not extend the Stated Expiration Date in accordance with Section 3.14(d), then either the Liquidity Facility Provider or the Issuer may, at their respective options, arrange for a Replacement Liquidity Facility to replace the Liquidity Facility during the period no earlier than 35 days and no later than 10 days prior to the then effective Stated Expiration Date. At any time after a Non-Extension Drawing has been made under the Liquidity Facility, either the Liquidity Facility Provider or the Issuer may, at their respective options, arrange for a Replacement Liquidity Facility to replace the Liquidity Facility under which such Non-Extension Drawing has been made.

(ii) If a Downgrade Event shall have occurred with respect to the Liquidity Facility in accordance with Section 3.14(c), then either the Liquidity Facility Provider or the Issuer may, at their respective options, arrange for a Replacement Liquidity Facility to replace the Liquidity Facility within ten (10) days after receiving notice of such Downgrade Event (but not later than the expiration date of the Liquidity Facility); provided, however, that the Liquidity Facility Provider may, at its option, arrange for a Replacement Liquidity Facility at any time following a Downgrade Drawing so long as the Issuer has not already arranged for a Replacement Liquidity Facility.

(iii) At any time after the second anniversary of the Initial Closing Date, the Liquidity Facility Provider may, at its option, arrange for a Replacement Liquidity Facility to replace the Liquidity Facility. At any time after the Initial Closing Date, if the Liquidity Facility Provider ceases to be or will cease to be a Qualifying Lender (as defined in the Liquidity

Facility), the Liquidity Facility Provider fails to avoid the need for any claim in respect of Increased Costs (as provided in the Liquidity Facility) or no designation or other action contemplated by Section 3.10 of the Liquidity Facility is effected, or if effected, fails to avoid the need for the actions contemplated by Section 3.10 of the Liquidity Facility, the Issuer may, at its option, arrange for a Replacement Liquidity Facility to replace the Liquidity Facility.

(iv) No Replacement Liquidity Facility arranged by the Liquidity Facility Provider or the Issuer in accordance with clauses (i), (ii) and (iii) above shall become effective and no such Replacement Liquidity Facility shall be deemed an “Eligible Credit Facility” under this Indenture, unless and until (x) each of the conditions referred to in subclause (A) below shall have been satisfied, and (y) in the case of a Replacement Liquidity Facility arranged by the Replacement Liquidity Facility Provider, such Replacement Liquidity Facility is acceptable to the Issuer.

(A) In connection with the issuance of each Replacement Liquidity Facility, (x) the Cash Manager shall, prior to the issuance of such Replacement Liquidity Facility, have received a Rating Agency Confirmation with respect to the Initial Class A Notes and Initial Class B Notes (without regard to any downgrading of any rating of the Liquidity Facility Provider being replaced pursuant to Section 3.14(c) hereof), (y) upon receipt of a Written Notice from the Administrative Agent to the Cash Manager setting forth the amount of Credit Facility Obligations then owing to the replaced Liquidity Facility Provider, the Cash Manager shall direct the Operating Bank to pay to the replaced Liquidity Facility Provider all Credit Facility Obligations then owing to the replaced Liquidity Facility Provider (which payment shall be made first from available funds in the Liquidity Reserve Account, and thereafter from any other available source, including, without limitation, a drawing under the Replacement Liquidity Facility) and (z) the issuer of the Replacement Liquidity Facility shall deliver the Replacement Liquidity Facility to the Cash Manager, together with a legal opinion opining that such Replacement Liquidity Facility has been duly authorized, executed and delivered by, and is an enforceable obligation of, such Replacement Liquidity Facility Provider, such legal opinion to be reasonably satisfactory to the Issuer unless the legal opinion of counsel to the Replacement Liquidity Facility Provider is in form and substance substantially the same as the legal opinion of counsel to the Liquidity Facility Provider on the Initial Closing Date.

(B) Upon satisfaction of the conditions set forth in clause (A) of this Section 3.14(e)(iv) with respect to a Replacement Liquidity Facility, (w) the replaced Liquidity Facility shall terminate, (x) the Cash Manager shall, if and to the extent so requested by the Issuer or the Liquidity Facility Provider being replaced, execute and deliver any certificate or other instrument required in order to terminate the replaced Liquidity Facility, shall surrender the replaced Liquidity Facility to the Liquidity Facility Provider being replaced and shall execute and deliver the Replacement Liquidity Facility, (y) each of the parties hereto shall enter into any amendments to this Indenture and any other Related Documents necessary to give effect to (1) the replacement of the applicable Liquidity Facility Provider with the applicable Replacement Liquidity Facility Provider and (2) the replacement of the applicable Liquidity Facility with the applicable Replacement Liquidity Facility and (z) such Replacement Liquidity Facility Provider shall be deemed to be a provider of an Eligible Credit Facility with the rights and obligations of the Liquidity Facility Provider hereunder and under the other Related Documents and such Replacement Liquidity Facility shall be deemed to be an Eligible Credit Facility (and, if so designated by the Board, the “Liquidity Facility”) hereunder and under the other Related Documents.

(C) For purposes of clarification, an assignment to an Eligible Provider as permitted thereunder by the provider of the Liquidity Facility shall not be considered a Replacement Liquidity Facility; provided that written notification of such assignment shall have been provided to the Rating Agencies, the Trustee, the Cash Manager and the Administrative Agent, and the assignee has delivered to the Cash Manager legal opinions with respect to due authorization, execution, delivery and enforceability substantially similar in scope and substance to the legal opinions delivered by counsel to the Liquidity Facility Provider on the Initial Closing Date. Following any assignment in accordance with the provisions thereof and in the foregoing proviso, the assignee shall be deemed to be the “Liquidity Facility Provider” for all purposes of the Related Documents.

(f) Liquidity Facility Reserve Account; Withdrawals; Investments. All amounts drawn under the Liquidity Facility by the Cash Manager pursuant to Section 3.14(c), 3.14(d) or 3.14(i) hereof shall be deposited by the Cash Manager into the Liquidity Facility Reserve Account. All amounts on deposit in the Liquidity Facility Reserve Account, including any amount deposited in accordance with clause (iv) of Section 3.09(a) hereof, shall be invested and reinvested in accordance with Section 3.01 hereof. Upon a request by the Liquidity Facility Provider, the Cash Manager shall provide the Liquidity Facility Provider with the amount of Investment Earnings held in the Liquidity Facility Reserve Account as of the applicable Determination Date. On each Payment Date, the Cash Manager shall direct the Operating Bank to deposit in the Collections Account all Investment Earnings on amounts on deposit in the Liquidity Facility Reserve Account, to be applied to make payments on such Payment Date in accordance with Section 3.09. Amounts on deposit in the Liquidity Facility Reserve Account shall be withdrawn by or at the direction of the Cash Manager under the following circumstances:

(i) in accordance with Section 3.02(c);

(ii) on any Payment Date, if the amount in the Liquidity Reserve Account exceeds the Required Amount, then the Cash Manager shall direct the Operating Bank to withdraw, upon Written Notice from the Cash Manager, from the applicable Account such excess and pay such amount to the Liquidity Facility Provider;

(iii) if a Replacement Liquidity Facility is established following the date on which funds have been deposited into the Liquidity Facility Reserve Account, the Cash Manager shall direct the Operating Bank to withdraw, upon Written Notice from the Cash Manager, all amounts on deposit in the Liquidity Facility Reserve Account and shall pay such amounts to the replaced Liquidity Facility Provider until all Liquidity Facility Obligations owed to such Person shall have been paid in full, and shall deposit any remaining amount in the Collections Account;

(iv) upon the payment in full of the Outstanding Principal Balance of, and accrued and unpaid interest on, the Initial Notes, the Cash Manager shall direct the Operating Bank to withdraw, upon Written Notice from the Cash Manager, all amounts from the Liquidity Facility Reserve Account and pay such amounts to the Liquidity Facility Provider until all Liquidity Facility Obligations owed to the Liquidity Facility Provider shall have been paid in full, and shall deposit any remaining amount in the Collections Account; and

(v) fifteen (15) days after the Final Maturity Date with respect to the Initial Notes, the Operating Bank shall withdraw, upon Written Notice from the Cash Manager, all amounts on deposit in the Liquidity Facility Reserve Account and shall pay such amounts to the Liquidity Facility Provider until all Liquidity Facility Obligations owed to such Person shall have been paid in full, and shall deposit any remaining amount in the Collections Account.

(g) Reinstatement. With respect to any Liquidity Facility Drawing under the Liquidity Facility, upon the reimbursement to the Liquidity Facility Provider in full or in part of the amount of such Liquidity Facility Drawing, together with any accrued interest thereon, the Available Amount shall be reinstated by an amount equal to the amount of such Liquidity Facility Drawing so reimbursed to the Liquidity Facility Provider but the resulting Available Amount shall not exceed the Maximum Commitment; provided, however, that the Available Amount shall not be so reinstated in part or in full at any time (x) if a Liquidity Facility Event of Default shall have occurred and be continuing or (y) if a Downgrade Drawing (unless the Liquidity Facility Provider subsequently is in compliance with the Threshold Rating), Non-Extension Drawing or Final Drawing shall have occurred.

(h) Reimbursement. The amount of each Liquidity Facility Drawing under the Liquidity Facility and any amounts withdrawn from the Liquidity Facility Reserve Account following a Downgrade Drawing, Non-Extension Drawing or a Final Drawing shall be due and payable, together with interest thereon, on the dates and at the rates, respectively, provided in the Liquidity Facility but only to the extent that Available Collections are sufficient to pay such amounts in the order of priority set forth in Section 3.09 hereof.

(i) Final Drawing. Upon receipt from the Liquidity Facility Provider of a Termination Notice with respect to the Liquidity Facility, the Cash Manager shall, not later than the date specified in such Termination Notice, in accordance with the terms of the Liquidity Facility, promptly request an advance under the Liquidity Facility of the Available Amount (a “Final Drawing”). Proceeds of a Final Drawing shall be deposited into the Liquidity Facility Reserve Account to the extent of the Available Amount for application in accordance with clause (f) above.

(j) Liquidity Facility Provider Consent. To the extent that the Liquidity Facility Provider’s consent or approval is required under this Indenture or any other Related Document, such consent is not required in the event that (x) no Initial Notes are Outstanding and (y) no Liquidity Facility Advance Obligations are due and owing to the Liquidity Facility Provider (and, in the case of any issuance of any Additional Notes, a Liquidity Facility Non-Consent Event has occurred).

ARTICLE IV

DEFAULT AND REMEDIES

Section 4.01. Events of Default. Each of the following events shall constitute an “Event of Default” hereunder with respect to any subclass of Notes, and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied:

(a) failure by the Issuer to pay when due interest (other than any Step-Up Amount) on any Senior Class, and the continuance of such default unremedied for a period of five (5) Business Days after the same shall have become due and payable;

(b) failure by the Issuer to pay when due principal of any Note of such subclass (other than the Class E Notes), or failure to pay all accrued and unpaid Interest Amount on such subclass (other than the Class E Notes) no later than the applicable Final Maturity Date;

(c) failure by the Issuer to pay any amount (other than interest) when due and payable in connection with any Notes of such subclass to the extent that there are, on any Payment Date, amounts available for such payment in the Collections Account (in accordance with the priority of payment set forth in Section 3.09), including any funds available in the Cash Collateral Account and the DSCR Cash Trap Account with respect to the Notes of such subclass, and the continuance of such default for a period of ten (10) (or in the case of the payment of any Disposition Premium, five (5)) or more Business Days after such Payment Date;

(d) failure of any of the representations or warranties of the Issuer under this Indenture to be true and correct or failure by the Issuer to comply with any of the covenants, obligations, conditions or provisions binding on it under this Indenture or any of the Notes (other than a payment default for which provision is made in clause (a), (b) or (c) of this Section 4.01), if in any such case such failure materially adversely affects the Holders of such subclass of Notes and continues for a period of thirty (30) days or more (or, if such failure is capable of remedy within ninety (90) days (or in the case of a breach of failure with respect to a covenant contained in Section 5.03, one hundred eighty (180) days) of the date of the written notice referred to below and the Administrative Agent has promptly provided the Trustee with a certificate stating that the Issuer has commenced, or will promptly commence, and diligently pursue all reasonable efforts to remedy such failure, ninety (90) days (or one hundred eighty (180) days, as applicable) so long as the Issuer or any Issuer Subsidiary is diligently pursuing such remedy but in any event no longer than ninety (90) days (or one hundred eighty (180) days, as applicable)) after written notice thereof has been given to the Issuer by the Controlling Party or by the Holders of a majority of the aggregate Outstanding Principal Balance of the Notes of the Senior Class;

(e) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Issuer or any direct or indirect subsidiary thereof (other than a Non-Significant Subsidiary), under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examinership, relief of debtors or other similar law now or hereafter in effect; (ii) appointment of a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any direct or indirect subsidiary thereof (other than a Non-Significant Subsidiary); or (iii) the winding-up or liquidation of the affairs of the Issuer or any direct or indirect subsidiary thereof (other than a Non-Significant Subsidiary) and, in each case, such decree or order shall remain unstayed or such writ or other process shall not have been stayed or dismissed within ninety (90) days from entry thereof;

(f) the Issuer or any direct or indirect subsidiary thereof (other than a Non-Significant Subsidiary) (i) commences a voluntary case under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examinership, relief of debtors or other similar law now or hereafter in effect, or consents to the entry of an order for relief in any involuntary case under any such law; (ii) consents to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any direct or indirect subsidiary thereof (other than a Non-Significant Subsidiary) or for all or substantially all of the property and assets of the Issuer or any direct or indirect subsidiary thereof (other than a Non-Significant Subsidiary); or (iii) effects any general assignment for the benefit of creditors;

(g) one or more material judgments or orders for the payment of money that are in the aggregate in excess of 5% of the then most recent aggregate Adjusted Portfolio Value shall be rendered against the Issuer or any Issuer Subsidiary or any other Issuer Group Member and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 4.01(g) if and for so long as either (A) (x) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (y) such insurer, which shall be rated at least “A” by A.M. Best Company or any similar successor entity, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order or (B) the amount of such judgment or order is covered by an indemnity from a Person having at least an “A” rating from Standard & Poor’s; or

(h) the constitutional documents creating the Issuer cease to be in full force and effect without replacement documents having the same terms being in full force and effect.

For the avoidance of doubt, any payment under an Eligible Credit Facility (or a drawing of funds from a Cash Collateral Account) shall constitute a payment by the Issuer for purposes of clauses (a), (b) and (c) above.

Section 4.02. Acceleration, Rescission and Annulment.(a) If an Event of Default with respect to the Senior Class (other than an Event of Default under clause (e) or (f) of Section 4.01) occurs and is continuing, the Controlling Party may and, if the Controlling Party is solely the Senior Trustee, upon the written direction of Holders of a majority of the aggregate Outstanding Principal Balance of the Senior Class, shall, give a Default Notice to the Issuer, the Cash Manager, the Administrative Agent, each Hedge Provider, the Security Trustee and the Trustee declaring the Outstanding Principal Balance of the Notes and all accrued and unpaid interest thereon to be due and payable. Upon delivery of a Default Notice, such Outstanding

Principal Balance and all accrued and unpaid interest thereon shall be due and payable. At any time after the Controlling Party has declared the Outstanding Principal Balance of the Notes to be due and payable and prior to the exercise of any other remedies pursuant to this Article IV, the Controlling Party may (and if the Controlling Party is the Senior Trustee, upon the written direction of Holders of a majority of the aggregate Outstanding Principal Balance of the Senior Class, shall) by Written Notice to the Issuer, the Senior Trustee (if not the Controlling Party), the Cash Manager, the Administrative Agent, the Security Trustee and the Trustee, subject to Section 4.05(a), rescind and annul such declaration and thereby annul its consequences if: (i) there has been paid to or deposited with the Senior Trustee an amount sufficient to pay all overdue installments of interest on the Notes, and the principal or Redemption Price of the Notes that would have become due otherwise than by such declaration of acceleration, (ii) the rescission would not conflict with any judgment or decree and (iii) all other Defaults and Events of Default, other than nonpayment of interest and principal on the Notes that have become due solely because of such acceleration, have been cured or waived. If the Controlling Party is the Liquidity Facility Provider, only it may give a notice of rescission and annulment. If an Event of Default under clause (e) or (f) of Section 4.01 occurs, the Outstanding Principal Balance of the Notes and all accrued and unpaid interest thereon shall automatically become due and payable without any further action by any party.

(b) No Person other than the Controlling Party may give or direct the giving of a Default Notice or exercise or direct the exercise of any remedy in respect of any Event of Default.

(c) The Trustee shall provide each Rating Agency with a copy of any Default Notice it receives pursuant to this Indenture.

Section 4.03. Other Remedies. If an Event of Default occurs and is continuing, the Senior Trustee (at the direction of the Controlling Party if the Senior Trustee is not the Controlling Party and at the written direction of Holders of a majority of the aggregate Outstanding Principal Balance of the Senior Class if the Controlling Party is the Senior Trustee) may exercise any right available to it under any Security Document, any Related Document or otherwise and may pursue any available remedy by proceeding at law or in equity including, without limitation, any right or remedy to collect the payment of principal or Redemption Price of, or interest, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Senior Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 4.04. Limitation on Suits. Without limiting the provisions of Section 4.09 and the final sentence of Section 12.04(a), no Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Security Trust Agreement or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) the Senior Trustee is the sole Controlling Party;

(b) such Holder holds Notes of the Senior Class and has previously given written notice to the Senior Trustee of a continuing Event of Default;

(c) the Holders of a majority of the aggregate Outstanding Principal Balance of the Senior Class make a written request to the Senior Trustee to pursue a remedy hereunder;

(d) such Holder or Holders offer to the Senior Trustee an indemnity reasonably satisfactory to the Senior Trustee against any costs, expenses and liabilities to be Incurred in complying with such request;

(e) the Senior Trustee does not comply with such request within 60 days after receipt of the request and the offer of indemnity; and

(f) during such 60-day period, Holders of a majority of the Outstanding Principal Balance of the Senior Class do not give the Senior Trustee a revocation or direction inconsistent with such request.

No one or more Holders may use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain or seek to obtain any preference or priority not otherwise created by this Indenture and the terms of the Notes over any other Holder or to enforce any right under this Indenture, except in the manner herein provided.

Section 4.05. Waiver of Existing Defaults.(a) The Controlling Party or (if the Controlling Party is the Senior Trustee) the Holders of a majority of the Outstanding Principal Balance of the Senior Class by notice to the Senior Trustee and the Issuer may waive any existing Default hereunder and its consequences, except no waiver may be given with respect to a Default: (i) in the deposit or distribution of any payment required to be made on any Notes, (ii) in the payment of the interest on, principal of or premium, if any, with respect to any Note or (iii) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Note affected thereby. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. Each such notice of waiver shall also be given to each Rating Agency.

(b) Any written waiver of a Default or an Event of Default given by the Controlling Party or the Holders to the Senior Trustee and the Issuer in accordance with the terms of this Indenture shall be binding upon the Trustee and the other parties hereto. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Default or Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

Section 4.06. Restoration of Rights and Remedies. If the Trustee or any Holder of Notes of the Senior Class has instituted any proceeding to enforce any right or remedy under this Indenture, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or such Holder, then in every such case the Issuer, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 4.07. Remedies Cumulative. Each and every right, power and remedy herein given to the Trustee (or the Controlling Party) specifically or otherwise in this Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee (or the Controlling Party), and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Trustee (or the Controlling Party) in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any Default on the part of the Issuer or to be an acquiescence therein.

Section 4.08. Authority of Courts Not Required. The parties hereto agree that, to the greatest extent permitted by law, the Trustee shall not be obliged or required to seek or obtain the authority of, or any judgment or order of, the courts of any jurisdiction in order to exercise any of its rights, powers and remedies under this Indenture, and the parties hereby waive any such requirement to the greatest extent permitted by law.

Section 4.09. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (but at all times subject to Section 12.04 hereof), the right of any Holder to receive payment of principal of, or interest, on its Note on or after the respective due dates therefor expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 4.10. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of any Holder allowed in any judicial proceedings relating to any obligor on the Notes, its creditors or its property.

Section 4.11. Undertaking for Costs. All parties to this Indenture agree, and each Holder by its acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defense made by the party litigant. This Section 4.11 does not apply to a suit instituted by the Trustee, a suit instituted by any Holder for the enforcement of the payment of principal or Redemption Price of, or interest, on its Note on or after the respective due dates expressed in such Note, or a suit by a Holder or Holders of more than 10% of the Outstanding Principal Balance of any class or subclass of the Notes.

Section 4.12. Remedies; Rights of Controlling Party. Subject always to the provisions of this Article IV, the Controlling Party shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or other applicable provisions of this Indenture and other Related Documents and would not involve the Trustee in personal liability or expense; and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Whenever the Senior Trustee is also the Trustee and wherever the Senior Trustee shall have any right, duty or obligation under this Indenture or any Related Document, the Senior Trustee shall at all times be entitled to conclusively rely upon and act at the written direction of the Holders of a majority of the Outstanding Principal Balance of the Senior Class and shall have no obligation to take any such action in the absence of such direction.

Section 4.13. Purchase Rights of Holders.

(a) Each Holder of a Class B Note shall have the right (the “Class B Purchase Right”) on any date occurring on or after the date of the occurrence of an Event of Default that is continuing on such date with respect to any subclass of the Class A Notes, upon at least twenty (20) Business Days’ written notice to the Trustee (with a copy to the Issuer and the Cash Manager), to purchase all, but not less than all, of the Class A Notes, for a purchase price equal to the then Outstanding Principal Balance of each subclass of Class A Notes, plus accrued and unpaid interest (at the Applicable Rate of Interest for the related subclass of Class A Notes) on such Outstanding Principal Balance together with any Special Indemnity Payments due and payable to the Holders of the Class A Notes (any such principal and interest in respect of any such subclass of Class A Notes and indemnity or other payments, the “Class B Purchase Right Outstanding Priority Balance”); provided that (i) if prior to the end of such twenty-day period any other Holder of a Class B Note notifies such purchasing Holder of a Class B Note that such other Holder of a Class B Note wants to participate in such purchase, then such other Holder of a Class B Note may join with the purchasing Holder of a Class B Note (any such purchasing Holders of a Class B Note shall be collectively referred to herein as the “Class B Purchasers”) in exercising the Class B Purchase Right and (ii) if prior to the end of such twenty-day period any other Holder of a Class B Note fails to notify the Class B Purchasers of such other Holder of a Class B Note’s desire to participate in such a purchase, then such other Holder of a Class B Note shall lose its right to purchase the Class A Notes pursuant to this Section 4.13(a). As a condition precedent to the purchase of the Class A Notes by the Holders of the Class B Notes, all Credit Facility Obligations due and payable to the providers of such Eligible Credit Facilities shall have been paid in full by such Holder of the Class B Notes and any Eligible Credit Facility shall have been terminated or cancelled in full. Upon receipt of any such notice, the Cash Manager shall calculate the then Class B Purchase Right Outstanding Priority Balance. Payment of the Outstanding Priority Balance shall in each case, be made ratably by each Class B Purchaser based on the ratio of the Outstanding Principal Balance of the Class B Note held by such Class B Purchaser to the Outstanding Principal Balance of the Class B Notes held by all of the Class B Purchasers.

(b) Each Holder of a Class E Note shall have the right (the “Class E Purchase Right”) on any date occurring on or after the date of the occurrence of an Event of

Default that is continuing on such date, upon at least twenty (20) Business Days’ written notice to the Trustee (with a copy to the Issuer and the Cash Manager), to purchase all, but not less than all, of the Class A Notes and Class B Notes, respectively, for a purchase price equal to the then Outstanding Principal Balance of each subclass of Class A Notes and Class B Notes, respectively, plus accrued and unpaid interest (at the Applicable Rate of Interest for each related subclass of Class A Notes and Class B Notes, respectively) on such applicable Outstanding Principal Balance together with any Special Indemnity Payments due and payable to the Holders of the Class A Notes and Class B Notes, respectively (any such principal and interest in respect of any such subclass of Class A Notes and Class B Notes, respectively together with indemnity or other payments, the “Class E Purchase Right Outstanding Priority Balance”); provided that (i) if prior to the end of such twenty-day period any other Holder of a Class E Note notifies such purchasing Holder of a Class E Note that such other Holder of a Class E Note wants to participate in such purchase, then such other Holder of a Class E Note may join with the purchasing Holder of a Class E Note (any such purchasing Holders of a Class E Note shall be collectively referred to herein as the “Class E Purchasers”) in exercising the Class E Purchase Right and (ii) if prior to the end of such twenty-day period any other Holder of a Class E Note fails to notify the Class E Purchasers of such other Holder of a Class E Note’s desire to participate in such a purchase, then such other Holder of a Class E Note shall lose its right to purchase the Class A Notes and Class B Notes, respectively pursuant to this Section 4.13(b). As a condition precedent to the purchase of the Class A Notes and Class B Notes, respectively by the Holders of the Class E Notes, all applicable Credit Facility Obligations due and payable to the providers of such Eligible Credit Facilities shall have been paid in full by such Holder of the Class E Notes and any Eligible Credit Facility shall have been terminated or cancelled in full. Upon receipt of any such notice, the Cash Manager shall calculate the then Class E Purchase Right Outstanding Priority Balance. Payment of the Class E Purchase Right Outstanding Priority Balance shall in each case, be made ratably by each Class E Purchaser based on the ratio of the Outstanding Principal Balance of the Class E Note held by such Class E Purchaser to the Outstanding Principal Balance of the Class E Notes held by all of the Class E Purchasers.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.01. Representations and Warranties. The Issuer represents and warrants to the parties hereto on the Closing Date as follows:

(a) Due Organization. The Issuer is a company duly incorporated under the laws of the Cayman Islands, and each Issuer Subsidiary is a company, corporation, limited liability company, partnership, limited partnership, business or statutory trust, owner trust or other business entity, as the case may be, duly formed, incorporated or organized in its respective jurisdiction of formation, incorporation or organization, in each case with full power and authority to conduct its business as such business is currently conducted; and the Issuer is not, and as of the Initial Closing Date only, no Issuer Subsidiary is, in liquidation, bankruptcy or suspension of payments.

(b) Special Purpose Status. As of the Initial Closing Date only, (i) the Issuer has not engaged in any activities since its incorporation (other than those incidental to its incorporation and other appropriate corporate steps including the issue of shares and arrangements for the payment of fees to, and director’s and officer’s insurance for, the members of its Board, the authorization and the issuance of the Initial Notes and the execution of the Related Documents and the activities referred to in or contemplated by such agreements), and (ii) the Issuer has not paid any dividends or other distributions since its incorporation. The Issuer has not engaged in any activities since its incorporation that are prohibited under the Related Documents.

(c) Non-Contravention. The acquisition of the Initial Aircraft and interests in the Initial Leases through the purchase of the Aircraft Interests pursuant to the Purchase Agreement, the execution and delivery by each Issuer Group Member of, and compliance by it with the terms of each of the Related Documents (other than the Notes) to which it is a party and, with respect to the Initial Closing Date only (and, if different, any other date of creation, issuance, execution and delivery by the Issuer of any Initial Notes), the creation, issuance, execution and delivery by the Issuer of, and the compliance by the Issuer with the terms of, the Initial Notes:

(i) do not and will not at the Initial Closing Date or any Payment Date conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, the Memorandum of Association of the Issuer or the constituent documents of any Issuer Subsidiary or with any existing law, rule or regulation applying to or affecting the Issuer or any Issuer Subsidiary or any judgment, order or decree of any government, governmental body or court having jurisdiction over the Issuer or any Issuer Subsidiary; and

(ii) do not and will not at the Initial Closing Date or any Payment Date constitute a default under, any deed, indenture, agreement or other instrument or obligation to which the Issuer or any Issuer Subsidiary is a party or by which any of them or any part of their undertaking, assets, property or revenues are bound.

(d) Due Authorization. The acquisition of the Initial Aircraft and interests in the Initial Leases through the purchase of the Aircraft Interests pursuant to the Purchase Agreement, the creation, execution and issuance of the Initial Notes, the execution and issue or delivery by the Issuer and each Issuer Subsidiary of the Related Documents executed by it and the performance by each of them of their obligations hereunder and thereunder and the arrangements contemplated hereby and thereby to be performed by each of them have been duly authorized by each of them.

(e) Validity and Enforceability. This Indenture constitutes, and the Related Documents, when executed and delivered and, in the case of the Initial Notes, when issued and authenticated, will constitute valid, legally binding and enforceable obligations (subject to general equitable principles, insolvency, liquidation, reorganization and other laws of general application relating to creditors’ rights or claims or the concepts of materiality, reasonableness, good faith and fair dealing) of the Issuer and each Issuer Subsidiary executing the same.

(f) No Defaults. There exists no Default, Event of Default nor any event which, had the Initial Notes already been issued, would constitute a Default or an Event of Default.

(g) No Encumbrances. Subject to the Security Interests created in favor of the Security Trustee and the priority of payments set forth in Section 3.09, and except for Permitted Encumbrances, there exists no Encumbrance over the assets or undertaking of (i) the Issuer or (ii) any Issuer Subsidiary.

(h) No Consents. All consents, approvals, authorizations or other orders of all regulatory authorities required (excluding any required by the other parties to the Related Documents) for or in connection with the execution and performance of the Related Documents by the Issuer and each Issuer Subsidiary and the issue and performance of the Initial Notes and, with respect to the Initial Closing Date only, the offering of the Initial Notes by the Issuer have been obtained and are in full force and effect and not contingent upon fulfillment of any condition.

(i) No Litigation. On the Initial Closing Date only, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Issuer, threatened against or affecting, the Issuer or any Issuer Subsidiary before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Indenture (including the Exhibits and Schedules attached hereto) and the Related Documents or which, as of the Initial Closing Date only, could reasonably be expected to have a material adverse effect on the ability of the Issuer or any Issuer Subsidiary to perform its obligations under the Related Documents.

(j) Employees, Subsidiaries. The Issuer and each Issuer Subsidiary have no employees (except as required by Applicable Law). Set forth in Schedule 2 is a true and complete list, as of the date hereof, of all Issuer Subsidiaries existing on the Closing Date, together with their jurisdictions of incorporation.

(k) Ownership. The Issuer or an Issuer Subsidiary is the beneficial owner of the Pledged Shares, the Pledged Debt, the Pledged Beneficial Interest, the Pledged Membership Interest, the Agreement Collateral, any Non-Trustee Accounts and other Collateral, free from all Encumbrances and claims whatsoever other than Permitted Encumbrances.

(l) No Filings. Under the laws of the Cayman Islands, the State of New York, the Federal laws of the United States of America or the laws of the jurisdiction of organization of any Issuer Subsidiary, it is not necessary or desirable that this Indenture or any Related Document to which the Issuer or an Issuer Subsidiary is a party (other than evidences or filings in respect of the creation of the Security Interests) be filed, recorded or enrolled (other than the filing of the Memorandum of Association of the Issuer in the Cayman Islands which filing has been made) with any court or other authority in any such jurisdictions or that any stamp, registration or similar tax be paid on or in relation to this Indenture or any of the other Related Documents.

(m) Aircraft Assets. Schedule 1 contains a true and complete list of all Aircraft expected by the Issuer as of the Initial Closing Date to become Initial Aircraft. Except as otherwise set forth therein, once each Initial Aircraft listed in Schedule 1 is a Delivered Aircraft, an Issuer Group Member shall be the owner of such Initial Aircraft and shall have such title to such Aircraft (other than the Skymark Aircraft) as was conveyed to such Person, free and clear of all Liens created by or through such Person.

(n) Aircraft Assets Disclosure Documents. Each Disclosure Document (as defined in the Servicing Agreement) related to the Aircraft Assets with respect to such Initial Aircraft is a legal, valid and binding agreement of the Person within the Issuer Group that is a party thereto (including by way of assignment or novation) and is enforceable against such Person within the Issuer Group that is a party thereto in accordance with its terms except where enforceability may be limited by general equitable principles, insolvency, liquidation, reorganization and other laws of general application relating to creditors’ rights or claims or the concepts of materiality, reasonableness, good faith and fair dealing. As of the Initial Closing Date only, no Person within the Issuer Group has modified, amended or waived any provision of or terminated any Disclosure Document related to the Aircraft Assets referred to in Schedule 4.02 to the Servicing Agreement except as disclosed therein.

(o) Other Representations. The representations and warranties made by the Issuer and each Issuer Subsidiary in any of the other Related Documents are true and accurate as of the Initial Closing Date.

Section 5.02. General Covenants. The Issuer hereby covenants as follows:

(a) No Release of Obligations. The Issuer shall not take, or knowingly permit any Issuer Subsidiary to take, any action which would amend, terminate (other than any termination in connection with the replacement of such agreement with an agreement on terms substantially no less favorable to the Issuer Group than the agreement being terminated) or discharge or prejudice the validity or effectiveness of this Indenture (other than as permitted herein), the Security Trust Agreement, any Acquisition Agreement, any organizational document of any Issuer Subsidiary, the Administrative Agency Agreement, the Cash Management Agreement, the Servicing Agreement, the Liquidity Facility or any other Related Document to which the Issuer or any Issuer Subsidiary is a party or permit any party to any such document to be released from such obligations, except, in each case, as permitted or contemplated by the terms of such document, and provided that such actions may be taken or permitted, and such releases may be permitted, if the Issuer shall have first obtained a Board Resolution determining that such action, permitted action or release does not materially adversely affect the interests of the Holders; and provided further that, in any case (i) the Issuer shall not take any action which would result in any amendment or modification to the conflicts standard or duty of care in such agreements and (ii) there must be at all times an administrative agent with respect to the Issuer Group (as defined in the Administrative Agency Agreement) and a servicer with respect to all Aircraft in the Portfolio.

(b) Limitation on Encumbrances. The Issuer shall not, and shall not permit any Issuer Subsidiary to, create, Incur, assume or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest (in each case, an “Encumbrance”), including, without limitation, any conditional sale, any sale with recourse against, the Issuer, any Issuer Subsidiary or any Affiliate of any Issuer Subsidiary, or any agreement to give any security interest over or with respect to, any of the Issuer’s or any Issuer Subsidiary’s assets (other than the segregation of the Segregated Funds) including, without limitation, all shares of capital stock, all beneficial interests in trusts, all ordinary shares and preferred shares and any options, warrants and other rights to acquire such shares or interests (“Ownership Interest”) and any Indebtedness of any Issuer Subsidiary held by the Issuer or any Issuer Subsidiary.

Notwithstanding the foregoing, the Issuer may create, Incur, assume or suffer to exist (i) any Permitted Encumbrance, (ii) any security interest created or required to be created under the Security Documents, or (iii) any other Encumbrance (A) the validity or applicability of which is being contested in good faith in appropriate proceedings by the Issuer or any Issuer Subsidiary and (B) which is lifted within 270 days.

For the purposes of this Indenture, “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with, such Person or is a director or officer of such Person (for the avoidance of doubt, the Charitable Trustee shall not be regarded as an “Affiliate” of any Person); “Control” of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Ownership Interest, by contract or otherwise. For the purposes of this Indenture, “Permitted Encumbrance” means (i) any lien for Taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings; (ii) in respect of any Aircraft, any lien of a repairer, carrier or hangar keeper arising in the ordinary course of business by operation of law or any engine or parts-pooling arrangements or other similar lien; (iii) any permitted lien or encumbrances on any Aircraft, Engines or Parts as defined under any Lease thereof (other than liens or encumbrances created by the relevant lessor); (iv) any lien created by or through or arising from debt or liabilities or any act or omission of any Lessee in each case either in contravention of the relevant Lease (whether or not such Lease has been terminated) or without the consent of the relevant lessor (provided that if such lessor becomes aware of any such lien, it shall use commercially reasonable efforts to have any such lien lifted); (v) any head lease, lease, conditional sale agreement or Purchase Option under the Initial Lease of any Initial Aircraft existing on the Acquisition Date of such Aircraft or otherwise existing on the relevant Closing Date or any other Aircraft Agreement meeting the requirements of clause (iii)(C) or (iii)(E) of the second paragraph of Section 5.02(g); (vi) any lien for environmental (including under the EU-ETS scheme), air navigation authority, airport tending, gate or handling (or similar) charges or levies; (vii) any lien created in favor of the Issuer, the Issuer Group or the Security Trustee securing the Secured Obligations; and (viii) any Encumbrance arising under an Eligible Credit Facility.

(c) Limitation on Restricted Payments. The Issuer shall not, and shall not permit any Issuer Subsidiary to:

(i) declare or pay any dividend or make any distribution on its Ownership Interest held by persons other than the Issuer or any Issuer Subsidiary;

(ii) purchase, redeem, retire or otherwise acquire for value any shares of Ownership Interest of the Issuer or any Issuer Subsidiary held by or on behalf of Persons other than the Issuer or any Issuer Subsidiary and other Persons permitted under Section 5.02(l)(ii)(C);

(iii) make any payment of principal, interest or premium, if any, on the Notes or make any voluntary or optional repurchase, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or such Issuer Subsidiary that is not owed to the Issuer or such Issuer Subsidiary other than in accordance with Articles II, III and XI and otherwise provided for in the Related Documents; provided that subject where applicable, to the restrictions provided in Section 11.02, the Issuer or any of its Affiliates may repurchase, defease or otherwise acquire or retire any of the Notes other than from the Available Collections so long as any new notes of the Issuer issued in connection with such transaction rank pari passu with the Notes being repurchased, defeased, acquired or retired and the Directors shall determine that such action does not materially adversely affect the Holders and shall have obtained a Rating Agency Confirmation; or

(iv) make any Investments (other than Permitted Account Investments, Allowed Restructurings, Investments permitted under Section 5.02(e) and Investments in any Issuer Group Member pursuant to any Acquisition Agreement or a Permitted Additional Aircraft Acquisition.

The term “Investment” for purposes of the above restriction means any loan or advance to a Person, any purchase or other acquisition of any beneficial interest, capital stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other Investment in such Person. For the avoidance of doubt, “Investment” shall not include any obligation of a purchaser of an Aircraft to make deferred or installment payments pursuant to any Aircraft Agreement specified in (iii)(C) or (iii)(E) of the second paragraph of Section 5.02(g) so long as the Issuer Group retains a security interest in the relevant Aircraft until all such obligations are discharged.

(d) Limitation on Dividends and Other Payment Restrictions. The Issuer shall not, and shall not permit any Issuer Subsidiary to, create or otherwise suffer to exist any consensual encumbrance or restriction of any kind on the ability of any Issuer Subsidiary to (i) declare or pay dividends or make any other distributions permitted by Applicable Law, or purchase, redeem or otherwise acquire for value, the Ownership Interest of the Issuer or such Issuer Subsidiary, as the case may be; (ii) pay any Indebtedness owed to the Issuer or such Issuer Subsidiary; (iii) make loans or advances to the Issuer or such Issuer Subsidiary; or (iv) transfer any of its property or assets to the Issuer or any other Issuer Subsidiary.

The foregoing provisions shall not restrict any consensual encumbrances or other restrictions: (i) which are Permitted Encumbrances, (ii) existing on the Initial Closing Date or, in the case of any Aircraft, the Acquisition Date of such Aircraft, under any Related Document, and any amendments, extensions, refinancings, renewals or replacements of such documents; provided that such consensual encumbrances and restrictions in any such amendments, extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those previously in effect and being amended, extended, refinanced, renewed or replaced; or (iii) in the case of clause (iv) of the preceding paragraph, that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset.

(e) Limitation on Engaging in Business Activities. The Issuer shall not, and shall not permit any Issuer Subsidiary to, engage in any business or activity other than:

(i) purchasing or otherwise acquiring (subject to Section 5.02(h)), owning, holding, converting, maintaining, modifying, managing, operating, leasing, re-leasing and, subject to the limitations set forth in Section 5.02(g), selling, consigning, parting-out or otherwise disposing of the Aircraft (including Permitted Tax-Related Dispositions) and entering into all contracts and engaging in all related activities incidental thereto, including from time to time accepting, exchanging, holding or permitting any Issuer Subsidiary to accept, exchange or hold promissory notes, contingent payment obligations or equity interests, of Lessees or their Affiliates issued in connection with the bankruptcy, reorganization or other similar process, or in settlement of delinquent obligations or obligations anticipated to be delinquent, of such Lessees or their respective Affiliates in the ordinary course of business (an “Allowed Restructuring”);

(ii) providing loans to, guaranteeing or otherwise supporting the obligations and liabilities of any Issuer Group Member, in each case on such terms and in such manner as the Board sees fit and (whether or not the Issuer or any Issuer Subsidiary derives a benefit therefrom) so long as such loans, guarantees or other supports are provided in connection with the purposes set forth in clause (i) of this Section 5.02(e); provided that written notification shall have been given to each Rating Agency and the Liquidity Facility Provider of such loan, guarantee or other support; provided that no such notice shall be required for any guarantee provided by an Issuer Group Member with respect to any obligations of another Issuer Group Member in respect of the lease, purchase, maintenance, modification, refurbishment, repair or sale of any Aircraft or otherwise in the ordinary course of the aircraft operating lease business;

(iii) subject to Section 5.02(f), financing or refinancing the business activities described in clause (i) of this Section 5.02(e) through the offer, sale and issuance of any securities of the Issuer upon such terms and conditions as the Board sees fit, for cash or in payment or in partial payment for any property purchased or otherwise acquired by any Issuer Group Member;

(iv) engaging in currency and interest rate exchange transactions for the purposes of avoiding, reducing, minimizing, hedging against or otherwise managing the risk of any loss, cost, expense or liability arising, or which may arise, directly or indirectly, from any change or changes in any interest rate or currency exchange rate or in the price or value of any of the Issuer’s or any Issuer Subsidiary’s property or assets, within limits and with providers specified by a Board Resolution providing therefor from time to time and submitted to the Rating Agencies and the Liquidity Facility Provider, including, but not limited to, dealings, whether involving purchases, sales or otherwise, in foreign currency, spot and forward interest rate exchange contracts, forward interest rate agreements, caps, floors and collars, futures, options, swaps and any other currency, interest rate and other similar hedging arrangements and such other instruments as are similar to, or derivatives of, any of the foregoing; provided, however, that the Issuer shall not, and shall not permit any Issuer Subsidiary to, enter into any such hedging arrangements or other instruments that (x) are not entered into solely for hedging interest rate or currency risks associated with the Notes and/or the Leases or (y) are not U.S. dollar-denominated interest rate hedges, currency hedges, Swaptions, caps or floors (except in instances where the hedging instrument is entered into substantially to hedge risks associated with non-U.S. dollar-denominated Leases) without prior written notification to the Rating Agencies; provided further that the Issuer shall not, and shall not permit any Issuer Subsidiary to (unless with respect to any action permitted under Section 5.02(g) and Section 5.02(j) with respect to disposition or transfer to another Issuer Group Member), (A) terminate or transfer such hedging arrangements without prior written notification to the Rating Agencies, except in connection with an Aircraft Disposition and (B) enter into any Hedge Agreement after the Initial Closing Date without prior written notification to the Rating Agencies, unless such Hedge Agreement contains Material Hedge Agreement Terms that are substantially the same as but in any event no less favorable to the Issuer and any applicable Issuer Subsidiary than those contained in any Hedge Agreements existing prior to the date such new Hedge Agreements are entered into.

(v) (A) establishing, promoting and aiding in promoting, constituting, forming or organizing companies, trusts, syndicates, partnerships or other entities of all kinds in any part of the world for the purposes set forth in clause (i) above; provided that written notification shall have been given to each Rating Agency and the Liquidity Facility Provider that such company, trust, syndicate, partnership or other entity is set up in compliance with this Indenture, (B) acquiring, holding and disposing of shares, securities and other interests in any such company, trust syndicate, partnership or other entity and (C) disposing of shares, securities and other interests in, or causing the dissolution of, any existing Subsidiary; provided that any such disposition which results in the disposition of an Aircraft meets the requirements set forth in Section 5.02(g);

(vi) taking out, acquiring, surrendering and assigning policies of insurance and assurances with any insurance company or companies which the Issuer or any Issuer Subsidiary may think fit and to pay the premiums thereon; and

(vii) engaging in the transactions contemplated by the Liquidity Facility.

(f) Limitation on Indebtedness. The Issuer shall not, and shall not permit any Issuer Subsidiary to, incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, whether present or future (in any such case, to “Incur”), Indebtedness.

Notwithstanding the foregoing, the Issuer and any Issuer Subsidiary may Incur each and all of the following:

(i) Indebtedness in respect of any Initial Notes;

(ii) Indebtedness in respect of any Refinancing Notes; provided that (A) the prior written consent of the Liquidity Facility Provider (unless the Liquidity Facility Non-Consent Event has occurred) has been obtained with respect to such Refinancing and (B) the net proceeds of any such Refinancing shall be applied only (x) to repay the Redemption Price related thereto plus the Refinancing Expenses of the subclass of Notes being so refinanced and pay any obligations then due and owing to the Holders of the Class A Notes or the Class B Notes, as applicable, and (y) to fund any Cash Collateral Account established for the related Refinancing Notes (up to the Required Amount therefor); provided further, that if any subclass of Class A Notes or Class B Notes, as applicable, (other than such Refinancing Notes) are outstanding following such Refinancing, a Rating Agency Confirmation shall be obtained with respect to such subclass of Class A Notes or such subclass of Class B Notes, as applicable.

(iii) Indebtedness in respect of guarantees by any Issuer Group Member in favor of Lessees, or otherwise related to the Aircraft that are in the ordinary course of business and that are in respect of the obligations of other Issuer Group Members;

(iv) Indebtedness in respect of any Additional Notes (including Class E Notes) the net proceeds of which are applied (A) to finance a Permitted Additional Aircraft Acquisition, (B) to fund any Cash Collateral Account established for such Additional Notes (up to the Required Amount therefor) and (C) to fund expenses related thereto; provided that (x) the prior written consent of the Liquidity Facility Provider (unless the Liquidity Facility Non-Consent Event has occurred) is obtained prior to the Incurrence of such Indebtedness and (y) such Additional Notes will be cross-collateralized with all Secured Obligations by the Collateral under the Security Trust Agreement; provided further, that with respect to any such Additional Notes, a Rating Agency Confirmation shall be obtained with respect to such Additional Notes that are Class A Notes or Class B Notes, as applicable;

(v) obligations to each Seller under each Acquisition Agreement and any related lease assignment and assumption agreements and the documents related thereto, including any Indebtedness owed to any Lessee under any such agreement or the Lease with respect to maintenance contributions;

(vi) Any Indebtedness under any agreements between the Issuer or any Issuer Subsidiary and any other Issuer Group Members (each, an “Intercompany Loan”); provided such indebtedness shall be evidenced in writing and that the agreements or promissory notes evidencing such Indebtedness shall be pledged to the Security Trustee and written notification shall have been given to each Rating Agency and the Liquidity Facility Provider of the Incurrence of such Indebtedness;

(vii) Indebtedness of the Issuer under any Eligible Credit Facility, provided that a Rating Agency Confirmation and the prior written consent of the Liquidity Facility Provider is obtained prior to entering into any new Eligible Credit Facility; and

(viii) Indebtedness of the Issuer in respect of any Additional Class E Note, provided that (A) a Rating Agency Confirmation and the prior written consent of the Liquidity Facility Provider is obtained prior to the issuance of any such Additional Class E Note, (B) each Additional Class E Note shall be unsecured and neither any such Additional Class E Note or the holders thereof shall be given or deemed to have any Encumbrance on any asset of any Issuer Group Member, whether through the Security Trust Agreement or otherwise, and (C) the terms of any such Additional Class E Note shall contain no provision inconsistent with the terms of this Indenture.

(g) Limitation on Aircraft Dispositions. The Issuer shall not, and shall not permit any Issuer Subsidiary to, sell, transfer or otherwise dispose of any Aircraft or any interest therein, including any Aircraft Interest, except as provided in the Servicing Agreement, and except that the Issuer and each other Issuer Subsidiary (x) may sell, transfer or otherwise dispose of or part with possession of any Engine or Part and (y) may sell, transfer or otherwise dispose of or part with possession of one or more Aircraft or Aircraft Interests in any of the transactions described in the following clauses (i) through (vii) of this Section 5.02(g) (any such sale, transfer or disposition of an Aircraft or Aircraft Interest, a “Permitted Aircraft Disposition”):

(i) an Aircraft Disposition pursuant to a purchase option or other agreements of a similar character (x) existing on the Initial Closing Date in the case of the Initial Aircraft (or on the Delivery Date, with respect to any Substitute Aircraft) and (y) granted to any Lessee under or in connection with a Lease of an Aircraft, provided that the purchase price under such purchase option with respect to such Aircraft shall be equal to or greater than the fair market value of such Aircraft as of the date such purchase option is exercisable unless otherwise approved by a Board Resolution; provided further that any such purchase price determined at the inception of such Lease shall not be less than the Note Target Price of such Aircraft as of the expected exercise date;

(ii) an Aircraft Disposition within or among the Issuer and the Issuer Subsidiaries without limitation, and among the Issuer and/or any Issuer Subsidiary and any other Issuer Group Member;

(iii) an Aircraft Disposition (other than an Aircraft Disposition described in clauses (i), (ii), (iv) or (v)) approved by a Board Resolution pursuant to any Aircraft Agreement, provided that (i) such sale does not result in a Concentration Default (unless approved pursuant to a Board Resolution and prior written notification has been provided to the Rating Agencies), (ii) the Net Present Value of the cash Net Sales Proceeds is not less than the Note Target Price and (iii) (A) no Event of Default has occurred and is continuing as the result of, or would exist and (B) no DSCR Cash Trap Event or Rapid Amortization Event described in clauses (a) and (b) of the definition thereof would result, after giving effect to, any such Aircraft Disposition;

(iv) an Aircraft Disposition pursuant to receipt of insurance proceeds in connection with a Total Loss;

(v) from and after the fifth anniversary of the Initial Closing Date, an Aircraft Disposition approved by a Board Resolution; provided that (1) in aggregate, the Initial Appraised Value of the disposed Aircraft does not exceed 10% of the aggregate Initial Appraised Value, (2) the Adjusted LTV Ratio would be less than 80% after giving effect to any such Aircraft Disposition, (3) such sale is not a part of, related to or in connection with any sale of Aircraft not in the Portfolio and (4) such sales may not be entered into with Holders of the Class E Notes or their Affiliates and notice thereof has been given to the Rating Agencies;

(vi) in connection with a transfer of title or another interest in an Aircraft (1) to or in favor of a trust or other entity for the purpose of registering the Aircraft under the laws of any applicable jurisdiction, or for tax or other regulatory purposes, where an Issuer Group Member retains the beneficial or economic ownership of the Aircraft or (2) from such trust or entity to an Issuer Group Member; or

(vii) pursuant to an Aircraft Agreement that is designed to allow a Person that is unrelated to the Issuer or any Issuer Subsidiary to realize tax benefits associated with the Aircraft or other assets being sold (any such sale, transfer or other disposition, a “Permitted Tax-Related Disposition”), provided that prior written notification has been provided to the Rating Agencies.

(h) Limitation on Aircraft Acquisitions. The Issuer shall not, and shall not permit any Issuer Subsidiary to, purchase or otherwise acquire any Aircraft other than the Initial Aircraft (or any Substitute Aircraft) or any interest therein.

Notwithstanding the foregoing, the Issuer may, and may permit any Issuer Subsidiary to, (A) purchase or otherwise acquire, directly or indirectly, any Aircraft owned by another Issuer Group Member and (B) purchase or acquire, directly or indirectly, Additional Aircraft from time to time (a “Permitted Additional Aircraft Acquisition”); provided that, in the case of Clause (B):

(i) no Event of Default shall have occurred and be continuing;

(ii) the acquisition does not result in a Concentration Default;

(iii) such Additional Aircraft is purchased with the proceeds of (A) Additional Notes or, (B) only in the case of any Permitted Additional Aircraft Acquisition (other than in the case of a Substitute Aircraft for a Remaining Aircraft) occurring prior to the Scheduled Final Payment Date with respect to the Initial Class A Notes and the Initial Class B Notes, with Available Disposition Proceeds (provided that the amount of Available Disposition Proceeds resulting from a Permitted Aircraft Disposition that is applied toward any applicable purchase price may not exceed an amount equal to the Initial Appraised Value of such Additional Aircraft) in each case together with the proceeds of any Additional Class E Notes (if any) issued in connection with such acquisition; and

(iv) if such Additional Aircraft is purchased with Available Disposition Proceeds resulting from a Permitted Aircraft Disposition, (t) written notice of such Permitted Additional Aircraft Acquisition shall be provided to the Rating Agencies, (u) the inclusion of such Additional Aircraft does not result in fewer Aircraft continuing to be owned by the Issuer Group after giving effect to such purchase, (v) such Additional Aircraft is not in a freighter configuration and is manufactured by the Boeing Company or Airbus S.A.S.; provided that if a disposed Aircraft is manufactured by Embraer S.A., such Additional Aircraft may also be manufactured by Embraer S.A., (w) such Additional Aircraft is subject to a Lease having aggregate Rental Payments for the remaining term of such Lease with a present value that is no less than 90% of the present value of the aggregate Rental Payments for the remaining term of the Lease for the disposed Aircraft (with an applied discount rate of 2% for purposes of such calculations), (x) the age of such Additional Aircraft is not greater than the age of the disposed Aircraft from which such Available Disposition Proceeds were derived, plus twelve (12) months, (y) the aircraft has an Adjusted Base Value equal to or greater than the disposed Aircraft from which the applicable Available Disposition Proceeds derived and (z) such Additional Aircraft is, at the time of the acquisition thereof, subject to a Lease containing the Core Lease Provisions and the remaining term of such Lease is greater than or equal to the lesser of (A) the remaining term of the Lease of the disposed Aircraft and (B) the date which is eighteen months after the Scheduled Final Payment Date, provided that, the aggregate Initial Appraised Value as of the Initial Closing Date of all Aircraft to be substituted hereunder shall not at any time exceed 30% of the aggregate Initial Appraised Value of the Initial Aircraft as of the Initial Closing Date.

(i) Limitation on Modification Payments and Capital Expenditures. The Issuer shall not, and shall not permit any Issuer Subsidiary to, make any capital expenditures for the purpose of effecting any optional improvement or modification of any Aircraft or for the purpose of purchasing or otherwise acquiring any Engines or Parts outside of the ordinary course of business, excluding any capital expenditure made in the ordinary course of business in connection with an Initial Lease or a new lease of such Aircraft (each such non-excluded expenditure, a “Modification Payment”) and excluding any capital expenditures made under Leases under provisions in effect on the Closing Date therefor.

Notwithstanding the foregoing, the Issuer may, and may permit any Issuer Subsidiary to make Modification Payments; provided that (i) each Modification Payment, together with all other Modification Payments made after the Initial Delivery Date pursuant to this Section 5.02(i) with respect to any single Aircraft, does not exceed the aggregate amount of funds that would be necessary to perform one incidence of heavy maintenance (as described in the Servicing Agreement) on such Aircraft, including the airframe and the related Engines thereof; (ii) such Modification Payment is included in the annual operating budget of the Issuer Group and approved by the Board; and (iii) the aggregate amount of all Modification Payments made by all Issuer Group Members, taken as a whole, pursuant to this Section 5.02(i) after the Initial Closing Date, including such Modification Payment, shall not exceed 5% of the aggregate Initial Appraised Value of all Aircraft acquired by the Issuer Group).

(j) Limitation on Consolidation, Amalgamation, Merger and Transfer of Assets. The Issuer shall not, and shall not permit any Issuer Subsidiary to, consolidate with, amalgamate with or merge with or into, or sell, convey, transfer, lease or otherwise dispose of its property and assets (as an entirety or substantially an entirety in one transaction or in a series of related transactions) to, any other Person, or permit any other Person to merge with or into the Issuer or any Issuer Subsidiary, unless:

(i) the resulting entity is a special purpose entity, the charter of which is substantially similar to the Memorandum of Association of the Issuer or the equivalent charter document of such Issuer Subsidiary, as the case may be, and, after such consolidation, amalgamation, merger, sale, conveyance, transfer, lease or other disposition, payments from such resulting entity to the Holders do not give rise to any withholding tax payments less favorable to the Holders than the amount of any withholding tax payments which would have been required had such event not occurred,

(ii) in the case of any consolidation, amalgamation, merger or transfer by the Issuer, the surviving successor or transferee entity shall expressly assume all of the obligations of the Issuer under this Indenture, the Notes and each other Related Document to which the Issuer is then a party (with, in the case of a transfer only, the Issuer thereupon being released) and in the case of any consolidation, amalgamation, merger or transfer by any other Issuer Group Member, the surviving successor or transferee entity shall expressly assume all of the obligations of such Issuer Group Member under each Related Document to which it is then a party (with, in the case of a transfer only, the Issuer Group Member thereupon being released),

(iii) each of a Rating Agency Confirmation and the prior written consent of the Liquidity Facility Provider (unless the Liquidity Facility Non-Consent Event has occurred) is obtained with respect to such amalgamation, merger, sale, conveyance, transfer, lease or disposition,

(iv) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing, and

(v) the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture comply with the above criteria and, if applicable, Section 5.02(g) and that all conditions precedent provided for herein relating to such transaction have been complied with;

provided that this covenant shall not apply to any such consolidation, amalgamation, merger, sale, conveyance, transfer, lease or disposition (a) within and among the Issuer Group if such consolidation, amalgamation, merger, sale, conveyance, transfer, lease or disposition, as the case may be, would not materially adversely affect the Holders and written notification of such act is given to each Rating Agency by the Issuer or its agent and the prior written consent of the Liquidity Facility Provider has been obtained in connection therewith, (b) complying with the terms of Section 5.02(g) or Section 5.02(l) or (c) effected as part of a single transaction providing for the redemption or defeasance of Notes in whole in accordance with Section 3.11 or Article XI, respectively.

(k) Limitation on Transactions with Avolon and Affiliates. The Issuer shall not, and shall not permit any Issuer Subsidiary, directly or indirectly, to enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with Avolon and their Affiliates or any Affiliate of the Issuer or any Issuer Subsidiary, except upon fair and reasonable terms no less favorable to the Issuer or such Issuer Subsidiary than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such an Affiliate and pursuant to enforceable agreements; provided that the foregoing restriction does not limit or apply to the following:

(i) any transaction in connection with the establishment of the Issuer, its acquisition of the Initial Aircraft (or any Issuer Subsidiary) or pursuant to the terms of the Related Documents;

(ii) any transaction within and among the Issuer or any Issuer Subsidiary and any other Issuer Group Member;

(iii) the payment of reasonable and customary regular fees to, and the provision of reasonable and customary liability insurance in respect of, the Board;

(iv) any payments on or with respect to the Notes in accordance with this Indenture;

(v) any payments of the types referred to in clause (i) or (ii) of Section 5.02(d) hereof and not prohibited thereunder; or

(vi) the sale of Aircraft or any Issuer Subsidiary as part of a single transaction providing for the redemption or defeasance of the Notes in accordance with the terms of this Indenture.

(l) Limitation on the Issuance, Transfer and Sale of Ownership Interests. The Issuer shall not (i) issue, deliver or sell any shares, beneficial interests, participations or other equivalents in equity (however designated, whether voting or non-voting), including, without limitation, all ordinary shares of the Issuer (other than the issuance of shares, beneficial interests, participations or other equivalents existing on or prior to the Initial Closing Date), or (ii) sell, or permit any Issuer Subsidiary, directly or indirectly, to issue, deliver or sell, any shares, beneficial interests, participations or other equivalents in equity (however designated, whether voting or non-voting, other than such shares, beneficial interests, participations or other equivalents existing on or prior to the Initial Closing Date), except (A) the issuance, sale, delivery, transfer or pledge of Ownership Interests in any Issuer Group Member to or for the benefit of any other Issuer Group Member, (B) the issuance of 100% of the shares of the Issuer to the Charitable Trustee (or its nominees), (C) issuances or sales of Ownership Interests of Issuer Subsidiaries incorporated outside of Ireland to nationals in the jurisdiction of incorporation or organization of such Issuer Subsidiary, as the case may be, to the extent required by applicable law or necessary in the determination of the Board to avoid adverse tax consequences or to facilitate the registration or leasing of Aircraft, provided that any such sale or issuance shall have received unanimous approval of the Directors, prior written notice has been provided to the Rating Agencies and the sum of the Adjusted Base Values as of the Determination Date immediately preceding such sale or issuance of each Aircraft owned by each Issuer Subsidiary subject to sales or issuances pursuant to this Section 5.02(l)(C) does not exceed 10% of the sum of the Adjusted Base Values as of such Determination Date of all Aircraft, (D) the pledge of the Pledged Shares, Pledged Membership Interests and Pledged Beneficial Interests pursuant to the Security Documents, and (E) the issuance, sale, delivery, transfer or pledge of any Ownership Interests of an Issuer Subsidiary in order to effect the sale of all Aircraft owned by such Issuer Subsidiary in compliance with Section 5.02(g) (including in connection with a Permitted Tax-Related Disposition).

(m) Bankruptcy and Insolvency; Corporate Governance. The Issuer (i) shall promptly provide the Trustee, the Liquidity Facility Provider and the Rating Agencies with written notice of the institution of any proceeding by or against the Issuer or any Issuer Subsidiary, as the case may be, seeking to adjudicate any of them bankrupt or insolvent, or seeking liquidation, examinership, winding up, reorganization, arrangement, adjustment, protection, relief or composition of their debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, examiner or other similar official for either all or for any substantial part of its property; (ii) shall not take any action to waive, repeal, amend, vary, supplement or otherwise modify its charter document, or those of any Issuer Subsidiary in a manner that would adversely affect the rights, privileges or preferences of any Holder of the Notes; and (iii) shall not, without an affirmative unanimous written resolution of the Board, take any action to waive, repeal, amend, vary, supplement or otherwise modify the provisions of its charter documents or those of any Issuer Subsidiary and shall not permit any Issuer Subsidiary to take any such action without an affirmative unanimous written resolution of the board of directors of such Issuer Subsidiary.

(n) Payment of Principal, Redemption Premium, if any, and Interest. The Issuer shall duly and punctually pay or provide for payment of the principal, Redemption Premium, if any, and interest on the Notes in accordance with the terms of this Indenture and the Notes.

(o) Limitation on Employees. The Issuer shall not, and shall not permit any Issuer Subsidiary to, employ or maintain any employees; provided that trustees and directors shall not be deemed to be employees for purposes of this Section 5.02(o).

(p) Compliance and Agreement. The Issuer shall comply, and shall cause each Issuer Subsidiary to comply, with the provisions of the Related Documents and the constitutional documents of the Issuer Group Members. The Issuer shall ensure that title to each Aircraft shall not be held by the Issuer and shall be held in a separate special purpose entity (including a trust); provided that each special purpose entity (including trusts) may hold title to up to four Aircraft. The constitutional documents of the special purpose entities (including trusts) will contain restrictions similar (subject to local law requirements) to the restrictions (including, but not limited to, the provisions regarding limited purpose and maintaining separateness from other entities in accordance with the terms of Section 5.02(q)) contained in the forms of constitutional documents of the Issuer Subsidiaries attached as exhibits to the Purchase Agreement).

(q) Maintenance of Separate Existence. Except to the extent provided in this Indenture or the other Related Documents, the Issuer shall, and shall cause each Issuer Subsidiary to, maintain certain policies and procedures relating to its existence as a separate corporation, company or other legal entity as follows:

(i) The Issuer shall, and shall cause each Issuer Subsidiary to:

(A) maintain its own books and records and bank accounts separate from those of the Servicer and the Administrative Agent (each, an “Avolon Entity” and, collectively, the “Avolon Entities”) and any other Person except as otherwise contemplated by the constitutional documents of the Issuer Group Members or the Related Documents;

(B) maintain its assets in such a manner that it is not difficult to segregate, identify or ascertain such assets;

(C) have a board of directors separate from that of each Avolon Entity and any other Person; provided that the individuals serving as directors of each board of directors may be the same individuals on any other board of directors;

(D) cause its board of directors to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other corporate and other legal formalities;

(E) hold itself out to creditors and the public as a legal entity separate and distinct from each Avolon Entity and any other Person;

(F) prepare separate financial statements or if part of a consolidated group, then the Issuer and each Issuer Subsidiary will be shown as a separate member of such group;

(G) elect to form a VAT group for Irish tax purposes comprised of the Irish tax resident Issuer Group Members. The Issuer shall not accept any Person other than an Issuer Group Member as a member of such VAT group, and each VAT return will be filed and any associated VAT liability will be discharged by the representative member of the group. For all other taxes, separate tax returns will be prepared for the Issuer and each other Issuer Group Member, if separate returns for the Issuer and the other Issuer Group Members are required under applicable Tax law, and each will discharge their own tax liability;

(H) allocate and charge fairly and reasonably any common overhead shared with Affiliates;

(I) conduct business in its own name, use separate invoices, stationery and cheques and strictly comply with all organizational formalities to maintain its separate existence or, in communicating through any agent, the Issuer or any Issuer Subsidiary will ensure that such agent identifies the individual entity for whom it is acting;

(J) not commingle its assets or funds with those of any other Person except as otherwise contemplated by the Related Documents;

(K) not hold out its credit or assets as being available to satisfy the obligations of others except as otherwise contemplated by the Related Documents;

(L) not assume, guarantee or pay the debts or obligations of any other Person or otherwise pledge its assets for the benefit of any other Person except as otherwise contemplated by or as set forth in the Related Documents;

(M) correct any known misunderstanding regarding its separate identity;

(N) pay its own liabilities only out of its own funds other than where indemnified by another party as contemplated by the Related Documents;

(O) not acquire the securities of any Avolon Entity or any Affiliate thereof except as permitted by this Agreement or the Related Documents; and

(P) cause its Board of Directors and any officers, managers, agents and other representatives of the Issuer or such Issuer Subsidiary, as applicable, to act at all times with respect to the Issuer or such Issuer subsidiary, as the case may be, consistently and in furtherance of the foregoing and in compliance with applicable law.

(r) Independent Director. The Issuer shall cause each of the Issuer Subsidiaries (except any trust of which the Issuer or an Issuer Subsidiary is the holder of the beneficial interest) to have at least one Independent Director, who may be the Independent Director serving on the Board or the board of directors or any other Issuer Group Member. The Issuer shall have at least two Independent Directors.

(s) Registered Office. The Issuer shall cause each of the Issuer Subsidiaries that is incorporated under the laws of Ireland to (a) maintain its registered office in Ireland in accordance with the Irish Companies Acts 1963 to 2012 and every other enactment which is to be read together with such legislation and (b) maintain its centre of main interest (as that phrase is used in Article 3(l) of Council Regulation (EC) No. 1346/2000 on Insolvency Proceedings) in Ireland.

Section 5.03. Operating Covenants. The Issuer covenants with the parties as follows:

(a) Concentration Limits. Without prior written notification to each of the Rating Agencies and the prior written consent of the Holders of a majority of the Outstanding Principal Balance of the Senior Class (provided that the consent of the Holders of the Senior Class will be deemed to have been given if the Holders of the Senior Class do not respond within fourteen (14) days of receipt by such Holders from the Issuer or the Trustee of a request for such consent), the Issuer shall not permit any Issuer Subsidiary to lease or re-lease any Aircraft if entering into such proposed Lease would cause the Portfolio to exceed any of the Concentration Limits set forth in Exhibit C hereto (the “Concentration Limits”). Without prior written notification to each of the Rating Agencies and the prior written consent of the Holders of a majority of the Outstanding Principal Balance of the Senior Class (provided that the consent of the Holders of the Senior Class will be deemed to have been given if the Holders of the Senior Class do not respond within fourteen (14) days of receipt by such Holders from the Issuer or the Trustee of a request for such consent), the Issuer shall not permit any Issuer Group Member (i) to lease or re-lease any Aircraft to any Lessee habitually based or domiciled in any of the jurisdictions set forth as “Prohibited” in the last section of the Concentration Limits set forth on Exhibit C hereto (each such jurisdiction, a “Prohibited Country”), (ii) to enter into any Lease (including any renewal or extension of any existing Lease) that expressly permits the Lessee to sublease an Aircraft to a sublessee habitually based or domiciled in a Prohibited Country or (iii) to consent to a sublease of an Aircraft to a sublessee of an Aircraft habitually based or domiciled in a Prohibited Country.

The calculations with respect to the Concentration Limits as set forth in Exhibit C hereto assume that all of the Initial Aircraft have been delivered.

(b) Compliance with Law, Maintenance of Permits. The Issuer shall (i) comply, and cause each Issuer Subsidiary to comply, in all material respects with all Applicable Laws, (ii) obtain, and cause each Issuer Subsidiary to obtain, all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for the use and operation of the Aircraft owned by it, including, without limitation, a current certificate of airworthiness for each such Aircraft (issued by the Applicable Aviation Authority and in the appropriate category for the nature of the operations of such Aircraft), except that (A) no certificate of airworthiness shall be required for any Aircraft (x) during any period when such Aircraft is undergoing maintenance, modification or repair, or (y) following the withdrawal or suspension by such Applicable Aviation Authority of certificates of airworthiness in respect of all aircraft of the same model or period of manufacture as such Aircraft (in which case the Issuer shall comply, and cause each Issuer Subsidiary to comply, with all directions of such Applicable Aviation Authority in connection with such withdrawal or suspension), (B) no registrations, certificates, licenses, permits or authorizations required for the use or operation of any Aircraft need be obtained with respect to any period when such Aircraft is not being operated and (C) no such registrations, certificates, licenses, permits or authorizations shall be required to be maintained for any Aircraft that is not the subject of a Lease, except to the extent required under Applicable Laws, (iii) not cause or knowingly permit, directly or indirectly, through any Issuer Subsidiary, any Lessee to operate any Aircraft under any Lease in any material respect contrary to any Applicable Law and (iv) not knowingly permit, directly or indirectly, through any Issuer Subsidiary, any Lessee not to obtain all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for such Lessee’s use and operation of any Aircraft under any operating Lease except as provided, mutatis mutandis, in clauses (ii)(A) and (ii)(B) above.

Notwithstanding the foregoing, no breach of this Section 5.03(b) shall be deemed to have occurred by virtue of any act or omission of a Lessee or sub-lessee, or of any Person which has possession of the Aircraft or any Engine for the purpose of repairs, maintenance, modification or storage, or by virtue of any requisition, seizure, or confiscation of the Aircraft (other than seizure or confiscation arising from a breach by the Issuer or an Issuer Subsidiary of this Section 5.03(b)) (each, a “Third Party Event”); provided that (i) neither the Issuer nor any Issuer Subsidiary consents or has consented to such Third Party Event; and (ii) the Issuer or Issuer Subsidiary which is the lessor or owner of such Aircraft promptly and diligently takes such reasonable actions as a leading international aircraft operating lessor would reasonably take in respect of such Third Party Event, including, as deemed appropriate (taking into account, inter alia, the laws of the jurisdictions in which the Aircraft are located), seeking to compel such Lessee or other relevant Person to remedy such Third Party Event or seeking to repossess the relevant Aircraft or Engine.

(c) Appraisal of Aircraft. The Issuer shall, at least once a year and in no event later than October of each year (commencing in 2014), deliver to the Trustee, the Cash Manager and the Liquidity Facility Provider for inclusion in its next Monthly Report (with no obligation of review or inquiry on the part of the Trustee) three desktop appraisals of the Maintenance Adjusted Base Value of each of the Aircraft from each of the Initial Appraisers or, if any of the Initial Appraisers is unable to provide an appraisal, from the remaining Initial Appraisers and such other independent appraisers that are members of the International Society of Transport Aircraft Trading or similar professional aircraft appraisal organization (each, an “Appraiser”) selected by the Issuer, each such appraisal to be dated within 30 days prior to its delivery to the Trustee.

(d) Maintenance of Assets. The Issuer shall (i) with respect to each Aircraft and Engine that is subject to a Lease, cause, directly or indirectly, through any Issuer Subsidiary,

such Aircraft and Engine to be maintained in a state of repair and condition consistent with the reasonable commercial practice of leading international aircraft operating lessors with respect to similar aircraft under lease, taking into consideration, among other things, the identity of the relevant Lessee (including the credit standing and operating experience thereof), the age and condition of the Aircraft and the jurisdiction in which such Aircraft will be operated or registered under such Lease and (ii) with respect to each Aircraft that is not subject to a Lease, maintain, and cause each Issuer Subsidiary to maintain, such Aircraft in a state of repair and condition consistent with the reasonable commercial practice of leading international aircraft operating lessors with respect to aircraft not under lease. Notwithstanding the foregoing, each Aircraft and Engine subject to a Lease shall be maintained in compliance with the applicable regulations of, and the applicable maintenance programs approved by, the Applicable Aviation Authority. Notwithstanding the foregoing, no breach of this Section 5.03(d) shall be deemed to have occurred by virtue of any Third Party Event; provided that (i) neither the Issuer nor any Issuer Subsidiary consents or has consented to such Third Party Event; and (ii) the Issuer or such Issuer Subsidiary which is the lessor or owner of such Aircraft promptly and diligently takes such commercially reasonable actions as a leading international aircraft operating lessor would reasonably take in respect of such Third Party Event, including as deemed appropriate, seeking to compel such Lessee or other relevant Person to remedy such Third Party Event or seeking to repossess the relevant Aircraft or Engine. To the extent that the Issuer needs to expend funds to perform maintenance on any Aircraft, such funds will be withdrawn first from the Maintenance Reserve Account.

(e) Notification of Trustee, Liquidity Facility Provider, Administrative Agent and Cash Manager. The Issuer shall notify the Trustee, the Administrative Agent, the Liquidity Facility Provider and the Cash Manager in writing as soon as the Issuer or any Issuer Subsidiary becomes aware of any loss, theft, damage or destruction to any Initial Aircraft, Additional Aircraft or Engine if the potential cost of repair or replacement of such asset (without regard to any insurance claim related thereto) may exceed the lower of $5,000,000 (or, in the case of any widebody Aircraft, $10,000,000) and the damage notification threshold specified in the relevant Lease.

(f) Leases. (i) The Issuer shall adopt and shall cause the Servicer to utilize the pro forma lease in the form provided to the Issuer on the Initial Closing Date as such pro forma lease agreement or agreements may be revised for purposes of the Issuer Group specifically or generally from time to time by the Servicer in a manner consistent with the Servicer’s “Standard of Care” (as defined in the Servicing Agreement) and in accordance with the procedure set forth in clause (f)(iv) of this Section 5.03 (the “Servicer’s Pro Forma Lease”), for use by the Servicer on behalf of the Issuer or any Issuer Subsidiary as a starting point in the negotiation of Future Leases with Persons who are not Issuer Group Members; provided, however, that with respect to any Future Lease entered into in connection with (x) the renewal or extension of an Initial Lease, (y) the leasing of an Aircraft to a Person that is or was a Lessee under an Initial Lease or (z) the leasing of an Aircraft to a Person that is or was the lessee under an operating lease of an aircraft that is being managed or serviced by the Servicer (such Future Lease, a “Renewal Lease”), a form of lease substantially similar to such Initial Lease or operating lease (a “Precedent Lease”), as the case may be, may be used by the Servicer in lieu of the Servicer’s Pro Forma Lease on behalf of the Issuer or any Issuer Subsidiary as a starting point in the negotiation of such Future Lease with Persons who are not Issuer Group Members.

(ii) Provided that the Servicer commences the negotiation of a lease of any Aircraft in accordance with clause (i) above, the terms of any executed Lease may vary from the terms of the Servicer’s Pro Forma Lease or the Precedent Lease employed by the Servicer in accordance with such clauses. It is the intention of the parties that following the execution and delivery of any Lease with respect to an Aircraft, the Servicer shall deliver a copy of the executed Lease, together with a copy thereof marked to reflect changes from the precedent employed in accordance with the foregoing procedures, if requested by the Issuer, to the Issuer within 20 Business Days of such execution and delivery. Each Lease shall contain the Core Lease Provisions.

(iii) 60 days prior to each anniversary of the Initial Closing Date for purposes of the annual review of the Servicer’s Pro Forma Lease (the “Annual Review”), the Servicer shall provide the Issuer, the Liquidity Facility Provider, the Administrative Agent and the Rating Agencies with a copy of the Revisions (as defined below) made since the last Annual Review, or, in the case of the first Annual Review, since the Initial Closing Date. At each Annual Review, the Issuer may propose amendments to the Servicer’s Pro Forma Lease (provided that the Issuer may not propose amendments which would require the Servicer to obtain lease terms which are not reasonably commercially available) and the Servicer shall revise the Servicer’s Pro Forma Lease in accordance with such proposed amendments. The Issuer may take independent advice as to whether any such amendments should be made.

(iv) At any time and from time to time the Servicer may make revisions (the “Revisions”) to the Servicer’s Pro Forma Lease to conform it to the Servicer’s then current pro forma lease used in its Own Business (as defined in the Servicing Agreement) and shall commence the negotiation of any Lease thereafter with the Servicer’s Pro Forma Lease as so revised; provided that the Revisions may not result in the provisions of the Pro Forma Lease being substantially inconsistent with the Pro Forma Lease without the prior written consent of the Issuer. The Issuer shall not enter into, and shall not permit any Issuer Subsidiary to enter into, any Future Lease the Rental Payments under which are denominated in a currency other than U.S. dollars; provided that subject to the restrictions set forth in the Hedging Policy, the Issuer may enter into, and may permit an Issuer Subsidiary to enter into, a Future Lease the Rental Payments under which are denominated in a currency other than U.S. dollars (each, a “Non-U.S. Dollar Lease”), if (x) prior written notification has been provided to the Rating Agencies and (y) after giving effect to such Rental Payments, the aggregate Rental Payments scheduled to be received by the Issuer Group during the three-month period beginning on the date such Future Lease is scheduled to commence in currency other than U.S. dollars do not exceed 7% of the then aggregate scheduled Rental Payments to be received on all Leases during such period, including such Rental Payments calculated at the spot rate of exchange.

(v) The Issuer shall not, and shall not permit any Issuer Subsidiary to, enter into any Lease for an Aircraft, the Lessee of which, at the inception of such Lease, is subject to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examinership, relief of debtors or other similar proceedings; provided that (i) in the case of a Lease to a Lessee domiciled in or organized under the laws of the United States, each Issuer Subsidiary leasing any Aircraft to such Lessee is entitled, pursuant to an order of the relevant bankruptcy court or under the relevant bankruptcy or insolvency law, to enforce such Issuer Subsidiary’s rights against such Lessee, and (ii) in the case of a Lease to a Lessee domiciled in or organized under the laws of a jurisdiction other than the United States, the Servicer has received, and found satisfactory, legal advice to the effect that the country in which such Lessee is organized has laws, with respect to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examinership, relief of debtors or other similar proceedings applicable to such Lessee that provide for the entitlement or ability of each relevant Issuer Subsidiary to recover possession of such Aircraft in accordance with the terms of such Lease irrespective of such bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examinership, relief of debtors or other similar proceedings. The requirement set forth in this subclause (v) may be waived with the prior written consent of the Initial Liquidity Facility Provider (unless the Liquidity Facility Non-Consent Event shall have occurred) and after prior written notification to the Rating Agencies.

(g) Opinions. The Issuer shall not enter into, and shall not permit any Issuer Subsidiary to enter into, any Future Lease with any Person that is not an Issuer Group Member or change the jurisdiction of registration of any Aircraft that is subject to a Lease, unless, upon entering into such Future Lease or changing the jurisdiction of registration of such Aircraft (or within a commercially reasonable period thereafter), the Servicer obtains such legal opinions, if any, with regard to compliance with the registration requirements of the relevant jurisdiction, enforceability of the Future Lease, protection of ownership interest, matters relating to the Cape Town Convention (if applicable) and such other matters customary for such transactions to the extent that receiving such legal opinions is consistent with the reasonable commercial practice of leading international aircraft operating lessors.

(h) Insurance. The Issuer shall maintain or cause, directly or indirectly through the Issuer Subsidiaries (which insurance requirements may be satisfied through the insurance policy of the applicable Lessee), to be maintained with reputable and responsible insurers or with insurers that maintain relevant reinsurance with reputable and responsible reinsurers (i) hull insurance for each Aircraft in an amount at least equal to the Note Target Price for such Aircraft (or the equivalent thereof from time to time if such insurance is denominated in a currency other than Dollars), (ii) liability insurance denominated in Dollars (or the equivalent thereof from time to time if such insurance is denominated in a currency other than Dollars) for each Aircraft and occurrence in an amount at least equal to the relevant amount set forth on Exhibit D hereto for each type of Aircraft and as amended from time to time with approval pursuant to a Board Resolution and notice to each Rating Agency, (iii) war risk hull and liability insurance for each Aircraft in a manner consistent with the customary practices of any leading international aircraft operating lessor regarding similar aircraft (which, so long as the Servicer is Avolon shall be deemed to be the customary practice of Avolon) and (iv) political risk and repossession insurance for each Aircraft that will be based in or installed on an airframe registered in a jurisdiction where it is the customary practice of the Servicer to obtain political risk and repossession insurance in respect of aircraft owned by it and registered in such jurisdiction in an amount at least equal to the Note Target Price (or the equivalent thereof from time to time if such insurance is denominated in a currency other than Dollars). Deductibles and self-insurance for Aircraft subject to a Lease may be maintained in an amount up to the higher of (x) an amount not to exceed $5,000,000 (or, in the case of any widebody Aircraft, $10,000,000) in the aggregate in respect of any one occurrence in respect of such Aircraft and (y) the amount obtained pursuant to commercially reasonable deductible and self-insurance arrangements (taking into account, inter alia, the lease terms and conditions customarily available to the applicable Lessee, experience of such Lessee, the type of aircraft on which the Aircraft may be installed and market practices in the commercial aviation industry generally). The coverage and terms (including endorsements, deductibles and self-insurance arrangements) of any insurance maintained with respect to any Aircraft not subject to a Lease shall be substantially consistent with the customary practices of any prudent international aircraft operating lessor regarding similar aircraft (which, so long as the Servicer is Avolon shall be deemed to be the customary practice of Avolon).

In determining the amount of insurance required to be maintained by this Section 5.03(h), the Issuer may take into account any indemnification from, or insurance provided by, any governmental, supranational or inter-governmental authority or agency, against any risk with respect to an Aircraft at least in an amount which, when added to the amount of insurance against such risk maintained by the Issuer (or which the Issuer has caused to be maintained), shall be at least equal to the amount of insurance against such risk otherwise required by this Section 5.03(h) (taking into account self-insurance permitted by this Section 5.03(h)). Any such indemnification or insurance provided by such government shall provide substantially similar protection as the insurance required by this Section 5.03(h).

The obligations (other than those relating to Section 5.03(h)(i) above) set forth in the foregoing paragraphs may be waived upon approval of the Board and after prior written notification to the Rating Agencies.

The Issuer will not be required to maintain (or to cause to be maintained) any insurance otherwise required hereunder to the extent that such insurance is not generally available in the relevant insurance market or at commercially reasonable rates from time to time.

(i) Indemnity. The Issuer shall, and shall cause each Issuer Subsidiary to, include in each Lease between the Issuer or such Issuer Subsidiary and a Person who is not an Issuer Group Member an indemnity from such Person in respect of any losses or liabilities arising from the use or operation of the Aircraft during the term of such Lease, subject to such exceptions, limitations and qualifications as are consistent with the reasonable commercial practice of leading international aircraft operating lessors.

(j) Hedge Agreements. The Issuer shall, and shall cause each applicable Issuer Subsidiary to, hedge interest rate and currency risks pursuant to the Hedge Agreements in accordance with the Hedging Policy. The Issuer shall not amend the Hedging Policy without prior written notification to each of the Rating Agencies and the Liquidity Facility Provider.

(k) Projected Aircraft Reserves. The Issuer shall, on each anniversary of the Initial Closing Date, deliver to the Trustee and the Cash Manager, and the Trustee will include with the next Monthly Report (with no obligation of review or inquiry on the part of the Trustee), the Maintenance Support Evaluation. Promptly after receiving the annual Maintenance Support Evaluation, the Issuer shall cause the Cash Manager to determine, based on the Maintenance Support Evaluation (in no event later than the third Business Day before the next Payment Date after such anniversary of the Initial Closing Date), the calculation of the Required Maintenance Reserve Amount for each Payment Date during the succeeding eighteen (18) Interest Accrual Periods. On each Determination Date, the Cash Manager shall calculate the difference between (i) the amount available in the Maintenance Reserve Account as of the related Payment Date and (ii) the Required Maintenance Reserve Amount for such Payment Date (such difference, if positive, the “Additional Maintenance Reserve Amount” for such Payment Date). The Trustee shall apply, or cause to be applied, the amount of Available Collections to make a deposit into the Maintenance Reserve Account in the amount of the applicable Additional Maintenance Reserve Amount on each such Payment Date in accordance with Section 3.09 hereof. The Required Maintenance Reserve Amounts and Additional Maintenance Reserve Amounts based on any prior Maintenance Support Evaluation will be recalculated after each annual Maintenance Support Evaluation.

Section 5.04. Compliance Through Agents. The Issuer shall be entitled to delegate the performance of any of its covenants hereunder to one or more Service Providers pursuant to one or more Related Documents entered into in accordance with the terms of this Indenture so long as each such Related Document is subject to the Lien of the Security Trust Agreement. Nothing in this Section 5.04 is intended to, or shall, relieve the Issuer from any liability or consequences hereunder arising from the failure of the Issuer or any such Service Provider to perform any such covenant strictly in accordance with the terms of this Indenture.

ARTICLE VI

THE TRUSTEE

Section 6.01. Acceptance of Trusts and Duties. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. The Trustee accepts the trusts hereby created and applicable to it and agrees to perform the same but only upon the terms of this Indenture and the TIA and agrees to receive and disburse all moneys received by it in accordance with the terms hereof. The Trustee in its individual capacity shall not be answerable or accountable under any circumstances, except for its own willful misconduct or negligence or breach of any of its representations or warranties set forth herein and the Trustee shall not be liable for any action or inaction of the Issuer or any other parties to any of the Related Documents. The fees and out-of-pocket expenses of the Trustee shall be Expenses of the Issuer.

Section 6.02. Absence of Duties. Except in accordance with written instructions or requests furnished hereunder, the Trustee shall have no duty to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of any Lessee.

Section 6.03. Representations or Warranties. The Trustee does not make and shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Indenture, the Securities or any other document or instrument or as to the correctness of any statement contained in any thereof, except that the Trustee in its individual capacity hereby represents and warrants (i) that each such specified document to which it is a party has been or will be duly executed and delivered by one of its officers who is and will be duly authorized to execute and deliver such document on its behalf, and (ii) this Indenture is the legal, valid and binding obligation of Wells Fargo Bank, N.A., enforceable against Wells Fargo Bank, N.A. in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

Section 6.04. Reliance; Agents; Advice of Counsel. The Trustee may conclusively rely and shall be fully protected and incur no liability to anyone in acting or refraining from acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee shall have no obligation to confirm the veracity of the content of any such item provided to it (absent manifest error). The Trustee may accept a copy of a resolution of, in the case of the Issuer, the Directors and, in the case of any other party to any Related Document, the governing body of such Person, certified in an accompanying Officer’s Certificate as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Trustee shall be entitled to receive and may for all purposes hereof conclusively rely on a certificate, signed by an officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. The Trustee shall furnish to the Administrative Agent upon written request such information and copies of such documents as the Trustee may have and as are necessary for the Administrative Agent to perform its duties under Articles II and III hereof. The Trustee shall assume, and shall be fully protected in assuming, that the Issuer is authorized by its constitutional documents to enter into this Indenture and to take all action permitted to be taken by it pursuant to the provisions hereof, and shall not inquire into the authorization of the Issuer with respect thereto.

The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Controlling Party, in accordance with Section 4.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

The Trustee may consult with counsel as to any matter relating to this Indenture and any Opinion of Counsel or any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be Incurred therein or thereby (the basis of such costs, expense or liability, if in respect of any third party liability, shall be supported by an Opinion of Counsel).

The Trustee shall not be required to expend or risk its own funds or otherwise Incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Trustee to perform, or be responsible or liable for the manner of performance of, any obligations of the Issuer or the Administrative Agent under this Indenture or any of the Related Documents.

The Trustee shall not be liable for any Costs or Taxes (except for Taxes relating to any compensation, fees or commissions of any entity acting in its capacity as Trustee hereunder) or in connection with the selection of Permitted Account Investments or for any investment losses resulting from Permitted Account Investments.

When the Trustee Incurs expenses or renders services in connection with an Event of Default specified in Section 4.01(e) or 4.01(f), such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors’ rights generally.

The Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer of the Trustee obtains actual knowledge of such event or the Trustee receives written notice of such event from the Issuer, the Administrative Agent or any Holder.

The Trustee shall have no duty to monitor the performance of the Issuer, the Cash Manager or any other party to the Related Documents, nor shall it have any liability in connection with the nonperformance, malfeasance or nonfeasance by such parties. The Trustee shall have no liability in connection with the appointment of the Administrative Agent or compliance by the Issuer, the Administrative Agent and the Cash Manager or any lessee under a Lease with statutory or regulatory requirements related to any Aircraft or any Lease. The Trustee shall have no obligation, or liability in respect thereto, to verify or recalculate any of the determinations made by the Administrative Agent pursuant to the Related Documents. The Trustee shall not make or be deemed to have made any representations or warranties with respect to any Aircraft or any Lease or the validity or sufficiency of any assignment or other disposition of any Aircraft or any Lease.

Section 6.05. No Compensation from Holders. The Trustee agrees that it shall have no right against the Holders or, except as provided in Article III, the property of the Issuer, for any fee as compensation for its services hereunder.

Section 6.06. Notice of Defaults. As promptly as practicable after, and in any event within 30 days after, the occurrence of any Default or Event of Default, the Trustee shall transmit by mail to the Issuer, any Paying Agent, the Cash Manager, the Liquidity Facility Provider, the Rating Agencies and the Holders holding Notes of the related subclass, notice of such Default or Event of Default actually known to a Responsible Officer of the Trustee, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default on the payment of the interest on or principal or Redemption Price of any Note, the Trustee shall be fully protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the best interests of the Holders of the related class; provided further that the Trustee shall in any event notify the Liquidity Facility Provider of any such Default or Event of Default.

Section 6.07. May Hold Securities. The Trustee, any Paying Agent, the Registrar or any of their Affiliates or any other agent in their respective individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the TIA, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 6.08. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee which shall be eligible to act as a trustee under Section 310(a) of the TIA and shall meet the Eligibility Requirements. If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.08 to act as Trustee, the Trustee shall resign immediately as Trustee in the manner and with the effect specified in Section 7.01.

Section 6.09. Disqualification of Trustee. If this Indenture is qualified under the TIA, the Trustee shall be subject to the provisions of Section 310(b) of the TIA during the period of time provided for therein. If this Indenture has been qualified under the TIA and the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the TIA.

Section 6.10. Preferential Collection of Claims Against Issuer. The Trustee shall comply with Section 311(a) of the TIA as if this Indenture were required to be qualified under the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent applicable and to the extent indicated therein.

Section 6.11. Reports by the Issuer. The Issuer shall furnish to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from a Director as to his or her knowledge of the Issuer’s compliance with all conditions and covenants under this Indenture (it being understood that for purposes of this Section 6.11, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture).

Section 6.12. Holder Lists. The Issuer will furnish or cause to be furnished to the Trustee with respect to the Notes of each class:

(a) semi-annually, not later than 15 days after such semi-annual dates as may be specified by the Trustee, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such semi-annual date, as the case may be, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Registrar.

Section 6.13. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 6.12 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 6.12 upon receipt of a new list so furnished.

(b) If three or more Holders of Notes of any subclass (hereinafter referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Note of such subclass for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Notes of such subclass or with the Holders of all Notes with respect to their rights under this Indenture or under such Notes and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either:

(i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 6.13(a), or

(ii) inform such applicants as to the approximate number of Holders of Notes of such subclass or all Notes, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 6.13(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of a Note of such subclass or to all Holders, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 6.13(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses in connection with such mailing.

(c) Every Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 6.13(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 6.13(b).

Section 6.14. Tax Matters. The Trustee will comply with all withholding, backup withholding and information reporting requirements under the Code and the U.S. Treasury Regulations promulgated thereunder (including, but not limited to, the collection of Internal Revenue Service Forms W-8 and W-9 and the filing of Internal Revenue Service Forms 1042, 1042S and 1099).

Section 6.15. Trade in Ireland. The Trustee covenants that it does not carry on a trade in Ireland through a branch or agency to which its activities as paying agent in relation to this transaction are attributable and the payments contemplated under this Indenture will not be made through a Residual Entity in Ireland.

ARTICLE VII

SUCCESSOR TRUSTEES

Section 7.01. Resignation and Removal of Trustee. The Trustee may resign as to all or any of the subclasses of the Notes at any time without cause by giving at least 90 days’ prior written notice to the Issuer, the Liquidity Facility Provider, the Administrative Agent, the Cash Manager, the Servicer and the Holders, such resignation to be effective only upon the acceptance of the appointment by a successor Trustee. Holders of a majority of the Outstanding Principal Balance of any subclass of the Notes (or, with respect to any subclass of Class A Notes or subclass of Class B Notes, the Liquidity Facility Provider, so long as it is the Controlling Party) may at any time remove the Trustee as to such subclass without cause by an instrument in writing delivered to the Issuer, the Administrative Agent, the Cash Manager, the Servicer, the Security Trustee, the Senior Trustee and the Trustee being removed, such removal to be effective only upon the acceptance of the appointment by a successor Trustee. In addition, the Issuer may remove the Trustee as to any of the subclasses of the Notes if: (a) if this Indenture has been qualified under the TIA, such Trustee fails to comply with Section 310 of the TIA after written request therefor by the Issuer or a Holder of the related subclass who has been a bona fide Holder for at least six months, (b) such Trustee fails to comply with Section 7.02(d), (c) such Trustee is adjudged a bankrupt or an insolvent, (d) a receiver or public officer takes charge of such Trustee or its property or (e) such Trustee becomes incapable of acting. References to the Trustee in this Indenture include any successor Trustee as to all or any of the subclasses of the Notes appointed in accordance with this Article VII.

Section 7.02. Appointment of Successor. (a) In the case of the resignation or removal of the Trustee as to any subclass of the Notes under Section 7.01, the Issuer shall promptly appoint a successor Trustee as to such subclass; provided that a majority of the Outstanding Principal Balance of such subclass of the Notes may appoint, within one year after such resignation or removal, a successor Trustee as to such subclass which may be other than the successor Trustee appointed by the Issuer, and such successor Trustee appointed by the Issuer shall be superseded by the successor Trustee so appointed by the Holders. If a successor Trustee as to any subclass of the Notes shall not have been appointed and accepted its appointment hereunder within 60 days after the Trustee gives notice of resignation as to such subclass, the retiring Trustee, the Issuer, the Administrative Agent, the Cash Manager, the Servicer, the Liquidity Facility Provider or a majority of the Outstanding Principal Balance of such subclass of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee as to such subclass. Any successor Trustee so appointed by such court shall immediately and without further act be superseded by any successor Trustee appointed as provided in the first sentence of this paragraph within one year from the date of the appointment by such court.

(b) Any successor Trustee as to any subclass of the Notes, however appointed, shall execute and deliver to the Issuer, the Administrative Agent, the Cash Manager, the Servicer and the predecessor Trustee as to such subclass an instrument accepting such appointment (with a copy to the Rating Agencies), and thereupon such successor Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of such predecessor Trustee hereunder in the trusts hereunder applicable to it with like effect as if originally named the Trustee as to such subclass herein; provided that, upon the written request of such successor Trustee, such predecessor Trustee shall, upon payment of all amounts due and owing to it, execute and deliver an instrument transferring to such successor Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights, powers and trusts of such predecessor Trustee, and such predecessor Trustee shall duly assign, transfer, deliver and pay over to such successor Trustee all moneys or other property then held by such predecessor Trustee hereunder solely for the benefit of such subclass of the Notes.

(c) If a successor Trustee is appointed with respect to one or more (but not all) subclasses of the Notes, the Issuer, the predecessor Trustee and each successor Trustee with respect to each subclass of Notes shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the subclasses of Notes as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the Notes hereunder by more than one Trustee.

(d) Each Trustee shall be an Eligible Institution and shall meet the Eligibility Requirements, if there be such an institution willing, able and legally qualified to perform the duties of a Trustee hereunder; provided that the Rating Agencies shall receive notice of any replacement Trustee.

(e) Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation to which substantially all the business of the Trustee may be transferred, shall, subject to the terms of paragraph (c) of this Section, be the Trustee under this Indenture without further act.

ARTICLE VIII

INDEMNITY

Section 8.01. Indemnity. The Issuer shall indemnify the Trustee (and its officers, directors, employees and agents) for, and hold it harmless against, any loss, liability or expense Incurred by it without gross negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture, the Notes and the other Related Documents, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties and hold it harmless against, any loss, liability or reasonable expense Incurred without gross negligence or bad faith on its part, arising out of or in connection with actions taken or omitted to be taken in reliance on any Officer’s Certificate furnished hereunder, or the failure to furnish any such Officers’ Certificate required to be furnished hereunder. The Trustee shall notify the Issuer, the Rating Agencies and the Liquidity Facility Provider promptly of any claim asserted against the Trustee for which it may seek indemnity; provided, however, that failure to provide such notice shall not invalidate any right to indemnity hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay reasonable fees and expenses of such counsel. The Issuer need not pay for any settlements made without its consent; provided that such consent shall not be unreasonably withheld or delayed. The Issuer need not reimburse any expense or indemnity against any loss or liability Incurred by the Trustee through gross negligence or bad faith. The provisions of this Section 8.01 and Section 8.02 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

Section 8.02. Holders’ Indemnity. The Trustee shall be entitled to be indemnified (except with respect to losses, damages or obligations arising from the Trustee’s gross negligence or bad faith) by the Holders of any subclass of the Notes before proceeding to exercise any right or power under this Indenture or the Cash Management Agreement at the request or direction of such Holders (the basis of any loss, damage or obligation, if in respect of any third party liability, should be supported by an Opinion of Counsel).

ARTICLE IX

MODIFICATION

Section 9.01. Modification with Consent of Holders and the Liquidity Facility Provider. With the consent of Holders of a majority of the Outstanding Principal Balance of the Notes on the date of any vote of such Holders (voting as a single class) and the Liquidity Facility Provider, the Issuer, when authorized by a Board Resolution and after prior written notification to the Rating Agencies, may amend or modify this Indenture or the Notes; provided that, any amendment (i) may modify Sections 5.02(g) and (i) and 5.03 of this Indenture without the consent of the Liquidity Facility Provider unless such amendment is with respect to a provision which includes the Liquidity Facility Provider’s right of consent or approval thereunder and (ii) may not modify Section 5.02(g) of this Indenture without the consent of (x) the Holders of a majority of the Outstanding Principal Balance of the Class B-1 Notes if the Adjusted LTV Ratio

is equal to or less than 90% (provided that, the consent of the Holders of the Class B-1 Notes will be deemed to have been given, if the Holders of the Class B-1 Notes do not respond within seven (7) Business Days of receipt by such Holders from the Issuer of a request for such amendment) and (y) the Holders of a majority of the Outstanding Principal Balance of the Senior Class if the Adjusted LTV Ratio is greater than 90% (provided that the consent of the Holders of the Senior Class of Notes will be deemed to have been given if the Holders of the Senior Class of Notes do not respond within seven (7) Business Days of receipt by such Holders from the Issuer of a request for such amendment); provided further that, without the consent of each provider of an Eligible Credit Facility and each Holder of any Notes, in each instance affected thereby and a Rating Agency Confirmation, no such amendment may, except as otherwise provided in Section 3.12, modify the provisions of this Indenture or the Notes setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of, any interest, principal, Step-Up Amount or Redemption Price, payable in respect of any subclass of Notes, or reduce the percentage of the aggregate Outstanding Principal Balance of any subclass of Notes required to approve any amendment or waiver of this Section 9.01 or, except as otherwise provided in Section 3.10, alter the manner or priority of payment of such subclass of Notes (each, a “Basic Terms Modification”).

It shall not be necessary for the consent of the Holders and each provider of an Eligible Credit Facility under this Section 9.01 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof; provided, however, that it shall be necessary for the Liquidity Facility Provider to approve the particular form of any proposed amendment or waiver requiring its consent. Any such modification approved by the required Holders of any class or subclass of Notes will be binding on the Holders of the relevant class or subclass of Notes and each party to this Indenture.

The Issuer shall give each Rating Agency, each Hedge Provider, the Liquidity Facility Provider, each provider of an Eligible Credit Facility and any paying agent, prior notice of any amendment under this Section 9.01, and, after an amendment under this Section 9.01 becomes effective, the Issuer shall mail to the Holders, each Hedge Provider, the Liquidity Facility Provider, each provider of an Eligible Credit Facility and the Rating Agencies a notice briefly describing such amendment. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

After an amendment under this Section 9.01 becomes effective, it shall bind every Holder whether or not notation thereof is made on any Note held by such Holder.

Section 9.02. Modification Without Consent of Holders and Providers of Eligible Credit Facilities. Subject to Section 9.01, the Trustee may agree with the Issuer, without the consent of any Holder or any provider of an Eligible Credit Facility (but in the case of clauses (b) and (c) below, with the consent of the Liquidity Facility Provider), (a) to any modification (other than a Basic Terms Modification) of, or the waiver or authorization of any breach or prospective breach of, any provision of any Related Document or of the relevant subclass of Notes to correct a manifest error or an error which is of a formal, minor or technical nature, (b) to modify the provisions of this Indenture or the Cash Management Agreement relating to the timing of movement of Rental Payments or other monies received or Expenses Incurred among the Accounts by the Cash Manager, (c) to add or replace any Eligible Credit Facility, (d) to any amendment, supplement or modification (other than a Basic Terms Modification) of any Related Document necessary or advisable to facilitate the issuance of Refinancing Notes and/or Additional Notes and related acquisition of Additional Aircraft (subject to receipt of any Rating Agency Confirmation that may be required in connection with an issuance of such Refinancing Notes and/or Additional Notes and to satisfaction of the other conditions to the issuance of Refinancing Notes and/or Additional Notes in Sections 2.10 and 2.11 hereof), (e) in the case of any Related Document other than this Indenture, the Notes or the Security Trust Agreement, as provided in Section 5.02(a) or (f) to comply with the requirements of the Commission in connection with the qualification of this Indenture under the TIA. The Rating Agencies and any paying agent shall be given prior notice of any such modification, and such modification shall be notified to the Holders as soon as practicable thereafter and shall be binding on all the Holders.

Upon any such modification, the Issuer (or the Servicer on its behalf) shall deliver to the Holders, the Trustee and the Liquidity Facility Provider a certificate of the Issuer certifying that such modification will not adversely affect the Holders or the Liquidity Facility Provider except that the Issuer shall not be required to make such certification to any such Person if such Person’s prior consent is required to make such modification.

In addition, the Issuer may, without providing the certificate mentioned in the preceding paragraph, and without the consent of the Trustee, any Holder, any provider of an Eligible Credit Facility (including the Liquidity Facility Provider) or any other party, cause the Notes to be admitted to the Official List of the Irish Stock Exchange and to trading on the Global Exchange Market.

Section 9.03. Modification Without Consent of Holders or other Persons. The Trustee may agree with the Issuer, without the consent of any Holder, any provider of an Eligible Credit Facility or any other Person, to make all necessary modifications to this Indenture (either by an indenture supplemental hereto or by means of one or more Board Resolutions) to provide for (i) additional certificated Notes of any class or subclass issued pursuant to Sections 2.10, 2.11 and/or 5.02(f), (ii) the transfer restrictions thereon, including appropriate securities law legends, (iii) the procedures applicable to transfers and exchanges between such certificated notes and the Global Notes, (iv) the forms of such certificated notes and (v) any incidental matters required to give full effect to the issuance of such certificated notes and the modifications necessary pursuant to this Section 9.03.

Section 9.04. Subordination and Priority of Payments. The subordination provisions contained in Section 3.09, Section 3.10 and Article X may not be amended or modified without the consent of each provider of an Eligible Credit Facility, each Holder of the subclass of Notes affected thereby and each Holder of any subclass of Notes ranking senior thereto and the receipt of a Rating Agency Confirmation. In no event shall the provisions set forth in Section 3.09 (relating to the priority of the Expenses, Senior Hedge Payments and payments under all Eligible Credit Facilities) or Article X be amended or modified.

Section 9.05. Execution of Amendments by Trustee. In executing, or accepting the additional trusts created by, any amendment or modification to this Indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and an

Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s own rights, duties, immunities or indemnities under this Indenture or otherwise.

ARTICLE X

SUBORDINATION

Section 10.01. Subordination of the Securities and Other Subordinated Obligations. (a) (i) The Issuer, each Holder (by its acceptance of its Note) and each other Secured Party (by its acceptance of the benefits of the Security Trust Agreement) agree that the Securities and the other Obligations shall be subject to the provisions of this Article X and, in the case of the Secured Obligations, to the provisions of Article VII of the Security Trust Agreement and (ii) each Junior Claimant (and each Junior Representative of any thereof) agrees for the benefit of each Senior Claimant (and the Controlling Party and the Trustee acting therefor) that each Junior Claim shall be subordinated fully in right of payment to each Senior Claim as provided in Section 3.09, Section 3.10 (if applicable), this Article X and Article VII of the Security Trust Agreement.

(b) For the purposes of this Indenture, no Senior Claims shall be deemed to have been paid in full until and unless the Senior Claimant (or the Trustee therefor) of such Senior Claims shall have received payment in full in cash of such Senior Claims.

(c) All payments or distributions upon or with respect to any Obligations that are received by any Junior Claimant (or any Junior Representative thereof) contrary to the provisions of this Indenture or in excess of the amounts to which such Junior Claimant is entitled under Section 3.09 shall be received for the benefit of the Senior Claimant, shall be segregated from other funds and property held by such Junior Claimant (or any Junior Representative thereof) and shall be forthwith paid over to the Trustee in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Claims in accordance with the terms hereof.

(d) Notwithstanding anything contained herein to the contrary, payments (i) deposited in any Cash Collateral Account or drawn under any Eligible Credit Facility (as provided in Section 3.13 or Section 3.14) or (ii) deposited in the Defeasance/Redemption Account (or, in the case of a Refinancing, the Refinancing Account) in respect of a Redemption under Section 3.11 or in respect of the defeasance of Notes pursuant to Article XI shall not be subordinated to the prior payment of any Senior Claimants in respect of any Senior Claims or subject to any other restrictions set forth in this Article X and Article VII of the Security Trust Agreement, and none of the Holders shall be obligated to pay over any payments from any such property to the Security Trustee or any other creditor of any of the Grantors (as defined in the Security Trust Agreement).

(e) The Senior Representative is hereby authorized to demand specific performance of the provisions of this Article X at any time when any Junior Claimant (or any

Junior Representative thereof) shall have failed to comply with any of such provisions applicable to them. The Junior Claimants (and each Junior Representative thereof) hereby irrevocably waive any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

Section 10.02. Rights of Subrogation. The Junior Claimants (and each Junior Representative thereof) agree that no payment or distributions to any Senior Claimant (or the Trustee therefor) pursuant to the provisions of this Indenture shall entitle any Junior Claimant (or any Junior Representative thereof) to exercise any rights of subrogation in respect thereof until all Obligations constituting Senior Claims with respect to such Person shall have been paid in full.

Section 10.03. Further Assurances of Junior Representatives. Each of the Junior Representatives shall, at the expense of the Issuer, at any time and from time to time promptly execute and deliver all further instruments and documents, and take all further action, that the Controlling Party may reasonably request, in order to effectuate the provisions of this Article X.

Section 10.04. Enforcement. Each Junior Claimant (and the Junior Representative therefor) agrees that the provisions of this Article X shall be enforceable against it under all circumstances, including without limitation in any proceeding referred to in Sections 4.01(e) and 4.01(f).

Section 10.05. Continued Effectiveness. The provisions of this Article X shall continue to be effective or shall be revived or reinstated, as the case may be, if at any time any payment of any of the Senior Claims is rescinded or must otherwise be returned by any Senior Claimant upon the insolvency, bankruptcy or reorganization of any Issuer Group Member, or otherwise, all as though such payment had not been made.

Section 10.06. Senior Claims and Junior Claims Unimpaired. Nothing in this Article X shall impair, as between the Issuer and any Senior Claimant or any Junior Claimant, the obligations of the Issuer to such Person, including without limitation the Senior Claims and the Junior Claims; provided that it is understood that the enforcement of rights and remedies shall be subject to the terms of this Indenture and the Security Trust Agreement.

ARTICLE XI

DISCHARGE OF INDENTURE; DEFEASANCE

Section 11.01. Discharge of Liability on the Notes; Defeasance. (a) When (i) the Issuer delivers to the Trustee all Outstanding Notes (other than Notes that have been lost, stolen or destroyed and that have been replaced pursuant to Section 2.08) for cancellation or (ii) all Outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Section 3.11(c) and the Issuer irrevocably deposits in the Defeasance/Redemption Account funds sufficient to pay at maturity or upon redemption all Outstanding Notes, including interest thereon to maturity or the Redemption Date (other than Notes replaced pursuant to Section 2.08), and if in either case the Issuer pays all other sums payable hereunder by the Issuer, then this Indenture shall, subject to Section 11.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel, at the cost and expense of the Issuer, to the effect that any conditions precedent to a discharge of this Indenture have been met.

(b) Subject to Sections 11.01(c) and 11.02, the Issuer at any time may terminate (i) all its obligations under the Notes and this Indenture (“Legal Defeasance” option) or (ii) its obligations under Sections 4.01 (other than with respect to a failure to comply with Sections 4.01(a), 4.01(b), 4.01(c), 4.01(e) (only with respect to the Issuer), 4.01(f) (only with respect to the Issuer)), 5.02 and 5.03 (“Covenant Defeasance” option). The Issuer may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.

If the Issuer exercises its Legal Defeasance option, payment of any Notes subject to such Legal Defeasance may not be accelerated because of an Event of Default. If the Issuer exercises its Covenant Defeasance option, payment of the Notes may not be accelerated because of an Event of Default (other than with respect to a failure to comply with Sections 4.01(a), 4.01(b), 4.01(c), 4.01(e) (other than with respect to the Issuer), 4.01(f) (other than with respect to the Issuer)) and 5.02(n).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(c) Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.01, 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09 and 5.02(n), Article VI, and Sections 8.01, 11.04, 11.05 and 11.06 shall survive until all the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 8.01, 11.04 and 11.05 shall survive.

Section 11.02. Conditions to Defeasance. The Issuer may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

(a) the Issuer irrevocably deposits in trust in the Defeasance/Redemption Account any one or any combination of (i) money, (ii) obligations of, and supported by the full faith and credit of, the U.S. Government (“U.S. Government Obligations”) or (iii) obligations of corporate issuers (“Corporate Obligations”) (provided that any such Corporate Obligations are rated AA+, or the equivalent, or higher, by the Rating Agencies at such time and shall not have a maturity of longer than three (3) years from the date of defeasance) for the payment of all principal or Redemption Price and interest (A) on the Notes or any class or subclass of Notes being defeased, in the case of Legal Defeasance, or (B) on all of the Notes in the case of Covenant Defeasance, in either case, to maturity or redemption, as the case may be;

(b) the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations or the Corporate Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due (i) on each class or subclass of Notes being defeased, in the case of Legal Defeasance, or (ii) on all of the Notes in the case of Covenant Defeasance, in either case, to maturity or redemption, as the case may be;

(c) 91 days pass after the deposit described in clause (a) above is made and during the 91-day period no Event of Default specified in Section 4.01(e) or (f) with respect to the Issuer occurs which is continuing at the end of the period;

(d) the deposit described in clause (a) above does not constitute a default under any other agreement binding on the Issuer;

(e) the Issuer delivers to the Trustee and the Liquidity Facility Provider an Opinion of Counsel to the effect that the trust resulting from the deposit described in clause (a) does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

(f) in the case of the Legal Defeasance option, the Issuer shall have delivered to the Trustee and the Liquidity Facility Provider an opinion from Clifford Chance US LLP or from another legal or accounting firm that is nationally recognized as an expert in U.S. taxation acting as tax counsel to the Issuer stating that (i) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(g) in the case of the Covenant Defeasance option, the Issuer shall have delivered to the Trustee and the Liquidity Facility Provider an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(h) if the related Notes are then listed on any securities exchange, the Issuer delivers to the Trustee and the Liquidity Facility Provider an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause such Notes to be delisted;

(i) a Rating Agency Confirmation and the prior written consent of the Liquidity Facility Provider is obtained relating to the defeasance contemplated by this Section 11.02;

(j) all amounts due and owing to the Liquidity Facility Provider have been paid (or provided for under Section 11.02(a));

(k) the Issuer delivers to the Trustee and the Liquidity Facility Provider an Opinion of Counsel and an Officer’s Certificate that all conditions precedent to such defeasance have been satisfied; and

(l) all termination payments and unpaid amounts which are or would be due and owing to the Hedge Provider as a result of such exercise by the Issuer of its Legal Defeasance or Covenant Defeasance option.

Section 11.03. Application of Trust Money. The Trustee shall hold in trust in the Defeasance/Redemption Account money, U.S. Government Obligations or Corporate Obligations deposited with it pursuant to this Article XI. It shall apply the deposited money and the money from U.S. Government Obligations or Corporate Obligations in accordance with this Indenture to the payment of principal, premium, if any, and interest on the class or subclass of Notes.

Section 11.04. Repayment to Issuer. The Trustee shall promptly turn over to the Issuer upon written request any excess money or securities held by it at any time after application of the appropriate defeasance option.

Subject to any applicable abandoned property law, the Trustee shall pay to the Issuer upon written request any money held by it for the payment of principal or interest that remains unclaimed for two years and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors.

Section 11.05. Indemnity for Government Obligations and Corporate Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or Corporate Obligations, or the principal and interest received on such U.S. Government Obligations or Corporate Obligations.

Section 11.06. Reinstatement. If the Trustee is unable to apply any money or U.S. Government Obligations or Corporate Obligations in accordance with this Article XI by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application or otherwise, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article XI until such time as the Trustee is permitted to apply all such money, U.S. Government Obligations or Corporate Obligations in accordance with this Article XI; provided, however, that, if the Issuer has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money, U.S. Government Obligations or Corporate Obligations held by the Trustee.

ARTICLE XII

MISCELLANEOUS

Section 12.01. Right of Trustee to Perform. If the Issuer for any reason fails to observe or punctually to perform any of its obligations to the Trustee, whether under this Indenture or any of the other Related Documents or otherwise, the Trustee shall have power (but shall have no obligation), on behalf of or in the name of the Issuer or otherwise, to perform such obligations and to take any steps which the Trustee may, in its absolute discretion, consider appropriate with a view to remedying, or mitigating the consequences of, such failure by the Issuer; provided that no exercise or failure to exercise this power by the Trustee shall in any way prejudice the Trustee’s other rights under this Indenture or any of the other Related Documents.

Section 12.02. Waiver. Any waiver by any party of any provision of this Indenture or any right, remedy or option hereunder shall only prevent and estop such party from thereafter enforcing such provision, right, remedy or option if such waiver is given in writing and only as to the specific instance and for the specific purpose for which such waiver was given. The failure or refusal of any party hereto to insist in any one or more instances, or in a course of dealing, upon the strict performance of any of the terms or provisions of this Indenture by any party hereto or the partial exercise of any right, remedy or option hereunder shall not be construed as a waiver or relinquishment of any such term or provision, but the same shall continue in full force and effect. No failure on the part of the Trustee to exercise, and no delay on its part in exercising, any right or remedy under this Indenture will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Indenture are cumulative and not exclusive of any rights or remedies provided by law. The Trustee shall notify the Paying Agent promptly of any waiver by any party of any provision of this Indenture pursuant to this Section 12.02.

Section 12.03. Severability. In the event that any provision of this Indenture or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Indenture shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable and the remainder of this Indenture, and the application of any such invalid or unenforceable provision to the parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of this Indenture. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Trustee hereunder is unavailable or unenforceable shall not affect in any way the ability of the Trustee to pursue any other remedy available to it.

Section 12.04. Restrictions on Exercise of Certain Rights; Limited Recourse. (a) Each of the Secured Parties, (other than the Trustee and, during the continuance of a payment Default with respect to the Senior Class, the Senior Trustee, in its capacity as trustee of such class) hereby agrees with the Trustee that, except as otherwise provided in Section 4.04, it shall not sue for recovery or take any other steps for the purpose of recovering any of the obligations hereunder or under any other Related Document or any other debts or liabilities whatsoever owing to it by the Issuer or any Issuer Subsidiary. Notwithstanding any provision of this Agreement or of any Related Document to the contrary, each of the Secured Parties hereby agrees that it shall not take any steps for the purpose of procuring the appointment of an administrative receiver, examiner, receiver or similar officer or the making of an administration order or for instituting any bankruptcy, reorganization, arrangement, insolvency, winding up, liquidation, composition, examinership or any like proceedings under the laws of the Cayman Islands, Ireland or any other jurisdiction in respect of either the Issuer or any Issuer Subsidiary or in respect of any of their respective liabilities.

(b) Notwithstanding any provision of this Agreement or of any Related Document to the contrary, each of the Secured Parties, hereby agrees that all amounts payable by the Issuer or any Issuer Subsidiary in respect of the obligations hereunder or under any other Related Document shall be recoverable only from and to the extent of:

(i) amounts on deposit in the Accounts;

(ii) any other Collateral of the Issuer and the Issuer Subsidiaries (as the case may be) and any proceeds thereof; and

(iii) in the case of any payments by way of indemnity to be made by the Issuer pursuant to any Related Document, to any liability insurance proceeds payable in respect of such indemnity obligation on the part of the Issuer; provided that recourse by any such party shall be made first to the relevant insurance in relation thereto, and provided further that any such liability insurance proceeds shall be held in trust for the Person entitled to the relevant indemnity by the recipient thereof, and in consequence each of the Secured Parties hereby agrees (A) that it shall look solely to the foregoing property for payment of all amounts payable by the Issuer or any Issuer Subsidiary in respect of the obligations hereunder or under any other Related Document, and to the extent the proceeds derived from the enforcement of its rights hereunder are insufficient to discharge in full the claims of such Secured Party hereunder, then the claims of such Secured Party hereunder in respect of any outstanding amounts shall be extinguished and shall not revive, and that further none of the Issuer nor any Issuer Subsidiary shall be otherwise personally liable therefor and (B) that it shall not petition for the bankruptcy, insolvency, winding up, liquidation, reorganization, examinership, amalgamation or dissolution of the Issuer or any Issuer Subsidiary; provided that if any such proceeding is commenced by any other Person, the Trustee shall be entitled to join, claim or prove in such proceeding; provided, however, that the foregoing provisions of this Section 12.04(b) shall not limit or restrict in any way the personal liability of the Issuer or any Issuer Subsidiary for the discharge or its nonmonetary obligations in relation to its covenants, undertakings, representations and warranties (or any monetary obligations arising from any breach thereof) under any Related Document. The provisions of this Section 12.04 shall survive the termination of this Indenture.

Section 12.05. Notices. All notices, demands, certificates, requests, directions, instructions and communications hereunder (“Notices”) shall be in writing and shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one (1) Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an authorized officer of the party to which sent, or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

if to the Issuer, to:

Emerald Aviation Finance Limited

c/o Avolon Aerospace Leasing Limited

The Oval, Building 1

Shelbourne Road

Ballsbridge, Dublin 4

Ireland

Attention: Fax: Email:	Chief Operations Officer 353 1 485 3242 notices@avolon.aero

if to the Trustee, the Operating Bank, the Security Trustee, the Cash Manager, the Registrar or the Paying Agent, to:

Wells Fargo Bank, N.A.

260 North Charles Lindbergh Drive

MAC: U1240-026

Salt Lake City, Utah 84116

Attention: Fax: Telephone: Email:	Corporate Trust Lease Group 801 246 7142 801 246 6000 ctsleasegroup@wellsfargo.com if to the Liquidity Facility Provider, to:

BNP Paribas

Back-Office Crédits Internationaux

IT & Operations - Paris

ACI: CSE02A1

150 Rue du Faubourg Poissonnière

75010 Paris

Attention: Fax: Email:	Marie-Christine Laniesse, Ali Ichchou, Agnès Lokbani-Lelievre +33(0)1 55 77 66 77 paris.cib.sec.middle.office@bnpparibas.com with a copy to:

BNP Paribas

Structured Products Middle Office

IT & Operations - Paris

ACI: CAA05E1

3, Rue d’Antin

75002 Paris

Attention: Fax:	Samuel Buisson, Johann Hauteclocq +33(0)1 42 98 09 07

if to the Rating Agencies, to:

Standard and Poor’s Ratings Services

41st Floor

55 Water Street

New York, NY 10041

Attention: Email:	Structured Credit Surveillance Servicer_Reports@standardandpoors.com

Kroll Bond Rating Agency, Inc.

845 Third Ave., 4th Floor

New York, New York 10022

Attention: Susan Levitt

Fax: Telephone: Email:	646 731 2398 646 731 2359 slevitt@krollbondratings.com

if to any Holder of a Definitive Note, to such Holder at its address set forth in the Register as of the applicable Record Date;

for so long as the Notes are admitted to the Official List of the Irish Stock Exchange and to trading on the Global Exchange Market, if to the Listing Agent, to:

in the case of the Listing Agent:

Maples and Calder

75 St. Stephen’s Green

Dublin 2, Ireland

Attention: Fax: Telephone: Email:	Ciaran Cotter 353 1 619 2001 353 1 619 2000 dublindebtlisting@maplesandcalder.com

A copy of each notice given hereunder to any party hereto shall also be given to each of the other parties hereto. Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent Notices shall be sent.

Section 12.06. Assignments; Third Party Beneficiary. This Indenture shall be a continuing obligation of the Issuer and shall (a) be binding upon the Issuer and its successors and assigns and (b) inure to the benefit of and be enforceable by the Trustee, and by its successors, transferees and assigns. The Issuer may not assign any of its obligations under this Indenture, or other than as provided in Section 5.04 delegate any of its duties hereunder. Each Hedge Provider and each provider of an Eligible Credit Facility shall be a third party beneficiary of Sections 3.09, 9.01 and 9.04 and Articles X and XI, as applicable.

Section 12.07. Currency Conversion. (a) If any amount is received or recovered by the Cash Manager or the Trustee in respect of this Indenture or any part thereof (whether as a result of the enforcement of the security created under the Security Trust Agreement or pursuant to this Indenture or any judgment or order of any court or in the liquidation or dissolution of the Issuer or by way of damages for any breach of any obligation to make any payment under or in respect of the Issuer’s obligations hereunder or any part thereof or otherwise) in a currency (the “Received Currency”) other than the currency in which such amount was expressed to be payable (the “Agreed Currency”), then the amount in the Received Currency actually received or recovered by the Trustee or the Cash Manager shall, to the fullest extent permitted by Applicable Law, only constitute a discharge to the Issuer to the extent of the amount of the Agreed Currency which the Cash Manager or the Trustee was or would have been able in accordance with its normal procedures to purchase on the date of actual receipt or recovery (or, if that is not practicable, on the next date on which it is so practicable), and, if the amount of the Agreed Currency which the Cash Manager or Trustee is or would have been so able to purchase is less than the amount of the Agreed Currency which was originally payable by the Issuer, the Issuer shall pay to the Cash Manager such amount as the Cash Manager shall determine to be necessary to indemnify the Trustee and the Cash Manager against any loss sustained by it as a result (including the cost of making any such purchase and any premiums, commissions or other charges paid or Incurred in connection therewith) and so that such indemnity, to the fullest extent permitted by Applicable Law, (i) shall constitute a separate and independent obligation of the Issuer distinct from its obligation to discharge the amount which was originally payable by the Issuer and (ii) shall give rise to a separate and independent cause of action and apply irrespective of any indulgence granted by the Cash Manager or the Trustee and continue in full force and effect notwithstanding any judgment, order, claim or proof for a liquidated amount in respect of the amount originally payable by the Issuer or any judgment or order and no proof or evidence of any actual loss shall be required.

(b) For the purpose of or pending the discharge of any of the moneys and liabilities hereby secured the Cash Manager may, or cause the Operating Bank to, convert any moneys received, recovered or realized by the Cash Manager under this Indenture (including the proceeds of any previous conversion under this Section 12.07) or any funds currently maintained in any account hereunder from their existing currency of denomination into the currency of denomination (if different) of such moneys and liabilities and any conversion from one currency to another for the purposes of any of the foregoing shall be made at the Trustee’s then prevailing spot selling rate at its office by which such conversion is made. If not otherwise required to be applied in the Received Currency, the Cash Manager, acting on behalf of the Security Trustee, shall promptly convert any moneys in such Received Currency other than U.S. dollars into U.S. dollars. Each previous reference in this Section 12.07 to a currency extends to funds of that currency and funds of one currency may be converted into different funds of the same currency. The cost and expense of any such conversion shall be added to and reflected in the rate obtained for conversion and in no event shall the Cash Manager or any of its affiliates be liable in respect of the exchange rate obtained for any such conversion or any related cost or expense.

Section 12.08. Application to Court. The Senior Trustee may at any time after the service of a Default Notice apply to any court of competent jurisdiction for an order that the terms of this Indenture be carried into execution under the direction of such court and for the appointment of a Receiver of the Collateral or any part thereof and for any other order in relation to the administration of this Indenture as the Senior Trustee shall deem fit and it may assent to or approve any application to any court of competent jurisdiction made at the instigation of any of the Holders and shall be indemnified by the Issuer against all costs, charges and expenses Incurred by it in relation to any such application or proceedings.

Section 12.09. Governing Law. THIS INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS INDENTURE, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 12.10. Jurisdiction. (a) Each of the parties hereto agrees that the United States federal and New York state courts located in the borough of Manhattan in the city of New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and, for such purposes, submits to the jurisdiction of such courts. Each of the parties hereto waives any objection which it might now or hereafter have to the United States federal or New York state courts located in the city of New York being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and agrees not to claim that any such court is not a convenient or appropriate forum. Each of the parties hereto (except for the Cash Manager, Operating Bank, Trustee and Liquidity Facility Provider) agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in the city of New York to Avolon Aerospace (New York) Inc., One Stamford Plaza, 263 Tresser Boulevard, 9th Floor, Suite 905, Stamford, Connecticut 00901 and each of the parties hereby appoints Avolon Aerospace (New York) Inc. its designee, appointee and agent to receive, accept and acknowledge for and on its behalf such service of legal process, with the exception of the Trustee, who hereby consents to receive any such service of process directly at the address set forth in Section 12.05 herein.

(b) The submission to the jurisdiction of the courts referred to in Section 12.10(a) shall not (and shall not be construed so as to) limit the right of the Trustee to take proceedings against the Issuer in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(c) Each of the parties hereto hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Indenture to the giving of any relief or the issue of any process in connection with such action or proceeding, including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

Section 12.11. Counterparts. This Indenture may be executed in two or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

Section 12.12. Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 12.13. Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations. In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Regulations”), the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with it. Accordingly, each of the parties hereto agrees to promptly provide to the Trustee upon its request from time to time such identifying information and documentation in order to enable the Trustee to comply with its ongoing obligations under Applicable Regulations.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

EMERALD AVIATION FINANCE LIMITED, as the Issuer

By:	/s/ Dathi O’Ceallaigh
	Name:	Dathi O’Ceallaigh
	Title:	Director

WELLS FARGO BANK, N.A., as the Trustee, Cash Manager and Operating Bank

By:	/s/ Scott Rosevear
	Name:	Scott Rosevear
	Title:	Vice President

BNP PARIBAS, as the Liquidity Facility Provider

By:	/s/ Richard Demeaux
	Name:	Director
	Title:	Director, Aviation Finance Group

By:	/s/ Bertrand Rabu
	Name:	Bertrand Rabu
	Title:	Director, Aviation Finance Group

SCHEDULE 1

EXPECTED INITIAL AIRCRAFT

MSN	Type of Aircraft	Aircraft Owner

1047	Airbus A330-200	Jetstream Aircraft Leasing Limited

4310	Airbus A320-200	Wells Fargo Bank Northwest, National Association, as owner trustee

2968	Airbus A320-200	Avolon Leasing (AB1) Limited

3055	Airbus A320-200	Avolon Leasing (AB1) Limited

4075	Airbus A320-200	Gemelli Aviation Limited

4108	Airbus A320-200	Gemelli Aviation Limited

5704	Airbus A319-100	Wells Fargo Bank Northwest, National Association, as owner trustee

5698	Airbus A319-100	Wells Fargo Bank Northwest, National Association, as owner trustee

4272	Airbus A320-200	Wells Fargo Bank Northwest, National Association, as owner trustee

4307	Airbus A320-200	Wells Fargo Bank Northwest, National Association, as owner trustee

34269	Boeing 737-800	Wells Fargo Bank Northwest, National Association

5036	Airbus A320-200	Avolon Aerospace Leasing AOE 18 Limited

38691	Boeing 737-800	Avolon Aerospace AOE 59 Limited

35630	Boeing 737-800	SC Air 737R Co., Ltd.

4375	Airbus A320-200	Avolon Leasing 4375 Limited

1231	Airbus A330-300	Airstream Aircraft Leasing Limited

19000321	Embraer E190	Avolon Aerospace AOE 43 Limited

19000312	Embraer E190	Avolon Aerospace AOE 43 Limited

4741	Airbus A320-200	Wells Fargo Bank Northwest, National Association, as owner trustee

5123	Airbus A320-200	Avolon Aerospace AOE 31 Limited

Sch. 1-1

SCHEDULE 2

ISSUER SUBSIDIARIES

Entity	Jurisdiction of Incorporation

Emerald Aviation AOE 1 Limited	Cayman Islands

Emerald Aviation AOE 2 Limited	Cayman Islands

Emerald Aviation AOE 3 Limited	Cayman Islands

Emerald Aviation AOE 4 Limited	Cayman Islands

Emerald Aviation AOE 5 Limited	Cayman Islands

Emerald Aviation AOE 6 Limited	Cayman Islands

Emerald Aviation AOE 7 Limited	Cayman Islands

Emerald Aviation AOE 8 Limited	Cayman Islands

Emerald Aviation AOE 9 Limited	Cayman Islands

EAF Leasing 1 Limited	Ireland

EAF Leasing 2 Limited	Ireland

EAF Leasing 3 Limited	Ireland

EAF Leasing 4 Limited	Ireland

EAF Leasing 5 Limited	Ireland

Emerald Aviation Bermuda 1 Limited	Bermuda

Emerald Aviation Norway 1 AS	Norway

Emerald Aviation France 1 SAS	France

Emerald Aviation UK 1 Limited	United Kingdom

MSN 4272 Trust	United States

MSN 4307 Trust	United States

MSN 4741 Trust	United States

MSN 5698 Trust	United States

MSN 5704 Trust	United States

MSN 34269 Trust	United States

Sch. 2-1

SCHEDULE 3

POOL FACTORS

The following are the Pool Factors as of the Initial Closing Date. Such Pool Factors may be changed by a resolution of the Board in connection with a Refinancing or the acquisition of Additional Aircraft.

	Class A Notes		Class B Notes
Payment Date	Scheduled Balance	Pool Factor	Scheduled Balance	Pool Factor
Closing	546,000,000	1.00000	90,210,000	1.00000
11/15/2013	543,156,250	0.99479	89,740,156	0.99479
12/15/2013	540,312,500	0.98958	89,270,313	0.98958
1/15/2014	537,468,750	0.98438	88,800,469	0.98438
2/15/2014	534,625,000	0.97917	88,330,625	0.97917
3/15/2014	531,781,250	0.97396	87,860,781	0.97396
4/15/2014	528,937,500	0.96875	87,390,938	0.96875
5/15/2014	526,093,750	0.96354	86,921,094	0.96354
6/15/2014	523,250,000	0.95833	86,451,250	0.95833
7/15/2014	520,406,250	0.95313	85,981,406	0.95313
8/15/2014	517,562,500	0.94792	85,511,563	0.94792
9/15/2014	514,718,750	0.94271	85,041,719	0.94271
10/15/2014	511,875,000	0.93750	84,571,875	0.93750
11/15/2014	509,031,250	0.93229	84,102,031	0.93229
12/15/2014	506,187,500	0.92708	83,632,188	0.92708
1/15/2015	503,343,750	0.92188	83,162,344	0.92188
2/15/2015	500,500,000	0.91667	82,692,500	0.91667
3/15/2015	497,656,250	0.91146	82,222,656	0.91146
4/15/2015	494,812,500	0.90625	81,752,813	0.90625
5/15/2015	491,968,750	0.90104	81,282,969	0.90104
6/15/2015	489,125,000	0.89583	80,813,125	0.89583
7/15/2015	486,281,250	0.89063	80,343,281	0.89063
8/15/2015	483,437,500	0.88542	79,873,438	0.88542
9/15/2015	480,593,750	0.88021	79,403,594	0.88021
10/15/2015	477,750,000	0.87500	78,933,750	0.87500
11/15/2015	474,906,250	0.86979	78,463,906	0.86979
12/15/2015	472,062,500	0.86458	77,994,063	0.86458
1/15/2016	469,218,750	0.85938	77,524,219	0.85938
2/15/2016	466,375,000	0.85417	77,054,375	0.85417
3/15/2016	463,531,250	0.84896	76,584,531	0.84896
4/15/2016	460,687,500	0.84375	76,114,688	0.84375
5/15/2016	457,843,750	0.83854	75,644,844	0.83854
6/15/2016	455,000,000	0.83333	75,175,000	0.83333
7/15/2016	452,156,250	0.82813	74,705,156	0.82813
8/15/2016	449,312,500	0.82292	74,235,313	0.82292
9/15/2016	446,468,750	0.81771	73,765,469	0.81771
10/15/2016	443,625,000	0.81250	73,295,625	0.81250

Sch. 3-1

11/15/2016	440,781,250	0.80729	72,825,781	0.80729
12/15/2016	437,937,500	0.80208	72,355,938	0.80208
1/15/2017	435,093,750	0.79688	71,886,094	0.79688
2/15/2017	432,250,000	0.79167	71,416,250	0.79167
3/15/2017	429,406,250	0.78646	70,946,406	0.78646
4/15/2017	426,562,500	0.78125	70,476,563	0.78125
5/15/2017	423,718,750	0.77604	70,006,719	0.77604
6/15/2017	420,875,000	0.77083	69,536,875	0.77083
7/15/2017	418,031,250	0.76563	69,067,031	0.76563
8/15/2017	415,187,500	0.76042	68,597,188	0.76042
9/15/2017	412,343,750	0.75521	68,127,344	0.75521
10/15/2017	409,500,000	0.75000	67,657,500	0.75000
11/15/2017	406,656,250	0.74479	67,187,656	0.74479
12/15/2017	403,812,500	0.73958	66,717,813	0.73958
1/15/2018	400,968,750	0.73438	66,247,969	0.73438
2/15/2018	398,125,000	0.72917	65,778,125	0.72917
3/15/2018	395,281,250	0.72396	65,308,281	0.72396
4/15/2018	392,437,500	0.71875	64,838,438	0.71875
5/15/2018	389,593,750	0.71354	64,368,594	0.71354
6/15/2018	386,750,000	0.70833	63,898,750	0.70833
7/15/2018	383,906,250	0.70313	63,428,906	0.70313
8/15/2018	381,062,500	0.69792	62,959,063	0.69792
9/15/2018	378,218,750	0.69271	62,489,219	0.69271
10/15/2018	375,375,000	0.68750	62,019,375	0.68750
11/15/2018	372,531,250	0.68229	61,549,531	0.68229
12/15/2018	369,687,500	0.67708	61,079,688	0.67708
1/15/2019	366,843,750	0.67188	60,609,844	0.67188
2/15/2019	364,000,000	0.66667	60,140,000	0.66667
3/15/2019	361,156,250	0.66146	59,670,156	0.66146
4/15/2019	358,312,500	0.65625	59,200,313	0.65625
5/15/2019	355,468,750	0.65104	58,730,469	0.65104
6/15/2019	352,625,000	0.64583	58,260,625	0.64583
7/15/2019	349,781,250	0.64063	57,790,781	0.64063
8/15/2019	346,937,500	0.63542	57,320,938	0.63542
9/15/2019	344,093,750	0.63021	56,851,094	0.63021
10/15/2019	341,250,000	0.62500	56,381,250	0.62500
11/15/2019	338,406,250	0.61979	55,911,406	0.61979
12/15/2019	335,562,500	0.61458	55,441,563	0.61458
1/15/2020	332,718,750	0.60938	54,971,719	0.60938
2/15/2020	329,875,000	0.60417	54,501,875	0.60417
3/15/2020	327,031,250	0.59896	54,032,031	0.59896
4/15/2020	324,187,500	0.59375	53,562,188	0.59375
5/15/2020	321,343,750	0.58854	53,092,344	0.58854
6/15/2020	318,500,000	0.58333	52,622,500	0.58333
7/15/2020	315,656,250	0.57813	52,152,656	0.57813
8/15/2020	312,812,500	0.57292	51,682,813	0.57292
9/15/2020	309,968,750	0.56771	51,212,969	0.56771
10/15/2020	307,125,000	0.56250	50,743,125	0.56250
11/15/2020	304,281,250	0.55729	50,273,281	0.55729
12/15/2020	301,437,500	0.55208	49,803,438	0.55208

Sch. 3-2

1/15/2021	298,593,750	0.54688	49,333,594	0.54688
2/15/2021	295,750,000	0.54167	48,863,750	0.54167
3/15/2021	292,906,250	0.53646	48,393,906	0.53646
4/15/2021	290,062,500	0.53125	47,924,063	0.53125
5/15/2021	287,218,750	0.52604	47,454,219	0.52604
6/15/2021	284,375,000	0.52083	46,984,375	0.52083
7/15/2021	281,531,250	0.51563	46,514,531	0.51563
8/15/2021	278,687,500	0.51042	46,044,688	0.51042
9/15/2021	275,843,750	0.50521	45,574,844	0.50521
10/15/2021	273,000,000	0.50000	45,105,000	0.50000
11/15/2021	270,156,250	0.49479	44,635,156	0.49479
12/15/2021	267,312,500	0.48958	44,165,313	0.48958
1/15/2022	264,468,750	0.48438	43,695,469	0.48438
2/15/2022	261,625,000	0.47917	43,225,625	0.47917
3/15/2022	258,781,250	0.47396	42,755,781	0.47396
4/15/2022	255,937,500	0.46875	42,285,938	0.46875
5/15/2022	253,093,750	0.46354	41,816,094	0.46354
6/15/2022	250,250,000	0.45833	41,346,250	0.45833
7/15/2022	247,406,250	0.45313	40,876,406	0.45313
8/15/2022	244,562,500	0.44792	40,406,563	0.44792
9/15/2022	241,718,750	0.44271	39,936,719	0.44271
10/15/2022	238,875,000	0.43750	39,466,875	0.43750
11/15/2022	236,031,250	0.43229	38,997,031	0.43229
12/15/2022	233,187,500	0.42708	38,527,188	0.42708
1/15/2023	230,343,750	0.42188	38,057,344	0.42188
2/15/2023	227,500,000	0.41667	37,587,500	0.41667
3/15/2023	224,656,250	0.41146	37,117,656	0.41146
4/15/2023	221,812,500	0.40625	36,647,813	0.40625
5/15/2023	218,968,750	0.40104	36,177,969	0.40104
6/15/2023	216,125,000	0.39583	35,708,125	0.39583
7/15/2023	213,281,250	0.39063	35,238,281	0.39063
8/15/2023	210,437,500	0.38542	34,768,438	0.38542
9/15/2023	207,593,750	0.38021	34,298,594	0.38021
10/15/2023	204,750,000	0.37500	33,828,750	0.37500
11/15/2023	201,906,250	0.36979	33,358,906	0.36979
12/15/2023	199,062,500	0.36458	32,889,063	0.36458
1/15/2024	196,218,750	0.35938	32,419,219	0.35938
2/15/2024	193,375,000	0.35417	31,949,375	0.35417
3/15/2024	190,531,250	0.34896	31,479,531	0.34896
4/15/2024	187,687,500	0.34375	31,009,688	0.34375
5/15/2024	184,843,750	0.33854	30,539,844	0.33854
6/15/2024	182,000,000	0.33333	30,070,000	0.33333
7/15/2024	179,156,250	0.32813	29,600,156	0.32813
8/15/2024	176,312,500	0.32292	29,130,313	0.32292
9/15/2024	173,468,750	0.31771	28,660,469	0.31771
10/15/2024	170,625,000	0.31250	28,190,625	0.31250
11/15/2024	167,781,250	0.30729	27,720,781	0.30729
12/15/2024	164,937,500	0.30208	27,250,938	0.30208
1/15/2025	162,093,750	0.29688	26,781,094	0.29688
2/15/2025	159,250,000	0.29167	26,311,250	0.29167

Sch. 3-3

3/15/2025	156,406,250	0.28646	25,841,406	0.28646
4/15/2025	153,562,500	0.28125	25,371,563	0.28125
5/15/2025	150,718,750	0.27604	24,901,719	0.27604
6/15/2025	147,875,000	0.27083	24,431,875	0.27083
7/15/2025	145,031,250	0.26563	23,962,031	0.26563
8/15/2025	142,187,500	0.26042	23,492,188	0.26042
9/15/2025	139,343,750	0.25521	23,022,344	0.25521
10/15/2025	136,500,000	0.25000	22,552,500	0.25000
11/15/2025	133,656,250	0.24479	22,082,656	0.24479
12/15/2025	130,812,500	0.23958	21,612,813	0.23958
1/15/2026	127,968,750	0.23438	21,142,969	0.23438
2/15/2026	125,125,000	0.22917	20,673,125	0.22917
3/15/2026	122,281,250	0.22396	20,203,281	0.22396
4/15/2026	119,437,500	0.21875	19,733,438	0.21875
5/15/2026	116,593,750	0.21354	19,263,594	0.21354
6/15/2026	113,750,000	0.20833	18,793,750	0.20833
7/15/2026	110,906,250	0.20313	18,323,906	0.20313
8/15/2026	108,062,500	0.19792	17,854,063	0.19792
9/15/2026	105,218,750	0.19271	17,384,219	0.19271
10/15/2026	102,375,000	0.18750	16,914,375	0.18750
11/15/2026	99,531,250	0.18229	16,444,531	0.18229
12/15/2026	96,687,500	0.17708	15,974,688	0.17708
1/15/2027	93,843,750	0.17188	15,504,844	0.17188
2/15/2027	91,000,000	0.16667	15,035,000	0.16667
3/15/2027	88,156,250	0.16146	14,565,156	0.16146
4/15/2027	85,312,500	0.15625	14,095,313	0.15625
5/15/2027	82,468,750	0.15104	13,625,469	0.15104
6/15/2027	79,625,000	0.14583	13,155,625	0.14583
7/15/2027	76,781,250	0.14063	12,685,781	0.14063
8/15/2027	73,937,500	0.13542	12,215,938	0.13542
9/15/2027	71,093,750	0.13021	11,746,094	0.13021
10/15/2027	68,250,000	0.12500	11,276,250	0.12500
11/15/2027	65,406,250	0.11979	10,806,406	0.11979
12/15/2027	62,562,500	0.11458	10,336,563	0.11458
1/15/2028	59,718,750	0.10938	9,866,719	0.10938
2/15/2028	56,875,000	0.10417	9,396,875	0.10417
3/15/2028	54,031,250	0.09896	8,927,031	0.09896
4/15/2028	51,187,500	0.09375	8,457,188	0.09375
5/15/2028	48,343,750	0.08854	7,987,344	0.08854
6/15/2028	45,500,000	0.08333	7,517,500	0.08333
7/15/2028	42,656,250	0.07813	7,047,656	0.07813
8/15/2028	39,812,500	0.07292	6,577,813	0.07292
9/15/2028	36,968,750	0.06771	6,107,969	0.06771
10/15/2028	34,125,000	0.06250	5,638,125	0.06250
11/15/2028	31,281,250	0.05729	5,168,281	0.05729
12/15/2028	28,437,500	0.05208	4,698,438	0.05208
1/15/2029	25,593,750	0.04688	4,228,594	0.04688
2/15/2029	22,750,000	0.04167	3,758,750	0.04167
3/15/2029	19,906,250	0.03646	3,288,906	0.03646
4/15/2029	17,062,500	0.03125	2,819,063	0.03125

Sch. 3-4

5/15/2029	14,218,750	0.02604	2,349,219	0.02604
6/15/2029	11,375,000	0.02083	1,879,375	0.02083
7/15/2029	8,531,250	0.01563	1,409,531	0.01563
8/15/2029	5,687,500	0.01042	939,688	0.01042
9/15/2029	2,843,750	0.00521	469,844	0.00521
10/15/2029	—	—	—	—
11/15/2029	—	—	—	—
12/15/2029	—	—	—	—
1/15/2030	—	—	—	—
2/15/2030	—	—	—	—
3/15/2030	—	—	—	—
4/15/2030	—	—	—	—
5/15/2030	—	—	—	—
6/15/2030	—	—	—	—
7/15/2030	—	—	—	—
8/15/2030	—	—	—	—
9/15/2030	—	—	—	—
10/15/2030	—	—	—	—
11/15/2030	—	—	—	—
12/15/2030	—	—	—	—
1/15/2031	—	—	—	—
2/15/2031	—	—	—	—
3/15/2031	—	—	—	—
4/15/2031	—	—	—	—
5/15/2031	—	—	—	—
6/15/2031	—	—	—	—
7/15/2031	—	—	—	—
8/15/2031	—	—	—	—
9/15/2031	—	—	—	—
10/15/2031	—	—	—	—
11/15/2031	—	—	—	—
12/15/2031	—	—	—	—
1/15/2032	—	—	—	—
2/15/2032	—	—	—	—
3/15/2032	—	—	—	—
4/15/2032	—	—	—	—
5/15/2032	—	—	—	—
6/15/2032	—	—	—	—
7/15/2032	—	—	—	—
8/15/2032	—	—	—	—
9/15/2032	—	—	—	—
10/15/2032	—	—	—	—
11/15/2032	—	—	—	—
12/15/2032	—	—	—	—
1/15/2033	—	—	—	—
2/15/2033	—	—	—	—
3/15/2033	—	—	—	—
4/15/2033	—	—	—	—
5/15/2033	—	—	—	—
6/15/2033	—	—	—	—

Sch. 3-5

7/15/2033	—	—	—	—
8/15/2033	—	—	—	—
9/15/2033	—	—	—	—
10/15/2033	—	—	—	—
11/15/2033	—	—	—	—
12/15/2033	—	—	—	—
1/15/2034	—	—	—	—
2/15/2034	—	—	—	—
3/15/2034	—	—	—	—
4/15/2034	—	—	—	—
5/15/2034	—	—	—	—
6/15/2034	—	—	—	—
7/15/2034	—	—	—	—
8/15/2034	—	—	—	—
9/15/2034	—	—	—	—
10/15/2034	—	—	—	—
11/15/2034	—	—	—	—
12/15/2034	—	—	—	—
1/15/2035	—	—	—	—
2/15/2035	—	—	—	—
3/15/2035	—	—	—	—
4/15/2035	—	—	—	—
5/15/2035	—	—	—	—
6/15/2035	—	—	—	—
7/15/2035	—	—	—	—
8/15/2035	—	—	—	—
9/15/2035	—	—	—	—
10/15/2035	—	—	—	—
11/15/2035	—	—	—	—
12/15/2035	—	—	—	—
1/15/2036	—	—	—	—
2/15/2036	—	—	—	—
3/15/2036	—	—	—	—
4/15/2036	—	—	—	—
5/15/2036	—	—	—	—
6/15/2036	—	—	—	—
7/15/2036	—	—	—	—
8/15/2036	—	—	—	—
9/15/2036	—	—	—	—
10/15/2036	—	—	—	—
11/15/2036	—	—	—	—
12/15/2036	—	—	—	—
1/15/2037	—	—	—	—
2/15/2037	—	—	—	—
3/15/2037	—	—	—	—
4/15/2037	—	—	—	—
5/15/2037	—	—	—	—
6/15/2037	—	—	—	—
7/15/2037	—	—	—	—
8/15/2037	—	—	—	—

Sch. 3-6

9/15/2037	—	—	—	—
10/15/2037	—	—	—	—
11/15/2037	—	—	—	—
12/15/2037	—	—	—	—
1/15/2038	—	—	—	—
2/15/2038	—	—	—	—
3/15/2038	—	—	—	—
4/15/2038	—	—	—	—
5/15/2038	—	—	—	—
6/15/2038	—	—	—	—
7/15/2038	—	—	—	—
8/15/2038	—	—	—	—
9/15/2038	—	—	—	—

Sch. 3-7

SCHEDULE 4

ASSUMED PRINCIPAL PAYMENTS

	Class A Notes		Class B Notes
Payment Date	Scheduled Balance ($)	Assumed Principal Payments ($)	Scheduled Balance ($)	Assumed Principal Payments ($)
Closing	546,000,000		90,210,000
11/15/2013	543,156,250	2,843,750	89,740,156	469,844
12/15/2013	540,312,500	2,843,750	89,270,313	469,844
1/15/2014	537,468,750	2,843,750	88,800,469	469,844
2/15/2014	534,625,000	2,843,750	88,330,625	469,844
3/15/2014	531,781,250	2,843,750	87,860,781	469,844
4/15/2014	528,937,500	2,843,750	87,390,938	469,844
5/15/2014	526,093,750	2,843,750	86,921,094	469,844
6/15/2014	523,250,000	2,843,750	86,451,250	469,844
7/15/2014	520,406,250	2,843,750	85,981,406	469,844
8/15/2014	517,562,500	2,843,750	85,511,563	469,844
9/15/2014	514,718,750	2,843,750	85,041,719	469,844
10/15/2014	511,875,000	2,843,750	84,571,875	469,844
11/15/2014	509,031,250	2,843,750	84,102,031	469,844
12/15/2014	506,187,500	2,843,750	83,632,188	469,844
1/15/2015	503,343,750	2,843,750	83,162,344	469,844
2/15/2015	500,500,000	2,843,750	82,692,500	469,844
3/15/2015	497,656,250	2,843,750	82,222,656	469,844
4/15/2015	494,812,500	2,843,750	81,752,813	469,844
5/15/2015	491,968,750	2,843,750	81,282,969	469,844
6/15/2015	489,125,000	2,843,750	80,813,125	469,844
7/15/2015	486,281,250	2,843,750	80,343,281	469,844
8/15/2015	483,437,500	2,843,750	79,873,438	469,844
9/15/2015	480,593,750	2,843,750	79,403,594	469,844
10/15/2015	477,750,000	2,843,750	78,933,750	469,844
11/15/2015	474,906,250	2,843,750	78,463,906	469,844
12/15/2015	472,062,500	2,843,750	77,994,063	469,844
1/15/2016	469,218,750	2,843,750	77,524,219	469,844
2/15/2016	466,375,000	2,843,750	77,054,375	469,844
3/15/2016	463,531,250	2,843,750	76,584,531	469,844
4/15/2016	460,687,500	2,843,750	76,114,688	469,844
5/15/2016	457,843,750	2,843,750	75,644,844	469,844
6/15/2016	455,000,000	2,843,750	75,175,000	469,844
7/15/2016	452,156,250	2,843,750	74,705,156	469,844
8/15/2016	449,312,500	2,843,750	74,235,313	469,844
9/15/2016	446,468,750	2,843,750	73,765,469	469,844
10/15/2016	443,625,000	2,843,750	73,295,625	469,844
11/15/2016	440,781,250	2,843,750	72,825,781	469,844
12/15/2016	437,937,500	2,843,750	72,355,938	469,844
1/15/2017	435,093,750	2,843,750	71,886,094	469,844
2/15/2017	432,250,000	2,843,750	71,416,250	469,844
3/15/2017	429,406,250	2,843,750	70,946,406	469,844

Sch. 4-1

4/15/2017	426,562,500	2,843,750	70,476,563	469,844
5/15/2017	423,718,750	2,843,750	70,006,719	469,844
6/15/2017	420,875,000	2,843,750	69,536,875	469,844
7/15/2017	418,031,250	2,843,750	69,067,031	469,844
8/15/2017	415,187,500	2,843,750	68,597,188	469,844
9/15/2017	412,343,750	2,843,750	68,127,344	469,844
10/15/2017	409,500,000	2,843,750	67,657,500	469,844
11/15/2017	406,656,250	2,843,750	67,187,656	469,844
12/15/2017	403,812,500	2,843,750	66,717,813	469,844
1/15/2018	400,968,750	2,843,750	66,247,969	469,844
2/15/2018	398,125,000	2,843,750	65,778,125	469,844
3/15/2018	395,281,250	2,843,750	65,308,281	469,844
4/15/2018	392,437,500	2,843,750	64,838,438	469,844
5/15/2018	389,593,750	2,843,750	64,368,594	469,844
6/15/2018	386,750,000	2,843,750	63,898,750	469,844
7/15/2018	383,906,250	2,843,750	63,428,906	469,844
8/15/2018	381,062,500	2,843,750	62,959,063	469,844
9/15/2018	378,218,750	2,843,750	62,489,219	469,844
10/15/2018	375,375,000	2,843,750	62,019,375	469,844
11/15/2018	372,531,250	2,843,750	61,549,531	469,844
12/15/2018	369,687,500	2,843,750	61,079,688	469,844
1/15/2019	366,843,750	2,843,750	60,609,844	469,844
2/15/2019	364,000,000	2,843,750	60,140,000	469,844
3/15/2019	361,156,250	2,843,750	59,670,156	469,844
4/15/2019	358,312,500	2,843,750	59,200,313	469,844
5/15/2019	355,468,750	2,843,750	58,730,469	469,844
6/15/2019	352,625,000	2,843,750	58,260,625	469,844
7/15/2019	349,781,250	2,843,750	57,790,781	469,844
8/15/2019	346,937,500	2,843,750	57,320,938	469,844
9/15/2019	344,093,750	2,843,750	56,851,094	469,844
10/15/2019	341,250,000	2,843,750	56,381,250	469,844
11/15/2019	338,406,250	2,843,750	55,911,406	469,844
12/15/2019	335,562,500	2,843,750	55,441,563	469,844
1/15/2020	332,718,750	2,843,750	54,971,719	469,844
2/15/2020	329,875,000	2,843,750	54,501,875	469,844
3/15/2020	327,031,250	2,843,750	54,032,031	469,844
4/15/2020	324,187,500	2,843,750	53,562,188	469,844
5/15/2020	321,343,750	2,843,750	53,092,344	469,844
6/15/2020	318,500,000	2,843,750	52,622,500	469,844
7/15/2020	315,656,250	2,843,750	52,152,656	469,844
8/15/2020	312,812,500	2,843,750	51,682,813	469,844
9/15/2020	309,968,750	2,843,750	51,212,969	469,844
10/15/2020	307,125,000	2,843,750	50,743,125	469,844
11/15/2020	304,281,250	2,843,750	50,273,281	469,844
12/15/2020	301,437,500	2,843,750	49,803,438	469,844
1/15/2021	298,593,750	2,843,750	49,333,594	469,844
2/15/2021	295,750,000	2,843,750	48,863,750	469,844
3/15/2021	292,906,250	2,843,750	48,393,906	469,844
4/15/2021	290,062,500	2,843,750	47,924,063	469,844
5/15/2021	287,218,750	2,843,750	47,454,219	469,844

Sch. 4-2

6/15/2021	284,375,000	2,843,750	46,984,375	469,844
7/15/2021	281,531,250	2,843,750	46,514,531	469,844
8/15/2021	278,687,500	2,843,750	46,044,688	469,844
9/15/2021	275,843,750	2,843,750	45,574,844	469,844
10/15/2021	273,000,000	2,843,750	45,105,000	469,844
11/15/2021	270,156,250	2,843,750	44,635,156	469,844
12/15/2021	267,312,500	2,843,750	44,165,313	469,844
1/15/2022	264,468,750	2,843,750	43,695,469	469,844
2/15/2022	261,625,000	2,843,750	43,225,625	469,844
3/15/2022	258,781,250	2,843,750	42,755,781	469,844
4/15/2022	255,937,500	2,843,750	42,285,938	469,844
5/15/2022	253,093,750	2,843,750	41,816,094	469,844
6/15/2022	250,250,000	2,843,750	41,346,250	469,844
7/15/2022	247,406,250	2,843,750	40,876,406	469,844
8/15/2022	244,562,500	2,843,750	40,406,563	469,844
9/15/2022	241,718,750	2,843,750	39,936,719	469,844
10/15/2022	238,875,000	2,843,750	39,466,875	469,844
11/15/2022	236,031,250	2,843,750	38,997,031	469,844
12/15/2022	233,187,500	2,843,750	38,527,188	469,844
1/15/2023	230,343,750	2,843,750	38,057,344	469,844
2/15/2023	227,500,000	2,843,750	37,587,500	469,844
3/15/2023	224,656,250	2,843,750	37,117,656	469,844
4/15/2023	221,812,500	2,843,750	36,647,813	469,844
5/15/2023	218,968,750	2,843,750	36,177,969	469,844
6/15/2023	216,125,000	2,843,750	35,708,125	469,844
7/15/2023	213,281,250	2,843,750	35,238,281	469,844
8/15/2023	210,437,500	2,843,750	34,768,438	469,844
9/15/2023	207,593,750	2,843,750	34,298,594	469,844
10/15/2023	204,750,000	2,843,750	33,828,750	469,844
11/15/2023	201,906,250	2,843,750	33,358,906	469,844
12/15/2023	199,062,500	2,843,750	32,889,063	469,844
1/15/2024	196,218,750	2,843,750	32,419,219	469,844
2/15/2024	193,375,000	2,843,750	31,949,375	469,844
3/15/2024	190,531,250	2,843,750	31,479,531	469,844
4/15/2024	187,687,500	2,843,750	31,009,688	469,844
5/15/2024	184,843,750	2,843,750	30,539,844	469,844
6/15/2024	182,000,000	2,843,750	30,070,000	469,844
7/15/2024	179,156,250	2,843,750	29,600,156	469,844
8/15/2024	176,312,500	2,843,750	29,130,313	469,844
9/15/2024	173,468,750	2,843,750	28,660,469	469,844
10/15/2024	170,625,000	2,843,750	28,190,625	469,844
11/15/2024	167,781,250	2,843,750	27,720,781	469,844
12/15/2024	164,937,500	2,843,750	27,250,938	469,844
1/15/2025	162,093,750	2,843,750	26,781,094	469,844
2/15/2025	159,250,000	2,843,750	26,311,250	469,844
3/15/2025	156,406,250	2,843,750	25,841,406	469,844
4/15/2025	153,562,500	2,843,750	25,371,563	469,844
5/15/2025	150,718,750	2,843,750	24,901,719	469,844
6/15/2025	147,875,000	2,843,750	24,431,875	469,844
7/15/2025	145,031,250	2,843,750	23,962,031	469,844

Sch. 4-3

8/15/2025	142,187,500	2,843,750	23,492,188	469,844
9/15/2025	139,343,750	2,843,750	23,022,344	469,844
10/15/2025	136,500,000	2,843,750	22,552,500	469,844
11/15/2025	133,656,250	2,843,750	22,082,656	469,844
12/15/2025	130,812,500	2,843,750	21,612,813	469,844
1/15/2026	127,968,750	2,843,750	21,142,969	469,844
2/15/2026	125,125,000	2,843,750	20,673,125	469,844
3/15/2026	122,281,250	2,843,750	20,203,281	469,844
4/15/2026	119,437,500	2,843,750	19,733,438	469,844
5/15/2026	116,593,750	2,843,750	19,263,594	469,844
6/15/2026	113,750,000	2,843,750	18,793,750	469,844
7/15/2026	110,906,250	2,843,750	18,323,906	469,844
8/15/2026	108,062,500	2,843,750	17,854,063	469,844
9/15/2026	105,218,750	2,843,750	17,384,219	469,844
10/15/2026	102,375,000	2,843,750	16,914,375	469,844
11/15/2026	99,531,250	2,843,750	16,444,531	469,844
12/15/2026	96,687,500	2,843,750	15,974,688	469,844
1/15/2027	93,843,750	2,843,750	15,504,844	469,844
2/15/2027	91,000,000	2,843,750	15,035,000	469,844
3/15/2027	88,156,250	2,843,750	14,565,156	469,844
4/15/2027	85,312,500	2,843,750	14,095,313	469,844
5/15/2027	82,468,750	2,843,750	13,625,469	469,844
6/15/2027	79,625,000	2,843,750	13,155,625	469,844
7/15/2027	76,781,250	2,843,750	12,685,781	469,844
8/15/2027	73,937,500	2,843,750	12,215,938	469,844
9/15/2027	71,093,750	2,843,750	11,746,094	469,844
10/15/2027	68,250,000	2,843,750	11,276,250	469,844
11/15/2027	65,406,250	2,843,750	10,806,406	469,844
12/15/2027	62,562,500	2,843,750	10,336,563	469,844
1/15/2028	59,718,750	2,843,750	9,866,719	469,844
2/15/2028	56,875,000	2,843,750	9,396,875	469,844
3/15/2028	54,031,250	2,843,750	8,927,031	469,844
4/15/2028	51,187,500	2,843,750	8,457,188	469,844
5/15/2028	48,343,750	2,843,750	7,987,344	469,844
6/15/2028	45,500,000	2,843,750	7,517,500	469,844
7/15/2028	42,656,250	2,843,750	7,047,656	469,844
8/15/2028	39,812,500	2,843,750	6,577,813	469,844
9/15/2028	36,968,750	2,843,750	6,107,969	469,844
10/15/2028	34,125,000	2,843,750	5,638,125	469,844
11/15/2028	31,281,250	2,843,750	5,168,281	469,844
12/15/2028	28,437,500	2,843,750	4,698,438	469,844
1/15/2029	25,593,750	2,843,750	4,228,594	469,844
2/15/2029	22,750,000	2,843,750	3,758,750	469,844
3/15/2029	19,906,250	2,843,750	3,288,906	469,844
4/15/2029	17,062,500	2,843,750	2,819,063	469,844
5/15/2029	14,218,750	2,843,750	2,349,219	469,844
6/15/2029	11,375,000	2,843,750	1,879,375	469,844
7/15/2029	8,531,250	2,843,750	1,409,531	469,844
8/15/2029	5,687,500	2,843,750	939,688	469,844
9/15/2029	2,843,750	2,843,750	469,844	469,844

Sch. 4-4

10/15/2029	—	2,843,750	—	469,844
11/15/2029	—	—	—	—
12/15/2029	—	—	—	—
1/15/2030	—	—	—	—
2/15/2030	—	—	—	—
3/15/2030	—	—	—	—
4/15/2030	—	—	—	—
5/15/2030	—	—	—	—
6/15/2030	—	—	—	—
7/15/2030	—	—	—	—
8/15/2030	—	—	—	—
9/15/2030	—	—	—	—
10/15/2030	—	—	—	—
11/15/2030	—	—	—	—
12/15/2030	—	—	—	—
1/15/2031	—	—	—	—
2/15/2031	—	—	—	—
3/15/2031	—	—	—	—
4/15/2031	—	—	—	—
5/15/2031	—	—	—	—
6/15/2031	—	—	—	—
7/15/2031	—	—	—	—
8/15/2031	—	—	—	—
9/15/2031	—	—	—	—
10/15/2031	—	—	—	—
11/15/2031	—	—	—	—
12/15/2031	—	—	—	—
1/15/2032	—	—	—	—
2/15/2032	—	—	—	—
3/15/2032	—	—	—	—
4/15/2032	—	—	—	—
5/15/2032	—	—	—	—
6/15/2032	—	—	—	—
7/15/2032	—	—	—	—
8/15/2032	—	—	—	—
9/15/2032	—	—	—	—
10/15/2032	—	—	—	—
11/15/2032	—	—	—	—
12/15/2032	—	—	—	—
1/15/2033	—	—	—	—
2/15/2033	—	—	—	—
3/15/2033	—	—	—	—
4/15/2033	—	—	—	—
5/15/2033	—	—	—	—
6/15/2033	—	—	—	—
7/15/2033	—	—	—	—
8/15/2033	—	—	—	—
9/15/2033	—	—	—	—
10/15/2033	—	—	—	—
11/15/2033	—	—	—	—

Sch. 4-5

12/15/2033	—	—	—	—
1/15/2034	—	—	—	—
2/15/2034	—	—	—	—
3/15/2034	—	—	—	—
4/15/2034	—	—	—	—
5/15/2034	—	—	—	—
6/15/2034	—	—	—	—
7/15/2034	—	—	—	—
8/15/2034	—	—	—	—
9/15/2034	—	—	—	—
10/15/2034	—	—	—	—
11/15/2034	—	—	—	—
12/15/2034	—	—	—	—
1/15/2035	—	—	—	—
2/15/2035	—	—	—	—
3/15/2035	—	—	—	—
4/15/2035	—	—	—	—
5/15/2035	—	—	—	—
6/15/2035	—	—	—	—
7/15/2035	—	—	—	—
8/15/2035	—	—	—	—
9/15/2035	—	—	—	—
10/15/2035	—	—	—	—
11/15/2035	—	—	—	—
12/15/2035	—	—	—	—
1/15/2036	—	—	—	—
2/15/2036	—	—	—	—
3/15/2036	—	—	—	—
4/15/2036	—	—	—	—
5/15/2036	—	—	—	—
6/15/2036	—	—	—	—
7/15/2036	—	—	—	—
8/15/2036	—	—	—	—
9/15/2036	—	—	—	—
10/15/2036	—	—	—	—
11/15/2036	—	—	—	—
12/15/2036	—	—	—	—
1/15/2037	—	—	—	—
2/15/2037	—	—	—	—
3/15/2037	—	—	—	—
4/15/2037	—	—	—	—
5/15/2037	—	—	—	—
6/15/2037	—	—	—	—
7/15/2037	—	—	—	—
8/15/2037	—	—	—	—
9/15/2037	—	—	—	—
10/15/2037	—	—	—	—
11/15/2037	—	—	—	—
12/15/2037	—	—	—	—
1/15/2038	—	—	—	—

Sch. 4-6

2/15/2038	—	—	—	—
3/15/2038	—	—	—	—
4/15/2038	—	—	—	—
5/15/2038	—	—	—	—
6/15/2038	—	—	—	—
7/15/2038	—	—	—	—
8/15/2038	—	—	—	—
9/15/2038	—	—	—	—

Sch. 4-7

SCHEDULE 5

SCHEDULED CLASS PERCENTAGE

	Class A Notes		Class B Notes
Payment Date	Scheduled Balance ($)	Scheduled Class Percentage (%)	Scheduled Balance ($)	Scheduled Class Percentage (%)
Closing	546,000,000	0.85821	90,210,000	0.14179
11/15/2013	543,156,250	0.85821	89,740,156	0.14179
12/15/2013	540,312,500	0.85821	89,270,313	0.14179
1/15/2014	537,468,750	0.85821	88,800,469	0.14179
2/15/2014	534,625,000	0.85821	88,330,625	0.14179
3/15/2014	531,781,250	0.85821	87,860,781	0.14179
4/15/2014	528,937,500	0.85821	87,390,938	0.14179
5/15/2014	526,093,750	0.85821	86,921,094	0.14179
6/15/2014	523,250,000	0.85821	86,451,250	0.14179
7/15/2014	520,406,250	0.85821	85,981,406	0.14179
8/15/2014	517,562,500	0.85821	85,511,563	0.14179
9/15/2014	514,718,750	0.85821	85,041,719	0.14179
10/15/2014	511,875,000	0.85821	84,571,875	0.14179
11/15/2014	509,031,250	0.85821	84,102,031	0.14179
12/15/2014	506,187,500	0.85821	83,632,188	0.14179
1/15/2015	503,343,750	0.85821	83,162,344	0.14179
2/15/2015	500,500,000	0.85821	82,692,500	0.14179
3/15/2015	497,656,250	0.85821	82,222,656	0.14179
4/15/2015	494,812,500	0.85821	81,752,813	0.14179
5/15/2015	491,968,750	0.85821	81,282,969	0.14179
6/15/2015	489,125,000	0.85821	80,813,125	0.14179
7/15/2015	486,281,250	0.85821	80,343,281	0.14179
8/15/2015	483,437,500	0.85821	79,873,438	0.14179
9/15/2015	480,593,750	0.85821	79,403,594	0.14179
10/15/2015	477,750,000	0.85821	78,933,750	0.14179
11/15/2015	474,906,250	0.85821	78,463,906	0.14179
12/15/2015	472,062,500	0.85821	77,994,063	0.14179
1/15/2016	469,218,750	0.85821	77,524,219	0.14179
2/15/2016	466,375,000	0.85821	77,054,375	0.14179
3/15/2016	463,531,250	0.85821	76,584,531	0.14179
4/15/2016	460,687,500	0.85821	76,114,688	0.14179
5/15/2016	457,843,750	0.85821	75,644,844	0.14179
6/15/2016	455,000,000	0.85821	75,175,000	0.14179
7/15/2016	452,156,250	0.85821	74,705,156	0.14179
8/15/2016	449,312,500	0.85821	74,235,313	0.14179
9/15/2016	446,468,750	0.85821	73,765,469	0.14179
10/15/2016	443,625,000	0.85821	73,295,625	0.14179
11/15/2016	440,781,250	0.85821	72,825,781	0.14179
12/15/2016	437,937,500	0.85821	72,355,938	0.14179
1/15/2017	435,093,750	0.85821	71,886,094	0.14179
2/15/2017	432,250,000	0.85821	71,416,250	0.14179
3/15/2017	429,406,250	0.85821	70,946,406	0.14179
4/15/2017	426,562,500	0.85821	70,476,563	0.14179

Sch. 5-1

5/15/2017	423,718,750	0.85821	70,006,719	0.14179
6/15/2017	420,875,000	0.85821	69,536,875	0.14179
7/15/2017	418,031,250	0.85821	69,067,031	0.14179
8/15/2017	415,187,500	0.85821	68,597,188	0.14179
9/15/2017	412,343,750	0.85821	68,127,344	0.14179
10/15/2017	409,500,000	0.85821	67,657,500	0.14179
11/15/2017	406,656,250	0.85821	67,187,656	0.14179
12/15/2017	403,812,500	0.85821	66,717,813	0.14179
1/15/2018	400,968,750	0.85821	66,247,969	0.14179
2/15/2018	398,125,000	0.85821	65,778,125	0.14179
3/15/2018	395,281,250	0.85821	65,308,281	0.14179
4/15/2018	392,437,500	0.85821	64,838,438	0.14179
5/15/2018	389,593,750	0.85821	64,368,594	0.14179
6/15/2018	386,750,000	0.85821	63,898,750	0.14179
7/15/2018	383,906,250	0.85821	63,428,906	0.14179
8/15/2018	381,062,500	0.85821	62,959,063	0.14179
9/15/2018	378,218,750	0.85821	62,489,219	0.14179
10/15/2018	375,375,000	0.85821	62,019,375	0.14179
11/15/2018	372,531,250	0.85821	61,549,531	0.14179
12/15/2018	369,687,500	0.85821	61,079,688	0.14179
1/15/2019	366,843,750	0.85821	60,609,844	0.14179
2/15/2019	364,000,000	0.85821	60,140,000	0.14179
3/15/2019	361,156,250	0.85821	59,670,156	0.14179
4/15/2019	358,312,500	0.85821	59,200,313	0.14179
5/15/2019	355,468,750	0.85821	58,730,469	0.14179
6/15/2019	352,625,000	0.85821	58,260,625	0.14179
7/15/2019	349,781,250	0.85821	57,790,781	0.14179
8/15/2019	346,937,500	0.85821	57,320,938	0.14179
9/15/2019	344,093,750	0.85821	56,851,094	0.14179
10/15/2019	341,250,000	0.85821	56,381,250	0.14179
11/15/2019	338,406,250	0.85821	55,911,406	0.14179
12/15/2019	335,562,500	0.85821	55,441,563	0.14179
1/15/2020	332,718,750	0.85821	54,971,719	0.14179
2/15/2020	329,875,000	0.85821	54,501,875	0.14179
3/15/2020	327,031,250	0.85821	54,032,031	0.14179
4/15/2020	324,187,500	0.85821	53,562,188	0.14179
5/15/2020	321,343,750	0.85821	53,092,344	0.14179
6/15/2020	318,500,000	0.85821	52,622,500	0.14179
7/15/2020	315,656,250	0.85821	52,152,656	0.14179
8/15/2020	312,812,500	0.85821	51,682,813	0.14179
9/15/2020	309,968,750	0.85821	51,212,969	0.14179
10/15/2020	307,125,000	0.85821	50,743,125	0.14179
11/15/2020	304,281,250	0.85821	50,273,281	0.14179
12/15/2020	301,437,500	0.85821	49,803,438	0.14179
1/15/2021	298,593,750	0.85821	49,333,594	0.14179
2/15/2021	295,750,000	0.85821	48,863,750	0.14179
3/15/2021	292,906,250	0.85821	48,393,906	0.14179
4/15/2021	290,062,500	0.85821	47,924,063	0.14179
5/15/2021	287,218,750	0.85821	47,454,219	0.14179
6/15/2021	284,375,000	0.85821	46,984,375	0.14179

Sch. 5-2

7/15/2021	281,531,250	0.85821	46,514,531	0.14179
8/15/2021	278,687,500	0.85821	46,044,688	0.14179
9/15/2021	275,843,750	0.85821	45,574,844	0.14179
10/15/2021	273,000,000	0.85821	45,105,000	0.14179
11/15/2021	270,156,250	0.85821	44,635,156	0.14179
12/15/2021	267,312,500	0.85821	44,165,313	0.14179
1/15/2022	264,468,750	0.85821	43,695,469	0.14179
2/15/2022	261,625,000	0.85821	43,225,625	0.14179
3/15/2022	258,781,250	0.85821	42,755,781	0.14179
4/15/2022	255,937,500	0.85821	42,285,938	0.14179
5/15/2022	253,093,750	0.85821	41,816,094	0.14179
6/15/2022	250,250,000	0.85821	41,346,250	0.14179
7/15/2022	247,406,250	0.85821	40,876,406	0.14179
8/15/2022	244,562,500	0.85821	40,406,563	0.14179
9/15/2022	241,718,750	0.85821	39,936,719	0.14179
10/15/2022	238,875,000	0.85821	39,466,875	0.14179
11/15/2022	236,031,250	0.85821	38,997,031	0.14179
12/15/2022	233,187,500	0.85821	38,527,188	0.14179
1/15/2023	230,343,750	0.85821	38,057,344	0.14179
2/15/2023	227,500,000	0.85821	37,587,500	0.14179
3/15/2023	224,656,250	0.85821	37,117,656	0.14179
4/15/2023	221,812,500	0.85821	36,647,813	0.14179
5/15/2023	218,968,750	0.85821	36,177,969	0.14179
6/15/2023	216,125,000	0.85821	35,708,125	0.14179
7/15/2023	213,281,250	0.85821	35,238,281	0.14179
8/15/2023	210,437,500	0.85821	34,768,438	0.14179
9/15/2023	207,593,750	0.85821	34,298,594	0.14179
10/15/2023	204,750,000	0.85821	33,828,750	0.14179
11/15/2023	201,906,250	0.85821	33,358,906	0.14179
12/15/2023	199,062,500	0.85821	32,889,063	0.14179
1/15/2024	196,218,750	0.85821	32,419,219	0.14179
2/15/2024	193,375,000	0.85821	31,949,375	0.14179
3/15/2024	190,531,250	0.85821	31,479,531	0.14179
4/15/2024	187,687,500	0.85821	31,009,688	0.14179
5/15/2024	184,843,750	0.85821	30,539,844	0.14179
6/15/2024	182,000,000	0.85821	30,070,000	0.14179
7/15/2024	179,156,250	0.85821	29,600,156	0.14179
8/15/2024	176,312,500	0.85821	29,130,313	0.14179
9/15/2024	173,468,750	0.85821	28,660,469	0.14179
10/15/2024	170,625,000	0.85821	28,190,625	0.14179
11/15/2024	167,781,250	0.85821	27,720,781	0.14179
12/15/2024	164,937,500	0.85821	27,250,938	0.14179
1/15/2025	162,093,750	0.85821	26,781,094	0.14179
2/15/2025	159,250,000	0.85821	26,311,250	0.14179
3/15/2025	156,406,250	0.85821	25,841,406	0.14179
4/15/2025	153,562,500	0.85821	25,371,563	0.14179
5/15/2025	150,718,750	0.85821	24,901,719	0.14179
6/15/2025	147,875,000	0.85821	24,431,875	0.14179
7/15/2025	145,031,250	0.85821	23,962,031	0.14179
8/15/2025	142,187,500	0.85821	23,492,188	0.14179

Sch. 5-3

9/15/2025	139,343,750	0.85821	23,022,344	0.14179
10/15/2025	136,500,000	0.85821	22,552,500	0.14179
11/15/2025	133,656,250	0.85821	22,082,656	0.14179
12/15/2025	130,812,500	0.85821	21,612,813	0.14179
1/15/2026	127,968,750	0.85821	21,142,969	0.14179
2/15/2026	125,125,000	0.85821	20,673,125	0.14179
3/15/2026	122,281,250	0.85821	20,203,281	0.14179
4/15/2026	119,437,500	0.85821	19,733,438	0.14179
5/15/2026	116,593,750	0.85821	19,263,594	0.14179
6/15/2026	113,750,000	0.85821	18,793,750	0.14179
7/15/2026	110,906,250	0.85821	18,323,906	0.14179
8/15/2026	108,062,500	0.85821	17,854,063	0.14179
9/15/2026	105,218,750	0.85821	17,384,219	0.14179
10/15/2026	102,375,000	0.85821	16,914,375	0.14179
11/15/2026	99,531,250	0.85821	16,444,531	0.14179
12/15/2026	96,687,500	0.85821	15,974,688	0.14179
1/15/2027	93,843,750	0.85821	15,504,844	0.14179
2/15/2027	91,000,000	0.85821	15,035,000	0.14179
3/15/2027	88,156,250	0.85821	14,565,156	0.14179
4/15/2027	85,312,500	0.85821	14,095,313	0.14179
5/15/2027	82,468,750	0.85821	13,625,469	0.14179
6/15/2027	79,625,000	0.85821	13,155,625	0.14179
7/15/2027	76,781,250	0.85821	12,685,781	0.14179
8/15/2027	73,937,500	0.85821	12,215,938	0.14179
9/15/2027	71,093,750	0.85821	11,746,094	0.14179
10/15/2027	68,250,000	0.85821	11,276,250	0.14179
11/15/2027	65,406,250	0.85821	10,806,406	0.14179
12/15/2027	62,562,500	0.85821	10,336,563	0.14179
1/15/2028	59,718,750	0.85821	9,866,719	0.14179
2/15/2028	56,875,000	0.85821	9,396,875	0.14179
3/15/2028	54,031,250	0.85821	8,927,031	0.14179
4/15/2028	51,187,500	0.85821	8,457,188	0.14179
5/15/2028	48,343,750	0.85821	7,987,344	0.14179
6/15/2028	45,500,000	0.85821	7,517,500	0.14179
7/15/2028	42,656,250	0.85821	7,047,656	0.14179
8/15/2028	39,812,500	0.85821	6,577,813	0.14179
9/15/2028	36,968,750	0.85821	6,107,969	0.14179
10/15/2028	34,125,000	0.85821	5,638,125	0.14179
11/15/2028	31,281,250	0.85821	5,168,281	0.14179
12/15/2028	28,437,500	0.85821	4,698,438	0.14179
1/15/2029	25,593,750	0.85821	4,228,594	0.14179
2/15/2029	22,750,000	0.85821	3,758,750	0.14179
3/15/2029	19,906,250	0.85821	3,288,906	0.14179
4/15/2029	17,062,500	0.85821	2,819,063	0.14179
5/15/2029	14,218,750	0.85821	2,349,219	0.14179
6/15/2029	11,375,000	0.85821	1,879,375	0.14179
7/15/2029	8,531,250	0.85821	1,409,531	0.14179
8/15/2029	5,687,500	0.85821	939,688	0.14179
9/15/2029	2,843,750	0.85821	469,844	0.14179
10/15/2029	—	—	—	—

Sch. 5-4

11/15/2029	—	—	—	—
12/15/2029	—	—	—	—
1/15/2030	—	—	—	—
2/15/2030	—	—	—	—
3/15/2030	—	—	—	—
4/15/2030	—	—	—	—
5/15/2030	—	—	—	—
6/15/2030	—	—	—	—
7/15/2030	—	—	—	—
8/15/2030	—	—	—	—
9/15/2030	—	—	—	—
10/15/2030	—	—	—	—
11/15/2030	—	—	—	—
12/15/2030	—	—	—	—
1/15/2031	—	—	—	—
2/15/2031	—	—	—	—
3/15/2031	—	—	—	—
4/15/2031	—	—	—	—
5/15/2031	—	—	—	—
6/15/2031	—	—	—	—
7/15/2031	—	—	—	—
8/15/2031	—	—	—	—
9/15/2031	—	—	—	—
10/15/2031	—	—	—	—
11/15/2031	—	—	—	—
12/15/2031	—	—	—	—
1/15/2032	—	—	—	—
2/15/2032	—	—	—	—
3/15/2032	—	—	—	—
4/15/2032	—	—	—	—
5/15/2032	—	—	—	—
6/15/2032	—	—	—	—
7/15/2032	—	—	—	—
8/15/2032	—	—	—	—
9/15/2032	—	—	—	—
10/15/2032	—	—	—	—
11/15/2032	—	—	—	—
12/15/2032	—	—	—	—
1/15/2033	—	—	—	—
2/15/2033	—	—	—	—
3/15/2033	—	—	—	—
4/15/2033	—	—	—	—
5/15/2033	—	—	—	—
6/15/2033	—	—	—	—
7/15/2033	—	—	—	—
8/15/2033	—	—	—	—
9/15/2033	—	—	—	—
10/15/2033	—	—	—	—
11/15/2033	—	—	—	—
12/15/2033	—	—	—	—

Sch. 5-5

1/15/2034	—	—	—	—
2/15/2034	—	—	—	—
3/15/2034	—	—	—	—
4/15/2034	—	—	—	—
5/15/2034	—	—	—	—
6/15/2034	—	—	—	—
7/15/2034	—	—	—	—
8/15/2034	—	—	—	—
9/15/2034	—	—	—	—
10/15/2034	—	—	—	—
11/15/2034	—	—	—	—
12/15/2034	—	—	—	—
1/15/2035	—	—	—	—
2/15/2035	—	—	—	—
3/15/2035	—	—	—	—
4/15/2035	—	—	—	—
5/15/2035	—	—	—	—
6/15/2035	—	—	—	—
7/15/2035	—	—	—	—
8/15/2035	—	—	—	—
9/15/2035	—	—	—	—
10/15/2035	—	—	—	—
11/15/2035	—	—	—	—
12/15/2035	—	—	—	—
1/15/2036	—	—	—	—
2/15/2036	—	—	—	—
3/15/2036	—	—	—	—
4/15/2036	—	—	—	—
5/15/2036	—	—	—	—
6/15/2036	—	—	—	—
7/15/2036	—	—	—	—
8/15/2036	—	—	—	—
9/15/2036	—	—	—	—
10/15/2036	—	—	—	—
11/15/2036	—	—	—	—
12/15/2036	—	—	—	—
1/15/2037	—	—	—	—
2/15/2037	—	—	—	—
3/15/2037	—	—	—	—
4/15/2037	—	—	—	—
5/15/2037	—	—	—	—
6/15/2037	—	—	—	—
7/15/2037	—	—	—	—
8/15/2037	—	—	—	—
9/15/2037	—	—	—	—
10/15/2037	—	—	—	—
11/15/2037	—	—	—	—
12/15/2037	—	—	—	—
1/15/2038	—	—	—	—
2/15/2038	—	—	—	—

Sch. 5-6

3/15/2038	—	—	—	—
4/15/2038	—	—	—	—
5/15/2038	—	—	—	—
6/15/2038	—	—	—	—
7/15/2038	—	—	—	—
8/15/2038	—	—	—	—
9/15/2038	—	—	—	—

Sch. 5-7

EXHIBIT A-1

FORM OF NOTE FOR ANY SUBCLASS OF CLASS A NOTES

NEITHER THIS NOTE, NOR ANY INTEREST HEREIN, HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY IN ANY JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT IN TRANSACTIONS NOT SUBJECT TO, OR EXEMPT FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS. BY ITS ACQUISITION HEREOF, EACH HOLDER OR BENEFICIAL OWNER OF AN INTEREST HEREIN (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER”, AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), AND HAS ACQUIRED THIS NOTE, OR SUCH INTEREST HEREIN, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IT IS NOT A U.S. PERSON, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) AND IS ACQUIRING THIS NOTE, OR SUCH INTEREST HEREIN, IN AN “OFFSHORE TRANSACTION” (AS DEFINED IN REGULATION S) IN COMPLIANCE WITH REGULATION S OR (C) IT HAS ACQUIRED THIS NOTE, OR SUCH INTEREST HEREIN, PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (“RULE 144”) OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND, IN EACH OF THE CASES (A) THROUGH (C) ABOVE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE IN THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE, OR AN INTEREST HEREIN, EXCEPT (A) TO EMERALD AVIATION FINANCE LIMITED (THE “ISSUER”), (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A, (C) IN AN “OFFSHORE TRANSACTION” (AS DEFINED IN REGULATION S) IN COMPLIANCE WITH RULE 904 OF REGULATION S OR (D) PURSUANT TO A TRANSACTION EXEMPT FROM REGISTRATION IN ACCORDANCE WITH RULE 144 (IF AVAILABLE) OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND, IN EACH OF THE CASES (A) THROUGH (D) ABOVE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE IN THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE, OR A BENEFICIAL INTEREST HEREIN, IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE TRANSFER NOTICE ATTACHED HERETO AND SUBMIT SUCH TRANSFER NOTICE TO THE TRUSTEE. IF THE PROPOSED TRANSFER IS PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144, OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE IS SUBJECT TO THE TRANSFER AND EXCHANGE PROVISIONS SET FORTH IN SECTION 2.13 OF THE INDENTURE.

BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS AND AGREES THAT EITHER (A) IT IS NOT AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY REQUIREMENTS OF TITLE I OF ERISA, A “PLAN” AS DESCRIBED IN SECTION 4975(E)(1) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” PURSUANT TO 29 C.F.R. SECTION 2510.3-101, SECTION 3(42) OF ERISA, OR OTHERWISE OR A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (B) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN, A VIOLATION OF ANY SIMILAR LAW.

THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS AND THE OTHER RESTRICTIONS CONTAINED IN THE INDENTURE.

[FOR REGULATION S GLOBAL NOTE] [PRIOR TO THE EXPIRATION OF THE FORTY-DAY PERIOD FROM AND INCLUDING THE LATER OF THE COMMENCEMENT OF THE OFFERING OF THE NOTES EVIDENCED HEREBY AND DATE OF ISSUANCE HEREOF, THIS NOTE, OR ANY BENEFICIAL INTEREST HEREIN, MAY NOT BE RESOLD OR OTHERWISE TRANSFERRED EXCEPT (A) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S, OR (B) TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.]

[FOR DEFINITIVE NOTE] [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IN EXCHANGE FOR

Exh. A-2

THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH ON THE REVERSE HEREOF.]

EMERALD AVIATION FINANCE LIMITED

$[            ] CLASS A-[    ] FIXED RATE ASSET BACKED NOTES, SERIES 2013-1

No.

$

CUSIP:

ISIN:

Common Code:

EMERALD AVIATION FINANCE LIMITED, an exempted company incorporated with limited liability in the Cayman Islands (herein referred to as the “Issuer”), for value received, hereby promises to pay to [                    ], or registered assigns, the principal sum [of [            ] Dollars] on [DATE] (the “Final Maturity Date”) and to pay interest monthly in arrears on the Outstanding Principal Balance hereof at a fixed rate per annum equal to [STATED RATE] (the “Applicable Rate of Interest”) from the date hereof until the Outstanding Principal Balance hereof is paid, payable on each Payment Date. Interest at the Applicable Rate of Interest shall accrue on this Note from the Closing Date of this Note and shall be computed for each Interest Accrual Period on the basis of a 360-day year and one-twelfth of an annual interest payment on the Outstanding Principal Balance of such Notes and, in the case of the first Interest Accrual Period, on the basis of a 360-day year consisting of twelve 30-day months.

There shall be maintained a Register for the purpose of registering transfers and exchanges of Notes and for purposes of recording the date and amount of each payment or prepayment of each Note at the Registrar or at the office of any successor indenture trustee in the manner provided in Section 2.03 of the Indenture. In the event of any discrepancies between the records of the Registrar and the Holder with respect to the amount or date of any payments with respect to the Note, the records of the Registrar shall control.

This Class A-[    ] Note is one of a duly authorized issue of Notes of the Issuer issued under the Trust Indenture dated as of October 16, 2013 (as amended or supplemented from time to time, the “Indenture”), among the Issuer, Wells Fargo Bank, N.A., as Cash Manager (the “Cash

Exh. A-3

Manager”), as Operating Bank and as Trustee (the “Trustee”), and BNP Paribas, as Liquidity Facility Provider (the “Liquidity Facility Provider”). The Indenture provides for the issuance of any subclass of Class A Notes, of any subclass of Class B Notes and of any subclass of Class E Notes. All capitalized terms used in this Class A-[    ] Note and not defined herein shall have the respective meanings assigned to such terms in the Indenture. Reference is made to the Indenture and all indentures supplemental thereto for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of Class A-[    ] Notes. This Note is subject to all of the terms, including, without limitation, Section 12.04, of the Indenture.

The Outstanding Principal Balance of this Note may be repaid prior to the Final Maturity Date through application on the Payment Dates of the Available Collections to the principal hereof as provided in Section 3.09 of the Indenture (after making payments entitled to priority under Section 3.09 of the Indenture). In addition, the Issuer may optionally redeem all or part of the Outstanding Principal Balance of this Note on any Business Day at the applicable Redemption Price (calculated as provided in the Indenture), or in the case of a redemption for taxation reasons specified in the Indenture, or a redemption in certain default circumstances as provided in the Indenture at the Outstanding Principal Balance hereof plus accrued and unpaid interest hereon. Further, the Issuer may provide for the defeasance of this Note in accordance with Article XI of the Indenture.

Any amount of premium or interest on this Note that is not paid when due shall, to the fullest extent permitted by applicable law, bear interest at an interest rate per annum equal to the Applicable Rate of Interest from the date when due until such amount is paid or duly provided for, payable on the next succeeding Payment Date, subject to the availability of the Available Collections therefor after making payments entitled to priority under Section 3.09 of the Indenture.

The indebtedness evidenced by the Class A-[    ] Notes is, to the extent and in the manner provided in the Indenture and the Security Trust Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Claims, and this Note is issued subject to the provisions thereof providing for such subordination. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee and the Security Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and the Security Trust Agreement and (c) appoints each of the Trustee and the Security Trustee its attorney-in-fact for such purpose. All payments or distributions upon or with respect to any Obligations, which include payment of principal, premium and interest on this Note, that are received by the Holder of this Note contrary to the priority of payment provisions of the Indenture or in excess of the amounts to which the Holder of this Note is entitled under Section 3.09 of the Indenture, shall be received for the benefit of the Senior Claimant, shall be segregated from other funds and property held by the Holder of this Note and shall be forthwith paid over to the Security Trustee in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Claims in accordance with the terms of the Indenture.

The maturity of this Note is subject to acceleration upon the occurrence and during the continuance of the Events of Default specified in the Indenture.

Exh. A-4

This Note is and will be secured, on a subordinated basis as referred to above, by the Collateral pledged as security therefor as provided in the Security Trust Agreement.

Subject to and in accordance with the terms of the Indenture, there will be distributed with this Note monthly on each Payment Date commencing on [            ], 2013, to the Holder hereof, such Holder’s pro rata share (based on the aggregate percentage of the Outstanding Principal Balance of the Class A-[    ] Notes held by such Person) of the aggregate amount as may be distributable to all Holders of Class A-[ ] Notes on such Payment Date pursuant to Sections 3.09 and 3.10 of the Indenture.

All amounts payable in respect of this Note shall be payable in U.S. dollars in immediately available funds in the manner provided in the Indenture to the Holder hereof. Payments on a Payment Date with respect to (i) any Notes in the form of Global Notes shall be made by wire transfer to or as instructed by the Depositary at least five Business Days before the applicable Payment Date so long as it is the Holder thereof and (ii) Notes in the form of Definitive Notes shall be made by check mailed to each Holder of a Definitive Note determined on the applicable Record Date, at its address appearing in the applicable Register; alternatively, Holders of Definitive Notes having an aggregate principal amount of not less than $1,000,000, upon application in writing to the Trustee, not later than the applicable Record Date, may have such payment made by wire transfer to an account designated by such Holder at a financial institution in New York, New York. The final payment with respect to this Note, however, shall be made only upon presentation and surrender of this Note by the Holder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice of such final payment given by the Trustee or Paying Agent. The Trustee or Paying Agent shall mail such notice of the final payment of this Note to the Holder thereof, specifying the date and amount of such final payment, no later than five Business Days prior to such final payment [and such notice shall also be published by such publication as the Irish Stock Exchange may require].

The Class A-[    ] Notes are issuable only in registered form without interest coupons. A Holder may transfer this Note by delivery thereof and otherwise complying with the terms of the Indenture. No transfer of this Note shall be effective until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register; provided that, in no event may any Note be transferred in any transaction that is required to be registered under the Securities Act. When this Note is presented to the Registrar with a request to register the transfer or to exchange it for an equal principal amount of Class A-[ ] Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Note is duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). No service charge shall be made for any registration of transfer or exchange of this Note, but the party requesting such new Note or Notes may be required to pay a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Prior to the registration of transfer of this Note, the Issuer and the Trustee may deem and treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the absolute owner and Holder hereof for the purpose of receiving payment of all amounts payable with respect to this Note and for all other purposes, and neither the Issuer nor the Trustee shall be affected by notice to the contrary.

Exh. A-5

The Indenture permits the amendment or modification of the Indenture and the Class A-[    ] Notes by the Issuer with the consent of the Holders of a majority of the Outstanding Principal Balance of the Notes on the date of any vote of such Holders (voting as a single class) and the Liquidity Facility Provider, the Issuer, when authorized by a Board Resolution and after prior written notification to the Rating Agencies; provided that, (A) any amendment (i) may modify Sections 5.02(g) and (i) and 5.03 of the Indenture without the consent of the Liquidity Facility Provider unless such amendment is with respect to a provision which includes the Liquidity Facility Provider’s right of consent or approval thereunder and (ii) may not modify Section 5.02(g) of the Indenture without the consent of (x) the Holders of a majority of the Outstanding Principal Balance of the Class B-1 Notes if the Adjusted LTV Ratio is equal to or less than 90% (provided that, the consent of the Holders of the Class B-1 Notes will be deemed to have been given, if the Holders of the Class B-1 Notes do not respond within seven (7) Business Days of receipt by such Holders from the Issuer of a request for such amendment) and (y) the Holders of a majority of the Outstanding Principal Balance of the Senior Class if the Adjusted LTV Ratio is greater than 90% (provided that the consent of the holders of the Senior Class of Notes will be deemed to have been given if the Holders of the Senior Class of Notes do not respond within seven (7) Business Days of receipt by such Holders from the Issuer of a request for such amendment); and provided further that (B) without the consent of each provider of an Eligible Credit Facility and each Holder of any Notes in each instance affected thereby and a Rating Agency Confirmation, no such amendment may, except as otherwise provided in the Indenture, (i) modify the provisions of the Indenture or the Notes setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of, any interest, principal, Step-Up Amount or Redemption Price, payable in respect of any subclass of Notes, (ii) reduce the percentage of the aggregate Outstanding Principal Balance of any subclass of Notes required to approve any amendment or waiver of Section 9.01 of the Indenture or (iii) except as otherwise provided in Section 3.10 of the Indenture, alter the manner or priority of payment of such subclass of Notes (each such amendment referred to in subsections (A) and (B), a “Basic Terms Modification”). The Indenture permits the Trustee to agree with the Issuer, without the consent of any Holder or any provider of an Eligible Credit Facility (but in the case of clauses (b) and (c) below, with the consent of the Liquidity Facility Provider), (a) to any modification (other than a Basic Terms Modification) of, or the waiver or authorization of any breach or prospective breach of, any provision of any Related Document or of the relevant subclass of Notes to correct a manifest error or an error which is of a formal, minor or technical nature, (b) to modify the provisions of the Indenture or the Cash Management Agreement relating to the timing of movement of Rental Payments or other monies received or Expenses Incurred among the Accounts by the Cash Manager, (c) to add or replace any Eligible Credit Facility, (d) to any amendment, supplement or modification (other than a Basic Terms Modification) of any Related Document necessary or advisable to facilitate the issuance of Refinancing Notes and/or Additional Notes and related acquisition of Additional Aircraft (subject to receipt of any Rating Agency Confirmation that may be required in connection with an issuance of such Refinancing Notes and/or Additional Notes and to satisfaction of the other conditions to the issuance of Refinancing Notes and/or Additional Notes in the Indenture), (e) in the case of any Related Document other than the Indenture, the Notes or the Security Trust Agreement, as provided in Section 5.02(a) of the Indenture or (f) to comply with the requirements of the Commission in

Exh. A-6

connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. The Rating Agencies and any paying agent shall be given prior notice of any such modification, and such modification shall be notified to the Holders as soon as practicable thereafter and shall be binding on all the Holders.

The subordination provisions contained in Section 3.09, Section 3.10 and Article X of the Indenture may not be amended or modified without the consent of each provider of an Eligible Credit Facility, each Holder of the subclass of the Notes affected thereby and each Holder of any subclass of Notes ranking senior thereto and the receipt of a Rating Agency Confirmation. In no event shall the provisions set forth in Section 3.09 of the Indenture (relating to the priority of the Expenses, Senior Hedge Payments and payments under all Eligible Credit Facilities) or Article X of the Indenture be amended or modified.

The Indenture contains provisions permitting the Controlling Party or, if the Controlling Party is the Senior Trustee, the Holders of a majority of the Outstanding Principal Balance of the Senior Class, on behalf of the Holders of all of the Class A-[    ] Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain existing defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon all present and future Holders of this Note and of any Class A-[    ] Note issued upon the registration of transfer of, in exchange or in lieu of, or upon the refinancing of this Note, whether or not notation of such consent or waiver is made upon this Note.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Class A-[    ] Notes under the Indenture.

The Class A-[    ] Notes are issuable in registered form in denominations as provided in, and in the manner provided in, the Indenture, subject to certain limitations therein set forth.

Notwithstanding any provision of this Note or the Indenture to the contrary, each Holder of this Note, hereby agrees that all amounts payable by the Issuer in respect of the obligations hereunder shall be recoverable only from and to the extent of (i) amounts on deposit in the Accounts, (ii) any other Collateral of the Issuer and the Issuer Subsidiaries, as the case may be, and any proceeds thereof; and (iii) in the case of any payments by way of indemnity to be made by the Issuer pursuant to any Related Document, to any liability insurance proceeds payable in respect of such indemnity obligation on the part of the Issuer; provided that recourse by any such party shall be made first to the relevant insurance in relation thereto, and provided further that any such liability insurance proceeds shall be held in trust for the Person entitled to the relevant indemnity by the recipient thereof, and in consequence each Holder of this Note hereby agrees (A) that it shall look solely to the foregoing property for payment of all amounts payable by the Issuer in respect of the obligations hereunder or under any other Related Document, and to the extent the proceeds derived from the enforcement of its rights hereunder are insufficient to discharge in full the claims of such party, then the claims of such party in respect of any outstanding amounts shall be extinguished and shall not revive, and that further the Issuer shall not be otherwise personally liable therefor and (B) that it shall not petition for the bankruptcy, insolvency, winding up, liquidation, reorganization, examinership, amalgamation or dissolution

Exh. A-7

of the Issuer; provided that if any such proceeding is commenced by any other Person, the Trustee shall be entitled to join, claim or prove in such proceeding; provided, however, that the foregoing provisions shall not limit or restrict in any way the personal liability of the Issuer for the discharge or its nonmonetary obligations in relation to its covenants, undertakings, representations and warranties (or any monetary obligations arising from any breach thereof) under any Related Document.

THIS NOTE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Exh. A-8

IN WITNESS WHEREOF, the Issuer has caused this Class A-[    ] Note to be signed manually or by facsimile by its Responsible Officer.

Date:	EMERALD AVIATION FINANCE LIMITED

By:
Name:
Title:

Exh. A-9

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class A-[    ] Notes designated by and referred to in the within mentioned Indenture.

Date:	WELLS FARGO BANK, N.A., not in its individual capacity but solely as the Trustee

By:

Authorized Signatory

Exh. A-10

[FORM OF] TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                      attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

Date:

Signature of Transferor

NOTE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

Date:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion	Signature of Signature Guarantee

program or other signature guarantor program reasonably acceptable to the Trustee

The undersigned covenants and agrees that it will treat this Note as indebtedness for all purposes and will not take any action contrary to such characterization, including, without limitation, filing any tax returns or financial statements inconsistent therewith.

Date:

Signature of Transferee

NOTICE: To be executed by an executive officer

Exh. A-11

In connection with any transfer of this Note occurring prior to the date which is the end of the period referred to in Rule 144(d) under the Securities Act of 1933 (the “Securities Act”), the undersigned confirms that this Note is being transferred:

{Check One}

☐	(a)	in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

☐	(b)	in compliance with the exemption from registration under the Securities Act provided by Rule 904 of Regulation S thereunder.

or

☐	(c)	other than in accordance with (a) or (b) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.13 of the Indenture shall have been satisfied.

Date:

Signature of Transferor

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Exh. A-12

Date:

Signature of Transferee

NOTICE: To be executed by an executive officer

Exh. A-13

EXHIBIT A-2

FORM OF NOTE FOR ANY SUBCLASS OF CLASS B NOTES

NEITHER THIS NOTE, NOR ANY INTEREST HEREIN, HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY IN ANY JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT IN TRANSACTIONS NOT SUBJECT TO, OR EXEMPT FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS. BY ITS ACQUISITION HEREOF, EACH HOLDER OR BENEFICIAL OWNER OF AN INTEREST HEREIN (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER”, AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), AND HAS ACQUIRED THIS NOTE, OR SUCH INTEREST HEREIN, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IT IS NOT A U.S. PERSON, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) AND IS ACQUIRING THIS NOTE, OR SUCH INTEREST HEREIN, IN AN “OFFSHORE TRANSACTION” (AS DEFINED IN REGULATION S) IN COMPLIANCE WITH REGULATION S OR (C) IT HAS ACQUIRED THIS NOTE, OR SUCH INTEREST HEREIN, PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (“RULE 144”) OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND, IN EACH OF THE CASES (A) THROUGH (C) ABOVE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE IN THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE, OR AN INTEREST HEREIN, EXCEPT (A) TO EMERALD AVIATION FINANCE LIMITED (THE “ISSUER”), (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A, (C) IN AN “OFFSHORE TRANSACTION” (AS DEFINED IN REGULATION S) IN COMPLIANCE WITH RULE 904 OF REGULATION S OR (D) PURSUANT TO A TRANSACTION EXEMPT FROM REGISTRATION IN ACCORDANCE WITH RULE 144 (IF AVAILABLE) OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND, IN EACH OF THE CASES (A) THROUGH (D) ABOVE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE IN THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE, OR A BENEFICIAL INTEREST HEREIN, IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE TRANSFER NOTICE ATTACHED HERETO AND SUBMIT SUCH TRANSFER NOTICE TO THE TRUSTEE. IF THE PROPOSED TRANSFER IS PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144, OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Exh. A-14

THIS NOTE IS SUBJECT TO THE TRANSFER AND EXCHANGE PROVISIONS SET FORTH IN SECTION 2.13 OF THE INDENTURE.

BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS AND AGREES THAT EITHER (A) IT IS NOT AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY REQUIREMENTS OF TITLE I OF ERISA, A “PLAN” AS DESCRIBED IN SECTION 4975(E)(1) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” PURSUANT TO 29 C.F.R. SECTION 2510.3-101, SECTION 3(42) OF ERISA, OR OTHERWISE OR A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (B) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN, A VIOLATION OF ANY SIMILAR LAW.

THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS AND THE OTHER RESTRICTIONS CONTAINED IN THE INDENTURE.

[FOR REGULATION S GLOBAL NOTE] [PRIOR TO THE EXPIRATION OF THE FORTY-DAY PERIOD FROM AND INCLUDING THE LATER OF THE COMMENCEMENT OF THE OFFERING OF THE NOTES EVIDENCED HEREBY AND DATE OF ISSUANCE HEREOF, THIS NOTE, OR ANY BENEFICIAL INTEREST HEREIN, MAY NOT BE RESOLD OR OTHERWISE TRANSFERRED EXCEPT (A) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S, OR (B) TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.]

[FOR DEFINITIVE NOTE] [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IN EXCHANGE FOR

Exh. A-15

THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH ON THE REVERSE HEREOF.]

Exh. A-16

EMERALD AVIATION FINANCE LIMITED

$[            ] CLASS B-[    ] FIXED RATE ASSET BACKED NOTES, SERIES 2013-1

No.

$

CUSIP:

ISIN:

Common Code:

EMERALD AVIATION FINANCE LIMITED, an exempted company incorporated with limited liability in the Cayman Islands (herein referred to as the “Issuer”), for value received, hereby promises to pay to [                    ], or registered assigns, the principal sum [of [            ] Dollars] on [DATE] (the “Final Maturity Date”) and to pay interest monthly in arrears on the Outstanding Principal Balance hereof at a fixed rate per annum equal to [STATED RATE] (the “Applicable Rate of Interest”) from the date hereof until the Outstanding Principal Balance hereof is paid, payable on each Payment Date. Interest at the Applicable Rate of Interest shall accrue on this Note from the Closing Date of this Note and shall be computed for each Interest Accrual Period on the basis of a 360-day year and one-twelfth of an annual interest payment on the Outstanding Principal Balance of such Notes and, in the case of the first Interest Accrual Period, on the basis of a 360-day year consisting of twelve 30-day months.

There shall be maintained a Register for the purpose of registering transfers and exchanges of Notes and for purposes of recording the date and amount of each payment or prepayment of each Note at the Registrar or at the office of any successor indenture trustee in the manner provided in Section 2.03 of the Indenture. In the event of any discrepancies between the records of the Registrar and the Holder with respect to the amount or date of any payments with respect to the Note, the records of the Registrar shall control.

This Class B-[    ] Note is one of a duly authorized issue of Notes of the Issuer issued under the Trust Indenture dated as of October 16, 2013 (as amended or supplemented from time to time, the “Indenture”), among the Issuer, Wells Fargo Bank, N.A., as Cash Manager (the “Cash Manager”), as Operating Bank and as Trustee (the “Trustee”), and BNP Paribas, as Liquidity Facility Provider (the “Liquidity Facility Provider”). The Indenture provides for the issuance of any subclass of Class B Notes, of any subclass of Class A Notes and of any subclass of Class E Notes. All capitalized terms used in this Class B-[    ] Note and not defined herein shall have the respective meanings assigned to such terms in the Indenture. Reference is made to the Indenture and all indentures supplemental thereto for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of Class B-[    ] Notes. This Note is subject to all of the terms, including, without limitation, Section 12.04, of the Indenture.

The Outstanding Principal Balance of this Note may be repaid prior to the Final Maturity Date through application on the Payment Dates of the Available Collections to the principal hereof as provided in Section 3.09 of the Indenture (after making payments entitled to priority under Section 3.09 of the Indenture). In addition, the Issuer may optionally redeem all or part of the Outstanding Principal Balance of this Note on any Business Day at the applicable Redemption

Exh. A-17

Price (calculated as provided in the Indenture), or in the case of a redemption for taxation reasons specified in the Indenture or a redemption in certain default circumstances as provided in the Indenture, at the Outstanding Principal Balance hereof plus accrued and unpaid interest hereon. Further, the Issuer may provide for the defeasance of this Note in accordance with Article XI of the Indenture.

Any amount of premium or interest on this Note that is not paid when due shall, to the fullest extent permitted by applicable law, bear interest at an interest rate per annum equal to the Applicable Rate of Interest from the date when due until such amount is paid or duly provided for, payable on the next succeeding Payment Date, subject to the availability of the Available Collections therefor after making payments entitled to priority under Section 3.09 of the Indenture.

The indebtedness evidenced by the Class B-[    ] Notes is, to the extent and in the manner provided in the Indenture and the Security Trust Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Claims, and this Note is issued subject to the provisions thereof providing for such subordination. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee and the Security Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and the Security Trust Agreement and (c) appoints each of the Trustee and the Security Trustee its attorney-in-fact for such purpose. All payments or distributions upon or with respect to any Obligations, which include payment of principal, premium and interest on this Note, that are received by the Holder of this Note contrary to the priority of payment provisions of the Indenture or in excess of the amounts to which the Holder of this Note is entitled under Section 3.09 of the Indenture, shall be received for the benefit of the Senior Claimant, shall be segregated from other funds and property held by the Holder of this Note and shall be forthwith paid over to the Security Trustee in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Claims in accordance with the terms of the Indenture.

The maturity of this Note is subject to acceleration upon the occurrence and during the continuance of the Events of Default specified in the Indenture.

This Note is and will be secured, on a subordinated basis as referred to above, by the Collateral pledged as security therefor as provided in the Security Trust Agreement.

Subject to and in accordance with the terms of the Indenture, there will be distributed with this Note monthly on each Payment Date commencing on [            ], 2013, to the Holder hereof, such Holder’s pro rata share (based on the aggregate percentage of the Outstanding Principal Balance of the Class B-[    ] Notes held by such Person) of the aggregate amount as may be distributable to all Holders of Class B-[    ] Notes on such Payment Date pursuant to Sections 3.09 and 3.10 of the Indenture.

All amounts payable in respect of this Note shall be payable in U.S. dollars in immediately available funds in the manner provided in the Indenture to the Holder hereof. Payments on a Payment Date with respect to (i) any Notes in the form of Global Notes shall be made by wire

Exh. A-18

transfer to or as instructed by the Depositary at least five Business Days before the applicable Payment Date so long as it is the Holder thereof and (ii) Notes in the form of Definitive Notes shall be made by check mailed to each Holder of a Definitive Note determined on the applicable Record Date, at its address appearing in the applicable Register; alternatively, Holders of Definitive Notes having an aggregate principal amount of not less than $1,000,000, upon application in writing to the Trustee, not later than the applicable Record Date, may have such payment made by wire transfer to an account designated by such Holder at a financial institution in New York, New York. The final payment with respect to this Note, however, shall be made only upon presentation and surrender of this Note by the Holder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice of such final payment given by the Trustee or Paying Agent. The Trustee or Paying Agent shall mail such notice of the final payment of this Note to the Holder thereof, specifying the date and amount of such final payment, no later than five Business Days prior to such final payment [and such notice shall also be published by such publication as the Irish Stock Exchange may require].

The Class B-[    ] Notes are issuable only in registered form without interest coupons. A Holder may transfer this Note by delivery thereof and otherwise complying with the terms of the Indenture. No transfer of this Note shall be effective until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register; provided that, in no event may any Note be transferred in any transaction that is required to be registered under the Securities Act. When this Note is presented to the Registrar with a request to register the transfer or to exchange it for an equal principal amount of Class B-[    ] Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Note is duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). No service charge shall be made for any registration of transfer or exchange of this Note, but the party requesting such new Note or Notes may be required to pay a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Prior to the registration of transfer of this Note, the Issuer and the Trustee may deem and treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the absolute owner and Holder hereof for the purpose of receiving payment of all amounts payable with respect to this Note and for all other purposes, and neither the Issuer nor the Trustee shall be affected by notice to the contrary.

The Indenture permits the amendment or modification of the Indenture and the Class B-[    ] Notes by the Issuer with the consent of the Holders of a majority of the Outstanding Principal Balance of the Notes on the date of any vote of such Holders (voting as a single class) and the Liquidity Facility Provider, the Issuer, when authorized by a Board Resolution and after prior written notification to the Rating Agencies; provided that, (A) any amendment (i) may modify Sections 5.02(g) and (i) and 5.03 of the Indenture without the consent of the Liquidity Facility Provider unless such amendment is with respect to a provision which includes the Liquidity Facility Provider’s right of consent or approval thereunder and (ii) may not modify Section 5.02(g) of the Indenture without the consent of (x) the Holders of a majority of the Outstanding Principal Balance of the Class B-1 Notes if the Adjusted LTV Ratio is equal to or less than 90% (provided

Exh. A-19

that, the consent of the Holders of the Class B-1 Notes will be deemed to have been given, if the Holders of the Class B-1 Notes do not respond within seven (7) Business Days of receipt by such Holders from the Issuer of a request for such amendment) and (y) the Holders of a majority of the Outstanding Principal Balance of the Senior Class if the Adjusted LTV Ratio is greater than 90% (provided that the consent of the holders of the Senior Class of Notes will be deemed to have been given if the Holders of the Senior Class of Notes do not respond within seven (7) Business Days of receipt by such Holders from the Issuer of a request for such amendment); and provided further that (B) without the consent of each provider of an Eligible Credit Facility and each Holder of any Notes in each instance affected thereby and a Rating Agency Confirmation, no such amendment may, except as otherwise provided in the Indenture, (i) modify the provisions of the Indenture or the Notes setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of, any interest, principal, Step-Up Amount or Redemption Price, payable in respect of any subclass of Notes, (ii) reduce the percentage of the aggregate Outstanding Principal Balance of any subclass of Notes required to approve any amendment or waiver of Section 9.01 of the Indenture or (iii) except as otherwise provided in Section 3.10 of the Indenture, alter the manner or priority of payment of such subclass of Notes (each such amendment referred to in subsections (A) and (B), a “Basic Terms Modification”). The Indenture permits the Trustee to agree with the Issuer, without the consent of any Holder or any provider of an Eligible Credit Facility (but in the case of clauses (b) and (c) below, with the consent of the Liquidity Facility Provider), (a) to any modification (other than a Basic Terms Modification) of, or the waiver or authorization of any breach or prospective breach of, any provision of any Related Document or of the relevant subclass of Notes to correct a manifest error or an error which is of a formal, minor or technical nature, (b) to modify the provisions of the Indenture or the Cash Management Agreement relating to the timing of movement of Rental Payments or other monies received or Expenses Incurred among the Accounts by the Cash Manager, (c) to add or replace any Eligible Credit Facility, (d) to any amendment, supplement or modification (other than a Basic Terms Modification) of any Related Document necessary or advisable to facilitate the issuance of Refinancing Notes and/or Additional Notes and related acquisition of Additional Aircraft (subject to receipt of any Rating Agency Confirmation that may be required in connection with an issuance of such Refinancing Notes and/or Additional Notes and to satisfaction of the other conditions to the issuance of Refinancing Notes and/or Additional Notes in the Indenture), (e) in the case of any Related Document other than the Indenture, the Notes or the Security Trust Agreement, as provided in Section 5.02(a) of the Indenture or (f) to comply with the requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. The Rating Agencies and any paying agent shall be given prior notice of any such modification, and such modification shall be notified to the Holders as soon as practicable thereafter and shall be binding on all the Holders.

The subordination provisions contained in Section 3.09, Section 3.10 and Article X of the Indenture may not be amended or modified without the consent of each provider of an Eligible Credit Facility, each Holder of the subclass of the Notes affected thereby and each Holder of any subclass of Notes ranking senior thereto and the receipt of a Rating Agency Confirmation. In no event shall the provisions set forth in Section 3.09 of the Indenture (relating to the priority of the Expenses, Senior Hedge Payments and payments under all Eligible Credit Facilities) or Article X of the Indenture be amended or modified.

Exh. A-20

The Indenture contains provisions permitting the Controlling Party or, if the Controlling Party is the Senior Trustee, the Holders of a majority of the Outstanding Principal Balance of the Senior Class, on behalf of the Holders of all of the Class B-[    ] Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain existing defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon all present and future Holders of this Note and of any Class B-[    ] Note issued upon the registration of transfer of, in exchange or in lieu of, or upon the refinancing of this Note, whether or not notation of such consent or waiver is made upon this Note.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Class B-[    ] Notes under the Indenture.

The Class B-[    ] Notes are issuable in registered form in denominations as provided in, and in the manner provided in, the Indenture, subject to certain limitations therein set forth.

Notwithstanding any provision of this Note or the Indenture to the contrary, each Holder of this Note, hereby agrees that all amounts payable by the Issuer in respect of the obligations hereunder shall be recoverable only from and to the extent of (i) amounts on deposit in the Accounts, (ii) any other Collateral of the Issuer and the Issuer Subsidiaries, as the case may be, and any proceeds thereof; and (iii) in the case of any payments by way of indemnity to be made by the Issuer pursuant to any Related Document, to any liability insurance proceeds payable in respect of such indemnity obligation on the part of the Issuer; provided that recourse by any such party shall be made first to the relevant insurance in relation thereto, and provided further that any such liability insurance proceeds shall be held in trust for the Person entitled to the relevant indemnity by the recipient thereof, and in consequence each Holder of this Note hereby agrees (A) that it shall look solely to the foregoing property for payment of all amounts payable by the Issuer in respect of the obligations hereunder or under any other Related Document, and to the extent the proceeds derived from the enforcement of its rights hereunder are insufficient to discharge in full the claims of such party, then the claims of such party in respect of any outstanding amounts shall be extinguished and shall not revive, and that further the Issuer shall not be otherwise personally liable therefor and (B) that it shall not petition for the bankruptcy, insolvency, winding up, liquidation, reorganization, examinership, amalgamation or dissolution of the Issuer; provided that if any such proceeding is commenced by any other Person, the Trustee shall be entitled to join, claim or prove in such proceeding; provided, however, that the foregoing provisions shall not limit or restrict in any way the personal liability of the Issuer for the discharge or its nonmonetary obligations in relation to its covenants, undertakings, representations and warranties (or any monetary obligations arising from any breach thereof) under any Related Document.

THIS NOTE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Exh. A-21

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Exh. A-22

IN WITNESS WHEREOF, the Issuer has caused this Class B-[    ] Note to be signed manually or by facsimile by its Responsible Officer.

Date:	EMERALD AVIATION FINANCE LIMITED

By:
Name:
Title:

Exh. A-23

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class B-[    ] Notes designated by and referred to in the within mentioned Indenture.

Date:	WELLS FARGO BANK, N.A., not in its individual capacity but solely as the Trustee

By:

Authorized Signatory

Exh. A-24

[FORM OF] TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                      attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

Date:

Signature of Transferor

NOTE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

Date:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion	Signature of Signature Guarantee

program or other signature guarantor program reasonably acceptable to the Trustee

The undersigned covenants and agrees that it will treat this Note as indebtedness for all purposes and will not take any action contrary to such characterization, including, without limitation, filing any tax returns or financial statements inconsistent therewith.

Date:

Signature of Transferee

NOTICE: To be executed by an executive officer

Exh. A-25

In connection with any transfer of this Note occurring prior to the date which is the end of the period referred to in Rule 144(d) under the Securities Act of 1933 (the “Securities Act”), the undersigned confirms that this Note is being transferred:

{Check One}

☐	(a)	in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

☐	(b)	in compliance with the exemption from registration under the Securities Act provided by Rule 904 of Regulation S thereunder.

or

☐	(c)	other than in accordance with (a) or (b) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.13 of the Indenture shall have been satisfied.

Date:

Signature of Transferor

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Exh. A-26

Date:

Signature of Transferee

NOTICE: To be executed by an executive officer

Exh. A-27

EXHIBIT B

FORM OF NOTE FOR ANY SUBCLASS OF CLASS E NOTES

NEITHER THIS NOTE, NOR ANY INTEREST HEREIN, HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY IN ANY JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT IN TRANSACTIONS NOT SUBJECT TO, OR EXEMPT FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS. BY ITS ACQUISITION HEREOF, EACH HOLDER OR BENEFICIAL OWNER OF AN INTEREST HEREIN (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER”, AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), AND HAS ACQUIRED THIS NOTE, OR SUCH INTEREST HEREIN, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) OR AN ENTITY, ALL OF THE EQUITY OWNERS OF WHICH ARE INSTITUTIONAL ACCREDITED INVESTORS (AN “INSTITUTIONAL ACCREDITED INVESTOR”), (C) IT IS NOT A U.S. PERSON, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) AND IS ACQUIRING THIS NOTE, OR SUCH INTEREST HEREIN, IN AN “OFFSHORE TRANSACTION” (AS DEFINED IN REGULATION S) IN COMPLIANCE WITH REGULATION S OR (D) IT HAS ACQUIRED THIS NOTE, OR SUCH INTEREST HEREIN, PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (“RULE 144”) OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND, IN EACH OF THE CASES (A) THROUGH (D) ABOVE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE IN THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE, OR AN INTEREST HEREIN, EXCEPT (A) TO EMERALD AVIATION FINANCE LIMITED (THE “ISSUER”), (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) IN AN “OFFSHORE TRANSACTION” (AS DEFINED IN REGULATION S) IN COMPLIANCE WITH RULE 904 OF REGULATION S OR (E) PURSUANT TO A TRANSACTION EXEMPT FROM REGISTRATION IN ACCORDANCE WITH RULE 144 (IF AVAILABLE) OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND, IN EACH OF THE CASES (A) THROUGH (E) ABOVE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE IN THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE, OR A BENEFICIAL INTEREST HEREIN, IS TRANSFERRED A

Exh.B-1

NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE TRANSFER NOTICE ATTACHED HERETO AND SUBMIT SUCH TRANSFER NOTICE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR THE PROPOSED TRANSFER IS PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144, OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE IS SUBJECT TO THE TRANSFER AND EXCHANGE PROVISIONS SET FORTH IN SECTION 2.13 OF THE INDENTURE.

IN ADDITION, PRIOR TO ANY TRANSFER OF THIS NOTE, THE TRUSTEE AND THE ISSUER MUST RECEIVE AN OPINION FROM THE TAX ADVISORS TO THE ISSUER IN IRELAND, TO THE EFFECT THAT NO ISSUER GROUP MEMBER (AS DEFINED IN THE INDENTURE) SHOULD SUFFER MATERIALLY ADVERSE IRISH TAXES AS A RESULT OF THE TRANSFER.

BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS AND AGREES THAT IT IS NOT AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY REQUIREMENTS OF TITLE I OF ERISA, A “PLAN” AS DESCRIBED IN SECTION 4975(E)(1) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” PURSUANT TO 29 C.F.R. SECTION 2510.3-101, SECTION 3(42) OF ERISA, OR OTHERWISE OR A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE.

THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS AND THE OTHER RESTRICTIONS CONTAINED IN THE INDENTURE.

Exh.B-2

EMERALD AVIATION FINANCE LIMITED

[UP TO]1 $[        ] CLASS E-[    ]2 FIXED RATE DEFERRABLE INTEREST ASSET

BACKED NOTES, SERIES [    ]

No.

$

CUSIP:

ISIN:

Common Code:

EMERALD AVIATION FINANCE LIMITED, an exempted company incorporated with limited liability in the Cayman Islands (herein referred to as the “Issuer”), for value received, hereby promises to pay to [                    ], or registered assigns, the principal sum of [SPELL AMOUNT] DOLLARS ($        ), on [DATE] (the “Final Maturity Date”) and to pay interest monthly in arrears on the Outstanding Principal Balance hereof, at the rate of [    ]% per annum from the date hereof until the Outstanding Principal Balance hereof is paid, payable on each Payment Date; provided, however, that the obligation of the Issuer to pay interest hereon is subject to the availability of Available Collections therefore after making payments entitled to priority under Section 3.09 of the Indenture. Interest at the Applicable Rate of Interest shall accrue on this Note from the Closing Date of this Note and shall be computed for each Interest Accrual Period on the basis of a 360-day year and one-twelfth of an annual interest payment on the Outstanding Principal Balance of such Notes and, in the case of the first Interest Accrual Period, on the basis of a 360-day year consisting of twelve 30-day months.

This Class E-[    ]1 Note is one of a duly authorized issue of Notes of the Issuer issued under the Trust Indenture dated as of October 16, 2013 (as amended or supplemented from time to time, the “Indenture”), among the Issuer, Wells Fargo Bank, N.A., as Cash Manager (the “Cash Manager”), as Operating Bank and as Trustee (the “Trustee”), and BNP Paribas, as Liquidity Facility Provider (the “Liquidity Facility Provider”). The Indenture provides for the issuance of any subclass of Class E-[    ]1 Notes (including additional Class E Notes), of any subclass of Class A Notes and of any subclass of Class B Notes. All capitalized terms used in this Class E-[    ]1 Note and not defined herein shall have the respective meanings assigned to such terms in the Indenture. Reference is made to the Indenture and all indentures supplemental thereto for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of Class E-[    ]1 Notes. This Note is subject to all of the terms of the Indenture.

The Outstanding Principal Balance of this Note may be repaid prior to the Final Maturity Date through application on the Payment Dates of the Available Collections to the principal hereof as provided in Section 3.09 of the Indenture (after making payments entitled to priority under Section 3.09 of the Indenture). This Note shall not be subject to redemption prior to the Final Maturity Date.

[1]	Add if additional Notes are to be issued for this subclass.
[2]	Insert applicable subclass designation.

Exh.B-3

Any amount of interest on this Note that is not paid when due shall, to the fullest extent permitted by applicable law, bear interest at an interest rate per annum equal to the Applicable Rate of Interest from the date when due until such amount is paid or duly provided for, payable on the next succeeding Payment Date, subject to the availability of the Available Collections therefor after making payments entitled to priority under Section 3.09 of the Indenture.

The indebtedness evidenced by the Class E-[    ]3 Notes is, to the extent and in the manner provided in the Indenture and the Security Trust Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Claims, and this Note is issued subject to the provisions thereof providing for such subordination. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee and the Security Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and the Security Trust Agreement and (c) appoints each of the Trustee and the Security Trustee its attorney-in-fact for such purpose. All payments or distributions upon or with respect to any Obligations, which include payment of principal and interest on this Note, that are received by the Holder of this Note contrary to the priority of payment provisions of the Indenture or in excess of the amounts to which the Holder of this Note is entitled under Section 3.09 of the Indenture, shall be received for the benefit of the Senior Claimant, shall be segregated from other funds and property held by the Holder of this Note and shall be forthwith paid over to the Security Trustee in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Claims in accordance with the terms of the Indenture.

The maturity of this Note is subject to acceleration upon the occurrence and during the continuance of the Events of Default specified in the Indenture. The Class E-[    ]4 Note Holders shall not be permitted to deliver a Default Notice or to exercise any remedy in respect of any such Event of Default until all interest and principal on the Senior Class of Notes has been paid in full.

This Note is and will be secured, on a subordinated basis as referred to above, by the Collateral pledged as security therefor as provided in the Security Trust Agreement.

Subject to and in accordance with the terms of the Indenture, there will be distributed with this Note monthly on each Payment Date commencing on [            ], 2013, to the Holder hereof, such Holder’s pro rata share (based on the aggregate percentage of the Outstanding Principal Balance of the Class E-[    ]5 Notes held by such Person) of the aggregate amount as may be distributable to all Holders of Class E-[    ]6 Notes on such Payment Date pursuant to Sections 3.09 and 3.10 of the Indenture.

[3]	Insert applicable subclass designation.
[4]	Insert applicable subclass designation.
[5]	Insert applicable subclass designation.
[6]	Insert applicable subclass designation.

Exh.B-4

All amounts payable in respect of this Note shall be payable in U.S. dollars in immediately available funds in the manner provided in the Indenture to the Holder hereof. Payments on a Payment Date with respect to (i) any Notes in the form of Global Notes shall be made by wire transfer to or as instructed by the Depositary at least five Business Days before the applicable Payment Date so long as it is the Holder thereof and (ii) Notes in the form of Definitive Notes shall be made by check mailed to each Holder of a Definitive Note determined on the applicable Record Date, at its address appearing in the applicable Register; alternatively, Holders of Definitive Notes having an aggregate principal amount of not less than $1,000,000, upon application in writing to the Trustee, not later than the applicable Record Date, may have such payment made by wire transfer to an account designated by such Holder at a financial institution in New York, New York. The final payment with respect to this Note, however, shall be made only upon presentation and surrender of this Note by the Holder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice of such final payment given by the Trustee or Paying Agent. The Trustee or Paying Agent shall mail such notice of the final payment of this Note to the Holder thereof, specifying the date and amount of such final payment, no later than five Business Days prior to such final payment [and such notice shall also be published by such publication as the Irish Stock Exchange may require].

The Class E-[    ]7 Notes are issuable only in registered form without interest coupons. No transfer of this Note shall be effective until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register; provided that, in no event may any Note be transferred in any transaction that is required to be registered under the Securities Act. When this Note is presented to the Registrar with a request to register the transfer or to exchange it for an equal principal amount of Class E-[    ]8 Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Note is duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). No service charge shall be made for any registration of transfer or exchange of this Note, but the party requesting such new Note or Notes may be required to pay a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Prior to the registration of transfer of this Note, the Issuer and the Trustee may deem and treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the absolute owner and Holder hereof for the purpose of receiving payment of all amounts payable with respect to this Note and for all other purposes, and neither the Issuer nor the Trustee shall be affected by notice to the contrary.

[7]	Insert applicable subclass designation.
[8]	Insert applicable subclass designation.

Exh.B-5

The Indenture permits the amendment or modification of the Indenture and the Class E-[    ] Notes by the Issuer with the consent of the Holders of a majority of the Outstanding Principal Balance of the Notes on the date of any vote of such Holders (voting as a single class) and the Liquidity Facility Provider, the Issuer, when authorized by a Board Resolution and after prior written notification to the Rating Agencies; provided that, (A) any amendment (i) may modify Sections 5.02(g) and (i) and 5.03 of the Indenture without the consent of the Liquidity Facility Provider unless such amendment is with respect to a provision which includes the Liquidity Facility Provider’s right of consent or approval thereunder and (ii) may not modify Section 5.02(g) of the Indenture without the consent of (x) the Holders of a majority of the Outstanding Principal Balance of the Class B-1 Notes if the Adjusted LTV Ratio is equal to or less than 90% (provided that, the consent of the Holders of the Class B-1 Notes will be deemed to have been given, if the Holders of the Class B-1 Notes do not respond within seven (7) Business Days of receipt by such Holders from the Issuer of a request for such amendment) and (y) the Holders of a majority of the Outstanding Principal Balance of the Senior Class if the Adjusted LTV Ratio is greater than 90% (provided that the consent of the holders of the Senior Class of Notes will be deemed to have been given if the Holders of the Senior Class of Notes do not respond within seven (7) Business Days of receipt by such Holders from the Issuer of a request for such amendment); and provided further that (B) without the consent of each provider of an Eligible Credit Facility and each Holder of any Notes in each instance affected thereby and a Rating Agency Confirmation, no such amendment may, except as otherwise provided in the Indenture, (i) modify the provisions of the Indenture or the Notes setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of, any interest, principal, Step-Up Amount or Redemption Price, payable in respect of any subclass of Notes, (ii) reduce the percentage of the aggregate Outstanding Principal Balance of any subclass of Notes required to approve any amendment or waiver of Section 9.01 of the Indenture or (iii) except as otherwise provided in Section 3.10 of the Indenture, alter the manner or priority of payment of such subclass of Notes (each such amendment referred to in subsections (A) and (B), a “Basic Terms Modification”). The Indenture permits the Trustee to agree with the Issuer, without the consent of any Holder or any provider of an Eligible Credit Facility (but in the case of clauses (b) and (c) below, with the consent of the Liquidity Facility Provider), (a) to any modification (other than a Basic Terms Modification) of, or the waiver or authorization of any breach or prospective breach of, any provision of any Related Document or of the relevant subclass of Notes to correct a manifest error or an error which is of a formal, minor or technical nature, (b) to modify the provisions of the Indenture or the Cash Management Agreement relating to the timing of movement of Rental Payments or other monies received or Expenses Incurred among the Accounts by the Cash Manager, (c) to add or replace any Eligible Credit Facility, (d) to any amendment, supplement or modification (other than a Basic Terms Modification) of any Related Document necessary or advisable to facilitate the issuance of Refinancing Notes and/or Additional Notes and related acquisition of Additional Aircraft (subject to receipt of any Rating Agency Confirmation that may be required in connection with an issuance of such Refinancing Notes and/or Additional Notes and to satisfaction of the other conditions to the issuance of Refinancing Notes and/or Additional Notes in the Indenture), (e) in the case of any Related Document other than the Indenture, the Notes or the Security Trust Agreement, as provided in Section 5.02(a) of the Indenture or (f) to comply with the requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. The Rating Agencies and any paying agent shall be given prior notice of any such modification, and such modification shall be notified to the Holders as soon as practicable thereafter and shall be binding on all the Holders.

Exh.B-6

The subordination provisions contained in Section 3.09, Section 3.10 and Article X of the Indenture may not be amended or modified without the consent of each provider of an Eligible Credit Facility, each Holder of the subclass of the Notes affected thereby and each Holder of any subclass of Notes ranking senior thereto and the receipt of a Rating Agency Confirmation. In no event shall the provisions set forth in Section 3.09 of the Indenture (relating to the priority of the Expenses, Senior Hedge Payments and payments under all Eligible Credit Facilities) or Article X of the Indenture be amended or modified.

The Indenture contains provisions permitting the Controlling Party or, if the Controlling Party is the Senior Trustee, the Holders of a majority of the Outstanding Principal Balance of the Senior Class, on behalf of the Holders of all of the Class E-[    ]9 Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain existing defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon all present and future Holders of this Note and of any Class E-[    ]10 Note issued upon the registration of transfer of, in exchange or in lieu of, or upon the refinancing of this Note, whether or not notation of such consent or waiver is made upon this Note.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Class E-[    ]11 Notes under the Indenture.

The Class E-[    ]12 Notes are issuable in registered form in denominations as provided in, and in the manner provided in, the Indenture, subject to certain limitations therein set forth.

Notwithstanding any provision of this Note or the Indenture to the contrary, each Holder of this Note, hereby agrees that all amounts payable by the Issuer in respect of the obligations hereunder shall be recoverable only from and to the extent of (i) amounts on deposit in the Accounts, (ii) any other Collateral of the Issuer and the Issuer Subsidiaries, as the case may be, and any proceeds thereof; and (iii) in the case of any payments by way of indemnity to be made by the Issuer pursuant to any Related Document, to any liability insurance proceeds payable in respect of such indemnity obligation on the part of the Issuer; provided that recourse by any such party shall be made first to the relevant insurance in relation thereto, and provided further that any such liability insurance proceeds shall be held in trust for the Person entitled to the relevant indemnity by the recipient thereof, and in consequence each Holder of this Note hereby agrees (A) that it shall look solely to the foregoing property for payment of all amounts payable

[9]	Insert applicable subclass designation.
[10]	Insert applicable subclass designation.
[11]	Insert applicable subclass designation.
[12]	Insert applicable subclass designation.

Exh.B-7

by the Issuer in respect of the obligations hereunder or under any other Related Document, and to the extent the proceeds derived from the enforcement of its rights hereunder are insufficient to discharge in full the claims of such party, then the claims of such party in respect of any outstanding amounts shall be extinguished and shall not revive, and that further the Issuer shall not be otherwise personally liable therefor and (B) that it shall not petition for the bankruptcy, insolvency, winding up, liquidation, reorganization, examinership, amalgamation or dissolution of the Issuer; provided that if any such proceeding is commenced by any other Person, the Trustee shall be entitled to join, claim or prove in such proceeding; provided, however, that the foregoing provisions shall not limit or restrict in any way the personal liability of the Issuer for the discharge or its nonmonetary obligations in relation to its covenants, undertakings, representations and warranties (or any monetary obligations arising from any breach thereof) under any Related Document.

THIS NOTE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Exh.B-8

IN WITNESS WHEREOF, the Issuer has caused this Class E-[    ]13 Note to be signed manually or by facsimile by its Responsible Officer.

Date:	EMERALD AVIATION FINANCE LIMITED

By:
Name:
Title:

[13]	Insert applicable subclass designation.

Exh.B-9

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class E-[    ]14 Notes designated by and referred to in the within-mentioned Indenture.

Date:	WELLS FARGO BANK, N.A., not in its individual capacity but solely as the Trustee

By:

Authorized Signatory

[14]	Insert applicable subclass designation.

Exh.B-10

[FORM OF] TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                      attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

Date:

Signature of Transferor

NOTE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

Date:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion	Signature of Signature Guarantee

program or other signature guarantor program

reasonably acceptable to the Trustee

The undersigned covenants and agrees that it will treat this Note as indebtedness for all purposes and will not take any action contrary to such characterization, including, without limitation, filing any tax returns or financial statements inconsistent therewith.

Date:

Signature of Transferee

NOTICE: To be executed by an executive officer

Exh.B-11

In connection with any transfer of this Note occurring prior to the date which is the end of the period referred to in Rule 144(d) under the Securities Act of 1933 (the “Security Act”), the undersigned confirms that this Note is being transferred:

{Check One}

☐	(a)	in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

☐	(b)	in compliance with the exemption from registration under the Securities Act provided by Rule 904 of Regulation S thereunder.

☐	(c)	to an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D that, prior to the transfer of this Note, (1) signs a letter substantially in the form of Exhibit I to the Indenture, and (2) provides an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act.

or

☐	(d)	other than in accordance with (a), (b) or (c) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.13 of the Indenture shall have been satisfied.

Date:

Signature of Transferor

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Exh.B-12

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

Signature of Transferee

NOTICE: To be executed by an executive officer

Exh.B-13

EXHIBIT C

CONCENTRATION LIMITS

Lessee Concentration Limits	Number of Aircraft in Portfolio(1)

Single Lessee	25.0%

Top Three Lessees	45.0%

Country Concentration Limits	Number of Aircraft in Portfolio(1)

Single Country Rated BBB (or the equivalent) or higher(2)	35.0%

All Other Single Countries	20.0%

Exh.C-1

Region Concentration Limits(3)	Number of Aircraft in Portfolio(1)

Developed Market Region (Europe)	50.0%

Developed Market Region (North America)	50.0%

Developed Market Region (Asia/Pacific)	35.0%

Emerging Market Region (CIS and Europe)	40.0%

Emerging Market Region (Africa and Middle East)	40.0%

Emerging Market Region (South/Central America)	35.0%

Emerging Market Region (Asia/Pacific)	55.0%

Undesignated	15.0%

(1)	This percentage is obtained by dividing the most recent Adjusted Base Value of all Aircraft leased or to be leased to Lessees habitually based in the applicable country by the most recent Adjusted Portfolio Value.
(2)	The designation of Regions is set forth below.
(3)	Based on the sovereign foreign currency debt rating assigned by Standard & Poor’s to the country in which a Lessee is habitually based or domiciled at the time the relevant Lease is executed. If KBRA assigns a sovereign foreign currency debt rating to any country in which a Lessee is habitually based or domiciled, it shall be the lower of the two ratings.

The Concentration Limits for the Initial Aircraft will be determined based on the Leases to which such Initial Aircraft are subject to, regardless of the time or order of acquisition prior to the Delivery Expiry Date for an Initial Aircraft. Without limiting Section 5.03 of the Indenture, any failure to meet the Concentration Limits arising solely by reason of the non-acquisition of an Initial Aircraft will be deemed not to result in a Concentration Default.

Exh.C-2

Region	Country

Developed Markets

Europe:	European Union (excluding countries listed below in Emerging Markets – CIS and Europe), Iceland, Norway, Switzerland, Turkey

North America:	Canada, United States

Asia / Pacific:	Australia, Hong Kong, Japan, New Zealand, Singapore

Emerging Markets

CIS and Europe:	Bulgaria, Croatia, Cyprus, Czech Republic, Estonia, Hungary, Latvia, Lithuania, Malta, Poland, Romania, Russia, Slovakia, Slovenia

Africa and Middle East	Bahrain, Egypt, Ethiopia, Jordan, Kenya, Kuwait, Morocco, Qatar, Saudi Arabia, South Africa, United Arab Emirates

South / Central America	Argentina, Brazil, Chile, Colombia, Costa Rica, El Salvador, Guatemala, Mexico, Panama, Peru

Asia / Pacific:	Brunei, China, India, Indonesia, Malaysia, Pakistan, Philippines, South Korea, Sri Lanka, Taiwan, Thailand, Vietnam

Undesignated	Any other country not listed in any other category

Prohibited	Cuba, Iran, Burma/Myanmar, North Korea and Syria

Exh.C-3

Repossession Guidelines

Countries with respect to which Repossession Insurance must be procured:

Angola	Comoros	Niger

Belarus	Congo

Benin	Kiribati

Bhutan	Mongolia

Exh.C-4

EXHIBIT D

INSURANCE PROVISIONS

Model	Minimum Limit

737/A319/A320	$500 million, subject to further reduction in accordance with the Servicer’s customary practices for its owned aircraft if stored or otherwise grounded

A330	$600 million, subject to further reduction in accordance with the Servicer’s customary practices for its owned aircraft if stored or otherwise grounded

E190	$400 million, subject to further reduction in accordance with the Servicer’s customary practices for its owned aircraft if stored or otherwise grounded

Exh.D-1

EXHIBIT E

FORM OF MONTHLY REPORT TO EACH NOTEHOLDER

(i)	With respect to each Payment Date, (A) the balances on deposit on the Determination Date immediately preceding the prior Payment Date, (B) the aggregate amounts of deposits and withdrawals between such Determination Date and the Determination Date immediately preceding the Payment Date and (C) the balances on deposit in the Expense Account, Collections Account, any Cash Collateral Account, any Aircraft Purchase Account, Aircraft Disposition Account, Security Deposit Account, any Lessee-Funded Account, Liquidity Facility Reserve Account, Maintenance Reserve Account, VAT Account and any other Account established under the Indenture on the Determination Date immediately preceding such Payment Date.

(ii)	Analysis of Expense Account activity balance on the preceding Determination Date:

(a)	Balance on preceding Determination Date;

(b)	Net transfer to the Expense Account during the period between the prior Determination Date and the relevant Determination Date;

(c)	Interest income;

(d)	Payments during period between prior Determination Date and the relevant Determination Date:

•	Servicer & Administrative Agent Fees

•	Technical & releasing costs

•	Maintenance payments

•	Deposits refunds

•	Refinancing Expenses

•	Other

(e)	Balance on the relevant Determination Date.

(iii)	Analysis of Maintenance Reserve Account activity balance on the preceding Determination Date:

(a)	Balance on preceding Determination Date;

(b)	Net transfer to the Maintenance Reserve Account during the period between the prior Determination Date and the relevant Determination Date;

(c)	Interest income;

(d)	Payments during period between prior Determination Date and the relevant Determination Date; and

(e)	Balance on the relevant Determination Date.

(iv)	Analysis of each Aircraft Purchase Account activity balance on the preceding Determination Date:

(a)	Balance on preceding Determination Date;

Exh.E-1

(b)	Net transfer to any Aircraft Purchase Account during the period between the prior Determination Date and the relevant Determination Date;

(c)	Interest income;

(d)	Payments from any Aircraft Purchase Account during period between prior Determination Date and the relevant Determination Date;

(e)	Balance on the relevant Determination Date; and

(f)	The Hold-Back Amount then held (if any).

(v)	Analysis of Aircraft Disposition Account activity balance on the preceding Determination Date:

(a)	Balance on preceding Determination Date;

(b)	Net transfer to the Aircraft Disposition Account during the period between the prior Determination Date and the relevant Determination Date;

(c)	Interest income;

(d)	Payments from the Aircraft Disposition Account during period between prior Determination Date and the relevant Determination Date; and

(e)	Balance on the relevant Determination Date.

(vi)	Analysis of activity in the Collections Account since preceding Determination Date

(a)	Balance in Collections Account on preceding Determination Date;

(b)	Collections during the period between the prior Determination Date and the relevant Determination Date;

(c)	Net transfers between the Expense Account and the Collections Account;

(d)	Net transfers between the Security Deposit Account and the Collections Account;

(e)	Net transfers between the Maintenance Reserve Account and the Collections Account;

(f)	Net transfers between the Liquidity Facility Reserve Account and the Collections Account and drawings under any Eligible Credit Facility;

(g)	Net transfers between the Aircraft Purchase Account and the Collections Account;

(h)	Net transfers between the Aircraft Disposition Account and the Collections Account;

(i)	Transfers of Segregated Funds since prior Payment Date;

(j)	Total disbursements to Note Accounts on prior Payment Date;

(k)	Hedge Payments paid and/or received since the preceding Payment Date including Hedge Termination Payments;

(l)	Net transfers pursuant to Section 3.08 of the Agreement; and

(m)	Available Collections.

Exh.E-2

(vii)	Analysis of current Payment Date distributions

(a)	Balance in Collection Account available for distribution

•	Required Expense Amount;

•	Required Expense Reserves Less Expense Account balance after payment of all Expenses on upcoming Payment Date

•	Transfer to Expense Account of Required Expense Deposit, if any, from Collection Account

•	Interest Amount on the Class A Notes;

•	Senior Hedge Payments;

•	Interest Amount on the Class B Notes;

•	Liquidity Provider fee;

•	Amount to replenish Liquidity Reserve Account up to Required Amount and repayments of drawings under any Eligible Credit Facilities;

•	Required Maintenance Reserve Amount and any Additional Maintenance Reserve Amount;

•	Scheduled Principal Payment Amount with respect to each subclass of the Class A Notes;

•	Scheduled Principal Payment Amount with respect to each subclass of the Class B Notes;

•	Any amounts to the DSCR Cash Trap Account;

•	Outstanding Principal Balance with respect to each subclass of the Class A Notes;

•	Outstanding Principal Balance with respect to each subclass of the Class B Notes;

•	Advances to the Servicer and Excess Indemnification Amounts;

•	Subordinated Hedge Payments;

•	Step-Up Amount with respect to each subclass of the Class A Notes, if any;

•	Step-Up Amount with respect to each subclass of the Class B Notes, if any;

•	Servicer Incentive Fee Interest;

•	Servicer Incentive Fee;

•	Special Indemnity Payments; and

•	Remaining amount.

(b)	Total payments with respect to the current Payment Date

(viii)	Payments on the Notes by class

(a)	Fixed Rate Notes (by class and, if applicable, subclass)

•	Applicable Interest Amount;

•	Accrued and unpaid interest in prior periods;

•	Accrued and unpaid interest in this period;

Exh.E-3

•	Interest Amount payable;

•	Opening Outstanding Principal Balance;

•	Scheduled Principal Payment Amount;

•	Redemption Premium;

•	Disposition Premium;

•	Step-Up Amount; and

•	Closing Outstanding Principal Balance (and in the case of Class B Notes, the amount of any unpaid interest added to the principal amount thereof).

(b)	Payments per $[1,000] initial Outstanding Principal Balance of Notes (by subclass):

•	Opening Outstanding Principal Balance;

•	Total Principal Payments;

•	Closing Outstanding Principal Balance (and in the case of Class B Notes, the amount of any unpaid interest added to the principal amount thereof);

•	Total Interest;

•	Total Step-Up Amount;

•	Total Redemption Premium;

•	Total Disposition Premium.

Exh.E-4

EXHIBIT F

FORM OF CERTIFICATE OF TRANSFER OR EXCHANGE

            ,

[                    ]

[                    ]

[                    ]

[                    ]

[                    ]

Emerald Aviation Finance Limited

c/o Avolon Aerospace Leasing Limited

The Oval, Building 1

Shelbourne Road

Ballsbridge, Dublin 4

Ireland

Attention:        Chief Operations Officer

Re: Emerald Aviation Finance Limited (the “Issuer”)

Ladies and Gentlemen:

Reference is hereby made to the Trust Indenture, dated as of October 16, 2013 (as amended or supplemented from time to time, the “Indenture”) among the Issuer, Wells Fargo Bank, N.A., as Cash Manager, as Operating Bank and as Trustee (the “Trustee”) and BNP Paribas, as Liquidity Facility Provider. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[                     (the “Transferor”) is the owner of a beneficial interest in and proposes to transfer U.S.$             principal amount of a Rule 144A Global Note, to                      (the “Transferee”) who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Note (the “Transfer”). Pursuant to Section 2.13(c) of the Indenture, and in connection with the Transfer, the Transferor hereby certifies that:]

OR

Exh.F-1

[                     (the “Transferor”) is the owner of a beneficial interest in and proposes to transfer U.S.$         principal amount of a Regulation S Global Note, to                      (the “Transferee”) who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Note (the “Transfer”). Pursuant to Section 2.13(c) of the Indenture, and in connection with the Transfer, the Transferor hereby certifies that:]

OR

[                     (the “Transferor”) owns and proposes to transfer all or a portion of its Class [A-1][B-1] Notes that are Definitive Notes to                      (the “Transferee”), who wishes to take delivery of such Class [A-1][B-1] Notes in the form of interests in one or more [Class [A-1][B-1] Rule 144A Global Notes][Class [A-1][B-1] Regulation S Global Notes] (the “Transfer”). Pursuant to Section 2.13(c) of the Indenture, and in connection with the Transfer, the Transferor hereby certifies that:]

OR

[                     (the “Holder”) is the owner of a beneficial interest in and proposes to exchange in whole U.S.$         principal amount of a Rule 144A Global Note for a corresponding U.S.$         principal amount Regulation S Global Note (the “Exchange”). Pursuant to Section 2.13(c) of the Indenture, and in connection with the Exchange, the Holder hereby certifies that:]

OR

[                     (the “Holder”) is the owner of a beneficial interest in and proposes to exchange in whole U.S.$         principal amount of a Regulation S Global Note for a corresponding U.S.$         principal amount Rule 144A Global Note (the “Exchange”). Pursuant to Section 2.13(c) of the Indenture, and in connection with the Exchange, the Holder hereby certifies that:]

OR

[                     (the “Holder”) owns and proposes to exchange in whole U.S.$         principal amount of its Class [A-1][B-1] Notes that are Definitive Notes for a corresponding U.S.$         principal amount of [Class [A-1][B-1] Rule 144A Global Notes][Class [A-1][B-1] Regulation S Global Notes] (the “Exchange”). Pursuant to Section 2.13(c) of the Indenture, and in connection with the Exchange, the Holder hereby certifies that:]

[CHECK ALL THAT APPLY]

1. ☐ Check if [Transferee] will take delivery of a book-entry interest corresponding to a 144A Global Note pursuant to Rule 144A. The [Transfer] is being effected pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the [Transferor] hereby

Exh.F-2

further certifies that the book-entry interest is being transferred to a Person that the [Transferor] reasonably believes is purchasing the book-entry interest for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such [Transfer] is in compliance with any applicable securities laws of any state of the United States or the securities laws of any other relevant jurisdiction. Upon consummation of the proposed [Transfer] in accordance with the terms of the Indenture, the transferred book-entry interest will be subject to the restrictions on [Transfer] enumerated in the legend printed on the 144A Global Note and in the Indenture and the Securities Act.1

2. ☐ Check if [Transferee] will take delivery of a book-entry interest in the Regulation S Global Note pursuant to Regulation S. The [Transfer] is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the [Transferor] hereby further certifies that (i) the [Transfer] is not being made to a Person in the United States and (x) at the time the buy order was originated, the [Transferee] was outside the United States or such [Transferor] and any Person acting on its behalf reasonably believed and believes that the [Transferee] was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such [Transferor] nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the [Transfer] is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the [Transfer] in accordance with the terms of the Indenture, until the expiration of the Restricted Period, the transferred book-entry interest will be subject to the restrictions on [Transfer] enumerated in the legend printed on the Regulation S Global Note and in the Indenture and the Securities Act.

Each of you is entitled to rely upon this letter and is irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

By:

Authorized Signatory

[1]	In relation to an exchange pursuant to Sections 2.13(c)(i) of the Indenture, replace the words “Transferee” and “Transferor” in this paragraph and the following paragraph with the word “Holder” and replace the word “Transfer” in this paragraph and the following paragraph with the word “Exchange”.

Exh.F-3

EXHIBIT G

CORE LEASE PROVISIONS

1. Representations and Warranties, etc.

representations and warranties or a legal opinion or such other comfort acceptable to the lessor as to, without limitation, the due execution of such lease by the related lessee and the validity of such lessee’s obligations thereunder, due authorization of such lease and procurement of relevant licenses and permits in connection therewith;

2. Subleasing

permission to sublease only if the primary lessee thereunder remains obligated to make payments on such primary lease, except with respect to the specific classes of sublessees and under the specific conditions provided in such lease;

3. Permitted Encumbrances

provisions requiring the lessee not to create any Encumbrances in respect of the aircraft or the related engines, except for exceptions thereto consistent with the reasonable commercial practices of leading international aircraft operating lessors, including Encumbrances not affecting the use or operation of the aircraft arising in the ordinary course of the lessee’s business;

4. No Right to Sell

the lease shall not permit a lessee to sell any aircraft except, with respect to an aircraft the subject of a Purchase Option, pursuant to an agreement entered into by such lessee prior to the exercise of such Purchase Option to sell or otherwise transfer ownership of such aircraft upon the exercise of such Purchase Option;

5. Events of Loss

provisions stipulating that the leasing of the aircraft will terminate following the Agreed Value Payment in the event of a Total Loss of the relevant aircraft;

6. Return of Aircraft

provisions for redelivery of the relevant aircraft, including, if applicable, replacement engines and parts, on expiry or termination of the lease (other than any expiration or termination coincident with the purchase of the relevant aircraft pursuant to exercise of a Purchase Option by the relevant lessee or in cases in which such lease provides for retention of the relevant Aircraft by the lessee or for delivery to a third party), specifying the required return condition and any obligation upon the lessee to remedy or compensate the lessor, directly or indirectly, for any material deviations from such return condition, in each case

Exh.G-1

considering the other terms of the relevant lease and to the extent consistent with the reasonable commercial practices of leading international aircraft operating lessors;

7. Termination Events

provisions setting forth the conditions under which the lessor may terminate a lease and repossess the relevant aircraft, at any time after the expiration of any agreed grace period or remedy period, in each case consistent with the reasonable commercial practices of leading international aircraft operating lessors;

8. Assignment

provisions prohibiting the assignment by the Lessee of any benefits or obligations under the lease to any Person, subject to exceptions consistent with the reasonable commercial practices;

9. Disclaimer of Conditions or Warranty

provisions acknowledging that when the Lessee gives formal notice of acceptance of the relevant aircraft, it takes delivery of such aircraft with no condition, warranty or representation of any kind having been given by or on behalf of the lessor in respect of such aircraft, except as to matters expressly set forth in the lease;

10. Net Lease

provisions stating the Lessee’s obligation to make rental payments is absolute and unconditional under any and all circumstances and regardless of other events or similar provisions, subject to exceptions consistent with the reasonable commercial practices of leading international aircraft operating lessors;

11. Ownership

provisions protecting the aircraft owner’s ownership interest, consistent with the reasonable commercial practices of leading international aircraft operating lessors.

Exh.G-2

EXHIBIT H

HEDGING POLICY

EMERALD AVIATION FINANCE LIMITED

(THE “COMPANY”)

IT IS HEREBY CERTIFIED THAT SET OUT BELOW IS THE HEDGING POLICY (THE “HEDGING POLICY”) AS AT [            ], 2013 ADOPTED BY THE DIRECTORS OF THE COMPANY PURSUANT TO RESOLUTIONS OF THE DIRECTORS.

Capitalized terms used in this Hedging Policy but not defined herein have the meanings given to those terms in the Trust Indenture, dated as of October 16, 2013 (the “Indenture”), among the Company, as Issuer, Wells Fargo Bank, N.A., as Cash Manager, Operating Bank and Trustee, and BNP Paribas, as Liquidity Provider.

(1)	Hedging Objectives (the “Hedging Objectives”)

The Hedging Objectives are as follows:

(a)	the overriding objective will be to adopt a risk averse position in order to ensure as far as possible that the Company was not exposed to changes in interest or foreign exchange rates;

(b)	subject to any structural constraints, a second objective will be to minimize the cost of the hedging strategy and the ongoing management complexity; and

(c)	the third objective will be to minimize operational risk through appropriate systems and procedures.

(2)	Given the Class [A-1][B-1] Note interest is fixed rate, there will be no requirement to enter into interest rate hedge agreements.

(3)	So long as any principal of, or interest on, the Class [A-1][B-1] Notes is outstanding, the Company will be obligated to enter into currency hedges with respect to all of the Rental Payments under the Non-U.S. Dollar Leases for the entire term of such Non-U.S. Dollar Leases.

(4)	Initial hedges: There will be no hedges in place on the Initial Closing Date.

By:

Name:

Title:	Director of Emerald Aviation Finance Limited

Exh.H-1